SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
                                (Amendment No. )

         Filed by the Company [X]

         Filed by a Party other than the Company [ ]

         Check the appropriate box:

         [X]      Preliminary Proxy Statement

         [ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [ ]    Definitive Proxy Statement

         [ ]    Definitive Additional Materials

         [ ]       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Shop At Home, Inc.


        (Name of Company as Specified In Its Charter)

C. Michael Norton, Bone McAllester Norton PLLC, SunTrust Center, 424 Church Street, Suite 900 Nashville, Tennessee 37219


Name of Person(s) Filing Proxy Statement, if other than the Company)

         Payment of Filing Fee (Check the appropriate box):

         [  ]     No fee required.

         [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

              Common Stock of SAH Holdings, Inc., a subsidiary of the Registrant
              ------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

              800 shares of Common Stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              $49,500,000, which is the cash purchase price of stock per the Share Purchase Agreement
              --------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

              $49,500,000

(5)  Total fee paid:

              $9,900.00

         [ ] Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)     Amount Previously Paid:

              (2)     Form, Schedule or Registration Statement No.:

              (3)     Filing Party:

              (4)          Date Filed:



                               SHOP AT HOME, INC.
                           5388 Hickory Hollow Parkway
                           Nashville, Tennessee 37013


                    Notice of Special Meeting of Shareholders
                         to be held on October 16, 2002


         Notice is hereby given that a special meeting (the "Meeting") of shareholders of Shop At Home, Inc. (the "Company" or "we"), will be held at the offices of the Company, located at 5388 Hickory Hollow Parkway, Nashville, Tennessee, 37013, on October 16, 2002, at 10:00 a.m. Central Standard Time, for the following purposes:

         (1) To consider and to vote upon the approval of an indirect sale to a subsidiary of The E.W. Scripps Company of a 70% interest in the operating assets and liabilities and business operations of the Company's television and Internet home shopping network;

         (2) To consider and to vote upon the approval of an amendment to the charter of the Company changing the name of the Company to "Premier Media, Inc.," or if the new name becomes unavailable or is unacceptable to the applicable regulators having jurisdiction over the affairs of the Company, to any other name that is approved by the Board of Directors in its sole discretion.

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Meeting is contained in the Proxy Statement accompanying this Notice. The Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Meeting or any adjournment or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Meeting.

         The Board of Directors has fixed the close of business on September 9, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

                                              By Order of the Board of Directors

                                              George J. Phillips, Secretary
Nashville, Tennessee
September 11, 2002

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET OF THE SALE OF ASSETS.....................................1
                  Corporate Structure Immediately Prior to the Closing.......3
Corporate Structure Immediately Following the Closing........................3

INFORMATION CONCERNING THE SOLICITATION......................................3

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION..................5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............6

PROPOSAL ONE: SALE OF ASSETS.................................................7
                  General....................................................7
                  Background of the Sale of Assets...........................7
                  Reasons for the Sale of Assets.............................10
                  Opinion of the Financial Adviser to the Company's Board....11
                  Summary of the Agreements..................................13
                  Federal Income Tax Consequences............................19
                  Required Regulatory Approval...............................20
                  Interest of Certain Persons................................20
                  Board Recommendation.......................................23
                  Vote Required..............................................23
                  Dissenters Rights..........................................23

PROPOSAL TWO: CHARTER AMENDMENT .............................................23
                  Reason for the Proposal and Effect if Adopted by
                        the Shareholders.....................................24
                  Text of the Charter Amendment and Board's Authority to
                        Designate Another Name...............................24
                  Vote Required..............................................24

PROPOSAL THREE:  OTHER BUSINESS..............................................24

CERTAIN INFORMATION CONCERNING OUR COMPANY ..................................24
                  Company Overview...........................................24
                  Industry Background........................................25
                  Recent Developments........................................25
                  Distribution of Programming................................26
                  Programming Origination....................................26
                  Owned and Operated Stations................................26
                  Affiliates.................................................27
                  Products and Customers.....................................27
                  Competition................................................28
                  Employees..................................................29
                  Information Technology.....................................29
                  Broadcasting Technology....................................29
                  Properties.................................................29
                  Legal Proceedings..........................................30
                  Operation of the Company Following the Sale of Assets......30
                  Incorporation by Reference.................................31

ABOUT SCRIPPS AND SCRIPPS NETWORKS...........................................31

RISK FACTORS      ...........................................................31
                  Risks Relating to Company if the Sale of Assets
                        is Not Consummated...................................31
                  Risks Relating to the Sale of Assets.......................31

SELECTED FINANCIAL DATA......................................................34

OTHER INFORMATION 36
         Cost of Solicitation of Proxies.....................................36
         Shareholder Proposals...............................................36
         Where You Can Find More Information.................................36

GLOSSARY ....................................................................36

Appendix A Share Purchase Agreement
Appendix B Fairness Opinion

                               SHOP AT HOME, INC.
                           5388 Hickory Hollow Parkway
                           Nashville, Tennessee 37013
                                 (615) 263-8000


                                 PROXY STATEMENT
                                       For
                         SPECIAL MEETING OF SHAREHOLDERS


                    SUMMARY TERM SHEET OF THE SALE OF ASSETS

        The following summary briefly describes the material terms of the proposed sale of a substantial portion of the assets and business of the Company to The E.W. Scripps Company ("Scripps"). This summary does not contain all the information that may be important for you to consider when evaluating the proposed transaction. We encourage you to read this Proxy Statement and the appendices attached to it before voting. We have included a Glossary at the end of this Proxy Statement which contains definitions of some of the principal terms we use herein. We have included cross references to direct you to a more complete description of the topics described in this summary.

     Shop At Home, Inc., located in Nashville, Tennessee, owns and operates five full-power television stations, located in the San Francisco, Cleveland, Boston, Raleigh, and Bridgeport, Connecticut markets, and operates a television home shopping network (the "Network").

     Our Board of Directors has unanimously approved the proposal for us to indirectly sell and transfer a 70% interest in our Network to Scripps. The Board believes this sale (the "Sale of Assets") is in our best interest and is fair to our shareholders due to, among other reasons more fully described in this Proxy Statement, the reduction of leverage and the improvement of liquidity, unlocking the value of the broadcast stations, alternative financing proposals being expensive and dilutive and our need to bring additional funds into the Network in order to promote its further growth and development. While our Board has explored a number of other alternatives to maximize the value of the Network, no other party has presented an offer move favorable than the proposal made by Scripps. See "Background of the Sale of Assets" herein.

     If the Sale of Assets is closed, we will receive a purchase price of $49.5 million for the 70% interest in the Network, plus the right to receive $3.0 million in cash from Network operations immediately prior to the closing. See "Summary of Agreements" herein for further information regarding this and the following points.

     In order to accomplish the Sale of Assets, Scripps, through its wholly owned subsidiary, Scripps Networks, Inc. ("Scripps Networks"), will indirectly purchase a 70% interest in our subsidiary which owns and operates the Network (the "Operating Company"). Certain of our assets and liabilities will not be included in the Sale of Assets, and we will retain such assets and liabilities. Among other things, these retained assets and liabilities include the following:

     -the 30% interest in the Network
     -the Company's five television broadcast stations
     -wireless spectrum rights with respect to certain of our current and previously owned television licenses -liability for our $75 million Senior Secured Notes and our $17.5 million senior credit facility -pending litigation and certain contractual obligations -our net operating loss carry forward

     From two years to five years after the closing, we can require Scripps to buy the remaining 30% of the Network for fair market value, and after five years Scripps can require us to sell the 30% interest for fair market value. Scripps can call our 30% interest if there is a change of control of the Company, we become insolvent or we breach certain other agreements we will have with Scripps.

     The Operating Company will be governed by a five-member board, two members of which will be designated by us and three members of which will be designated by Scripps, and with almost all decisions requiring only a majority vote.

     If the Sale of Assets is closed, Scripps has agreed to fund the Operating Company with a $35 million loan, as needed, with interest at 6%. An initial advance of up to $3.0 million is intended to be made at the closing. If additional funds are required to operate the Operating Company, Scripps will be able to decide whether such additional funds will be by loan, by additional equity investments by the owners, or an investment by a third party. If Scripps elects to provide such funds by equity investment, we will have a period of six months in which to fund our 30% portion of the required equity investment. If we elect not to provide such funds or we are unable to do so, Scripps will be permitted to dilute our ownership interest in the Network.

     In addition to the payment of the purchase price for the 70% interest in the Network, if the Sale of Assets is closed, Scripps has agreed to loan us $47.5 million (the "Loan"). We will pay interest quarterly on the Loan at the annual rate of 6% and we will be required to repay the Loan in full to Scripps at the end of three years. The Loan will be secured by liens on our 30% retained interest in the Network, as well as by our television stations in San Francisco, Boston and Cleveland.

     We will use the proceeds of the Sale of Assets and the Loan to pay off our $75 million Senior Secured Notes and our $17.5 million credit facility.

     If the Sale of Assets is closed, we have agreed to enter into an affiliation agreement with the Operating Company under which we will carry the Network's programming for three years. Under this agreement, we will receive for each market annual fees of $1.25 per cable television subscriber payable monthly. We estimate that there are currently approximately 5.3 million cable subscribers covered by all five of our television stations. We may terminate the affiliation agreement as to any or all of the television stations after 15 months following the closing.

     At the same time as the agreement for the Sale of Assets was executed, Scripps invested $3.0 million in a newly created class of our non-voting preferred stock. This preferred stock must be redeemed by us for $3.0 million plus dividends at 6% per annum on April 15, 2005. If the Sale of Assets does not close, the dividend rate will increase to 12% per annum. This preferred stock is not convertible to any other type of our capital stock.

     If the Sale of Assets is closed, we have agreed to assign all rights we have in the name "Shop At Home" to the Operating Company, and we have agreed to ask that the shareholders approve a change in our corporate name. The Board of Directors has recommended that our name be changed to "Premier Media, Inc."

         The following charts show the ownership of the Network by us prior to the closing of the Sale of Assets and the proposed ownership structure following the closing:

Corporate Structure Immediately Prior to the Closing

[Graphical presentation of Corporate structure]








Corporate Structure Immediately Following the Closing

[Graphical presentation of Corporate structure]









                     INFORMATION CONCERNING THE SOLICITATION

        The accompanying proxy is solicited by the Board of Directors of the Company, for use at the Meeting of Shareholders to be held on October 16, 2002, and any adjournments thereof, notice of which is attached hereto.

        This Proxy Statement has been mailed on or about September 11, 2002, to all shareholders of record on September 9, 2002.

        The purposes of the Meeting are: [1] to consider and to vote upon the approval of an indirect sale to a subsidiary of The E.W. Scripps Company of a 70% interest in the operating assets and liabilities and business operations of the Company's television and Internet home shopping network; [2] to consider and to vote upon the approval of an amendment to the charter of the Company changing the name of the Company to "Premier Media, Inc.;" or if the new name becomes unavailable or is unacceptable to the applicable regulators having jurisdiction over the affairs of the Company, to any other name that is approved by the Board of Directors in its sole discretion, and [3] to consider such other business as may properly come before the meeting or any adjournment thereof.

        A shareholder of record who signs and returns a proxy in the accompanying form may revoke that proxy at any time before the authority granted thereby is exercised (i) by attending the Meeting and electing to vote in person, (ii) by filing with the Secretary of the Company a written revocation, or (iii) by duly executing and filing with the Secretary of the Company a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with that specification. If no specification is made, all shares will be voted FOR the Sale of Assets and FOR the charter amendment.

        The Board of Directors knows of no other matters that are to be brought to a vote at the Meeting. If, however, any other matter does come before the Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

        The Board of Directors has fixed the close of business on September 9, 2002 (the "Record Date") as the record date for the Meeting. The Company's only class of securities entitled to vote is its Common Stock, $.0025 par value per share ("Common Stock"). On the Record Date, the Company had outstanding 41,956,747 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. Shareholders will be entitled to one vote for each share held, which vote may be given in person or by proxy authorized in writing.

         Under the Tennessee Business Corporation Act (the "Act") and the Company's Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of the Company's Common Stock is necessary to establish a quorum of the Company's shareholders for the purpose of taking action at the Meeting. For these purposes, shares which are present or represented by a proxy at the Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

         The Act requires a Tennessee corporation to obtain shareholder approval if it sells substantially all of its property. It is unclear whether or not the sale by the Company of a 70% interest in the Network is the sale of substantially all of its property under the Act. As a result, the Corporation has elected to seek shareholder approval of the Sale of Assets despite the fact that such approval may not be legally required. If shareholder approval is required, the Sale of Assets must be approved by a majority of the total number of outstanding shares of Common Stock. The charter amendment must be approved by a majority of the votes cast. For voting purposes regarding the Sale of Assets, abstentions and broker non-votes have the same effect as a vote against the proposal. For voting purposes regarding the Charter Amendment, abstentions and broker non-votes will not be counted in determining whether or not that proposal has been approved.

         Even if the Sale of Assets receives a negative vote or fails to receive enough affirmative votes to constitute a majority of the total number of outstanding shares, the Company's Board of Directors could elect to move ahead and close the Sale of Assets on the basis that shareholder approval was not required. The Board has not made a decision with respect to whether or not it would take that position. Furthermore, obtaining shareholder approval for the Sale of Assets constitutes one of Scripps' closing conditions, such that closing the Sale of Assets on the foregoing basis following a failure to obtain shareholder approval would require a waiver of such condition by Scripps. The agreement between the Company and Scripps Networks regarding the Sale of Assets (the "Share Purchase Agreement") provides that, if Scripps deems it advisable to seek a judgment from a court that shareholder approval is not required, the Company will cooperate in the filing of such an action and its prosecution.

         Each of the members of the Company's Board of Directors, along with Arthur D. Tek, the Company's Executive Vice President and Chief Financial Officer, have executed a Voting Agreement with Scripps Networks, dated August 14, 2002, under which these persons have agreed to vote their shares of Common Stock of the Company in favor of the Sale of Assets and the Charter Amendment and against any proposal which would breach the terms of the Share Purchase Agreement, or would result in any of the closing conditions under that agreement not being fulfilled. The shareholders who signed the Voting Agreement hold 5,435,766 shares, which constitute approximately 13% of the total number of outstanding shares of Common Stock entitled to vote.

        None of the proposals will give any shareholder of the Company the right to dissent from such action, and to thereby obtain payment in cash of the fair value of that shareholder's shares.

         The Common Stock of the Company is listed on the Nasdaq National Market System under the symbol "SATH." If the shareholders approve the name change of the Company, the Company will select a new trading symbol. The Company anticipates a continual listing on the National Market System.

           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION


         This Proxy Statement, and the information the Company is incorporating by reference into it, includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about the Company, including, among other things:

    general economic and business conditions, both nationally and in the Company's markets;

    the Company's expectations and estimates concerning future financial performance, financing plans and the impact of competition;

    anticipated trends in its business;

    existing and future regulations affecting its business;

    our successful implementation of our business strategy;

    fluctuations in its operating results;

    technological changes in the television and Internet industry; and

    other risk factors described under "Risk Factors" herein.


        In addition, in this prospectus, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to the Company, its business or its management, are intended to identify forward-looking statements.


              The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Proxy Statement. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this Proxy Statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information relates to the Common Stock of the Company beneficially owned, directly or indirectly, by all persons known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock, as of September 9, 2002. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.



----------------------------------------------------------------- -------------------------- --------------
                                                                    Amount and Nature of      Percent of
Name and Address of Beneficial Owner(1)                             Beneficial Ownership         Class
------------------------------------                                --------------------         -----
----------------------------------------------------------------- -------------------------- --------------
----------------------------------------------------------------- -------------------------- --------------

J.D. Clinton and SAH Holdings, Ltd.(2).......................                 4,282,124          10.2%

Legacy Media Partners, LLC; Legacy Asset Management, Inc.;
Legacy Investment Group, Inc.; Michael D. Easterly; John R.
Jordan; W. Charles Warner; and Glenn M. and Ronda J. Caudill
(the "Legacy Group") (3).....................................                 3,199,142          7.6%
----------------------------------------------------------------- -------------------------- --------------


(1) In addition to shares over which the person has voting power or investment power, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(2) Mr. Clinton's address and the address of SAH Holdings, Ltd. ("SAH"), is 400 Fifth Avenue South, Suite 205, Naples, Florida 34102. SAH is a Florida limited partnership, and Gatehouse Equity Management Corporation, a Tennessee corporation ("GEM"), is its sole general partner. Mr. Clinton is chairman, a director and the sole shareholder of GEM. SAH currently owns 3,268,508 shares of Common Stock. Clinton Investments, Ltd., a Florida limited partnership of which GEM is also the sole general partner, owns 835,285 shares of Common Stock. GEM owns 18,600 shares of Common Stock. Mr. Clinton individually holds options to purchase 91,250 shares of Common Stock from the Company. Mr. Clinton's wife owns, individually, 9,320 shares of Common Stock. Two trusts, the beneficiaries of which are members of Mr. Clinton's immediate family, own 59,161 shares of Common Stock in the aggregate. All of the listed shares are assumed to be beneficially owned by Mr. Clinton. SAH Holdings, Ltd. is a Florida limited partnership and is unrelated to SAH Holdings, Inc., the subsidiary of the Company.

(3) The address of the Legacy Group is 3384 Peachtree Road, N.E., Suite 300, Atlanta, Georgia 30326-1106. Legacy Media Partners, LLC ("LMP"), a Georgia limited liability company, is the beneficial owner of 2,829,332 shares, made up of 1,896,145 shares owned directly and certain shares for which it may be deemed to be the beneficial owner, as follows: 216,000 shares held by Mr. Jordan; 329,000 shares held by Mr. Warner, along with 15,000 shares owned by Mr. Warner jointly with his two daughters, 10,000 shares owned by Mr. Warner jointly with his wife, and 2,000 held individually by Mr. Warner's wife; and 262,466 shares owned directly by Mr. Caudill, and 125,121 shares owned directly by Mrs. Caudill. Jordan, Warner and the Caudills have each granted LMP a revocable proxy to vote such shares. Legacy Asset Management, Inc., a Georgia corporation and a member and the sole manager of LMP ("LAM"), is the beneficial owner of 369,810 shares which are directly owned by clients of LAM for whom LAM acts as an investment advisor. Of these 369,810 shares, 54,500 are directly owned by Mr. Easterly and 25,700 shares are owned by Legacy Investment Group, Inc., a Georgia corporation that is the holding company parent of LAM. Mr. Easterly is a director and the controlling shareholder of Legacy Investment Group.



                                 PROPOSAL NO. 1

                                 SALE OF ASSETS
General

              A detailed description of the Sale of Assets and related information is included in this Proxy Statement Descriptions of the Sale of Assets in this Proxy Statement are qualified in their entirety by reference to the Share Purchase Agreement that is attached to this Proxy Statement as Appendix A. You are encouraged to read the Share Purchase Agreement in its entirety.

              The Company announced on August 14, 2002 that it had entered into a Share Purchase Agreement to sell, indirectly, 70% of the Network to Scripps Networks, Inc., a wholly-owned subsidiary of Scripps. The Company will retain an indirect 30% interest in the Network and will also retain ownership of its five full-power television stations, certain wireless spectrum assets and its tax loss carry forward benefits.

              Prior to consummation of the transactions contemplated by the Share Purchase Agreement, the Company will contribute assets to the Operating Company. Such assets will include substantially all of the assets of the Network and certain current liabilities of the Network. The Company will retain its obligations under its $17.5 million credit facility and its $75 million 11% Senior Secured Notes due 2005, both of which will be repaid with the proceeds from the Sale of Assets and the Loan. The Company will also retain its liabilities, except for certain current obligations which will be assumed by the Operating Company. Also prior to consummation of the transactions contemplated by the Share Purchase Agreement, the Company will contribute 87.5% of the outstanding membership interests in the Operating Company to SAH Holdings, Inc., 80% of the stock of which will be acquired by Scripps Networks pursuant to the Share Purchase Agreement. Thus, upon consummation of the transactions contemplated by the Share Purchase Agreement, the Company will own 20% of SAH Holdings, Inc. (the name of which will be changed to The Scripps Shop At Home Holding Company) ("Holding Company") and 12.5% of the Operating Company. Scripps Networks will own 80% of Holding Company. This will result in an indirect ownership of 30% the Network by the Company and 70% of the Network by Scripps Networks. A graphical presentation of the corporate structure of the Sale of Assets is included herein as part of "Summary Term Sheet of the Sale of Assets."

              The Company's shares in Holding Company and the Company's membership interest in the Operating Company will be subject to certain puts and calls requiring Scripps Networks to directly or indirectly purchase, or the Company to sell, such securities in accordance with the terms of the agreements between them.

Background of the Sale of Assets

              The Company experienced disappointing operating results for its fiscal year ended June 30, 2001, and management believed that those results failed to reflect the Company's potential performance in view of the overall growth in the television home shopping industry. The Company's board responded by terminating the employment of its chief executive officer in May 2001 and assembling a new management team with significant experience in the broadcasting, retail, and consumer product industries. New management immediately began to seek additional liquidity through new financing sources and to pursue one or more strategic partners with significant experience in the broadcasting, retail, or consumer product industries. To enhance its liquidity position for the short-term, the Company obtained a $17.5 million credit facility in August 2001.

              From the beginning of fiscal year 2002 to the present, the Company's management has received and reviewed a number of proposals from potential funding sources as well as from companies presenting opportunities for viable strategic alliances with the Company's home shopping network. In January 2002, for example, the board approved the engagement of an investment banker to raise up to $135 million through a private placement of senior secured notes, the proceeds of which were to be used to retire existing indebtedness and to provide additional working capital. In mid-March, however, management determined and announced that the Company would not pursue the high-yield debt financing, because the Company could not secure the financing in the current market upon terms and conditions that would ultimately enhance the Company's balance sheet and long term financial position. Following that announcement, management and the board continued to assess other proposals for both equity and debt financing, but none of the numerous discussions held with third parties resulted in any acceptable offers or the execution of any definitive agreements.

              The Company's Chairman of the Board, J.D. Clinton, and Frank Gardner, Senior Vice President of Scripps, have had a long-standing social relationship. During early 2001, Mr. Clinton and Mr. Gardner had an informal discussion regarding the potential interest of Scripps in a strategic alliance with the Company, with several subsequent informal contacts occurring between the parties, including a follow-up meeting between Mr. Gardner and executive officers of the Company on November 28, 2001. Based upon a continuing interest by both parties, on March 13, 2002, Frank A. Woods and George R. Ditomassi, the Company's co-chief executive officers, together with Mr. Clinton and the Company's outside legal counsel, met with executive officers of Scripps to discuss a potential transaction that would result either in some type of strategic partnership or in an acquisition, in whole or in part, of the Company's assets. After this meeting, executive officers of the Company held a series of meetings to better understand Scripps' business. During a Company board meeting on March 26, 2002, Mr. Woods and Mr. Ditomassi discussed these meetings, and the Company's board authorized the Company to engage in formal negotiations with Scripps' management and to enter into a limited exclusivity agreement with Scripps that would preclude the Company from negotiating any similar transactions with other companies.

              Following the board's authorization, Mr. Woods and Mr. Ditomassi continued discussions with Scripps regarding a strategic alliance including more particular terms that could be incorporated into a term sheet. On April 18, 2002, the Company's board met and discussed the merits of a possible strategic alliance transaction with Scripps. The Company's board authorized Mr. Woods and Mr. Ditomassi to continue pursuing discussions with members of Scripps' management and to continue their review of Scripps' operations. In addition, the board authorized the Company's engagement of the investment banking firm, Friedman, Billings, Ramsey & Co., Inc., to provide a fairness opinion in connection with the possible transaction with Scripps.

              On April 19, 2002, the Company announced financial operating results for the quarter and nine months ended March 31, 2002, and filed its quarterly report on Form 10-Q with the SEC. The announcement stated that the Company's net revenues for the nine month period ended March 31, 2002, were $142.4 million, an increase of 3.4% over $137.7 million in the prior year. The Company's net revenues for the quarter ended March 31, 2002, were $49.7 million, a decrease of 1.3% from $50.4 million in the prior year. Merchandise sales were negatively affected by the retail slowdown that began before September 11, 2001, and then deepened for a period thereafter, as well as by the de-emphasis in the Company's marketing of sports memorabilia, historically a major component of overall product mix. As of March 31, 2002, the Company had $15.3 million of unrestricted cash on hand. The Company's $17.5 million credit facility restricts the Company from paying dividends on its Common Stock and has quarterly EBITDA requirements. The Company failed to comply with the EBITDA covenant for the six months ended December 31, 2001. The Company was granted a waiver of the EBITDA violation within an amendment to the loan agreement. The amendment also prospectively eliminated the EBITDA covenant through June 30, 2002, and reduced the requirement thereafter. When the Company announced these financial operating results, it stated that it continued to experience a loss from operations and that, if the Company were unable to eliminate its operating losses during the balance of fiscal 2002 and beyond, additional financing or asset sales may be required. The Company also announced that, from time to time, it had engaged in discussions with potential sources of debt and equity financing, and that some or all of the proceeds generated by asset sales, if any were consummated, could be required to repay the Company's indebtedness.

              In April, May, and June 2002, the Company's management continued its negotiations with Scripps' management to determine the terms and conditions upon which a transaction could be structured. On June 19, 2002, the Company's executive committee discussed the relative merits of the existing Scripps proposal compared with other proposals received for equity investments and determined to continue discussions with Scripps and other parties, including institutional investors, for potential equity investments and strategic alliances. In addition, the executive committee discussed negotiations it had undertaken with a commercial lender for a new syndicated revolving credit facility that would be used to repay and consolidate all of the Company's existing indebtedness.

            The Company's board met on June 24 and June 26, 2002, to discuss the status of current proposals available to the Company for equity and debt financing, as well as strategic alliances, including the Scripps proposal. Although the board approved the syndicated revolving credit facility, management ultimately determined that the terms and conditions being offered were not acceptable to the Company and were not in accord with the board's long-range financial goals. Thereafter, management of the Company continued to negotiate with Scripps management in a series of telephone conferences and was able to agree on principal terms set forth in a term sheet that management of each company was willing to present to its board. When the Company's board met again on July 18, Mr. Woods and Mr. Ditomassi presented this term sheet and engaged the board in a comprehensive discussion regarding the financial and operational terms of the proposed transaction. The board then instructed and authorized management to execute and deliver the term sheet to Scripps and to negotiate the definitive agreement for a transaction. During the remainder of July and the first two weeks of August 2002, management of the two companies continued their due diligence activities and began negotiating a definitive agreement by which Scripps would effectively acquire a 70% interest in the home shopping network business of the Company and would also immediately invest $3.0 million in the Company by purchasing redeemable non-voting preferred stock. For the 70% interest in the home shopping network business, the Company would be paid $49.5 million, and the Company would retain all of its five owned and operated television stations and most of its liabilities (as described in more detail herein). In addition, Scripps would loan $47.5 million to the Company, the proceeds of which would be required to repay existing debt.

         During the week of August 5, 2002, members of the Company's and Scripps' management and their respective legal counsel met in Nashville at the Company's headquarters to complete negotiations of a definitive Share Purchase Agreement and ancillary documents, including the documents related to Scripps' immediate $3.0 million investment in the Company. On August 9, 2002, the Company's board met with its legal advisers to discuss the revised terms and conditions of the transaction as negotiated since the prior board meeting. The board extensively discussed the proposed transaction, including the transfer of a 70% interest in the home shopping network to a new company to be controlled by Scripps in exchange for $49.5 million to be paid to the Company. The board also discussed the proposed immediate equity investment of $3.0 million by Scripps through the purchase of redeemable non-voting preferred stock, as well as the proposed $47.5 million term loan that Scripps would extend to the Company upon the closing of the primary transaction. The board discussed the Company's cash position and the extent to which financing alternatives were available to the Company and the feasibility of such alternatives in the event the Scripps transaction--and the related equity and debt financing to be provided by Scripps--became delayed or unachievable. The board concluded that this transaction and the financing it provided to the Company presented the best strategic alternative to the Company and addressed a number of the board's strategic objectives for the Company, including the Company's near-term cash needs. The board tentatively agreed to the structure of the transaction and authorized Mr. Woods and Mr. Ditomassi to negotiate final terms and conditions and reach agreement on the definitive Share Purchase Agreement and ancillary documents. The Company's board scheduled a meeting for August 13, 2002, at which it would vote whether to approve the transaction and requested that Friedman, Billings, Ramsey & Co., Inc., render a fairness opinion to the board at that meeting.

            Following the board's meeting on August 9, the Company's management met with its legal advisers and worked over the weekend of August 10-11 to address any remaining open issues to be negotiated with Scripps' management. On August 12, 2002, the Company's management and its legal advisers met by telephone conference with Scripps' management and legal advisers to negotiate and document the final terms and conditions of the transaction.

            On August 13, 2002, the Company's board met, at which time the Company's legal counsel apprised the board of the status of, and changes to, the definitive Share Purchase Agreement and ancillary agreements since the prior board meeting. The board discussed the terms and conditions of the transaction and considered the alternatives available to the Company. At this meeting, Friedman, Billings, Ramsey & Co., Inc. delivered its oral opinion to the board that, as of August 13, 2002, the contemplated transaction between the Company and Scripps, was fair, from a financial point of view, to the Company. Based on the board's careful deliberations, which it considered to be consistent with its analysis of the reasons for and benefits of the transaction discussed at its August 9 meeting, the board approved the definitive agreements documenting the Sale of Assets, subject to the Company's management reaching agreement with Scripps on remaining open contractual matters. These matters were resolved overnight on August 13 and through the day of August 14, 2002. The board determined that the transaction with Scripps is fair to, and in the best interests of, the Company's shareholders and resolved to recommend that the Company's shareholders vote in favor of the approval of the transaction with Scripps.

            On August 14, 2002, the Company and Scripps signed a definitive Share Purchase Agreement and a definitive Preferred Share Purchase Agreement, and both companies announced a new strategic alliance built on the Company's home shopping and electronic retailing division.

Reasons for the Sale of Assets

            In reaching its determination to approve and adopt the definitive Share Purchase Agreement and the definitive Preferred Share Purchase Agreement signed on behalf of the Company and Scripps, the Company's board consulted with the Company's management and its financial and legal advisers and considered a number of factors. The following is an outline of the information and factors considered by the Company's board in reaching this determination. This outline is not intended to be exclusive but includes the material factors considered by the Company's board. In the course of its deliberations with respect to the transaction with Scripps, the Company's board discussed the anticipated impact of the transaction on the Company, the Company's shareholders, and the Company's various other constituencies, and no material disadvantages expected to result from the transaction were identified during these discussions. In reaching its determination to approve and recommend the transaction with Scripps, the Company's board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

         Corporate/Operation Benefits

 Reduces leverage and improves liquidity.

 Unlocks the value of the owned and operated television stations.

 Reduces the need for expensive and dilutive alternative financing mechanism.

         Investment in the New Company

 Company's investment has the potential to grow and prosper.

 Provides funding to the Operating Company.

         In the course of reaching its decision to approve the definitive Share Purchase Agreement and the definitive Preferred Share Purchase Agreement, the Company's board consulted when relevant with its legal, accounting, and financial advisers, as well as with the Company's management, and considered, in addition to the factors set forth above, the following additional factors:

 the board's familiarity with and review of the business, operations, financial condition, and earnings of the Company on an historical and prospective basis;

     the opinion of Friedman, Billings, Ramsey & Co., Inc. to the Company's board as to the fairness of the transaction with Scripps;

     the terms and conditions of the definitive Share Purchase Agreement;

     the proposed investment pursuant to the Preferred Share Purchase Agreement by which the Company would issue preferred shares to Scripps for an aggregate purchase price of $3 million;

     economic  and  market  conditions  related  to  the  electronic   retailing
     industry;

     the financial condition, results of operation, cash flow and business of Scripps, and the operational, financial, and legal due diligence performed by the Company's management and advisers;

     the fact that the Company will recognize taxable gain in connection with the closing of the Scripps transaction but that the Company has been advised by its independent accountants that available net operating loss carry forwards substantially exceed the taxable gain to be recognized by the Company; and

     the Company's shortage of working capital, the extensive process conducted on behalf of the Company by management and its legal and financial advisers in exploring and determining the viability of other strategic alliances and equity or debt financing, and the lack of alternative strategic alliances or sources of financing on acceptable terms and conditions.

         The Company's board also considered factors that may be characterized as countervailing considerations:

     the transaction costs associated with completing the transaction with Scripps;

     the termination fee payable by the Company;

     70% of the control of the new company residing with Scripps; and

     the challenge of integrating the home shopping network business into Scripps and the attendant risk of not achieving the expected "synergies" or improved earnings for the home shopping network business.

         The foregoing discussion of the information and factors considered by the Company's board is not intended to be exhaustive but includes material factors considered by the board. On balance, considering all factors and risks, the Company's board concluded that the terms of the transaction with Scripps are fair to, and in the best interests of, the Company's shareholders. Accordingly, the Company's board unanimously recommends that the Company's shareholders vote FOR the approval of the transaction with Scripps.

Opinion of the Financial Adviser to the Company's Board

         The Company's board engaged Friedman, Billings, Ramsey & Co., Inc. ("FBR") to render an opinion as to the fairness of the transaction, from a financial point of view, to the Company. On August 13, 2002, FBR rendered its oral opinion to the Company's board that, as of that date, the contemplated transaction between the Company and Scripps is fair, from a financial point of view, to the Company, and FBR subsequently confirmed its oral opinion in its written fairness opinion dated as of August 14, 2002.

         A COPY OF THE WRITTEN OPINION OF FBR RENDERED TO THE COMPANY'S BOARD, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY FBR IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. THE COMPANY'S SHAREHOLDERS ARE ADVISED TO READ THAT OPINION IN ITS ENTIRETY. THE OPINION OF FBR DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MEETING OF THE COMPANY'S SHAREHOLDERS.

         To render its opinion, FBR reviewed the definitive Share Purchase Agreement along with certain agreements attached as exhibits thereto, including the Contribution Agreements, the Shareholders Agreement for Holding Company, the Operating Agreement for the Operating Company, the Affiliation Agreement and the Loan Agreement. FBR also reviewed the definitive Preferred Share Purchase Agreement. In addition to these transaction documents, FBR reviewed certain of the Company's period reports filed with the SEC, including its annual report for the year ended June 30, 2001 and its quarterly and periodic reports filed during 2002. FBR reviewed operating and financial information related to the Company, including projections of financial results of the Company on a stand-alone basis as well as on a pro-forma basis to give effect to the Scripps transaction, which information was prepared and reviewed for FBR by the Company's senior management. FBR also reviewed operating and financial information related to the Operating Company, including projections of financial results of the Operating Company, which information was prepared by the senior management of the Company in consultation with Scripps and reviewed for FBR by the Company's senior management. FBR discussed with members of the senior management of both the Company and Scripps these operations, historical financial statements and future prospects, as well as their views of the business, operational, strategic and financial benefits and other implications of the Scripps transaction. In addition to the foregoing, FBR reviewed the historical stock prices, trading volumes and valuation parameters of the Company's Common Stock and reviewed certain publicly available financial data, stock market performance data and valuation parameters of companies that FBR deemed generally comparable to the Company and the Operating Company. Finally, FBR considered such other information and conducted such other studies, analyses, inquiries and investigations as it deemed appropriate in arriving at its opinion.

         In rendering its opinion, FBR assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with FBR. With respect to projections of financial results and other information and data provided to or otherwise reviewed by or discussed with FBR, FBR assumed that such projections and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company as to the expected future performance of the Company, and of the senior management of the Company and Scripps as to the expected future performance of the Operating Company. FBR has not assumed any responsibility for the independent verification of any such projections or other information provided to it and has relied further upon the assurances of the senior management of the Company and Scripps that they are unaware of any facts that would make such projections or other information provided to FBR incomplete or misleading in any material respect.

         In evaluating the transaction, FBR conducted an analysis to compare the value of the Company giving effect to the transaction with the value of the Company without the transaction. As part of this comparison and as a separate measure, FBR considered the adequacy of the purchase price being paid by Scripps for its interest in the Network. In conducting the analysis, FBR analyzed trading multiples of comparable public companies, analyzed sale transaction multiples of comparable companies and undertook discounted cash flow analyses. For purposes of analyzing trading multiples of comparable public companies, FBR considered home shopping companies and catalog/retail companies. The Company's business, before and after giving effect to the Scripps transaction, has characteristics of both industries. For purposes of analyzing sale transaction multiples, FBR compared the pricing of the Scripps transaction to the pricing of other transactions for home shopping and catalog/retail companies. FBR performed discounted cash flow analyses for the Company before and after giving effect to the Scripps transaction under a variety of assumptions. For these analyses, FBR discounted the cash flows reflected in financial projections provided by the Company to present value under a number of different assumptions, including the number of years of operations and the terminal value. FBR also considered other factors in reaching its opinion, including the liquidity needs and the existing debt burden of the Company, the financial resources and industry stature of Scripps and probable terms and conditions of alternative financing options of the Company.

         FBR did not express any opinion as to the price at which the Company's common stock will trade following the completion of the transaction with Scripps. FBR did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. FBR expressed no view as to, and its opinion does not address, the relative merits of the transaction with Scripps as compared to any alternative business strategies that might exist for the Company. FBR's opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to FBR as of the date of its opinion. FBR was not asked to and did not recommend the specific consideration payable to the Company in connection with the Scripps transaction, which was determined through negotiation between the managements of the Company and Scripps. In its analyses, FBR made numerous assumptions with respect to the Company, the Operating Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company or the Operating Company. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. FBR's opinion and analyses were only one of many factors considered by the Company's board in its evaluation of the Scripps transaction and should not be viewed as determinative of the views of the Company's board or management of the Company with respect to the Scripps transaction.

         The Company has agreed to pay FBR a fee of $250,000 for rendering its opinion in connection with the Scripps transaction. The Company has also agreed to reimburse FBR for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its counsel, and to indemnify FBR and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws. No limitations were imposed by the Company on FBR with respect to the investigations made or procedures followed by FBR in connection with its engagement or the rendering its opinion.

         As part of its investment banking business, FBR regularly is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. FBR has in the past performed certain investment banking services for the Company and was selected based, in part, upon the Company's prior experience with FBR. The Company also considered proposals from other investment banks before engaging FBR for performance of services in connection with the Scripps transaction.

Summary of the Agreements

         Purchase Price and Use of Proceeds

         Scripps Networks will pay $49.5 million for control of the Network. The proceeds from the Sale of Assets, together with the proceeds from the $47.5 million loan from Scripps, will be used to repay the Company's $17.5 million credit facility and its $75 million 11% Senior Secured Notes due 2005 and for working capital purposes.

         Share Purchase Agreement

              Representations and Warranties

         The Company has made customary representations and warranties to Scripps Networks relating to the Network business and the Sale of Assets in the Share Purchase Agreement, including representations and warranties as to (i) organization and good standing, (ii) authority and conflicts, (iii) capitalization, (iv) financial statements, (v) books and records, (vi) title to properties and encumbrances, (vii) condition and sufficiency of assets, (viii) accounts receivable and reserves for returns, (ix) inventory, (x) undisclosed liabilities, (xi) taxes, (xii) employee benefits, (xiii) compliance and governmental authorizations, (xiv) legal proceedings or orders, (xv) absence of certain changes, (xvi) contracts and defaults, (xvii) insurance, (xviii) environmental matters, (xix) employees, (xx) labor relations and compliance,
(xxi) intellectual property, (xxii) certain payments, (xxiii) subscribers,
(xxiv) affiliation and programming assets, (xxv) transponder contracts, (xxvi) network rights, (xxvii) the Company's website, (xxviii) relationships with affiliates, (xxix) this Proxy Statement, (xxx) customers and vendors, (xxxi) brokers and finders and (xxxii) certain statements being true and correct.

         Scripps Networks has made customary representations and warranties to the Company relating to the Sale of Assets in the Share Purchase Agreement, including representations and warranties as to (i) organization and good standing, (ii) authority and conflicts, (iii) investment intent and financial capability, (iv) certain legal proceedings, (v) preparation of this Proxy Statement, and (vi) brokers and finders.

         The representations and warranties of the Company are contained in
Article III of the Share Purchase Agreement and the representations and warranties of Scripps Networks are contained in Article IV of the Share Purchase Agreement. The Share Purchase Agreement is attached as Appendix A to this Proxy Statement.

         The Share Purchase Agreement provides that the representations and warranties of the Company and Scripps Networks will survive the closing for a period of two years, except that those representations and warranties of the Company relating to capitalization, taxes, compliance and governmental authorizations, environmental matters and employees will survive indefinitely.

              Pre-Closing Covenants; Conduct of Business Pending Closing

         The Company and Scripps Networks have agreed to use their respective reasonable best efforts to take all actions necessary to cause the conditions to the closing of the Sale of Assets to occur, including making any required regulatory filings.

         The Company has agreed to provide Scripps Networks and its representatives full and free access to the properties, books and records that relate to the Network and to furnish Scripps Networks with such additional financial, operating and other information regarding the Network's business that Scripps Networks may reasonably request.

         Except for the contemplated transfer of Network assets to the Operating Company as described in this Proxy Statement and except for the $3.0 million distribution from the Operating Company to the Company, which distribution will be made immediately prior to the closing, until the closing of the Sale of Assets or termination of the Share Purchase Agreement, the Share Purchase Agreement also obligates the Company to:

                  Operate the Network business in the ordinary course of business;

                  Use best commercial efforts to preserve intact its business organization, keep available the services of its officers, employees and agents and maintain relations and goodwill with its suppliers, customers, landlords, creditors, employees, agents, affiliates, advertisers and others;

                  Confer with Scripps Networks concerning material operational matters;

                  Notify Scripps Networks of any breach in the Company's representations or any fact or condition that would constitute a breach of a representation if the representation had been made at the time of occurrence or discovery of the fact or condition and notify Scripps Networks of any breach of covenant or the occurrence of any event that may make satisfaction of the closing conditions unlikely or impossible.

         In addition, prior to the closing of the Sale of Assets or termination of the Share Purchase Agreement, the Company must also maintain sufficient cash on hand to timely make required payments with respect to its indebtedness for borrowed money and must not permit the Operating Company's net working capital deficit at closing to exceed $4.8 million without Scripps Network's consent, which will not be unreasonably withheld.

         The Share Purchase Agreement also provides that, prior to the closing of the Sale of Assets or termination of the Share Purchase Agreement, neither the Company nor any of its affiliates or representatives will directly or indirectly solicit, initiate, encourage or facilitate any inquiry with respect to, or the making of, any acquisition proposal, or participate in discussions or negotiations regarding any acquisition proposal, or approve or endorse or enter into any agreement relating to any acquisition proposal. If the Company receives a written acquisition proposal, it must promptly notify Scripps Networks of the terms of such proposal. Notwithstanding the foregoing, the Company may participate in discussions and negotiations, enter into agreements and conclude transactions with certain third parties with respect to possible non-voting preferred equity investments that rank on parity or junior to the Company's Series D Senior Redeemable Preferred Stock held by Scripps provided that the Company keeps Scripps Networks informed with respect thereto and the Company may, with notice to Scripps Networks, discuss with any third party proposals for the potential acquisition of one or more of the Company's broadcast television stations (exclusive of the Network business) but the Company may not enter into agreements in respect of such discussions without Scripps Networks' consent.

              Conditions to Closing

         Scripps Networks is required to complete the Sale of Assets only after the satisfaction or waiver of various conditions. These conditions include, among others:

                  The accuracy of the Company's representations and warranties contained in the Share Purchase Agreement;

                  The performance and compliance by the Company of its covenants and obligations under the Share Purchase Agreement;

                  Receipt of any governmental or third party consents required in connection with the Sale of Assets;

                  Delivery to Scripps Networks of various documents, including certificates representing the shares of Holding Company and the various additional agreements among the Company and Scripps Networks and their affiliates relating to the transaction, the governance of Holding Company and the Operating Company, and the $47.5 million loan by Scripps to the Company;

                  No proceeding having been commenced or threatened that challenges or will have the effect of delaying, making illegal or otherwise interfering with the transactions contemplated by the Share Purchase Agreement;

                  No claim being made by any person asserting entitlement to the purchase price or any interest in Holding Company or the Operating Company;

                  The completion of the transactions consummated by the Share Purchase Agreement not materially contravening, conflicting with or resulting in a material violation of or causing Scripps Networks or any of its affiliates to suffer any material adverse consequence under any legal requirement or order;

                  The transfer of the Network assets and liabilities to the Operating Company or Holding Company as applicable;

                  Amendment of certain employment agreements and plans of the Company such that the transactions contemplated by the Share Purchase Agreement do not trigger any change in control, successor or automatic conversion provisions contained therein; and

                  Receipt by the Company of shareholder approval for the Sale of Assets and the change of the Company's name as contemplated by this Proxy Statement.

         The Company is required to complete the Sale of Assets only after the satisfaction or waiver of various conditions. These conditions include, among others:

                  The accuracy of Scripps Networks' representations and warranties contained in the Share Purchase Agreement;

                  The performance and compliance by Scripps Networks of its covenants and obligations under the Share Purchase Agreement;

                  Receipt of any governmental or third party consents required in connection with the Sale of Assets;

                  Delivery to the Company of various documents, including the various additional agreements among the Company and Scripps Networks and their affiliates relating to the transaction, the governance of Holding Company and the Operating Agreement, the $47.5 million loan by Scripps to the Company and the $35 million loan by Scripps to the Operating Company; and

                  No order or legal requirement in effect prohibiting the Sale of Assets.

         The Company cannot assure you as to when or if all of the other conditions to the Sale of Assets can or will be satisfied or waived by the party permitted to do so. Either the Company or Scripps Networks may terminate the Share Purchase Agreement in the event the Sale of Assets is not consummated by December 31, 2002 if the failure to consummate the acquisition is not caused by any breach of the Share Purchase Agreement by the party seeking termination.

              Waiver, Amendment and Termination

         Any provision of the Share Purchase Agreement may be waived, changed, or terminated only by an agreement signed by the party against which the enforcement of such waiver, change or termination is sought. In addition, before or at the time the Sale of Assets become effective, either the Company or Scripps Networks or both may waive any default in the performance of any term of the Share Purchase Agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Share Purchase Agreement. In addition, either Scripps Networks or the Company may waive any default in the performance of any term of the Share Purchase Agreement or any of the conditions precedent to its obligations under the Share Purchase Agreement, unless a violation of law or governmental regulation would result. To be effective, a waiver must be in writing and signed by an authorized officer of the Company or Scripps Networks, as the case may be.

         At any time before the consummation of the Sale of Assets, the boards of directors of the Company and Scripps Networks may agree by mutual consent to terminate the Share Purchase Agreement. In addition, either the Company or Scripps Networks may terminate the Share Purchase Agreement by written notice of termination to the other party in the following circumstances:

                  A law or regulation makes consummation of the transactions contemplated by the Share Purchase Agreement illegal or otherwise prohibited or consummation of such transactions would violate any order;

                  If the closing has not occurred on or before December 31, 2002, unless the party seeking to terminate has failed to perform or satisfy in any material respect any covenant, condition or obligation under the Share Purchase Agreement;

                  If the representations or warranties of the other party are inaccurate or untrue in any material respect and such inaccuracy cannot reasonably be expected to be cured by December 31, 2002, and, in the case of the Company, such right will only be available if such inaccuracy or untruth would reasonably be expected to have a material adverse effect on the Operating Company or its ability to operate the Network.

         In addition, Scripps Networks may terminate the Share Purchase Agreement if the Company has not obtained shareholder approval for the Sale of Assets and the change of the Company's name by November 22, 2002.

         Except as set forth in the following sentence, termination of the Share Purchase Agreement will not be an exclusive election of a party's rights or remedies and the terminating party will continue to have such other legal remedies available to it. If Scripps Networks terminates the Share Purchase Agreement because the Company failed to obtain shareholder approval for the Sale of Assets by November 22, 2002 and if the Company has received an acquisition proposal, then the Company shall pay to Scripps Networks a break-up fee equal to $2.5 million, payable in cash within one business day after the closing of such transaction or 30 days after termination of discussions with respect to such transaction, the receipt of which will be Scripps Network's sole remedy.

              Indemnification

         The Share Purchase Agreement requires the Company to indemnify Scripps Networks, Holding Company and the Operating Company and their respective affiliates against damages arising from any breach of representation or warranty or breach of covenant contained in the Share Purchase Agreement, any claim arising from any product shipped by or services provided by the Company or the Operating Company prior to the closing date, any liability of the Company that is not assumed by the Operating Company and any claim for broker's fees in connection with the transactions contemplated by the Share Purchase Agreement. Except for knowing breaches of representations or intentional breaches of covenants for which there is no limitation on the amount of damages for which the Company will be liable, the Company will not be liable for any damages until all damages incurred by Scripps Networks, Holding Company and the Operating Company exceed, $100,000, after which the Company will be liable for all damages and not merely those that exceed $100,000.

         The Share Purchase Agreement requires Scripps Networks to indemnify the Company and its affiliates against damages arising from any breach of representation or warranty or breach of covenant contained in the Share Purchase Agreement, and any claim for broker's fees in connection with the transactions contemplated by the Share Purchase Agreement. Except for knowing breaches of representations or intentional breaches of covenants for which there is no limitation on the amount of damages for which the Company will be liable, the Company will not be liable for any damages until all damages incurred by Scripps Networks, Holding Company and the Operating Company exceed, $50,000, after which the Company will be liable for all damages and not merely those that exceed $50,000.

              Guarantee

         Scripps has guaranteed Scripps Networks' obligations under the Share Purchase Agreement.

     Effective Date and Consequences of the Sale of Assets

         The Company will transfer the assets and the current liabilities of the Network to the Operating Company and the membership interest in the Operating Company to Holding Company as soon as possible upon receipt of approval from the Company's senior lender and upon approval from Scripps Network.

         Subject to the conditions to the obligations of the parties to effect the Sale of Assets, the Sale of Assets will be completed no later than the second business day following the satisfaction or, in some instances, waiver of all closing conditions, including the shareholder vote. The Company anticipates that the Sale of Assets will be consummated immediately following the Meeting on October 16, 2002; however, delays could occur. The Company cannot assure you that it will be able to obtain shareholder or necessary regulatory approvals for the Sale of Assets or that it will be able to satisfy other conditions to completion of the Sale of Assets. Either the Company or Scripps Networks may terminate the Share Purchase Agreement if the Sale of Assets has not been completed by December 31, 2002, unless the Sale of Assets has not been completed because of the breach of the Share Purchase Agreement by the party seeking termination.

         Upon consummation of the Share Purchase Agreement, Scripps Networks will indirectly hold 70% of the Network and the Company will indirectly hold 30% of the Network.

     Related Transactions

              Governance; Rights to Purchase and Sell

         In connection with the closing under the Share Purchase Agreement, the Company, Scripps Networks and Holding Company will enter into a Shareholder Agreement and the Operating Company, the Company, SAH Acquisition Corporation, a wholly owned subsidiary of the Company that owns a 1% interest in the Operating Company, and Holding Company will enter into an Amended and Restated Operating Agreement. Throughout this Proxy Statement, references to the Company's indirect 30% membership interest in the Operating Company includes the 1% interest of SAH Acquisition Corporation and when this Proxy Statement refers to the Company's rights to have its membership interest purchased or Holding Company's rights to require the Company to sell its membership interest or similar restrictions on the Company's membership interests, the Company includes SAH Acquisition Corporation.

         The Operating Company will be governed by a five person Board of Governors, three members of which will be selected by Scripps Networks and two of which will be selected by the Company. Holding Company will be governed by a five person Board of Directors, four members of which will be selected by Scripps Networks and one of which will be selected by the Company.

         Pursuant to the Shareholder Agreement between the Company and Scripps Networks concerning the ownership of Holding Company and the Amended and Restated Operating Agreement concerning the ownership of the Operating Company, the Company will have the right to require Scripps Networks to purchase the Company's shares in Holding Company and to require the Operating Company to redeem the Company's membership interest in the Operating Company during the period beginning on the second anniversary of the closing and ending on the fifth anniversary of the closing at a cash price equal to the fair market value thereof. The foregoing rights must be exercised by the Company contemporaneously with respect to both the membership interest in the Operating Company and the shares in Holding Company. In all cases fair market value is determined without regard to any premium or discount for marketability, transferability or control or lack thereof.

         After five years, Scripps Networks will have the right to require the Company to sell its shares in Holding Company and its membership interests in the Operating Company at a cash price equal to the fair market value thereof. Prior to five years following the closing, Scripps Networks will also have the right to require the Company to sell its shares in Holding Company and its membership interests in the Operating Company upon the occurrence of certain events, including an attempted disposition thereof by the Company, a change in control of the Company, the Company's breach of certain obligations to Scripps Networks or its affiliates, or the Company's insolvency. Such sale would also be for cash at a price equal to the fair market value of such shares and membership interests. In all cases fair market value is determined without regard to any premium or discount for marketability, transferability or control or lack thereof. The foregoing rights must be exercised by Scripps Networks contemporaneously with respect to both the membership interest in the Operating Company and the shares in Holding Company. In all cases fair market value is determined without regard to any premium or discount for marketability, transferability or control or lack thereof.

         Any amounts received in connection with any sale of the Company's membership interest in the Operating Company or the Company's shares in Holding Company must be used to redeem the Series D Senior Redeemable Preferred Stock held by Scripps and to repay the $47.5 million loan from Scripps.

         The Company will be restricted in its ability to sell its shares in Holding Company and its membership interest in the Operating Company without first offering to sell those interests to Scripps Networks.

         Scripps Networks will be restricted in its ability to sell all or part of its interest in Holding Company, and Holding Company will be restricted in its ability to sell all or part of its interest in the Operating Company, to a third party if such transfer would result in a change in control of the Operating Company, unless the purchaser of such interest also agrees to purchase the Company's interests in such entity if the Company so elects (in which event the Company may also require the purchase of its interests in the other entity by that entity). Even if the Company does not elect to require the purchaser of Scripps Networks or Holding Company's interest to purchase the Company's interests in Holding Company or the Operating Company, as the case may be, Scripps Networks may require the Company to sell such interest upon the same terms and conditions as Scripps Networks or Holding Company is selling.

         Scripps will guarantee Scripps Networks' obligations under the Shareholder Agreement.

              Company Loan

         Simultaneously with the consummation of the transactions contemplated by the Share Purchase Agreement, Scripps has agreed to loan $47.5 million to the Company, payable in three years. The loan will bear interest at 6% per annum, payable quarterly, and will be secured by an assignment of the Company's membership interest in the Operating Company, the Company's shares in Holding Company, the Company's shares in its subsidiaries holding the assets related to its Boston, San Francisco and Cleveland television stations and assets related to the Boston, San Francisco and Cleveland television stations themselves. The Company will use the proceeds of the loan, together with the proceeds under the Share Purchase Agreement, to retire its $17.5 million senior credit facility and $75 million 11% Senior Secured Notes and for working capital purposes.

              Network Loan

         Scripps has agreed to loan up to $35.0 million to the Operating Company to be used for working capital purposes. Scripps has agreed to make an initial advance of such loan to the Operating Company in an amount sufficient for a distribution of $3.0 million to be made to the Company immediately prior to the closing under the Share Purchase Agreement.

              Affiliation

The Company has agreed that it and certain of its subsidiaries will enter into an affiliation agreement with Shop At Home Network, LLC for the affiliation of all of the Company's television broadcasting stations with the Network. The affiliation agreement will be for a three year term following consummation of the transactions contemplated by the Share Purchase Agreement. However, the Company may terminate the affiliation agreement with respect to any station upon six months' prior written notice after 15 months so long as the Company does not enter into any other affiliation or limited marketing agreement with any other television home shopping network. The affiliation agreement will provide that the Operating Company will supply to the Company network programming for free over-the-air television broadcasting by each station 24 hours per day, seven days per week for the term of the agreement. Subject only to Federal Communications Commission requirements, each station shall clear and broadcast all programming supplied to such station.

         Pursuant to the affiliation agreement, the Operating Company will pay the Company an amount calculated by dividing the product of $1.25 and the average number of cable households reached by the Network on the first and last day of each month by 12. If a station broadcasts more than 3.5 hours of programming other than Network programming in any calendar week, payments to the Company for the month that includes the last day of such calendar week will be reduced by an amount equal to $.0001461 for every hour of programming other than Network programming broadcast in excess thereof multiplied by the number of network households reached by the station.

     Accounting Treatment

         The Sale of Assets will be treated as a sale for accounting purposes. A book profit or loss (net of tax) will be recognized to the extent that the proceeds from the Sale of Assets are more or less than the sum of the book value of the net assets sold and transaction expenses. The Company estimates that the Sale of Assets would have resulted in a book profit of approximately $22.7 million if it had been consummated on June 30, 2002.

Federal Income Tax Consequences

         The Sale of Assets will have no material tax consequences to the Company's shareholders directly, but the Company will have corporate-level tax consequences as discussed below.

         The Sale of Assets will be treated as a taxable asset acquisition, with Holding Company as the seller and a new corporation owned by Scripps Networks as the buyer. Although for state law purposes Scripps Networks will acquire shares of Holding Company, rather than assets, the parties have agreed to make a special tax election under Section 338(h)(10) of the Internal Revenue Code to treat the acquisition for tax purposes as a sale by Holding Company of all of its assets to a new corporation owned by Scripps Network and the assumption by such corporation of certain liabilities of Holding Company.

         The Company consolidated group will generally recognize taxable gains or losses in the Sale of Assets. Gain or loss will equal the difference between the fair market value of the consideration (including liabilities assumed) allocable to the assets deemed sold by Holding Company and the aggregate tax basis of the assets deemed sold by Holding Company. The Company expects that the Company consolidated group will recognize gain of the deemed sale of assets to Scripps Network but that all of such gain will be offset by its net operating loss carryforwards. Consequently, the Company does not expect to currently pay any federal income taxes as a result of the Sale of Assets.

Required Regulatory Approval

         The Company is not aware of any material government approvals or actions that are required to complete the Sale of Assets. If any approval or action is required, the Company and Scripps Networks have agreed that they will seek such approval or action.

         Scripps indirectly owns and controls television stations, including station WEWS, Cleveland, Ohio, a market also served by the Company's station WOAC, Canton, Ohio. Under the multiple ownership policies of the Federal Communications Commission, Scripps may be deemed to have an attributable ownership interest in station WOAC while WOAC carries Network programming. The parties have agreed to cooperate in making appropriate filings with the Federal Communications Commission, if any.

Interest of Certain Persons

         Certain Company Officers to Enter into Agreements with the Operating Company

         Certain executive officers of the Company, some of whom had employment agreements with the Company, will enter into employment agreements or severance arrangements with the Operating Company. This is one of Scripps' conditions to close the Sale of Assets. The Company's board was aware of the interests of these executive officers arising from this condition and considered them, among other matters, in approving the Sale of Assets and the related transactions.

         The key benefits afforded to George R. Ditomassi and Frank A. Woods, the co-chief executive officers of the Company, under their respective proposed agreements with the Operating Company are expected to be as follows:

               Mr. Ditomassi would be employed as a part-time executive officer of the Company at an agreed upon base salary, with a contract term through June 2003. He would receive a "stay bonus" of 50% of his salary if he remains with the Operating Company through June 30, 2003. Severance compensation would be equal to the amount of the balance of his unpaid salary for the remaining term of his contract in the event of termination without cause or by Mr. Ditomassi with good reason (as defined in contract) plus the amount of his stay bonus.

               Mr. Woods would be employed as a full-time executive officer of the Company at an agreed upon base salary, with a contract term through December 2003, with a three month notice period for renewal. Mr. Woods' would be eligible for a performance bonus of 35% of his annual base salary if the Operating Company achieves certain performance objectives and would receive a stay bonus of 50% of his base annual salary if he remains with the Operating Company through December 31, 2003. He also would be eligible to participate in Scripps' stock option plan, subject to its board's approval. Severance compensation would be equal to the greater of
               (i) amount of the balance of his unpaid salary for the remaining term of his contract or (ii) one year's annual base salary, plus his stay bonus and the pro rated portion of his performance bonus, in the event of termination without cause or by Mr. Woods with good reason.

         In addition, the senior executive officers who are required to enter into employment agreements with the Operating Company include Ron Cook, senior vice president of merchandising, H. Wayne Lambert, executive vice president and chief information officer, Thomas N. Merrihew, executive vice president of sales and merchandising, George J. Phillips, executive vice president, general counsel and secretary, Bennett S. Smith, executive vice president of network affiliate relations/station operations, Arthur D. Tek, executive vice president and chief financial officer, and Robert B. Wales, executive vice president of operations. The key benefits afforded to these senior officers under their respective proposed agreements with the Operating Company are expected to be as follows:

                  Employment at the officer's current base annual salary, with a contract term through December 2003. The officer would be eligible for a performance bonus of 30% of annual base salary if the Operating Company achieves certain performance objectives. The officer would be eligible for a "stay bonus" of 50% of his base annual salary if the officer remains with the Operating Company through December 31, 2003. He also would be eligible to participate in Scripps' stock option plan, subject to its board's approval. Severance compensation would be equal to one year's base annual salary, plus his stay bonus and the pro rated portion of his performance bonus, in the event of termination of the officer without cause or by the officer for good reason.

         The Company's vice presidents who are required to agree to severance arrangements include Fred Bergman, vice president of marketing and new media, R. Steven Chadwell, vice president of finance, Bob Miller, vice president of enterprise technology, Robert Montano, vice president and deputy general counsel, Laura A. Purswell, vice president of human resources, Kurt Staiger, vice president of merchandising, Tracey Walsh, vice president of call center operations, and Dawn Woods, vice president and treasurer. Although Scripps has proposed that these officers will be employed by the Operating Company at will and will have no fixed term contractual employment relationship, there are certain benefits afforded to these officers in connection with these severance arrangements:

                  While employed, they would be each be compensated at their current annual base salaries and would be eligible for a 20% target bonus based on the Operating Company meeting certain performance objectives. Each officer would be eligible to participate in Scripps's stock option plan, subject to its board's approval. Severance compensation would be equal to six months of that officer's annual base salary plus the officer's pro rated portion of his or her performance bonus, in the event of termination of the officer without cause or by the officer for good reason.

         At this time, all of the above employment agreements and arrangements are proposals only, and the specific terms, including salaries and performance objectives, have yet to be agreed upon.

         Stock Options

         Each of the executive officers of the Company has been granted stock options under which they have the right to purchase shares of Common Stock of the Company over a period of time at a fixed price. The follow chart shows the number of shares for which each executive officer has been granted options and the number of shares for which those options are vested on the date of this Proxy Statement:







                                                           Number of Shares     Number of Shares         Number of
                                                           for Which Options    for Which Options    Additional Shares
                                                           Have Been Granted     Have Vested and     for Which Options
Executive Officer         Office                          and Are Outstanding    Are Exercisable    Will Vest Within 60
-----------------         ------                          -------------------    ---------------    -------------------
                                                                                                            Days
George R. Ditomassi       Co-Chief Executive Officer            837,500              337,501              116,667
Frank A. Woods            Co-Chief Executive Officer            861,250              361,251              116,667
Arthur Tek                Executive Vice President/CFO          320,000              128,000               10,000
                          Executive Vice
George J. Phillips        President/General Counsel             117,000               56,000                 --
Thomas Merrihew           Executive Vice President              125,000               45,000                 --
Wayne Lambert             Executive Vice President               84,000               36,000                 --
Bennett Smith             Executive Vice President              150,000               50,000                 --
Robert Wales              Executive Vice President               50,000                 0                  10,000

        Except for certain option grants to Mr. Ditomassi, Mr. Woods, Mr. Smith, Mr. Tek and Mr. Merrihew, these options vest on a pro rata basis over a period of five years from the date of grant, with the holder having a period of five years from each vesting date to exercise the options. For the grants to Mr. Ditomassi and Mr. Woods each of options to purchase 750,000 shares, one-third vested on the date of grant, one-third will vest on the first anniversary date of the grant and the remainder on the second anniversary date. Additionally, all the options to Mr. Ditomassi and Mr. Woods granted to them before their employment as the Company's Co-Chief Executive Officers were for their services as directors and members of the Office of the Chairman and were fully vested upon grant. In connection with their initial option grants, certain of the executive officers received grants which were immediately vested. Mr. Merrihew was granted options to purchase 25,000 shares which vested immediately. Mr. Tek was granted options to purchase 30,000 shares which vested immediately, and Mr. Smith was granted options to purchase 50,000 shares which vested immediately.

         Upon the consummation of the Sale of Assets, it is anticipated that each of the executive officers of the Company will become employees of the Operating Company (as described above) and their employment with the Company will be terminated. With certain exceptions described below, such a termination of employment causes the unvested options to terminate and also causes an acceleration of the expiration of the vested options. Rather than expiring at the end of five years, vested options would expire after thirty days following the termination of the officer's employment unless exercised prior to that date.

         In the case of Mr. Ditomassi and Mr. Woods, certain options granted to them for their services as a director or as a member of the Office of the Chairman expire at the end of five years following the date of grant, notwithstanding the termination of their employment. Mr. Woods has one such grant that will expire ten years from the date of grant. In addition, the termination of their employment for convenience with the Company would cause their unvested options granted to them for their service as Co-Chief Executive Officers to immediately vest.

         In addition, the stock option agreements with these officers provide that if their termination of employment follows a "change of control," then the unvested options will vest rather than terminate. It is unclear as to whether or not the Sale of Assets is such a sale which would constitute a change of control. It is a condition to Scripps' obligation to close the Sale of Assets that the option plans and agreements provide that the Sale of Assets is not deemed to be a change of control under the option plans or agreements. The Company expects to conclude that the Sale of Assets is a change of control within the meaning of the various stock option agreements and to request that Scripps agree to waive the above closing condition. If Scripps agrees to waive this closing condition, substantially all of the unvested options would vest and become exercisable, and the period within which the officer may exercise the option will be extended from thirty to ninety days or longer in some cases.

         Severance Payments

     Five of the Company's executive officers have employment agreements with the Company, including Mr. Woods and Mr. Ditomassi, the Company's Co-Chief Executive Officers, as well as Mr. Tek, Mr. Merrihew and Mr. Smith. Under the employment agreements with Mr. Woods, Mr. Ditomassi and Mr. Tek, in the event of a "change of control" of the Company, each of them is entitled to resign his position with the Company and to receive a severance payment. The severance payment to Mr. Ditomassi and Mr. Woods would equal two times their annual compensation, and the severance payment to Mr. Tek would equal his compensation payable for the remainder of the term of his employment agreement. If the board determines that the Sale of Assets constitutes a change of control within the meaning of each person's employment agreement, these executive officers would have the right to resign their positions with the Company in order to accept a position with the Operating Company and would be entitled to the severance payments from the Company.

     The employment agreements with Mr. Merrihew and Mr. Smith do not contain provisions permitting them to resign after a change of control and thereby receive severance payments. Their agreements, along with the agreements with Mr. Ditomassi, Mr. Woods and Mr. Tek, do provide, however, that if any of them is terminated for convenience following a change of control, they would be entitled to receive similarly computed severance payments from the Company. The agreement of the Company regarding the Sale of Assets does not contemplate the continued employment of these five employees by the Company because Scripps has required as a condition of closing that all five of these officers, along with certain other officers of the Company, become employees of the Operating Company.

     In the event the severance payments are required, the total amount of the severance payments to these five employments would be approximately $1,600,000. These severance payments would be an obligation of the Company, and such obligation will not be assumed by the Operating Company or by Scripps and will not result in any reduction of working capital transferred to the Operating Company by the Company.

Board Recommendation

         Based upon the factors discussed herein under "Sale of Assets - Background of the Sale of Assets" and "Sale of Assets - Reasons for the Sale of Assets," the Board of Directors has approved the Share Purchase Agreement and has determined that the Sale of Assets contemplated by the Share Purchase Agreement is fair to and in the best interests of the Company and its shareholders. Accordingly, the Board of Directors recommends that the shareholders of the Company vote "FOR" the approval of the Sale of Assets at the Meeting.

Vote Required

         It is unclear under Tennessee law whether the Sale of Assets constitutes a sale of substantially all of the property of the Company requiring shareholder approval. Although the Company does not believe that the Sale of Assets constitutes a sale of substantially all of the assets and therefore, does not believe that shareholder approval is actually required, the Company has elected to seek the approval of its shareholders in connection with the Sale of Assets as if such approval were required pursuant to Tennessee law. Therefore, the Company is seeking the affirmative vote of the holders of a majority of the outstanding common shares entitled to vote on this proposal. Abstentions may be specified on the proposal and will be considered present at the Meeting but will not counted as affirmative votes. Broker non-votes (that is, those shares that are held in "street name" by brokers and nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter) will not be voted for or against the proposal. Abstentions and broker non-votes, therefore, will have the practical and legal effect of voting against the proposal.

         Even if the Sale of Assets receives a negative vote or fails to receive enough affirmative votes to constitute a majority of the total number of outstanding shares, the Company's Board of Directors could elect to move ahead and close the Sale of Assets on the basis that shareholder approval was not required. The Board has not made a decision with respect to whether or not it would take that position. Furthermore, obtaining shareholder approval for the Sale of Assets constitutes one of Scripps' closing conditions, such that closing the Sale of Assets on the foregoing basis following a failure to obtains shareholder approval would require a waiver of such condition by Scripps. The Share Purchase Agreement provides that, if Scripps deems it advisable to seek a judgment from a court that shareholder approval is not required, the Company will cooperate in the filing of such an action and its prosecution.

         Each of the members of the Company's Board of Directors, along with Arthur D. Tek, the Company's Executive Vice President and Chief Financial Officer, have executed a Voting Agreement with Scripps Networks, dated August 14, 2002, under which these persons have agreed to vote their shares of Common Stock of the Company in favor of the Sale of Assets and the Charter Amendment and against any proposal which would breach the terms of the Share Purchase Agreement between the Company and Scripps Networks, or would result in any of the closing conditions under that agreement not being fulfilled. The shareholders who signed the Voting Agreement hold 5,435,766 shares, which constitute approximately 13% of the total number of outstanding shares of Common Stock entitled to vote.

Dissenters Rights

         Shareholders of the Company are not entitled to exercise dissenters' rights under Tennessee law with respect to Proposal No.1.

                                 PROPOSAL NO. 2

                                CHARTER AMENDMENT

         The Company's board has proposed that Article 1 of the Company's charter be amended to change the corporate name of the Company to "Premier Media, Inc.," or, if the new name becomes unavailable or is unacceptable to the applicable regulators having jurisdiction over the affairs of the Company, to any other name that is approved by the board in its sole discretion.

Reason for the Proposal and Effect if Adopted by the Shareholders

         As part of the transaction with Scripps, the Company is transferring the rights it may have to use the name "Shop At Home" to the Operating Company. As a condition of closing the transaction with Scripps, the Company is required to amend its charter to change its corporate name from "Shop At Home, Inc." to another name that is not the same as or similar to "Shop At Home, Inc." or any other trademark or trade style now used by the Company or its subsidiaries.

         The change in corporate name will not affect the status of the Company or the rights of any shareholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's shareholders will not be required to exchange stock certificates to reflect the new name. If a shareholder's shares of common stock are represented currently by a physical certificate, that certificate will continue to represent such shareholder's ownership of such shares. (It will not be necessary for shareholders to surrender stock certificates bearing the Company's former corporate name. When physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.) In connection with the name change, the Company intends to apply for a new trading symbol. The trading symbol will become effective as soon as practicable after the effective date of the action.

Text of the Charter Amendment and Board's Authority to Designate Another Name

         The text of the proposed amendment is as follows:

         The Amended and Restated Charter of Shop At Home, Inc. shall be amended by deleting Article 1 thereof and fully restating it as follows:

                  Article 1: The name of the corporation is Premier Media, Inc. (the "Corporation").

         If the proposed corporate name becomes unavailable for any reason or is unacceptable to the applicable regulators having jurisdiction over the affairs of the Company, the Board of Directors in its sole discretion may designate and file with the applicable governmental authorities an alternative corporate name without prior approval by the shareholders.

Vote Required

         Under Tennessee law, the affirmative vote of a majority of the shares of the Company's common stock entitled to vote and voted at the Meeting will be required to approve this amendment to the Company's charter.

                                 PROPOSAL NO. 3

                                 OTHER BUSINESS

         The Board of Directors of the Company currently is unaware of any proposal to be presented at the Meeting other than the matters specified in the Notice of Meeting accompanying this Proxy Statement. Should any other proposal properly come before the Meeting, the persons named in the enclosed proxy will vote on each such proposal in accordance with their discretion.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

Company Overview

         The Company sells a variety of consumer products through interactive electronic media including broadcast, cable and satellite television and the Internet. The Company's products fall into three principal categories: collectibles; jewelry, beauty and fitness; and electronics. The Company produces programming in a digital format at its facilities in Nashville, Tennessee. The programming is transmitted by satellite to cable television systems, direct broadcast satellite (DBS) systems and television broadcasting stations across the country.

         The Company owns and operates five UHF television stations, which are located in the San Francisco, Boston, Cleveland, Raleigh and Bridgeport markets. Four of these television stations are located in the top 15 television markets in the United States, including the Bridgeport, Connecticut, station which covers a portion of the New York City designated market area (as defined by Nielsen Media). As of June 30, 2002, the Company's television programming reached, during all or part of the day, 69.8 million cable and direct broadcast system (DBS) households, many of which received the programming on more than one channel. The Company estimates (based on a proprietary formula) that these 69.8 million homes are the full-time equivalent of approximately 41.8 million cable and DBS households.

         The Company is incorporated in Tennessee and its principal place of business and executive offices are located at 5388 Hickory Hollow Parkway, Nashville, Tennessee 37013. The Company's telephone number is (615) 263-8000 and its Internet address is www.shopathometv.com.

Industry Background

         Television Programming. Electronic commerce using full-time television programming has grown to a $6.5 billion industry. This industry has four large competitors, QVC, HSN, ShopNBC and Shop At Home.

         Television station ownership allows a broadcaster to utilize the "must carry" rules of the Federal Communications Commission (FCC). Generally, the must carry rules require most cable systems (with the exception of some small systems) to set aside up to one-third of their channels to carry the broadcast signals of local, full-power television stations, including those broadcasting programming that allows consumers to shop from their homes. These signals must be carried on a continuous, uninterrupted basis and must be placed in the same numerical channel position as when broadcast over-the-air, or on a mutually agreeable channel. The five television stations owned by the Company enjoy these must carry rights.

         In addition, the FCC has adopted rules for implementing digital (including high-definition) television service, or DTV service. The FCC has allotted to eligible existing television stations a second channel on which to provide DTV service. Television stations will be allowed to use these channels according to their best business judgment. These uses include multiple standard definition program channels, data transfer, subscription video, interactive materials, and audio signals, while continuing to provide a free programming service digitally that is at least comparable to today's analog service.

         Internet Commerce. The Internet is an increasingly significant global medium for communications, content and commerce. The increasing functionality, accessibility and overall usage of the Internet have made it an attractive commercial medium. The Internet is evolving into an alternative sales and marketing channel to retail stores, mail-order catalogues and television shopping. Online retailers can interact directly with customers, adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations to effectively market their products. The Company believes that the minimal cost to originate programming on the Internet, the ability to reach and serve a large and global group of customers electronically from a central location, and the potential for personalized low-cost customer interaction all provide additional economic benefits for online retailers.

Recent Developments

         Channel 60-69 Auction. In the 1997 Balanced Budget Act, Congress directed the FCC to reallocate the 746-806 MHz band of spectrum for both public safety and commercial use. The FCC anticipates that this spectrum will be used for next generation, or 3G, wireless services. This band currently is being used by analog broadcast television stations operating on channels 60 through 69. The spectrum is occupied by more than 100 analog broadcast television stations ("incumbent stations") throughout the country, including the Company's stations located in the Boston and Cleveland markets and a former Company station located in Houston.

         Under the FCC's rules, these incumbent stations are permitted to continue analog operations on Channels 60 through 69 until at least December 31, 2006. Auction of the spectrum for wireless services scheduled for January 14, 2003 is currently being reviewed to resolve spectrum allocation issues. Because broadcasters and wireless carriers cannot use the spectrum simultaneously, auction winners wishing to initiate commercial wireless services before 2007, may desire to relocate the incumbent broadcast stations, including the Company's incumbent stations.

         The FCC has initiated a proceeding to investigate several 746-806 MHz band-clearing proposals. While the Company is unable to predict the outcome of this proceeding, the FCC also has concluded that there is a presumption in favor of certain band-clearing agreements between broadcasters and auction winners. Accordingly, assuming the auction is completed, there is a possibility that either through an FCC-endorsed band-clearing plan, or through private negotiations, opportunities may exist for broadcast station owners located in the 746-806 MHz band (i.e. on channels 60-69), including the Company, to reach agreements, including possible compensation with auction winners, to facilitate relocation of certain stations. If such an opportunity exists, the Company may be willing, for a negotiated price to cover its investment in these stations and to recoup expected losses from potential over-the-air viewership losses occurring from vacating the analog spectrum early, to relocate any or all the stations listed above to its digital allocation. In addition to its stations in Boston and Cleveland, the Company has retained an interest in the potential spectrum auction profit related to its former Houston property.

Distribution of Programming

         The Company distributes its programming to viewers by or through:

    the Company's owned and operated television stations;

    television stations with which the Company has entered into agreements to purchase broadcast time;

    the carriage of those television broadcasts by cable television systems under the "must carry" or retransmission consent provisions of federal law;

    direct carriage on cable television systems under agreements with cable system operators;

    direct-to-home satellite programming services (DBS); and

    the Company's website, shopathometv.com.

Programming Origination

         The Company originates its programming from its studios and technical facilities in Nashville, Tennessee. The Company transmits its programming to transponders leased or subleased by it on satellites. The satellites retransmit the Company's signal to various program distribution sources.

         The Company also originates programming on its website with video streaming of its live television network.

Owned and Operated Stations

         The following table sets forth certain information regarding each of the broadcast stations owned by the Company:


                                                                                                  Actual cable
                                                                                                   Households
                                                                     DMA Households(1)              Reached
                                                                ---------------------------- -----------------------
                                       License                        (In Thousands)             (In Thousands)
                          DMA        Expiration    Rank of         Broadcast
         Call Sign      Market          Date         DMA           Television       Cable        June 30, 2001
         ---------- ---------------- ------------  ---------    ----------------- ---------- -----------------------

         WSAH       New York (2)          6/2007          1            6,936      5,189 (2)            756
         KCNS       San Francisco        12/2006          5            2,423          1,761          1,453
         WMFP       Boston                4/2007          6            2,211          1,812          1,724
         WOAC       Cleveland            10/2005         15            1,479          1,082          1,029
         WRAY       Raleigh              12/2004         29              858            540            382

(1) Per Nielsen Media Research, total number of broadcast television households as of January 2001 and total number of cable households as of September 2000.

(2) While WSAH, Bridgeport, Connecticut, is inside the New York DMA, the station only covers a portion of the market.

Affiliations

         In 1993, the Company began an aggressive effort to increase the distribution of its programming. Since that time, the Company has been successful in significantly building a "network" for distribution of its programming and in building relationships with television stations owned by third parties, certain owners of multiple cable systems and with EchoStar and DirecTV, the leading DBS providers. The Company's programming is now viewed via broadcast or cable affiliation in more than 150 television markets, including all of the country's top fifty 50 designated market areas (DMA's).

         The Company's affiliation agreements typically are short term. The Company's experience has been that most of the affiliation agreements continue for long-term periods. The time purchased under these agreements is usually preemptible only under certain limited circumstances, including public interests or breaking news programming, and the Company generally pays a fixed rate for the hours its programming is actually carried.


Products and Customers

     Products and Merchandise. The Company offers a variety of consumer products, including cards and memorabilia, coins, jewelry, computers, cameras, fitness equipment, apparel and health and beauty merchandise.

     The Company buys products from numerous vendors, and certain products sold by the Company are available through multiple suppliers. The Company also acquires unique products from a select group of vendors and believes that it will be able to continue to identify sources of specialty products. By monitoring product sales and revising product offerings, the Company strives to maintain an attractive and profitable product mix. The Company also is continuously evaluating new products and vendors to broaden its merchandise selection.

     During the year ended June 30, 2002, the Company had three vendors from whom it purchased more than 10% each of its total cost of goods sold. The three vendors represented two different product categories and accounted for 15.2%, 10.8% and 10.7% of the Company's cost of goods sold. The Company believes that it could find replacement vendors for the products sold by any one of these vendors without a material adverse effect on the Company.

     The following table sets forth certain information about the principal categories of merchandise sold by the Company during the years ended June 30, 2002, 2001 and 2000:

              Type of Product                                         Percentage of Net Revenues
---------------------------------------------       ----------------------------------------------------------------

                                                           2002                      2001                   2000
                                                    --------------------       -----------------      ------------------

Collectibles                                                 43.4 %                   58.3 %                  55.8 %
Jewelry, beauty and fitness                                  30.8                     27.5                    21.1
Electronics                                                  25.8                     14.2                    23.1

Total                                                       100.0 %                  100.0 %                 100.0 %

         Programming and Presentation of Merchandise. The Company segments most of its programming into product or theme categories. It has the studio and broadcasting capability to produce multiple live shows simultaneously. The Company's technical facilities allow it to broadcast an analog and digital signal to its main satellite transponder in the same transmission signal. The Company replays selected programming on its website.

         The Company's programs use a show-host approach, with the host conveying information about the products and demonstrating their use. The viewer may purchase any product the Company offers, subject to availability. The Company seeks to differentiate itself from other televised shopping programmers by using an informal, personal style of presentation and by offering unique products.

         Returns of Products and Merchandise. The Company generally offers its customers a full refund on merchandise returned within 30 days of the date of purchase.

         Shipping. The Company ships customer orders as promptly as possible after taking the order, via a combination of ground and priority delivery services. The Company ships either from its warehouse facility or through selected vendors who ship products directly to the customer. The Company maintains its own customer service department to address customer inquiries about ship dates, product, and billing information.

         Customer Relations. Customers can place orders with the Company 24 hours a day, seven days a week, over the Internet or via the Company's toll-free number (800) 366-4010. The Company uses customer sales representatives and an automated touch-tone ordering system to accept customer orders. A majority of its customers pay for their purchases by credit card, and the Company also accepts payment by money order, check, debit card and electronic funds transfer.

         Mechanical, electronic and other items may be covered by manufacturer warranties. The Company strives to continuously improve its customer service and to make objective comparisons with its competitors.

         Seasonality. The Company's business is somewhat seasonal, with its sales made in the last quarter of the calendar year normally being the highest for the fiscal year.

Competition

         Competition in Television Commerce. The television commerce industry is competitive with QVC and HSN being the revenue leaders. The Company's programming competes directly with QVC, HSN and, often, ShopNBC in almost all of its markets. The Company's competitors are well-established and have substantially greater financial, distribution and marketing resources than the Company. They also reach a larger percentage of U.S. television households. The Company competes generally with traditional store and catalogue retailers.

         Competition in Internet Retailing. Internet commerce is also highly competitive. Many major retailers and marketers now sell their products on the Internet. Despite a high failure rate, new retail websites are being launched daily and may compete directly with shopathometv.com in the future.

Employees

         As of June 30, 2002, the Company employed approximately 508 persons of which approximately 465 were full-time employees. The Company believes it maintains a good relationship with its employees. Presently, no collective bargaining agreements exist between the Company and its employees.

Information Technology

         The Company operates on an enterprise-wide platform integrating customer management, the Internet, and financial reporting. The system is scalable as the Company grows and interfaces with the Company's telephone center operations, its website, e-mail and vendors with electronic data interchange capabilities.

         The Company manages customer sales and service through a state-of-the-art telephone system. The telephone system is combined with the enterprise-wide computer system to support automated ordering through integrated voice response.

         The Company's web site, shopathometv.com, is designed around "best of breed" e-commerce computer solutions. The system is totally integrated with the broadcast network. The site is designed to support thousands of stocking units pulled directly from the Company's product database and offers a live video stream of the Company's television programming and show schedules. The site is hosted at the Company's facilities in Nashville.

Broadcast Technology

         Production. The Company's production facility in Nashville features state-of-the-art digital equipment. Utilizing "serial digital" video processing allows the Company to produce programs with minimal signal degradation in any part of the production process and to provide the viewer with optimum signal quality. Computer video server technology and the MPEG-2 format are used extensively to allow instant recall of product shots or promotional spots to be used on the air. Panasonic's DVCPRO videotape format is used for digital content recording and playback. Video promotions are produced in editing suites utilizing computer equipment and the Motion-JPEG video format.

         Distribution. The Company currently has four satellite distribution channels: three analog and one digital. The uplink signals are transmitted through two state-of-the-art 9.3 meter dishes at the Company's Nashville facilities. A portion of the Company's affiliates, including all five of its owned and operated stations, have begun using the digital MPEG-2 signal to deliver an ultra-clear picture. The Company's primary feed is via PanAmSat's satellite G-11.

Properties

         The Company's technical facilities, studios and executive offices are located in Nashville, Tennessee in a 74,000 square foot building it owns and in 9,200 square feet of leased space in an adjacent facility. The adjacent facility is owned by an entity controlled by J.D. Clinton, who is the Chairman of the Board and a principal shareholder of the Company. The terms of the lease are comparable to those available in similar facilities in the area where they are located. Additionally, the Company leases a 43,000 square foot warehouse located near its Nashville headquarters.

         Each of the Company's owned television stations has studio, office and transmitter facilities, all of which are leased.

Legal Proceedings

         A lawsuit was filed against the Company in January 2000 by a former vendor, Classic Collectibles, LLC, in state Chancery Court in Chattanooga, Tennessee. The vendor alleges that the Company improperly canceled certain orders and that certain amounts it paid to the Company under a written agreement should be refunded. The vendor is also claiming entitlement to alleged lost profits of approximately $2 million asserting the Company did not provide an amount of broadcast network time in 1999 that the vendor alleges was orally promised in connection with the written agreement. The Company has filed its answer and has vigorously defended this action. The case is currently set for a jury trial in November 2002.

         A lawsuit was filed against the Company in April 2002 by ING Merger LLC, as successor to ING Barings LLC ("ING"), in the United States District Court in the Southern District of New York. ING alleged that the Company failed to pay investment banking fees and related expenses in connection with two agreements. In its complaint ING demanded damages of approximately $450,000 plus interest and costs. The Company has filed its answer and plans to vigorously defend this action.

         The Company is subject to routine litigation arising from the normal and ordinary operation of its business. The Company believes that such litigation is not likely to have a material adverse effect on its business.

Operations of the Company Following the Sale of Assets

         Following the closing, the material assets of the Company will consist of the following:

o the 30% interest in the Network; o the five television stations; o the wireless spectrum rights; and o the net operating loss carry forwards.

         Substantially all of the current employees of the Company will become employees of the Operating Company. The Company currently employs approximately persons to operate its television stations, and those persons are expected to remain employees of the Company. Because the current senior management officials of the Company will become management employees of the Operating Company, the Company's board expects to employ new senior management for the Company. In addition, the Company will replace certain other employees who will be employed by the Operating Company, including persons who will perform the Company's accounting functions. At this time, these new employees of the Company have not been identified.

         The Company's role in the management of the Operating Company after the closing will be essentially limited to participation in meetings of the governing board of the Operating Company, upon which the Company will have proportionate representation. Because Scripps will have the right to designate a majority of such board members and most operational decisions require only a majority vote, it is not expected that the Company will make any operational decisions concerning the Network.

         Under the affiliation agreement which the Company has agreed to enter into with the Operating Company, the stations will carry the programming of the Network for a period of three years. The Company has the right, however, to terminate the affiliation agreement as to any or all of the stations after 15 months following the closing. At that time, the Company will be free to seek other affiliations or other alternatives for the programming of the stations; provided, however, that the Company has agreed not to affiliate with any other entity providing home shopping programming while the Company owns an interest in the Network and for a period of three years thereafter.

         Except for its agreement not to compete with the Network, the Company will be able to pursue other business opportunities after the closing. The Company, however, has no currents plans to do so.

Incorporation by Reference

         The Company incorporates herein by reference its Annual Report on Form 10-K for the fiscal year ended on June 30, 2002, and filed with the SEC on August ___, 2002. A copy of the Annual Report is being mailed to all shareholders together with this Proxy Statement.

                       ABOUT SCRIPPS AND SCRIPPS NETWORKS

         Scripps is a diversified media company operating in three business segments: newspapers, broadcast television stations and cable television networks. The newspaper segment includes daily newspapers in 21 operating markets. The television segment includes 10 broadcast television stations, nine of which are affiliated with national television networks. The cable television networks segment, operated through Scripps Networks, includes four national television networks.

         Scripps Networks is a wholly owned subsidiary of Scripps. Scripps Networks distributes through cable and satellite television systems Scripps' four national networks, Home & Garden Television (HGTV), Food Network, Do It Yourself and Fine Living. Scripps Networks' programming can be viewed in 25 countries.


                                  RISK FACTORS

Risks Relating to Company if the Sale of Assets is Not Consummated

         The following paragraphs describe some of the significant risks associated with the continuing operation of the Company if the Sale of Assets is not consummated.

o We have a history of losses and we may need additional financing. We have experienced net losses in each fiscal year since 1998. Our future profitability largely depends on management's ability to implement our business strategy in a timely manner, at a reasonable cost to us, and under conditions acceptable to us.

         Successful implementation of our business strategy would depend on numerous factors beyond our control, including the economy, our competitors and other conditions and uncertainties. We cannot assure you that all of these strategic initiatives will be successfully implemented. If we fail to become profitable, or if we are unable to generate sufficient cash from our business to fund our operational requirements and business strategy, we will be required to obtain additional funds by incurring additional indebtedness or selling additional stock.

         Our ability to arrange additional financing and the cost of financing would depend upon many factors, including:

    economic and capital markets conditions generally, and, in particular, the non-investment grade debt market;

    conditions in the television home shopping industry;

    regulatory developments;

    credit availability from banks or other lenders;

    investor confidence in the home shopping industry and our company; and

    the success of our business plan.

         Our inability to raise additional capital would have an adverse effect on our financial condition and results of operations, including causing us to default on our current indebtedness, requiring that we significantly revise and limit our business strategy and impairing our ability to continue the normal operation of our business. We can give you no assurance that we would be able to obtain additional financing on commercially reasonable terms, if at all.

         Our substantial indebtedness could impair our financial condition. We have substantial debt. The amount of our current indebtedness:

              requires us to use a substantial portion or all of our cash flow from operations to pay interest on our indebtedness, reducing the amount of cash flow available to fund working capital, capital expenditures and other requirements of our business;

              limits our flexibility in planning for, and reacting to, changes in our business and the industry in which we operate;

              could place us at a disadvantage compared with our competitors that have more capital and less debt; and

              makes it more difficult for us to borrow money for working capital, capital expenditures, acquisitions or other corporate purposes.

         We face significant competition. The sale of consumer products by electronic media is intensely competitive. The television home shopping industry is dominated by two established competitors, QVC and HSN (Home Shopping Network). Both of these networks have substantially more television and cable carriage than we do. We also compete with ShopNBC, another broadly distributed television home shopping company, and we compete with other companies that sell consumer goods on the Internet. We also compete with traditional store and catalog retailers. Many of our competitors have substantially greater financial, distribution and marketing resources than we do. These competitors may enter into business combinations, joint ventures and strategic alliances with each other, which could further enhance their resources and make it harder for us to maintain or increase our market share.

         The increasing number of channels and websites poses a significant competitive threat to us. In order for our customers to purchase our products, they must either watch our television programs or access our website. Consumers have ever-growing alternatives to the traditional over-the-air television broadcast, including cable television, satellite dishes, multichannel multipoint distribution systems, pay-per-view programs, video movie rentals and the Internet. These alternatives have created smaller television viewing audiences for particular programs. Further technological developments will likely continue this trend, putting additional competitive pressures on us.

         We depend on affiliation and carriage agreements, which can be terminated or may not be renewed. Our business is dependent upon affiliation agreements with television broadcast stations, cable system operators and DBS providers. We must renegotiate and renew these agreements from time to time. Most of these agreements give the owner of the station or system the right to terminate the agreement at any time with 30 days notice, or the right to preempt our programs in certain situations. We must compete with other television programmers for time on these stations and systems, and there is no assurance we can match the prices our competitors may be willing to pay. There can be no assurance that any of the agreements can be renewed on acceptable terms, if at all.

         We rely on service providers and product vendors. We are dependent upon certain service providers and product vendors to conduct our business. Because we have positioned ourselves in the television home shopping market as the seller of certain unique products, we depend upon a limited number of suppliers for such products. This supply cannot be assured. In addition, we rely on the services of a credit card processor, and a limited number of telephone service providers, shipping companies and computer hardware and software suppliers. Should we lose or experience interruptions in the services of any of these service providers or if certain of our vendor relationships terminate, we may not be able to replace these providers or vendors.

         Our broadcast properties are subject to significant regulation that may be costly and may interfere with our ability to conduct business. Federal law permits the operation of a television broadcast station only with a license issued by the FCC. The law empowers the FCC, among other things:

    to determine the frequencies, location and power of broadcast stations;

    to issue, modify, renew and revoke station licenses;

    to approve the assignment or transfer of control of broadcast licenses;

    to regulate the equipment used by stations;

    to impose penalties for violations of the Communications Act of 1934 (the "Communications Act") or FCC regulations; and

    to regulate some of a station's programming content.

         FCC television licenses are granted or renewed for terms of eight years, although licenses may be renewed for a shorter period. We must apply for renewal of each broadcast license. At the time an application is filed for renewal, petitions to deny the renewal may be filed by interested parties. There can be no assurance that the licenses for our stations will be renewed at their expiration dates or, if renewed, will be renewed for the full eight-year term. The non-renewal or revocation of one or more of our television station licenses could have a materially adverse effect on our operations. Failure to comply with FCC rules and policies can also result in the imposition of various sanctions, including monetary forfeitures or, for particularly egregious violations, the revocation of a license. See "Business - Regulation - License Renewals."

         If we fail to keep pace with rapid technological change, it could materially harm our ability to attract and retain customers. The Internet and electronic commerce industries are characterized by rapid technological change, changes in user and customer requirements, frequent new service or product introductions embodying new technologies and the emergence of new industry standards and practices that could render our website and technology obsolete. Our performance will depend, in part, on our ability to license or acquire leading technologies, to enhance our existing services and to respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. There can be no assurance that we will be successful in using new technologies effectively or adapting our website and technology to emerging industry standards.

Risks Related to the Sale of Assets

         The following paragraphs describe some of the significant risks associated with the operation of the Company if the Sale of Assets does close.

         The loss of key personnel could weaken the management expertise of the Company. The Company expects its key personnel, including its Co-Chief Executive Officers and its other executive officers, will become employees of the Operating Company. As a result, the Company will lose the services of such persons, and the Company will need to employ new senior management to operate the retained business and assets of the Company. Those persons have not been identified and the failure of the Company to recruit effective management at reasonable compensation levels could adversely affect the financial performance of the Company following the closing.

         The Company will hold a minority position in the Operating Company. Following the closing, the Company will hold an indirect 30% interest in the Network and will have the right to designate two of the five members of the governing board of the Operating Company and one of the five members of the board of directors of Holding Company. Scripps, as the holder of an indirect 70% interest and the right to designate three of the five board members of the Operating Company and four members of the board of directors of Holding Company, will have the right to make substantially all business and operational decisions affecting the operation of the Network. This means that the value of the Company's 30% interest will essentially dependent on the management of the Operating Company by Scripps.

         The ownership interest of the Company in the Operating Company is subject to dilution. If Scripps decides that additional funding is needed in the operations of the Operating Company, Scripps will decide whether such additional funding will be by loan to the Company, additional equity investments by the members or investments by third parties. If Scripps elects to invest additional funds as equity into the Operating Company, the Company will have a period of six months to pay its share of the investment into the Company. If the Company is unable or unwilling to make such equity investment, its 30% ownership position will be diluted by the investment made by Scripps.

                             SELECTED FINANCIAL DATA

              The selected financial data set forth below should be read in conjunction our consolidated financial statements and notes thereto. The statement of operations and balance sheet data set forth below as of and for each of the five years in the period ended June 30, 2002 are derived from our audited financial statements.


                                                          Fiscal Year Ended June 30,
                                               1998       1999      2000       2001        2002
                                               ----       ----      ----       ----        ----

STATEMENT OF OPERATIONS DATA:
Net revenues.............................     $100,906   $150,399   $201,556  $177,615

Cost of goods sold.......................       60,410     93,396    133,751   122,353
                                               -------    -------    -------    ------
Profit before operating expenses.........       40,496     57,003     67,805    55,262

Operating expenses ......................       36,099     54,712     79,153    98,448
                                               -------    -------    -------    ------
Income (loss) from operations............        4,397      2,291    (11,348)  (43,186)

Interest expense, net....................        2,129      8,276      8,914    10,969

Gain on sale of station..................           -          -         -      48,929
Other income (expense)...................          900        (46)      (154)       63
                                                  ----       ----      -----        --
Income (loss) before income taxes........        3,168     (6,031)   (20,416)   (5,163)

Income tax expense (benefit).............        1,204     (2,492)    (7,709)      262
                                                ------     -------    -------      ---
Income (loss) from continuing operations.        1,964     (3,539)   (12,707)   (5,425)

Income (loss) from discontinued operations        (451)       235       (786)     (598)
Loss on disposal of discontinued operations         -          -         -      (2,864)
Cumulative effect of accounting change ..           -          -         -      (1,359)
                                                  ----       ----       ----    -------
Net income (loss)........................        1,513     (3,304)   (13,493)  (10,246)

Preferred stock accretion and dividends..          (14)       (14)        (6)   (8,156)
                                                  ----       ----        ---    -------
Net income (loss) available to common
shareholders                                  $  1,499   $ (3,318)  $ (13,499) $(18,402)
                                            ==========  ==========  ========== =========


OTHER DATA:
EBITDA1..................................       $5,912    $ 6,493  $(2,975)  $ (29,251)
Capital expenditures.....................       16,800     14,101    17,671      2,727
Depreciation and amortization............        1,515      4,202     8,373     13,935
Ratio of earnings to fixed charges2......        2.17x      0.32x         -      0.54x

                                                                                                    As Adjusted
                                                                                                      June 30,
                                                                                                       20023
BALANCE SHEET DATA:
Cash and cash equivalents................    $             $            $        $

Working capital4.........................       11,568   (17,646)    16,806      8,579
Total assets.............................      143,770    170,697   227,294    180,017
Current liabilities......................       19,212     48,364    45,468     28,785
Long-term debt and capital leases,
including current portion ...............       75,415     96,191    97,111     76,361
Redeemable preferred stock...............        1,393        834    12,504        161
Stockholders' equity.....................       44,360     61,459    84,986     75,587


         (1) We define EBITDA as income (loss) from operations plus depreciation and amortization. EBITDA includes unusual charges totalling $11.3 million for fiscal year 2001, consisting primarily of severance payments and write-offs of inventory, accounts receivable and an affiliate agreement. EBITDA is not a measure of performance under generally accepted accounting principles and should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA information is included because we believe that certain investors may use it as supplemental information to evaluate a company's ability to service debt. The definition of EBITDA used in this offering memorandum may not be comparable to the definition used by other companies.

         (2) For purposes of determining the ratio of earnings to fixed charges,
(a) earnings means income (loss) from continuing operations before income taxes plus fixed charges less dividends on preferred stock and (b) fixed charges means interest expense plus amortization of debt expense, one-third of rental expense on operating leases (representing that portion of rental expense deemed to be attributed to interest) and dividends on preferred stock. Earnings were insufficient to cover fixed charges by $10.8 million, $10.4 million and $13.3 million for fiscal year 2000 and the six months ended December 31, 2001 and 2000, respectively

         (3)  As adjusted for the Sale of Assets, as described herein.

         (4) Current assets (including cash and cash equivalents) minus current liabilities.



                                OTHER INFORMATION

Cost of Solicitation of Proxies

         The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this Proxy Statement, will be borne by the Company. That solicitation will be made by mail, and also may be made by the Company's regular officers or employees, personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition, the Company anticipates retaining a proxy solicitation firm to distribute material to beneficial owners whose shares are held by brokers, banks, or other institutions and to assist in soliciting proxies, for a fee estimated at $________ plus expenses.

Shareholders' Proposals

         In the Company's proxy statement for its annual meeting held on November 29, 2001, the deadline for shareholders intending to submit proposals for presentation at the Company's 2002 annual meeting of shareholders for inclusion in the proxy statement and form of proxy relating to that meeting was established as June 23, 2002. This date was set on the assumption that the 2002 annual meeting would not be changed by more than 30 days from the date of the 2001 annual meeting. Because of the holding of the Meeting and the pendency of the Sale of Assets, it is likely that the Company will delay its annual meeting for more than 30 days after November 29, 2002. In that event the deadline for submitting shareholder proposals will be a reasonable time before the Company begins to print and mail its proxy materials for the 2002 annual meeting. The Company plans to announce the new deadline in its Form 10-Q which it will file with the SEC for the quarter ending September 30, 2002.

Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. In addition, you may obtain a copy of any of our filings, at no cost, by writing to or telephoning us at Shop At Home, Inc., 5388 Hickory Hollow Parkway, Nashville, Tennessee 37013-3128, Telephone 615-263-8000.

                                    GLOSSARY

     As used in this Proxy Statement, the following terms have the indicated meanings, unless the context requires another meaning:

     "Act" means the Tennessee Business Corporation Act, as amended.

     "Common Stock" means the common stock, $.0025 par value, of the Company.

     "Company" or "we" means Shop At Home, Inc., a Tennessee corporation.

     "Holding Company" means SAH Holdings, Inc., an Ohio corporation and currently a wholly owned subsidiary of the Company, the name of which is intended to be changed to The Scripps Shop At Home Holding Company.

     "Loan" means the loan in the principal amount of $47.5 million which Scripps has agreed to make to the Company upon the closing of the Sale of Assets.

     "Meeting" means the special meeting of the shareholders of the Company scheduled for October 16, 2002.

     "Network" means the television home shopping network currently owned and operated by the Company.

     "Operating Company" means Partners-SATH, L.L.C., a Tennessee limited liability company, which is intended to be re-capitalized as Shop At Home Network, LLC, a Delaware limited liability company, and will be the entity which owns and operates the Network.

      "Sale of Assets" means the transaction whereby the Company will indirectly sell to Scripps a 70% ownership interest in the Network.

     "Scripps" means The E.W. Scripps Company, an Ohio corporation.

     "Scripps Networks" means Scripps Networks, Inc., a Delaware corporation and a wholly owned subsidiary of Scripps.

     "Share Purchase Agreement" means the principal agreement by which, at closing, the Company sells, and Scripps Networks acquires, an 80% interest in Holding Company and an indirect 70% interest in the Operating Company.

     "Record Date" means the date the Board of Directors has chosen to determine which shareholders will be permitted to vote at the Meeting, and is September 9, 2002.

                                   APPENDIX A


--------------------------------------------------------------------------------
                            SHARE PURCHASE AGREEMENT

                                     between

                               SHOP AT HOME, INC.

                                       and

                             SCRIPPS NETWORKS, INC.
--------------------------------------------------------------------------------






                                 August 14, 2002

                                      -iii-
                                TABLE OF CONTENTS


                                                  Pages


ARTICLE I. DEFINITIONS....................................................4
         Section 1.1 Definitions..........................................4
         ------- ---


ARTICLE II. SALE AND TRANSFER OF SHARES; CLOSING..........................11
         Section 2.1 Shares...............................................11
         ------- ----------
         Section 2.2 Purchase Price.......................................11
         ------- ------------------
         Section 2.3 Closing..............................................12
         ------- -----------


ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER.....................12
         Section 3.1 Organization and Good Standing.......................12
         ------- ----------------------------------
         Section 3.2 Authority; No Conflict...............................12
         ------- --------------------------
         Section 3.3 Capitalization.......................................14
         ------- ------------------
         Section 3.4 Financial Statements.................................14
         ------- ------------------------
         Section 3.5 Books and Records....................................15
         ------- ---------------------
         Section 3.6 Title to Properties; Encumbrances....................15
         ------- -------------------------------------
         Section 3.7 Condition and Sufficiency of Assets..................16
         ------- ---------------------------------------
         Section 3.8 Accounts Receivable; Reserves for Returns and........16
         ------- -------------------------------------------------
                        Charge Backs
                        ------------
         Section 3.9 Inventory............................................16
         ------- -------------
         Section 3.10 No Undisclosed Liabilities..........................16
         ------- -------------------------------
         Section 3.11 Taxes...............................................17
         ------- ----------
         Section 3.12 Employee Benefits...................................18
         ------- ----------------------
         Section 3.13 Compliance; Governmental Authorizations.............23
         ------- --------------------------------------------
         Section 3.14 Legal Proceedings; Orders...........................25
         ------- ------------------------------
         Section 3.15 Absence of Certain Changes and Events...............26
         ------- ------------------------------------------
         Section 3.16 Contracts; No Defaults..............................26
         ------- ---------------------------
         Section 3.17 Insurance...........................................29
         ------- --------------
         Section 3.18 Environmental Matters...............................30
         ------- --------------------------
         Section 3.19 Employees...........................................30
         ------- --------------
         Section 3.20 Labor Relations; Compliance.........................31
         ------- --------------------------------
         Section 3.21 Intellectual Property...............................31
         ------- --------------------------
         Section 3.22 Certain Payments....................................34
         ------- ---------------------
         Section 3.23 FCC Licenses; Operations of Licensed Facilities.....34
         ------- ----------------------------------------------------
         Section 3.24 Subscribers.........................................34
         ------- ----------------
         Section 3.25 Affiliation and Programming Agreements..............35
         ------- -------------------------------------------
         Section 3.26 Transponder Contracts...............................36
         ------- --------------------------
         Section 3.27 Network Rights......................................36
         ------- -------------------
         Section 3.28 Website.............................................36
         ------- ------------
         Section 3.29 Relationships with Affiliates.......................37
         ------- ----------------------------------
         Section 3.30 Proxy Statement.....................................37
         ------- --------------------
         Section 3.31 Customers and Vendors...............................37
         ------- --------------------------
         Section 3.32 Brokers or Finders..................................37
         ------- -----------------------
         Section 3.33 Disclosure..........................................37
         ------- ---------------


ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.......................38
         Section 4.1 Organization and Good Standing.......................38
         ------- ----------------------------------
         Section 4.2 Authority; No Conflict...............................38
         ------- --------------------------
         Section 4.3 Investment Intent; Financial Capability..............38
         ------- -------------------------------------------
         Section 4.4 Certain Proceedings..................................38
         ------- -----------------------
         Section 4.5 Proxy Statement Preparation..........................39
         ------- -------------------------------
         Section 4.6 Brokers or Finders...................................39
         ------- ----------------------


ARTICLE V. COVENANTS OF SELLER PRIOR TO CLOSING DATE......................39
         Section 5.1 Access and Investigation.............................39
         ------- ----------------------------
         Section 5.2 Operation of the Business of the Network.............39
         ------- --------------------------------------------
         Section 5.3 Negative Covenant....................................40
         ------- ---------------------
         Section 5.4 Notification.........................................40
         ------- ----------------
         Section 5.5 Reasonable Best Efforts..............................40
         ------- ---------------------------
         Section 5.6 No Solicitation......................................40
         ------- -------------------
         Section 5.7 Preparation of Proxy Statement.......................41
         ------- ----------------------------------
         Section 5.8 Shareholders Meeting.................................42
         ------- ------------------------
         Section 5.9 Approval for Transfer of Network Assets and .........42
         ------- -----------------------------------------------
                        Network Liabilities
                        -------------------


ARTICLE VI. COVENANTS OF BUYER PRIOR TO CLOSING DATE......................43
         Section 6.1 Reasonable Best Efforts..............................43
         ------- ---------------------------
         Section 6.2 Preparation of Proxy Statement.......................43
         ------- ----------------------------------
         Section 6.3 Loan to Operating Company............................43
         ------- -----------------------------


ARTICLE VII. MISCELLANEOUS COVENANTS......................................43
         Section 7.1 Section 338(h)(10) Election..........................43
         ------- -------------------------------
         Section 7.2 Required Approvals...................................43
         ------- ----------------------
         Section 7.3 FCC Actions..........................................44
         ------- ---------------
         Section 7.4 Amendment to Holding Company Articles................44
         ------- -----------------------------------------
         Section 7.5 Access to Records....................................45
         ------- ---------------------


ARTICLE VIII. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.........45
         Section 8.1 Accuracy of Representations..........................45
         ------- -------------------------------
         Section 8.2 Seller's Performance.................................45
         ------- ------------------------
         Section 8.3 Consents.............................................45
         ------- ------------
         Section 8.4 Additional Documents.................................45
         ------- ------------------------
         Section 8.5 No Proceedings.......................................46
         ------- ------------------
         Section 8.6 No Claim Regarding Ownership or Sale Proceeds........46
         ------- -------------------------------------------------
         Section 8.7 No Prohibition.......................................46
         ------- ------------------
         Section 8.8 Loan Transaction.....................................46
         ------- --------------------
         Section 8.9 Network Assets and Network Liabilities...............46
         ------- ------------------------------------------
         Section 8.10 Holding Company Amended Articles....................47
         ------- -------------------------------------
         Section 8.11 Title Insurance.....................................47
         ------- --------------------
         Section 8.12 754 Election........................................47
         ------- -----------------
         Section 8.13 Amendment of Option Plans; Employment Agreements....47
         ------- -----------------------------------------------------
         Section 8.14 HSR Act.............................................47
         ------- ------------
         Section 8.15 Shareholder Approval................................47
         ------- -------------------------


ARTICLE IX. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE..........47
         Section 9.1 Accuracy of Representations..........................47
         ------- -------------------------------
         Section 9.2 Buyer's Performance..................................47
         ------- -----------------------
         Section 9.3 Consents.............................................48
         ------- ------------
         Section 9.4 Additional Documents.................................48
         ------- ------------------------
         Section 9.5 No Injunction........................................48
         ------- -----------------
         Section 9.6 Loan Transaction.....................................48
         ------- --------------------


ARTICLE X. TERMINATION....................................................48
         Section 10.1 Termination of Agreement............................48
         ------- -----------------------------
         Section 10.2 Effect of Termination...............................49
         ------- --------------------------


ARTICLE XI. INDEMNIFICATION; REMEDIES.....................................50
         Section 11.1 Survival; Right to Indemnification Not Affected ....50
         ------- ----------------------------------------------------
                        by Knowledge
                        ------------
         Section 11.2 Indemnification by Seller...........................50
         ------- ------------------------------
         Section 11.3 Indemnification by Buyer............................51
         ------- -----------------------------
         Section 11.4 Time Limitations....................................51
         ------- ---------------------
         Section 11.5 Limitations on Amount...............................51
         ------- --------------------------
         Section 11.6 Procedure for Indemnification - Third Party Claims..51
         ------- -------------------------------------------------------
         Section 11.7 Procedure for Indemnification - Other Claims........53
         ------- -------------------------------------------------


ARTICLE XII. GENERAL PROVISIONS...........................................53
         Section 12.1 Expenses............................................53
         ------- -------------
         Section 12.2 Public Announcements................................53
         ------- -------------------------
         Section 12.3 Confidentiality.....................................53
         ------- --------------------
         Section 12.4 Declaratory Judgment................................53
         ------- -------------------------
         Section 12.5 Notices.............................................53
         ------- ------------
         Section 12.6 Jurisdiction; Service Of Process....................54
         ------- -------------------------------------
         Section 12.7 Further Assurances..................................54
         ------- -----------------------
         Section 12.8 Waiver..............................................55
         ------- -----------
         Section 12.9 Entire Agreement and Modification...................55
         ------- --------------------------------------
         Section 12.10 Schedules..........................................55
         ------- ---------------
         Section 12.11 Assignments, Successors, and No Third-Party Rights.55
         ------- --------------------------------------------------------
         Section 12.12 Severability.......................................56
         ------- ------------------
         Section 12.13 Section Headings, Construction.....................56
         ------- ------------------------------------
         Section 12.14 Governing Law......................................56
         ------- -------------------
         Section 12.15 Counterparts.......................................56
         ------- ------------------

                            SHARE PURCHASE AGREEMENT

         This Agreement is made as of August 14, 2002, by Scripps Networks, Inc., a Delaware corporation ("Buyer"), and Shop At Home, Inc., a Tennessee corporation ("Seller").

                                    RECITALS

Seller owns 1,000 common shares, without par value, of SAH Holdings, Inc., an Ohio corporation ("Holding Company"), constituting all of Holding Company's outstanding shares.

Seller desires to sell, and Buyer desires to purchase, 800 common shares, without par value, of Holding Company (the "Shares") for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

The parties, intending to be legally bound, agree as follows:

                             ARTICLE I. DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings specified in this Section:

         "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor law, and rules and regulations issued pursuant thereto.

         "Affiliate" means, with respect to any Person, any other Person (i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, (ii) that is a general partner, director, manager, trustee or principal officer of, or a limited partner owning more than 10% of, or that serves in a similar capacity with respect to, such Person, or (iii) of which such Person is a general partner, director, manager, trustee or principal officer or a limited partner owning more than 10% of, or with respect to which such Person serves in a similar capacity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the Person in question through the ownership of voting securities or by contract or otherwise.

         "Affiliation Agreement" means the letter agreement to be entered into between Seller and Operating Company prior to or at the Closing pertaining to the provision of programming by the Network to Seller's owned television stations.

         "Assets and Liabilities Statement" is defined in Section 3.4(a).

         "Buyer" is defined in the first paragraph of this Agreement.

         "Closing" is defined in Section 2.4.

         "Closing Date" means the date and time as of which the Closing actually takes place.

         "Communications Act" means the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Companies" means collectively Holding Company and Operating Company and a "Company" means either Holding Company or Operating Company.

         "Confidentiality Agreement" means the Confidentiality Agreement between The E.W. Scripps Company and Seller dated March 11, 2002.

         "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (a) the transfer by Seller to Holding Company or Operating Company of the Network Assets and Network Liabilities, (b) the sale of the Shares by Seller to Buyer; (c) the execution, delivery, and performance of the Transaction Documents; (d) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and (e) Buyer's acquisition and ownership of the Shares and exercise of control over Holding Company.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied).

         "Damages" is defined in Section 11.2.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" means any cost, damages, liability or other obligation arising under Environmental Law or Occupational Safety and Health Law and consisting of or relating to (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., as amended.

         "Environmental Law" means any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and rules and regulations issued pursuant to thereto.

         "FTE Subscribers" is defined in Section 3.24.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by Seller with respect to the Network or by Operating Company and any buildings, plants, structures, or equipment currently or formerly owned or operated by Seller with respect to the Network or by Operating Company.

         "FCC" means the Federal Communications Commission.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HSR Act" is defined in Section 7.2.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Companies.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof.

         "Holding Company" is defined in the Recitals to this Agreement.

         "Holding Company Contribution Agreement" means the Contribution and Assumption Agreement to be entered into by Seller and Holding Company immediately prior to the Closing, the form of which is attached hereto as
Exhibit 1.1A.

         "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant thereto.

         "IRS" means the U.S. Internal Revenue Service or any successor agency, and, to the extent relevant, the U.S. Department of the Treasury.

         "Intellectual Property Assets" is defined in Section 3.21.

         An individual will be deemed to have "Knowledge" of a particular fact or matter if he or she is actually aware of such fact or matter or if a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a director, executive officer, member, governor, manager (with respect to a partnership or limited liability company), partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or matter in accordance with the preceding sentence.

         "Legal Requirement" means any order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body.

         "Network" means a home shopping cable television network and interactive web-based business called the Shop At Home Network.

         "Network Assets" means the "Membership Interest" and the "Network Employee Rights" under the Holding Company Contribution Agreement, and the "Contributed Assets" under the Operating Company Contribution Agreement.

         "Network Liabilities" means the "Assumed Liabilities" under the Holding Company Contribution Agreement and the Operating Company Contribution Agreement.

         "Network Intangible Rights" means all domestic or foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, uniform resource locators, domain names, franchises, trade names, jingles, slogans, logotypes, copyrights and other intangible rights owned, leased or licensed by Seller or the Companies in connection with the Network.

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Operating Company" means Partners - SATH L.L.C., a Tennessee limited liability company, which is currently owned 99% by Seller and 1% by SAH Acquisition, but which will, upon consummation of the Contemplated Transactions, be owned 87.5% by Holding Company, 11.5% by Seller and 1% by SAH Acquisition.

         "Operating Company Contribution Agreement" means the Contribution and Assumption Agreement to be entered into by Seller, SAH Acquisition and Operating Company immediately prior to the Closing (or earlier upon receipt of consent of Seller's senior lender and Buyer), the form of which is attached hereto as
Exhibit 1.1B.

         "Operating Company LLC Agreement" means the Amended and Restated Operating Agreement among Holding Company, Seller, SAH Acquisition and Operating Company to be entered into at the Closing.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" means an action taken by a Person only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of such Person's normal day-to-day operations; (b) such action is not required to be authorized by such Person's board of directors or managers (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by such Person's parent company (if any) or other equity holders; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors or managers (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents" means (a) the articles or certificate of incorporation and bylaws or code of regulations of a corporation; or (b) the articles of organization or certificate of formation or similar document and limited liability company agreement or operating agreement or similar document of a limited liability company; (c) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (d) any amendment to any of the foregoing.

         "Participation Agreement" means the letter agreement referred to in
Section 8.4(g).

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan" is defined in Section 3.13.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Programming Assets" means all programs, programming, performances, productions, content and related materials of any nature whatsoever, and all elements thereof, whether intended for television broadcast or other exhibition over any other medium (including, but not limited to, the Internet) as a live performance, a pre-recorded performance or otherwise, whether completed or in process or production, in whatever form or media the same may be recorded, including, but not limited to, documents, drawings, films, tapes, compact discs, and any other digital or digitized formats (collectively, the "Programming Materials"), all related common law and statutory Network Intangible Rights in the Programming Materials and all rights, releases, clearances, and licenses granted to Seller by third parties (including, but not limited to, persons appearing in, or performing services in connection with the exhibition and syndication of, any of the Programming Materials) with respect to such third parties' Third-Party Intangible Rights in the Programming Materials.

         "Promotional Assets" means all sales support, advertising, marketing and promotional materials of any nature whatsoever, including, but not limited to, interstitial promotional materials, and all elements thereof (including, but not limited to, all advertiser files, information, lists and rate cards, all catalogs, data, drawings, designs, files, price lists and subscriber information, files and lists, and all other records and other documents related thereto), whether intended for television broadcast or other exhibition over or in any other medium (including, but not limited to, the Internet and any print media) as a live performance, a pre-recorded performance or otherwise, whether completed or in process or production, in whatever form or media the same may be recorded, including, but not limited to, documents, drawings, films, tapes, compact discs, and any other digital or digitized formats (collectively, the "Promotional Materials"), all related common law and statutory Network Intangible Rights in the Promotional Materials and all rights, releases, clearances, and licenses granted to Seller by third parties (including, but not limited to, persons appearing in, or performing services in connection with the exhibition and syndication of, any of the Promotional Materials) with respect to such third parties' Third-Party Intangible Rights in the Promotional Materials.

         "Proxy Statement" is defined in Section 5.8.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative" means with respect to a particular Person, any director, officer, member, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SAH Acquisition" means SAH Acquisition Corporation, a Tennessee corporation wholly owned by Seller.

         "SEC" means the U.S. Securities and Exchange Commission or any successor agency.

         "Section 338(h)(10) Election" is defined in Section 7.2.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and rules and regulations issued pursuant thereto.

         "Seller" is defined in the first paragraph of this Agreement.

         "Shareholder Agreement" means the Shareholder Agreement among Seller, Buyer and Holding Company to be entered at the Closing.

         "Shareholder Approval" is defined in Section 5.7.

         "Shareholders Meeting" is defined in Section 5.8.

         "Shareholders Vote" is defined in Section 5.8.

         "Shares" is defined in the Recitals of this Agreement.

         "Subscriber" means a household that receives Shop at Home Network in a distribution system, including but not limited to, any cable television system, MATV and SMATV systems, MMDS, TVRO and other wireline, wireless and direct broadcast satellite delivery methods, in all cases, whether analog or digital, in the United States and its territories and possessions.

         "Tax" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, withholding on amounts paid to or by Seller or a Company, payroll, employment, excise, severance, stamp occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body responsible for the imposition of any such tax (domestic or foreign), (b) any liability of Seller or a Company for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period prior to the Closing, and (c) any liability of Seller or a Company for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify any other Person..

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Tax Sharing Agreement" means the Tax Sharing Agreement referenced in
Section 8.4(h).

         "Third Party Intangible Rights" means third parties' literary, artistic, trademark, copyright, music performance, master use, synchronization and other similar intellectual property rights and their publicity, privacy and publishing rights.

         A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Transaction Documents" means this Agreement, the Shareholder Agreement, the Operating Company LLC Agreement, the Affiliation Agreement, the Confidentiality Agreement, the Participation Agreement, and the Tax Sharing Agreement.

                ARTICLE II. SALE AND TRANSFER OF SHARES; CLOSING

Section 2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell and transfer the Shares to Buyer, and Buyer shall purchase the Shares from Seller.

Section 2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares is $49,500,000.00.

Section 2.3 Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Bone McAllester Norton PLLC at 424 Church Street, Suite 900, Nashville, Tennessee, at 10:00 a.m. (local time) on October 17, 2002 or at such other time and place as the parties may agree. Subject to Article IX, failure to consummate the Closing on the date and time determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. At the Closing, Buyer shall pay the Purchase Price to Seller by wire transfer to an account specified by Seller.

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

Section 3.1       Organization and Good Standing.

(a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement and the other Transaction Documents to which it is a party. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Seller.

(b) Holding Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, with full corporate power and authority to own the assets that it purports to own and to perform all its obligations under this Agreement and the other Transaction Documents to which it is a party. Holding Company does not own and has never owned any assets. Holding Company does not conduct and has never conducted any business.

(c) Operating Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Tennessee, with full power and authority to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the other Transaction Documents to which it is a party. Operating Company currently owns only certain real estate located at 5388 Hickory Hollow Parkway and certain fixtures and rights related thereto and such property constitutes the only assets ever owned by Operating Company. Operating Company does not conduct and has never conducted any business other than the ownership and operation of such property.

(d) Seller has delivered to Buyer copies of its and each Company's Organizational Documents, as currently in effect.

Section 3.2       Authority; No Conflict.

(a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller and the Companies of each other Transaction Document to which any of them is a party, such Transaction Documents will constitute the legal, valid, and binding obligations of Seller and the Companies, as applicable, enforceable against Seller or the Company in accordance with their respective terms. Each of Seller and each Company has the absolute and unrestricted right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. Seller's Board of Directors has approved the Contemplated Transactions and has resolved to recommend the Contemplated Transactions for Shareholder Approval.

(b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Seller or either Company, or (B) any resolution adopted by the board of directors or the stockholders of Seller or Holding Company or the member or managers of Operating Company;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller or a Company, or any of the assets owned or used by Seller or a Company, may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller or a Company or that otherwise relates to the business of, or any of the assets owned or used by, Seller or a Company;

(iv) cause Buyer or a Company to become subject to, or to become liable for the payment of, any Tax;

(v) cause any of the assets owned or used by Seller or a Company to be reassessed or revalued by any taxing authority or other Governmental Body;

(vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Seller or a Company is bound;

(vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Seller or a Company; or

(viii) contravene, conflict with, or result in a violation, breach, or acceleration of any provision of any employment agreement between Seller and any employee of Seller.

Except as set forth in Schedule 3.2, neither Seller nor a Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 3.3 Capitalization. The authorized capital shares of Holding Company consist solely of 1,500 common shares. The Shares constitute all of the outstanding shares of Holding Company. Seller is and will be on the Closing Date the record and beneficial owner and holder of all of the Shares of Holding Company, free and clear of all Encumbrances. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in conformity with all applicable state and federal securities laws. Holding Company has no other equity securities of any class issued, reserved for issuance, or outstanding. There are no outstanding options, offers, warrants, conversion rights, agreements, or other rights to subscribe for or to purchase from Holding Company. No shares of Holding Company carry, and no shareholder of Holding Company has been granted, any preemptive rights. Holding Company is not obligated under any agreement, arrangement or understanding to redeem or otherwise purchase any of its shares. Seller and SAH Acquisition are the record and beneficial owners and holders of 99% and 1%, respectively, of the outstanding membership interests of Operating Company, free and clear of all Encumbrances. Other than as contemplated by this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any equity or other securities of either Company. Neither Company owns, nor has a Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

Section 3.4       Financial Statements.

         (a) Since June 30, 1997, Seller has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the SEC Documents is set forth on Schedule 3.4. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, Seller's financial statements included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP (except as may be otherwise indicated in such financial statements or the notes thereto, or in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of Seller to Buyer that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         (b) Schedule 3.4(b) includes a statement of assets and liabilities of the Network as of June 30, 2002 (the "Assets and Liabilities Statement"). The Assets and Liabilities Statement was prepared in accordance with the books and records of Seller (which are and have been maintained in accordance with GAAP, consistently applied), were prepared in good faith in accordance with sound internal accounting practices, consistently applied, subject to the assumptions stated therein, and present fairly in all material respects the financial condition of the Network at June 30, 2002.

Section 3.5 Books and Records. The books of account, minute books, stock record books, and other records of Seller and each Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of Seller and each Company contain accurate and complete records of all meetings held of, and action taken by, the stockholders or members and Board of Directors, managers, and committees thereof, and no meeting of any such stockholders, members, Board of Directors, managers, or committee has been held for which minutes have not been prepared and are not contained in such minute books except for certain meetings held after June 16, 2002 solely for the purpose of considering the Contemplated Transactions (each of which will be provided to Buyer as soon as they are available and in no event later than the Closing). At the Closing, each Company will be in possession of all of its books and records.

Section 3.6 Title to Properties; Encumbrances. Schedule 3.6 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned or used by the Network. Seller has made available to Buyer all policies of title insurance, surveys, deeds and other documents vesting title in or containing restrictions on the ownership or use of any real property owned or used by the Network. Seller or a Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by it or reflected as owned in its books and records. Except as set forth on Schedule 3.6, all properties and assets of Seller and each Company are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, liens for current taxes not yet due and with respect to real property, (a) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Network, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by Seller or a Company lie wholly within the boundaries of the real property owned by such entity and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

Section 3.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment constituting the Network Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment constituting the Network Assets are sufficient for the continued conduct of the Companies' business after the Closing in substantially the same manner as conducted by Seller prior to the Closing and constitute all of the assets necessary to operate the Network as previously operated by Seller.

Section 3.8 Accounts Receivable; Reserves for Returns and Charge Backs. All accounts receivable of Seller that are reflected on the Network accounting records of Seller as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible by the Companies, net of the respective reserves shown on the accounting records of Seller. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of June 30, 2002, which list sets forth the aging of such Accounts Receivable. The reserves for returns shown on the Network accounting records of Seller are adequate and calculated consistent with past practice.

Section 3.9 Inventory. All inventory of Seller relating to the Network consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Network accounting records of Seller as of June 30, 2002. All inventories not written off have been priced on an average cost basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

Section 3.10 No Undisclosed Liabilities. Except as set forth in Schedule 3.10, Seller has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) related to the Network except for liabilities or obligations reflected or reserved against on the face of the Assets and Liabilities Statement and current liabilities incurred in the Ordinary Course of Business since June 30, 2002.

Section 3.11      Taxes.

(a) Seller and the Companies have timely filed or caused to be timely filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of entities, pursuant to applicable Legal Requirements and all Taxes owed by Seller and the Companies have been timely paid. All such Tax Returns are true, correct and complete. Seller has made available to Buyer copies of all such Tax Returns filed since June 30, 1993. Schedule 3.11 contains a complete and accurate list of all income Tax Returns filed since June 30, 1993. Seller and the Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to all Tax Returns or otherwise, or pursuant to any assessment received by Seller or a Company, except such Taxes, if any, as are listed in Schedule
3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the applicable accounting records.

(b) The United States federal and state income Tax Returns of Seller and the Companies subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through June 30, 1998. Schedule 3.11 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.11, are being contested in good faith by appropriate proceedings. Schedule 3.11 describes all adjustments to the United States federal and state income Tax Returns filed by Seller or a Company or any group of corporations including Seller or a Company for all taxable years since June 30, 1993, and the resulting deficiencies proposed by the IRS or state authorities. Except as described in Schedule 3.11, neither Seller nor a Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or a Company or for which Seller or a Company may be liable.

(c) The charges, accruals, and reserves with respect to Taxes on the respective books of Seller and each Company are adequate (determined in accordance with GAAP) and are at least equal to Seller's and such Company's respective liability for Taxes. There exists no proposed Tax assessment against Seller or either Company except as disclosed in Schedule 3.11. All Taxes that Seller or a Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d) Except as set forth on Schedule 3.11, (i) none of Seller or the Companies has made with respect to Seller or the Companies, or any property held by the Companies any consent under IRC ss.341(f), (ii) no property of the Companies is "tax exempt use property" within the meaning of IRC ss.168(h), (iii) none of the Companies is a party to any lease made pursuant to ss.168(f)(8) of the Internal Revenue Code of 1954, and (iv) none of Seller or the Companies has agreed or is required to make any adjustment under IRC ss.481(a) by reason of a change in method of accounting or otherwise that will affect the liability of Seller or the Companies for Taxes.

(e) Except as set forth on Schedule 3.11, Seller and the Companies have withheld and paid all Taxes required by law to have been withheld and paid and have complied in all respects with all rules and regulations relating to the withholding or remittance of Taxes (including, without limitation, employee-related Taxes).

(f) Except as set forth on Schedule 3.11, none of the Companies is a party to an Contract or arrangement that, individually or collectively, would give rise to any payment (whether in cash or property) that would not be deductible pursuant to IRC ss.ss.162(a)(1), 162(m), 162(n) or 280G.

(g) None of Seller or the Companies is a foreign person within the meaning of IRCss.1445.

(h) Except as set forth on Schedule 3.11, (i) none of Seller or the Companies is a party to any Tax allocation, indemnity or sharing agreement; (ii) none of Seller or the Companies has any liability for Taxes of any Person (A) under Treasury Regulation ss.1.1502-6, (B) as transferee or successor, (C) by Contract, or (D) otherwise; and (iii) neither Seller nor the Companies has been a member of an affiliated group (as that term is defined in the IRC) filing a consolidated federal income Tax return other than a group the common parent of which was Seller.

Section 3.12      Employee Benefits.

(a) As used in this Section, the following terms have the following meanings:

         "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Seller or an ERISA Affiliate.

         "Company Plan" means all Plans of which Seller or an ERISA Affiliate is or was a Plan Sponsor, or to which Seller or an ERISA Affiliate otherwise contributes or has contributed, or in which Seller or an ERISA Affiliate otherwise participates or has participated.

         "ERISA Affiliate" means any other Person that, together with Seller, would be treated as a single employer under IRC ss.414.

         "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary or wages, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss.132.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" is defined in ERISA ss.3(2)(A).

         "Plan" is defined in ERISA ss.3(3).

         "Plan Sponsor" is defined in ERISA ss.3(16)(B).

         "Qualified Plan" means any Company Plan that meets or purports to meet the requirements of IRC ss.401(a).

         "Welfare Plan" is defined in ERISA ss.3(1).

(b)                       (i)  Schedule 3.12(b)(i) contains a complete and
                  accurate list of (A) all ERISA Affiliates, and (B) all Plans of which Seller or any such ERISA Affiliate is or was a Plan Sponsor, in which Seller or any such ERISA Affiliate participates or has participated, or to which Seller or any such ERISA Affiliate contributes or has contributed.
                  Neither Seller nor any ERISA Affiliate has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any voluntary employees' benefit association under IRCss.501(c)(9), Pension Plan subject to Title IV of ERISA or multi-employer plan as defined in ERISAss.3(37)(A). Neither Company has or has ever had any employees or sponsored any Plan or Other Benefit
                  Obligation.

                           (ii) Schedule 3.12(b)(ii) contains a complete and
                  accurate list of all Company Plans, Company Other Benefit Obligations and identifies as such all Company Plans that are defined benefit Pension Plans or Qualified Plans.

                           (iii) Schedule 3.12(b)(iii) sets forth a calculation
                  of Seller's liability for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Seller is required by Statement 106 to disclose such information.

                           (iv) Schedule 3.12(b)(iv) sets forth the financial
                  cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

(c)               Seller has delivered to Buyer:

(i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Seller is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

(ii)              all personnel, payroll, and employment manuals and policies;

(iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Seller and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

(iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

(v)               all registration statements filed with respect to any Company
                  Plan;

(vi) all insurance policies purchased by or to provide benefits under any Company Plan;

(vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan and Company Other Benefit Obligation;

(viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;

(ix) all notifications to employees of their rights under ERISAss.601 et seq. and IRCss.4980B;

(x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

(xi) all notices that were given by Seller or any ERISA Affiliate or any Company Plan to the IRS, PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.12;

(xii) all notices that were given by the IRS, PBGC, or the Department of Labor to Seller, any ERISA Affiliate, or any Company Plan within the four years preceding the date of this Agreement; and

(xiii)            the most recent determination letter for each Qualified Plan.

(d)               Except as set forth in Schedule 3.12(d):

(i) Seller and each ERISA Affiliate have performed all of their respective obligations under all Company Plans and Company Other Benefit Obligations. Seller and each ERISA Affiliate have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

(ii) No statement, either written or oral, has been made by Seller or any ERISA Affiliate to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have, individually or in the aggregate, a material adverse economic consequence to a Company or Buyer.

(iii) Seller and each ERISA Affiliate, with respect to all Company Plans and Company Other Benefits Obligations are, and each Company Plan and Company Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Legal Requirements, including the provisions of such Legal Requirements expressly mentioned in this Section 3.12, and with any applicable collective bargaining agreement.

(iv) No transaction prohibited by ERISA ss.406 and no "prohibited transaction" under IRC ss.4975(c) have occurred with respect to any Company Plan with respect to which there is no statutory or regulatory exemption.

(v) Seller has no liability to the IRS with respect to any Company Plan, including any liability imposed by Chapter 43 of the IRC.

(vi) Seller has no liability to the PBGC with respect to any Company Plan or has any liability under ERISA ss.502 or ss.4071.

(vii) All filings required by ERISA and the IRC as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

(viii) All contributions and payments made or accrued with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC ss.162 or ss.404. No amount, or any asset of any Company Plan is subject to tax as unrelated business taxable income.

(ix) Each Company Plan can be terminated within 30 days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

(x) Since June 30, 1999, there has been no establishment or amendment of any Company Plan or Company Other Benefit Obligation.

(xi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

(xii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Seller's Knowledge, Threatened.

(xiii) No Company Plan is a stock bonus or pension plan within the meaning of IRC ss.401(a).

(xiv) Each Qualified Plan is qualified in form and operation under IRC ss.401(a); each trust for each such Qualified Plan is exempt from federal income tax under IRC ss.501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust.

(xv) Seller and each ERISA Affiliate has met the minimum funding standard, and has made all contributions required, under ERISA ss.302 and IRC ss.402.

(xvi) Seller and each ERISA Affiliate has paid all amounts due to the PBGC pursuant to ERISA ss.4007.

(xvii) Neither Seller nor any ERISA Affiliate has filed a notice of intent to terminate any Company Plan or has adopted any amendment to treat a Company Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss.4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

(xviii) No amendment has been made, or is reasonably expected to be made, to any Company Plan that has required or could require the provision of security under ERISA ss.307 or IRC ss.401(a)(29).

(xix) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any Company Plan.

(xx) The actuarial report for each Pension Plan of Seller and each ERISA Affiliate fairly presents the financial condition and the results of operations of each such Pension Plan in accordance with GAAP.

(xxi) Since the last valuation date for each Pension Plan of Seller and each ERISA Affiliate, no event has occurred or circumstance exists that would increase the amount of benefits under any such Pension Plan or that would cause the excess of Pension Plan assets over benefit liabilities (as defined in ERISA ss.4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

(xxii) No reportable event (as defined in ERISA ss.4043 and in regulations issued thereunder) has occurred.

(xxiii) Seller has no Knowledge of any facts or circumstances that may give rise to any liability of Seller, a Company or Buyer to the PBGC under Title IV of ERISA.

(xxiv) Except to the extent required under ERISA ss.601 et seq. and IRC ss.4980B, neither Seller nor any ERISA Affiliate provides health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

(xxv) Seller has the right to modify and terminate benefits to retirees (other than Pension Plans) with respect to both retired and active employees.

(xxvi)            Seller has complied with the provisions of ERISAss.601 et seq.
                  and IRCss.4980B.

(xxvii) No payment that is owed or may become due to any director, officer, employee, or agent of Seller will be non-deductible to Seller or subject to tax under IRC ss.280G or ss.4999; nor will Seller be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise tax on a payment to such Person.

(xxviii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation, nor will it trigger the payment of severance or termination pay under any policy, plan, procedure, practice or agreement to any employee of Seller.

(xxix) Seller is in material compliance with its obligations to its employees under the Health Insurance Portability and Accountability Act of 1996.

Section 3.13      Compliance; Governmental Authorizations.

(a) Except as set forth in Schedule 3.13(a):

(i) each of Seller and each Company is and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller or a Company of, or a failure on the part of Seller or a Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Seller or a Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) neither Seller nor a Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Seller or a Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Schedule 3.13(b) contains a complete and accurate list of each Governmental Authorization that is held by Seller or each Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Companies. Each Governmental Authorization listed or required to be listed in Schedule 3.13(b) is valid and in full force and effect. Except as set forth in Schedule 3.13(b):

(i) Seller and each Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.13(b);

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.13(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.13(b);

(iii) neither Seller nor a Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or
                  (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.13(b) or the transfer of the Governmental Authorizations listed or required to be listed in Schedule 3.13(b) from Seller or any of its subsidiaries to either Company have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.13(b) collectively constitute all of the Governmental Authorizations necessary to permit the Companies to lawfully conduct and operate their business in the manner they currently conduct and operate such business and to permit the Companies to own and use their assets in the manner in which they currently own and use such assets.

Section 3.14      Legal Proceedings; Orders.


(a)      Except as set forth in Schedule 3.14, there is no pending Proceeding:

(i) that has been commenced by or against Seller or a Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Companies; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To Seller's Knowledge, no such Proceeding has been Threatened. Seller has made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.14. Except as specifically referenced in Schedule 3.14 as having a material adverse effect, the Proceedings listed in Schedule 3.14 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Companies.

(b)      Except as set forth in Schedule 3.14:

(i) there is no Order to which a Company, or any of the assets owned or used by the Companies, is subject;

(ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Companies; and

(iii) no officer, director, agent, or employee of a Company is subject to any Order that prohibits such Person from engaging in or continuing any conduct, activity, or practice relating to the business of the Companies.

(c)      Except as set forth in Schedule 3.14:

(i) Each of Seller and each Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or a Company, or any of the assets owned or used by the Companies, is subject; and

(iii) neither Seller nor a Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or a Company, or any of the assets owned or used by the Companies, is or has been subject.

Section 3.15 Absence of Certain Changes and Events. Since June 30, 2001, except as set forth on Schedule 3.15, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change. Neither Seller nor either Company has taken any steps, and none of them currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does Seller or either Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Except as set forth in Schedule 3.15, since June 30, 2001, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

(a) payment or increase by Seller of any bonuses, salaries, or other compensation to any director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or (except in the Ordinary Course of Business) employee;

(b) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Seller;

(c) damage to or destruction or loss of any asset or property owned or used by the Network, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Network;

(d) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, affiliation or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Seller (as relates to the Network) of at least $50,000 except in the Ordinary Course of Business;

(e) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property owned or used by the Companies or mortgage, pledge, or imposition of any Encumbrance on any material asset or property owned or used by the Network;

(f) cancellation or waiver of any claims or rights with a value to Seller (as relates to the Network) in excess of $50,000;

(g) material change in the accounting methods used by Seller; or

(h) agreement, whether oral or written, by Seller or a Company, as applicable, to do any of the foregoing.

Section 3.16      Contracts; No Defaults.


(a) Schedule 3.16(a) contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

(i) each Contract relating to the business of the Network that involves performance of services or delivery of goods or materials by Seller or a Company of an amount or value in excess of $50,000;

(ii) each Contract relating to the business of the Network that involves performance of services or delivery of goods or materials to Seller or a Company of an amount or value in excess of $50,000;

(iii) each Contract relating to the business of the Network that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller or a Company in excess of $50,000;

(iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract relating to the business of the Network affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

(v) each licensing agreement or other Contract relating to the business of the Network with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any Intellectual Property Assets;

(vi) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller or a Company or with respect to the Network business with any other Person;

(vii) each Contract containing covenants that in any way purport to restrict the business activity of Seller or a Company or any Affiliate of a Company or limit the freedom of Seller or a Company or any Affiliate of a Company to engage in any line of business or to compete with any Person;

(viii) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(ix) each power of attorney binding on Seller (as relates to the Network) or a Company that is currently effective and outstanding;

(x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller (as relates to the Network) or a Company to be responsible for consequential damages;

(xi) each Contract for capital expenditures by Seller or a Company with respect to the Network business in excess of $50,000;

(xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Seller or a Company with respect to the Network business other than in the Ordinary Course of Business;

(xiii) each Contract that is a talent or programming Contract or in any way obligates Seller to pay any royalty, residual, license fee or other similar payment in respect of any third parties' literary, artistic, trademark, copyright, music performance, master use, synchronization and other similar intellectual property rights and their publicity, privacy and publishing rights; and

(xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(b) Except as set forth in Schedule 3.16(b), no officer, director, or employee of Seller is bound by any Contract that purports to limit the ability of such Person to (A) engage in or continue any conduct, activity, or practice relating to the business of the Network, or (B) assign to a Company or to any other Person any rights to any invention, improvement, or discovery.

(c) Except as set forth in Schedule 3.16(c), each Contract listed or required to be listed in Schedule 3.16(a) is in full force and effect and is valid and enforceable in accordance with its terms.

(d) Except as set forth in Schedule 3.16(d):

(i) each of Seller and each Company is and has been in full compliance with all applicable terms and requirements of each Contract listed or required to be listed in Schedule 3.16(a), including, without limitation, all "most favored nations" provisions of such Contracts;

(ii) each other party to each Contract listed or required to be listed in Schedule 3.16(a) is, to Seller's Knowledge, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or a Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract listed or required to be listed in Schedule 3.16(a); and

(iv) neither Seller nor a Company has given to or received from any other Person, at any time since June 30, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract listed or required to be listed in Schedule 3.16(a), except for notices of violations, breaches or defaults, the results of which would not result in the ability for the other party to such Contract to exercise a right or remedy that could have a material adverse effect on Seller or the Company, as the case may be.

(e) To Seller's Knowledge, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to a Company or with respect to the Companies' business under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

Section 3.17      Insurance.

(a) Seller has made available to Buyer true and complete copies of all policies of insurance to which Seller or a Company is a party or under which Seller or a Company, or any director, officer or manager of Seller or a Company, is or has been covered at any time within the five years preceding the date of this Agreement, copies of all pending applications for policies of insurance; and any statement by the auditor of Seller's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b) Schedule 3.17(b) sets forth, by year, for the current policy year and each of the five preceding policy years a summary of the loss experience under each policy and a statement describing each claim under an insurance policy for an amount in excess of $10,000.

(c) Except as set forth on Schedule 3.17(c):

(i) All policies to which Seller or a Company is a party or that provide coverage to Seller, a Company, or any director, officer or manager of Seller or a Company (A) are valid, outstanding and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the assets and the operations of the Network; (D) are sufficient for compliance with all Legal Requirements and Contracts to which Seller or a Company is a party or by which any of them is bound; (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Seller or a Company.

(ii) Neither Seller nor a Company has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii) Each of Seller and each Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to the Companies or their business or any director, officer or manager thereof.

(iv) Seller and the Companies have given notice to the insurer of all material claims that may be insured thereby.

Section 3.18      Environmental Matters.  Except as set forth in Schedule 3.18:

(a) Each of Seller and each Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor either Company has or has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or a Company has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, a Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b) There are no Hazardous Materials present on or in the Environment at the Facilities. None of Seller, either Company, or any other Person for whose conduct they are or may be held responsible has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or a Company has or had an interest except in full compliance with all applicable Environmental Laws.

(c) There has been no Release or, to Seller's Knowledge, threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or a Company has or had an interest.

(d) Seller has delivered to Buyer accurate and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or a Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, a Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

Section 3.19      Employees.

(a) Schedule 3.19 contains a complete and accurate list of the following information for each employee of Seller relating to the Network, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since June 30, 2002; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company Plan.

(b) No employee of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person (a "Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of Seller or, after the Closing, of a Company, or (ii) the ability Seller or the Companies to conduct the Network business, including any Proprietary Rights Agreement with Seller or a Company. To Seller's Knowledge, no officer or other key employee of Seller intends to terminate his employment.

Section 3.20 Labor Relations; Compliance. Since June 30, 1997, Seller has not been and is not a party to any collective bargaining or other labor Contract. Except as set forth on Schedule 3.20, since June 30, 1997, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Network relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Network, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute by employees of Seller. There is no lockout of any employees by Seller, and no such action is contemplated by Seller. Seller has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

Section 3.21      Intellectual Property.

(a) Intellectual Property Assets. As used in this Agreement, the term "Intellectual Property Assets" includes:

(i) the name "Shop at Home", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

(iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

(iv)              all rights in mask works (collectively, "Rights in Mask
                  Works"); and

(v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets")

in each case owned, used, or licensed by Seller as licensee or licensor.

(b) Agreements. Schedule 3.21(b) contains a complete and accurate list and summary description, including any royalties paid or received by Seller, of all Contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

(c) Know-How Necessary for the Business. The Intellectual Property Assets are all those necessary for the operation of the Network as it is currently conducted. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and Seller has the right to use without payment to a third party all of the Intellectual Property Assets. Notwithstanding the foregoing, Buyer acknowledges that Seller has not applied for a trademark or servicemark registration for the name "Shop At Home"; provided, however that nothing contained in this sentence will be deemed to abrogate Seller's representation with respect to such Mark as set forth in Section 3.21(e)(v).

(d) Patents. Except for commercially available software applications and as disclosed on Schedule 3.21(d), Seller does not own or use any Patents relating to the Network.

(e) Marks.

(i) Schedule 3.21(e) contains a complete and accurate list and summary description of all Marks. Seller is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances.

(ii) All Marks that have been registered with the U.S. Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the Closing Date.

(iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

(iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

(v) Except as Schedule 3.21, no Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f)  Copyrights.


(i) Schedule 3.21(f) contains a complete and accurate list and summary description of all Copyrights. Seller is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances.

(ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the date of Closing.

(iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g) Trade Secrets.

(i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

(iii) Seller has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets used by it related to the Network. The Trade Secrets are not part of the public knowledge or literature, and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Seller or a Company) or to the detriment of the Network. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

Section 3.22 Certain Payments. Since June 30, 1997, neither Seller nor a Company or any director, officer, member, manager, agent, or employee of Seller or a Company, or to Seller's Knowledge, any other Person associated with or acting for or on behalf of Seller or a Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or a Company or any Affiliate of Seller or a Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller or a Company.

Section 3.23 FCC Licenses; Operations of Licensed Facilities. Seller and its subsidiaries have operated the television stations for which any of them hold licenses from the FCC, in each case which are owned or operated by Seller or its subsidiaries (the "Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Seller or any subsidiary (the "FCC Licenses"), and in material compliance with the Communications Act. Seller has, and each of its subsidiaries has, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Licensed Facilities and has timely paid all FCC regulatory fees with respect thereto. Seller and each of its subsidiaries have, and are the authorized legal holders of, all FCC Licenses necessary or used in the operation of the business of Seller and the Companies as presently operated. All FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Seller, any of its subsidiaries (or, to Seller's Knowledge, their respective predecessors) or their respective officers, managers, employees or agents. Except as set forth in Schedule 3.23, no application or Proceeding is pending for the renewal of any FCC License and, to Seller's Knowledge, there is not before the FCC any Proceeding, notice of violation or order of forfeiture relating to any Licensed Facility, and Seller has no Knowledge of any basis that could reasonably be expected to cause the FCC not to renew any FCC License (other than Proceedings to amend FCC rules or the Communications Act of general applicability to the television broadcast industry). There is not pending and, to Seller's Knowledge, there is not Threatened, any action by or before the FCC to revoke, suspend, cancel, rescind, fail to renew, or modify in any material respect any FCC License (other than Proceedings to amend FCC rules or the Communications Act of general applicability to the television broadcast industry).

Section 3.24 Subscribers. Seller has an Existing Subscriber Base (as hereinafter defined) of at least 42 million FTE Subscribers represented by existing Affiliation Agreements or carriage agreements, each of which is in full force and effect and is the legal, valid and binding obligation of Seller and, to Seller's Knowledge, the other parties thereto. Schedule 3.24 contains a summary of each oral carriage agreement to which Seller or a subsidiary of Seller is a party. "Existing Subscriber Base" means FTE Subscribers pursuant to oral or written carriage agreements with Seller or its subsidiaries. "FTE Subscriber" means one Subscriber who receives the Shop At Home Network on a full-time basis, calculated on a basis consistent with that historically calculated by Seller by estimating the number of full-time households that receive the Shop At Home Network and derived by adding (a) the number of actual full-time households and
(b) a number calculated under the assumption that part-time households had been combined into full-time households in accordance with a formula, as set forth more fully on Schedule 3.24, that considers the number of hours carried and gives weight to the amount of sales historically made by Seller during such hours.

Section 3.25      Affiliation and Programming Agreements.

(a) Affiliation Agreements. Schedule 3.25(a) sets forth an accurate and complete list of, and a schedule of payments with respect to, all Contracts with cable system operators and satellite televisions system operators relating to carriage of the Network (the "Affiliation Agreements") and the number of Subscribers served by each such operator. Except as disclosed on Schedule 3.25(a), none of the Affiliation Agreements contains any "most favored nations" provisions and none of the Affiliation Agreements purports to be binding on any Affiliates of Seller or the Companies or any successor in interest to any of them. Except as disclosed on Schedule 3.25(a), Seller has not received any notice that any such cable system operator or satellite television system operator (i) has canceled or terminated, or has a specific intention to cancel or terminate, any Affiliation Agreement, or (ii) has a specific intention to effect a planned reduction in the number of Subscribers covered by any Affiliation Agreement, other than any Affiliation Agreement representing less than 10,000 FTE Subscribers. All Affiliation Agreements are valid, binding and in full force and effect, enforceable by Seller in accordance with their terms. Except as disclosed on Schedule 3.25(a), Seller has performed all obligations required to be performed by it to date under the Affiliation Agreements and Seller is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to Seller's Knowledge, no other party to any of the Affiliation Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.

(b) Programming Agreements. Schedule 3.25(b) sets forth an accurate and complete list of, and a schedule of payments with respect to, all Contracts with third parties relating to the Programming Assets (the "Programming Agreements"). Except as disclosed on Schedule 3.25(b), Seller has not received any notice that any other party to the Programming Agreements (i) has canceled or terminated, or has a specific intention to cancel or terminate, any Programming Agreement, or
(ii) has a specific intention to effect a planned alteration or modification of the Programming Assets that are the subject matter of any Programming Agreement. All Programming Agreements are valid, binding and in full force and effect, enforceable by Seller in accordance with their terms. Except as disclosed on
Schedule 3.25(b), Seller has performed all obligations required to be performed by it to date under the Programming Agreements and Seller is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to Seller's Knowledge, no other party to any of the Programming Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.

Section 3.26 Transponder Contracts. Schedule 3.26 sets forth (a) a list of, and a schedule of payments in respect of, all Contracts to which Seller or a Company is a party that relate to transponders for the Network and (b) a description of any ongoing discussion Seller is conducting with any third person or entity with respect thereto.

Section 3.27 Network Rights. Except as disclosed on Schedule 3.27, (a) none of the execution and delivery of this Agreement, the consummation by Seller of the Contemplated Transactions or the compliance by Seller with any of the provisions hereof will result in the creation or imposition of any Encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in or with respect to (i) any Network Intangible Rights or (ii) any rights, releases, clearances or licenses granted by third parties (A) with respect to their Third-Party Intangible Rights in any Programming Assets, Promotional Assets, or other Network Intangible Rights (collectively, "Network Rights") and (B) appearing on or performing services in connection with the operation of the Network and exhibition and syndication of its Network Rights; (b) other than in the ordinary course and scope of business, neither Seller nor any director, officer or employee of Seller has done anything, by Contract or otherwise, which could reasonably be expected to impair the rights of Seller (or, after the Closing, the Companies) in the Network Rights; (c) Seller is the owner of the Network Rights, and the Network Rights are in full force and effect and not subject to cancellation for any reason; (d) there are no registrations for the Network Rights in any country outside the United States; (e) Seller has not done or authorized, caused or permitted to be done any action or omission that conflicts with Seller's ownership of the Network Rights; (f) neither Seller nor either Company is a party to or bound under any, and there is no pending, proposed, or, to Seller's Knowledge, Threatened certificate, claim, lien, Contract, instrument, Order, or other restriction, which adversely affects, or reasonably could be expected to adversely affect, any or all of the Network Rights, or any rights of Seller or a Company with respect to the Network Rights now or following the consummation of the transactions contemplated by this Agreement; (g) neither Seller nor a Company has infringed upon or unlawfully used any intellectual property owned or claimed by another; (h) to Seller's Knowledge, no person or entity is infringing on any right of Seller with respect to any Network Rights; and (i) Seller has not received any notice of any claim of infringement or any other claim or proceeding relating to any Network Rights, and no Affiliate or employee of Seller owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Network Rights. The Network does not use any licensed music with respect to its programming.

Section 3.28 Website. With respect to shopathometv.com, Seller (a) has obtained and presently possesses all legal rights to exclusive use of the required Universal Resource Locator ("URL") under the shopathometv.com, .org and .net domains and shall promptly obtain identical URLs at the .biz and .info domains;
(b) has applied for appropriate Trademark registrations for the URL; (c) maintains what it believes are adequate computer resources to help ensure that no service outages will occur due to insufficient data-storage, memory, server or other related reasons; and (d) has in place a plan to permit and accommodate anticipated increases in traffic levels (e.g., additional servers, hardware, software and/or personnel).

Section 3.29 Relationships with Affiliates. Neither Seller nor any Affiliate of Seller or a Company has, or since June 30, 1999 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Companies' business. Neither Seller nor any Affiliate of Seller or of a Company is, or since June 30, 1999 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Seller or a Company other than business dealings or transactions conducted in the Ordinary Course of Business with Seller or a Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Seller or a Company with respect to the Companies' business. Except as set forth in Schedule 3.29, neither Seller nor any Affiliate of Seller or of a Company is a party to any Contract with, or has any claim or right against, a Company.

Section 3.30 Proxy Statement. Other than information supplied in writing by Buyer and its Affiliates for inclusion in the Proxy Statement, with respect to which Seller gives no representation, the Proxy Statement will not on the date the Proxy Statement is first mailed to shareholders of Seller or at the time of the Shareholders Vote, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make such statements made in the Proxy Statement not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading. If at any time prior to the Shareholders Vote, any event relating to Seller or any of its Affiliates that should be set forth in a supplement to the Proxy Statement is discovered by Seller, Seller shall promptly inform Buyer thereof.

Section 3.31 Customers and Vendors. Schedule 3.31 lists the top ten vendors of products to Seller during the fiscal year ended June 30, 2002, and the amount purchased from such vendors during the fiscal years ended June 30, 2002 and June 30, 2001. Schedule 3.31 lists the top ten customers of products from Seller during the fiscal year ended June 30, 2002.

Section 3.32 Brokers or Finders. Except for Friedman, Billings, Ramsey & Co., Inc., neither Seller nor a Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions, fairness opinion, or other similar payment in connection with this Agreement and Seller shall indemnify and hold Buyer and the Companies harmless from any such payment alleged to be due by or through Seller or a Company as a result of Seller's or such Company's action.

Section 3.33 Disclosure. No representation or warranty of Seller in this Agreement (including the Schedules) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to Seller or the Companies (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Companies that has not been set forth in this Agreement or the Schedules.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller as follows:

Section 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 4.2       Authority; No Conflict.

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Transaction Documents to which it is a party, such Transaction Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)               any provision of Buyer's Organizational Documents;

(ii) any resolution adopted by the board of directors or the stockholders of Buyer;

(iii) any Legal Requirement or Order to which Buyer may be subject; or

(iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 4.3 Investment Intent; Financial Capability. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D. Buyer has the financial ability to consummate the Contemplated Transactions.

Section 4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

Section 4.5 Proxy Statement Preparation. The information supplied in writing by Buyer for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders of Seller or at the time of the Shareholders Vote, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make such statements made in the Proxy Statement not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading. If at any time prior to the Shareholders Vote, any event relating to Buyer or any of its Affiliates that should be set forth in the supplement to the Proxy Statement is discovered by Buyer, Buyer shall promptly inform Seller thereof.

Section 4.6 Brokers or Finders. Except for Allen & Company, Incorporated, Buyer has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and shall indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of Buyer's action.

              ARTICLE V. COVENANTS OF SELLER PRIOR TO CLOSING DATE

Section 5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause the Companies and their Representatives to, (a) afford Buyer and its Representatives and, if applicable, prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Companies' personnel, properties (including subsurface testing), contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer reasonably requests, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer reasonably requests.

Section 5.2 Operation of the Business of the Network. Between the date of this Agreement and the Closing Date, Seller shall, and shall cause the Companies to:

(a) conduct its business only in the Ordinary Course of Business;

(b) use its best efforts to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, Network affiliates, advertisers and others having business relationships with it;

(c) confer with Buyer concerning operational matters of a material nature; and

(d) otherwise report periodically to Buyer, at Buyer's reasonable request, concerning the status of its business, operations, and finances.

Without limiting the foregoing, Seller shall maintain sufficient cash on hand to timely make required payments with respect to its indebtedness for borrowed money. Notwithstanding anything to the contrary contained in this Section 5.2, immediately prior to the Closing (or earlier upon consent of Seller's senior lender and Buyer), Seller shall transfer the Network Assets and Network Liabilities to Holding Company or Operating Company, as Buyer and Seller shall mutually agree. Furthermore, notwithstanding anything to the contrary contained in this Section 5.2, Operating Company may make a distribution to its members of $3,000,000. In no event will Seller permit the net working capital deficit of Operating Company at the Closing to be greater than $4,800,000 without obtaining Buyer's prior consent, which consent will not be unreasonably withheld. As used in the previous sentence, "net working capital" means (a) cash, cash equivalents, inventories and trade receivables, net of applicable reserves, computed in accordance with GAAP, minus (b) trade payables and accrued wages, computed in accordance with GAAP.

Section 5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller shall not, and shall cause the Companies not to, without Buyer's prior consent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.15 is likely to occur.


Section 5.4 Notification. Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing if Seller or a Company becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or a Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller shall promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

Section 5.5 Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, Seller shall use its reasonable best efforts to cause the conditions in Articles VIII and IX to be satisfied.

Section 5.6 No Solicitation. During the term of this Agreement, Seller (a) shall not, directly or indirectly, and shall not authorize or permit its officers, directors, employees, affiliates, agents or advisors or other Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Third-Party Transaction (as hereinafter defined), or enter into or maintain or continue discussions or negotiate with any person or entity regarding a Third-Party Transaction, or agree to or endorse any Third-Party Transaction; (b) shall notify Buyer promptly if any written proposal or offer regarding a Third-Party Transaction is made; (c) shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Third-Party Transaction; and (d) shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party. Seller shall promptly notify Buyer in writing if it receives any written proposal or offer relating to a Third-Party Transaction, and Seller shall inform such inquiring person or entity of the existence of this provision and make such person or entity aware of Seller's obligations hereunder. Notification hereunder must include the identity of the person or entity making such offer or other proposal, the terms thereof, and any other information with respect thereto as Buyer reasonably requests. Notwithstanding the foregoing, (y) Seller may engage in discussions and negotiations, enter into agreements, and conclude transactions with Castle Creek Partners, Capital Works Group and the Dickey family with respect to possible non-voting preferred equity investments (pari passu or junior to Seller's Series D Senior Redeemable Preferred Stock) by such third parties in Seller unrelated to the Contemplated Transactions; provided that Seller shall keep Buyer information regarding all developments with respect thereto and (z) Seller may, with notice to Buyer, discuss with any third party proposals for the potential acquisition of one or more of Seller's broadcast television stations (exclusive of the Network business) but Seller may not enter into agreements in respect of such discussions without Buyer's written consent; provided that in no event shall any such transaction be inconsistent with or impair the benefit to Buyer of the Contemplated Transactions. For purposes hereof, a "Third-Party Transaction" means any of the following involving Seller (other than the Contemplated Transactions and other than as set forth in the previous sentence): (a) a merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, transfer or other disposition of 10% or more of the assets of Seller; (c) a tender offer or exchange offer for, or any other acquisition of, 10% or more of the outstanding voting securities of Seller; or (d) any issuance, sale or grant of any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of Seller.

Section 5.7       Preparation of Proxy Statement.

         (a) As soon as practicable after the execution of this Agreement, Seller shall prepare and cause to be filed with the SEC preliminary proxy materials (the "Proxy Statement") for the solicitation of approval of the shareholders of Seller of (i) the Contemplated Transactions and (ii) the amendment of Seller's amended and restated charter to change its corporate name to one which is not the same as or similar to its present name or any other trademark or trade style or name now or then used by Operating Company (collectively, the "Shareholder Approval") and for the election of directors and such other matters as Seller and Buyer may reasonably agree. Subject to compliance by Buyer with its covenants in this Section 6.3, Seller shall cause the Proxy Statement related thereto to materially comply with applicable law and the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and Seller shall use reasonable best efforts to cause the Proxy Statement to be mailed to Seller's shareholders as promptly as practicable. Each party shall promptly furnish to the other party all information concerning itself, its shareholders and its affiliates that may be required or reasonably requested in connection with any action contemplated by this Section. If any event relating to any party occurs, or if any party becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then such party shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of Seller. The Proxy Statement shall include the recommendations of the Board of Directors of Seller in favor of Shareholder Approval. Buyer and its advisors shall have a reasonable opportunity to review and comment on the proxy materials prior to any filing with the SEC.

         (b) Seller will notify Buyer promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to the Proxy Statement or for additional information, and will supply Buyer with copies of all such comments and any correspondence between Seller and its representatives, and the SEC or its staff or any other government official with respect thereto. If at any time prior to the Closing Date, any event shall occur that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Seller agrees promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including mailing such supplement or amendment to the shareholders of Seller. Buyer and its advisors shall have a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to any filing with the SEC.

Section 5.8 Shareholders Meeting. Seller shall take all action necessary in accordance with applicable law and its amended and restated charter, as amended, and its bylaws, and use its best efforts, to (a) on the date hereof, set a record date of September 9, 2002 for a meeting of Seller's shareholders (the "Shareholders Meeting") to provide for the vote of Seller's shareholders (the "Shareholders Vote") with respect to the matters subject to Shareholder Approval and with respect to the other matters to be voted upon pursuant to Section 5.7,
(b) on the date hereof, call and publicly announce such Shareholders Meeting and such record date, and (c) hold and convene the Shareholders Meeting. The date of the Shareholders Meeting will be October 16, 2002 unless the parties otherwise agree to another date. Except as required by the SEC or applicable court order, Seller shall not postpone or adjourn (other than for the absence of a quorum) the Shareholders Meeting without the consent of Buyer. Seller shall take all other action necessary or advisable to secure the Shareholder Approval.

Section 5.9 Approval for Transfer of Network Assets and Network Liabilities. As soon as practicable after the date hereof, Seller shall request the consent of its senior lender to transfer the Network Assets and the Network Liabilities to Holding Company or Operating Company and to transfer a portion of Seller's membership in Operating Company representing 87.5% of the outstanding membership interests to Holding Company and Seller shall use best efforts to obtain such consent; provided, however, that if obtaining such consent requires the payment of money other than the actual expenses of the lender with respect thereto, including reasonable attorneys' fees, then Seller shall first obtain Buyer's consent with respect thereto.

              ARTICLE VI. COVENANTS OF BUYER PRIOR TO CLOSING DATE

Section 6.1 Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, Buyer shall use its reasonable best efforts to cause the conditions in Articles VIII and IX to be satisfied.

Section 6.2 Preparation of Proxy Statement. None of the information to be supplied by Buyer or its Affiliates for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of Seller, or as of the Shareholders Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As to all matters respecting Buyer and its Affiliates, the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.

Section 6.3 Loan to Operating Company. Immediately prior to the Closing and upon Operating Company's execution of that certain Secured Promissory Note in the original amount of $35,000,000 and the security documents required by Buyer in connection therewith, Buyer shall make Operating Company a loan under such Note in at least an amount such that Operating Company has, together with its cash already on hand, cash equal to $3,000,000 in readily available funds.

                      ARTICLE VII. MISCELLANEOUS COVENANTS

Section 7.1 Section 338(h)(10) Election. Seller will join with Buyer in making an election under IRC ss.338(h)(10) (and an election corresponding to IRC ss.338(h)(10) or ss.338(g) under state, local and foreign tax law to the extent necessary to achieve a tax basis step-up in the Company's assets) with respect to the purchase by Buyer from Seller of the Shares (a "Section 338(h)(10) Election"). Buyer and Seller shall report the Contemplated Transactions in a manner consistent with the Section 338(h)(10) Election. Neither Seller nor Buyer shall take any action that is inconsistent with the Section 338(h)(10) Election or its validity under the IRC and the applicable Treasury Regulations. Buyer shall deliver to Seller, Buyer's calculation of the aggregate deemed sales price, the adjusted grossed-up basis and the allocation of the adjusted grossed-up basis among the assets of the Company in accordance with the principles of Treasury Regulations ss.1.338-6. Buyer shall prepare and file Form 8023 and such other documents required in connection with the Section 338(h)(10) Election. Seller, Holding Company and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Seller or Buyer in order for Buyer to timely file the Section 338(h)(10) Election and any other required statements or schedules (or any amendments or supplements thereto) and compute the aggregate deemed sale price and the adjusted grossed-up basis in accordance with the Treasury regulations.

Section 7.2 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer and Seller shall, and Seller shall cause the Companies to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer and Seller shall, and Seller shall cause the Companies to, cooperate with each other with respect to all filings that the other elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

Without limiting the generality of the foregoing, Seller and Buyer shall promptly make and effect all registrations, filings and submissions required to be made or effected by them pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and other applicable Legal Requirements with respect to this Agreement and the other Transaction Documents and the Contemplated Transactions. Each of Seller and Buyer shall bear one-half of the cost of such filing. Without limiting the generality of the foregoing, each of Buyer and Seller shall (a) promptly provide all information requested by any Governmental Body in connection with this Agreement and the other Transaction Documents and the Contemplated Transactions, and (b) promptly take all actions and steps necessary to obtain any antitrust clearance or similar clearance required to be obtained from the Federal Trade Commission, the Antitrust Division of the Department of Justice, any state attorney general, any foreign competition authority or any other governmental entity in connection with the Contemplated Transactions. The actions required to be taken by Buyer and Seller pursuant to this Section in order to obtain required antitrust clearances will include using reasonable efforts to avoid or set aside any preliminary or permanent injunction or other Order but do not include making arrangements for the disposition of particular assets and making arrangements to hold such assets separate pending their disposition.

Without limiting the generality of the foregoing, each party hereto shall (a) give the other party prompt notice of the commencement of any Proceeding by or before any Governmental Body with respect to this Agreement or the other Transaction Documents or any of the Contemplated Transactions, (b) keep the other party informed as to the status of any such Proceeding, and (c) promptly inform the other party of any communication to or from the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Body regarding this Agreement or the Contemplated Transaction.

Section 7.3 FCC Actions. Seller and Buyer shall (i) promptly make any submissions required under the FCC's rules or the Communications Act or requested by the FCC or its staff; (ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, authorizations or approvals are required to be obtained from the FCC in connection with the execution, delivery and performance of the Transaction Documents, and (B) timely make all such filings and timely seek all such consents, authorizations or approvals; and (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking or undertaking all such further action as may be necessary to resolve such objections, if any, as the FCC, may assert under communications laws with respect to the Contemplated Transactions. Any fee payable to the FCC in connection with such filing will be borne one-half by Seller and one-half by Buyer.


Section 7.4 Amendment to Holding Company Articles. If the Closing occurs prior to November 6, 2002, Seller hereby agrees to vote its shares in Holding Company in favor of an amendment to Holding Company's Articles of Incorporation to eliminate cumulative voting.

Section 7.5 Access to Records. For a period of three years following the Closing Date, Buyer shall provide, or shall cause Operating Company or Holding Company to provide, to Seller reasonable access to or copies of any files, records, books of account, computer programs and software, data and other records which were a part of the Network Assets, which Seller reasonably believes are necessary or advisable for tax reporting or other business purposes.

       ARTICLE VIII. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

Section 8.1 Accuracy of Representations. Each of Seller's representations and warranties in this Agreement must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

Section 8.2 Seller's Performance.

Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

Section 8.3 Consents. Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

Section 8.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

(a) certificates representing the Shares, issued in the name of Buyer or duly endorsed for transfer;

(b) a certificate executed by Seller certifying to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

(c) an opinion of Bone McAllester Norton PLLC, dated the Closing Date, in the form of Exhibit 8.4(c);

(d) the Operating Company LLC Agreement, in the form of Exhibit 8.4(d), executed by all of the parties thereto;

(e) the Shareholder Agreement, in the form of Exhibit 8.4(e), executed by Seller and Holding Company;

(f) the Affiliation Agreement, in the form of Exhibit 8.4(f), executed by the parties thereto;

(g) the Participation Agreement, in the form of Exhibit 8.4(g), executed by Seller;

(h) the Loan and Security Agreement, in the form of Exhibit 8.4(h), executed by the parties thereto (other than The E.W. Scripps Company);

(i) the Tax Sharing Agreement, executed by Buyer and Holding Company;

(j) such documents and forms, executed by Seller, as are required to complete properly the Section 338(h)(10) Election; and

(k) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller,
(iii) evidencing the satisfaction of any condition referred to in this Article VIII, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

Section 8.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the likely effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

Section 8.6 No Claim Regarding Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Companies, or (b) is entitled to all or any portion of the Purchase Price.

Section 8.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

Section 8.8 Loan Transaction. All of the conditions to the making of the $47,500,000 loan by Buyer to Seller, other than consummation of the Closing, shall have been satisfied and the closing thereof shall occur simultaneously with the Closing.

Section 8.9 Network Assets and Network Liabilities. The Network Assets and the Network Liabilities shall have been transferred to Holding Company or Operating Company and a portion of Seller's membership interest in Operating Company representing 87.5% of the outstanding membership interests of Operating Company shall have been transferred to Holding Company, each on terms and conditions and pursuant to documentation in form and substance in all respects reasonably satisfactory to Buyer.

Section 8.10 Holding Company Amended Articles. The Articles of Incorporation of Holding Company shall have been amended to change the name thereof to Scripps Shop At Home Holding Company and, if the Closing occurs after November 6, 2002, to eliminate cumulative voting.

Section 8.11 Title Insurance. Operating Company shall be the beneficiary of a policy or policies of title insurance with respect to its real property, in form and substance satisfactory to Buyer.

Section 8.12 754 Election. Operating Company shall have made an election pursuant to IRCss.754.

Section 8.13 Amendment of Option Plans; Employment Agreements. Seller shall have amended all of its various stock option plans, agreements and grants to the extent necessary in Buyer's reasonable opinion to provide that the Contemplated Transactions do not trigger any change in control, successor or automatic conversion provisions contained therein. Operating Company or Holding Company shall have entered into employment agreements, upon terms and conditions satisfactory to Buyer in its sole and absolute discretion with those executive officers listed on Schedule 8.13 containing such terms as set forth on Schedule 8.13.

Section 8.14 HSR Act. The waiting period (and any extensions thereof) applicable to the Contemplated Transactions under the HSR Act shall have been terminated or shall have expired.

Section 8.15 Shareholder Approval. The Shareholders Meeting, the Shareholders Vote and the Shareholder Approval shall have been consummated.

        ARTICLE IX. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

                  Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

Section 9.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 9.2 Buyer's Performance. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

Section 9.3 Consents. Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

Section 9.4 Additional Documents. Each of the following documents must have been delivered to Seller:

(a) the Shareholder Agreement, duly endorsed by Buyer;

(b) the Participation Agreement, in the form of Exhibit 8.4(g), executed by Buyer;

(c) the Loan and Security Agreement, in the form of Exhibit 8.4(h), executed by The E.W. Scripps Company;

(d) a certificate executed by Buyer certifying to Seller that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

(e) the E.W. Scripps Company and Operating Company shall have entered into a Secured Cognovit Promissory Note in a principal amount of $35,000,0000 and the security documents referred to therein;

(f) such documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Article IX, or
(iv) otherwise facilitating the consummation of any of the Contemplated Transactions.


Section 9.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Shares by Seller to Buyer.

Section 9.6 Loan Transaction. All of the conditions to the making of the $47,500,000 loan by Buyer to Seller, other than consummation of the Closing, shall have been satisfied and the closing thereof shall occur simultaneously with the Closing.


                             ARTICLE X. TERMINATION

Section 10.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

(a) by mutual written consent of Buyer and Seller duly authorized by their respective Boards of Directors;

(b) by either Buyer or Seller if there is any law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any non-appealable final order, decree or judgment of any Governmental Entity having competent jurisdiction;

(c) by either Seller or Buyer on or after January 1, 2003 if the Closing shall not have been consummated on or before December 31, 2002 (the "Termination Date"); provided that such right to terminate this Agreement will not be available to any party whose failure to perform or satisfy in any material respect any covenant, condition or obligation of such party under this Agreement when performance or satisfaction thereof was due is the cause of such delay;

(d) by either Buyer or Seller if any of the representations or warranties of the other party contained herein are inaccurate or untrue in any respect if qualified by the word "material" or in any material respect if not so qualified, and such inaccuracy cannot reasonably be expected to be cured prior to the Termination Date and, in the case of Seller, the failure of any representation and warranty to satisfy the foregoing standard would reasonably be expected to have a material adverse effect on Operating Company or its ability to operate the Network;

(e) by Buyer if Seller has not within 100 days from the date hereof obtained Shareholder Approval;

(f) by Buyer, provided it is not then in material breach of any of its obligations under this Agreement, if Seller fails to perform or satisfy in any material respect any agreement, covenant, condition or obligation in this Agreement when performance or satisfaction thereof is due and does not cure the failure within 20 business days after Buyer delivers written notice thereof; or

(g) by Seller, provided it is not then in material breach of any of its obligations under this Agreement, if Buyer fails to perform or satisfy in any material respect any agreement, covenant, condition or obligation in this Agreement when performance thereof is due and does not cure the failure within 20 business days after notice by Seller thereof.

The party desiring to terminate this Agreement pursuant to this Section 10.1 will give written notice of such termination to the other party.

Section 10.2 Effect of Termination. Except as set forth in clause (b) to the proviso to the following sentence, each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that (a) if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, and (b) if this Agreement is terminated by Buyer pursuant to Section 10.1(e) and Seller has received an offer or proposal for a Third-Party Transaction, then Seller shall pay to Buyer, in cash, within one business day after the closing of the Third-Party Transaction or 30 days after termination of discussions by Seller and such third party with respect thereto a non-refundable fee in the amount of $2,500,000, the receipt of which will be Buyer's sole remedy hereunder.

                     ARTICLE XI. INDEMNIFICATION; REMEDIES

Section 11.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Schedules, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 11.2 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer, the Companies and their respective Representatives and Affiliates (collectively, the "Indemnified Persons") for, and shall pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a) any breach of any representation or warranty made by Seller in this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

(b) any breach by Seller of any covenant or obligation of Seller in this Agreement;

(c) any product shipped by, or any services provided by, Seller or a Company prior to the Closing Date;

(d) any liability of Seller that does not constitute a Network Liability; and

(e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or a Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

Section 11.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller, and shall pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

Section 11.4 Time Limitations. If the Closing occurs, Seller will not be liable (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, 3.18, and 3.19, unless on or before the second annual anniversary of the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to
Section 3.3, 3.11, 3.13, 3.18 or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date may be made at any time. If the Closing occurs, Buyer will not be liable (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second annual anniversary of the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

Section 11.5      Limitations on Amount.

(a) Seller will not be liable (for indemnification or otherwise) with respect to the matters described in Section 11.2(a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, Section 11.2(b) until the total of all Damages with respect to such matters exceeds $100,000, after which Seller will be liable for all Damages and not merely those that exceed $100,000. However, the foregoing limitation will not apply to any breach of any of Seller's representations and warranties of which Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Seller of any covenant or obligation.

(b) Buyer will not be liable (for indemnification or otherwise) with respect to the matters described in Section 11.3(a) or (b) until the total of all Damages with respect to such matters exceeds $50,000, after which Buyer will be liable for all Damages and not merely those that exceed $50,000. However, the foregoing limitation will not apply to any breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Buyer of any covenant or obligation.

Section 11.6      Procedure for Indemnification - Third Party Claims.

(a) Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

(b) If any Proceeding referred to in Section 11.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party may participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will not be liable with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 20 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d) Seller and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller or Buyer, as the case may be, with respect to such a claim anywhere in the world.

Section 11.7 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                        ARTICLE XII. GENERAL PROVISIONS

Section 12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 12.2 Public Announcements. The parties shall issue a joint press release (and individual press releases that have been approved by the other party) upon execution of this Agreement and upon the Closing. Except as otherwise required by law, neither party shall make any other disclosure regarding the Contemplated Transactions without giving the other party the reasonable opportunity to comment on such disclosure. Seller and Buyer will consult with each other concerning the means by which a Company's employees, customers, and suppliers and others having dealings with a Company, will be informed of the Contemplated Transactions, and Buyer has the right to be present for any such communication.

Section 12.3 Confidentiality. The parties shall continue to be bound by the Confidentiality Agreement.

Section 12.4 Declaratory Judgment. If Buyer deems it advisable to seek any declaratory judgment that Shareholder Approval is not necessary, Seller shall cooperate in all respects with respect thereto, including bringing and using its best efforts to vigorously prosecute such action. Buyer, at its own expense, may participate in or direct the prosecution of such action.

Section 12.5 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:

SHOP AT HOME, INC.
5388 Hickory Hollow Parkway
Antioch, Tennessee 37013
Attn: George J. Phillips, Executive Vice President
Facsimile No.: (615) 263-8911

with a copy to:

BONE McALLESTER NORTON PLLC
SunTrust Center
424 Church Street
Suite 900
Nashville, Tennessee  37203
Attn: Charles W. Bone, Esq.
Facsimile No.: (615) 238-6301

Buyer:

SCRIPPS NETWORKS, INC.
c/o The E.W. Scripps Company
312 Walnut Street
28th Floor
Cincinnati, Ohio  45202
Attn:  Timothy Peterman, Vice President Corporate Development
Facsimile No.: (513) 977-3024

with a copy to:

BAKER & HOSTETLER LLP
312 Walnut Street
Suite 2650
Cincinnati, Ohio 45202
Attn: William Appleton, Esq.
Facsimile No.: (513) 929-0303

Section 12.6 Jurisdiction; Service Of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, Hamilton County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

Section 12.7 Further Assurances. Each party agrees (a) to furnish to the other party such further information, (b) to execute and deliver to the other party such other documents, and (c) to do such other acts and things, all as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 12.8 Waiver. The parties' rights and remedies are cumulative and not alternative. A party's failure or delay in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will not operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 12.9 Entire Agreement and Modification. This Agreement, together with the Confidentiality Agreement, supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

Section 12.10 Schedules.

(a) The disclosures in the Schedules must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

Section 12.11 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties and their successors and assigns.

Section 12.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 12.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

Section 12.14 Governing Law. This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

Section 12.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.






                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     BUYER:

                                   SCRIPPS NETWORKS, INC.


                                   By___/s/ Richard A. Boehne
                                   --------------------------------------
                                   Title     Executive Vice President
                                   --------------------------------------


                                     SELLER:

                                   SHOP AT HOME, INC.


                                   By__/s/ George R. Ditomassi
                                  --------------------------------------
                                   Title____Co-Chief Executive Officer
                                   ---------------------------

                                  By__/s/ Frank A. Woods
                                  -----------------------------------------
                                  Title____Co-Chief Executive Officer
                                  -----------------------------


The E.W. Scripps Company hereby guarantees the obligations of Buyer under the foregoing Share Purchase Agreement.


                                  THE E.W. SCRIPPS COMPANY


                                  By____/s/ Richard A. Boehne____
                                  ---------------------
                                  Title_____Executive Vice President__
                                  ------------------------

                                                                    EXHIBIT 1.1A

                      CONTRIBUTION AND ASSUMPTION AGREEMENT


         THIS CONTRIBUTION AND ASSUMPTION AGREEMENT, dated as of __________, 2002 [this date will be the Closing Date of the Share Purchase Agreement] (this "Agreement"), is made by and between Shop At Home, Inc., a Tennessee corporation ("SATH"), and SAH Holdings, Inc., an Ohio corporation and wholly owned subsidiary of SATH ("Holdings").

         WHEREAS, SATH desires to contribute to Holdings 88.39% of the 99% membership interest that SATH currently owns in Partners - SATH, L.L.C., a Tennessee limited liability company (the "Company") and a wholly owned subsidiary of SATH (including an indirect 1% interest owned through SAH Acquisition Corporation, a Tennessee corporation and a wholly owned subsidiary of SATH), representing an 87.5% membership interest in the Company; and

         WHEREAS, SATH desires to contribute or cause certain of its Affiliates to contribute to Holdings all of its and their rights relating to the employment of the employees of the Network Employees who are listed on Schedule 1.01(b) (the "Network Employees) as set forth herein for the benefit of the Network Business (the "Network Employees Rights"), and Holdings desires to assume certain of the liabilities and obligations of SATH and certain of its Affiliates relating to the employment of the Network Employees by Holdings for the benefit of the Network Business.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I
                     Contribution, Retention and Assumption

1.01     Contributions.
         -------------

(a) SATH hereby contributes, conveys, transfers and assigns to Holdings, free and clear of all liens and encumbrances, all of SATH's right, title and interest in and to 88.39% of SATH's 99% membership interest in the Company (representing an 87.5% membership interest in the Company) (the "Membership Interest").

(b) SATH and each of its Affiliates with an interest therein hereby contributes, grants, conveys, assigns, transfers and delivers to Holdings all of their Network Employees Rights with respect to the Network Employees listed on
Schedule 1.01(b), including all records, contracts, assets and other properties of SATH and its Affiliates related thereto, and SATH and Holdings hereby agree, as soon as is administratively practicable after the date hereof, to cause each Network Employee to become an employee of Holdings for all purposes on such salary as set forth for such Network Employee on Schedule 1.01(b) and such other terms and conditions, including but not limited to bonus, leave allowances and health and welfare benefits, as SATH and Holdings shall mutually agree with the consent of Scripps Networks, Inc.


1.02     Retention and Assumption of Liabilities.
         ---------------------------------------

(a) Except for the Assumed Membership Interest Liabilities (hereinafter defined) and the Assumed Employees Liabilities (hereinafter defined) (collectively, the "Assumed Liabilities"), Holdings shall not assume any debts, liabilities or obligations of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined, or any costs or expenses related thereto (collectively, "Liabilities"), of SATH or any Affiliate of SATH, including, but not limited to Liabilities in respect of the Membership Interest, the Network Employees and the Network Employees Rights (collectively, the "Retained Liabilities"), and Holdings shall not at any time be required to assume, pay, perform or discharge any Retained Liabilities.

(b) Notwithstanding the provisions of Section 1.02(a), the Company hereby unconditionally assumes and agrees to pay, perform, satisfy and discharge all Liabilities first arising on or after the date hereof in connection with the ownership of the Membership Interest, whether arising by reason of contact, operation of law or otherwise, and including, but not limited to all such Liabilities arising under the Operating Agreement of the Company dated _____, _____ (the "Assumed Membership Interest Liabilities").

(c) Notwithstanding the provisions of Section 1.02(a), Holdings hereby unconditionally assumes and agrees to pay, perform, satisfy and discharge (i) all Liabilities first arising on or after the date hereof in connection with the Network Employees and Network Employees Rights and (ii) the Liabilities of SATH and its Affiliates relating to the Network Employees to the extent unpaid, unperformed, unsatisfied and not discharged prior to the date hereof solely as expressly set forth on Schedule 1.02(c) (collectively, the "Assumed Employees Liabilities"). Holdings shall have no responsibility or liability with respect to any employees of SATH or its Affiliates who are not listed on Schedule 1.01(b).

(d) For purposes of this Agreement, the term "Affiliate" means any other legal entity (i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with SATH, (ii) that is a general partner, director, manager, trustee or principal officer of, or a limited partner owning more than ten percent (10%) of, or that serves in a similar capacity with respect to, SATH, or (iii) of which SATH is a general partner, director, manager, trustee or principal officer or a limited partner owning more than ten percent (10%) of, or with respect to which SATH serves in a similar capacity. For purposes of this definition of Affiliate, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the legal entity in question through the ownership of voting securities or by contract or otherwise. The Holdings shall be excluded from the meaning of Affiliate for all purposes of this Agreement.

(a)      1.03     Intentionally Omitted.
                  ---------------------
Section 12.16 1.04 Conveyancing and Assumption Instruments. In connection with the transfers of the Membership Interest and the Network Employees Rights and the assumptions of Assumed Liabilities contemplated by this Agreement, the parties hereto agree that (a) the transfers of assets, rights and properties contemplated hereby shall be effected by delivery by the appropriate parties of such good and sufficient instruments of contribution, transfer and delivery, in form and substance reasonably satisfactory to the parties as shall be necessary to vest in the Holdings all of the right, title and interest in and to the Membership Interest and the Network Employees Rights, and (b) the assumption of the Assumed Liabilities contemplated hereby shall be effected by delivery of the appropriate parties of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the parties, as shall be necessary for the assumption by Holdings of the Assumed Liabilities. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) the instruments of transfer or assumption referred to in this Section 1.04 shall not include any representations and warranties, and (y) in the event and to the extent that there is any conflict between the provisions of this Agreement and the provisions of any of the instruments of transfer or assumption referred to in this Section 1.04, the provisions of this Agreement shall prevail and govern.

         1.05 Indemnities. SATH shall indemnify Holdings and hold it harmless from any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys fees) ("Losses") arising out of or in connection with the Retained Liabilities. Holdings shall indemnify SATH and hold it harmless from any and all Losses arising out of or in connection with the Assumed Liabilities.

         1.06 Further Assurances. Each of the parties promptly shall execute such documents and other instruments and take such further actions (including the making of governmental filings) as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby, including all certificates, assignments, assumption agreements, bills of sale, consents, and other documents, as shall be reasonably necessary to evidence the transactions contemplated hereby.






                                    ARTICLE 2
                                  Miscellaneous

                  2.01 Parties Bound. This Agreement shall be binding upon the parties and their respective successors and assigns.


                  2.02 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall constitute but one and the same agreement.

                  2.03 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 12.17     2.04     Applicable Law. The laws of the State of Tennessee
shall govern this Agreement, excluding any conflict of laws rules.


         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


SHOP AT HOME, INC.


By:
----------------------------------------------------------
Name: ____________________________________
Title: _____________________________________

SAH HOLDINGS, INC.


By:
----------------------------------------------------------
Name: ____________________________________
Title: _____________________________________

                                                                Schedule 1.01(b)



                                Network Employees



                       [To be provide by George Phillips]

                                                                Schedule 1.02(c)



                          Assumed Employee Liabilities



         1.       Accrued but unpaid wages of the Network Employees.



         2.       Accrued but unused vacation of the Network Employees.

                                                                    EXHIBIT 1.1B

                      CONTRIBUTION AND ASSUMPTION AGREEMENT


         This Contribution and Assumption Agreement, dated effective as of __________, 2002 (this "Agreement"), is made by and among Shop At Home, Inc., a Tennessee corporation ("SATH"), SAH Acquisition Corporation, a Tennessee corporation and a wholly owned subsidiary of SATH ("SAHAC"), and Partners - SATH, L.L.C., a Tennessee limited liability company and a wholly owned subsidiary of SATH through an indirect 1% membership interest held therein by SAHAC and a 99% membership interest held by SATH (the "Company").



        WHEREAS, SATH desires to contribute, or cause certain of its Affiliates (hereinafter defined) to contribute, to the Company certain rights, assets and properties relating to SATH's business of selling consumer products through interactive electronic media including broadcast, cable and satellite television and the Internet (via shopathometv.com) (the "Network Business") and to cause the Company to assume certain liabilities and obligations of SATH and certain of its Affiliates relating to the Network Business in order to consolidate substantially all of the rights, assets, properties, liabilities and obligations of the Network Business into the Company, excluding rights and liabilities in respect of the employees of the Network Business (the "Network Employees").

        NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:


                     Contribution, Retention and Assumption

         Contribution and Retention of Assets.
         ------------------------------------

                  Except for the Retained Assets (hereinafter defined), SATH and each of its Affiliates with an interest therein hereby contributes, grants, conveys, assigns, transfers and delivers, subject to all liens and encumbrances, a 1% undivided interest to SAHAC and, immediately upon such contribution by SATH to SAHAC, SATH and each of its Affiliates with an interest therein and SAHAC hereby respectively contribute, grant, convey, assign, transfer and deliver 99% and 1% undivided interests to the Company, in and to all right, title and interest of SATH and its Affiliates and SAHAC with an interest therein in and to any and all assets, rights and properties used or held for use in the conduct and operation of the Network Business, whether tangible or intangible, whether fixed, contingent or otherwise, and wherever located (collectively, the "Contributed Assets"), including, but not limited to, the assets, rights and properties described on Schedule 1.01(a).

                  Notwithstanding the provisions of Section 1.01(a), the Contributed Assets shall not include, and SATH and its Affiliates shall retain all of their right, title and interest in and to, the assets, rights and properties described on Schedule 1.01(b), SATH's rights under this Agreement, all their rights relating to the employment of the Network Employees and any other assets, rights and properties of SATH and its Affiliates not used or held for use in the operations of the Network Business (collectively, the "Retained Assets").

         Retention and Assumption of Liabilities.
         ---------------------------------------

                  Except for the Assumed Liabilities (hereinafter defined), neither SAHAC nor the Company shall assume any debts, liabilities or obligations of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined, or any costs or expenses related thereto (collectively, "Liabilities"), of SATH, the Network Business, or any Affiliate of SATH, including, but not limited to Liabilities in respect of the Network Employees (collectively, the "Retained Liabilities"), and neither SAHAC nor the Company shall at any time be required to assume, pay, perform or discharge any Retained Liabilities.

                  Notwithstanding the provisions of Section 1.02(a), SAHAC as to an undivided interest of 1% of SATH therein, and the Company as to the 99% and 1% undivided interests of SATH and SAHAC therein, without recourse, hereby unconditionally assume and agree to pay, perform, satisfy and discharge (i) all Liabilities first arising on or after the date hereof in connection with the Contributed Assets or as a result of the Company's conduct and operation of the Network Business on or after the date hereof and (ii) the Liabilities of SATH and its Affiliates relating to the Network Business (excluding Liabilities in respect of the Network Employees and excluding Liabilities in respect of any Retained Asset) to the extent unpaid, unperformed, unsatisfied and not discharged prior to the date hereof solely as expressly set forth on Schedule 1.02(b) (the "Assumed Liabilities").

                  (c) For purposes of this Agreement, the term "Affiliate" means any other legal entity (i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with SATH, (ii) that is a general partner, director, manager, trustee or principal officer of, or a limited partner owning more than ten percent (10%) of, or that serves in a similar capacity with respect to, SATH, or (iii) of which SATH is a general partner, director, manager, trustee or principal officer or a limited partner owning more than ten percent (10%) of, or with respect to which SATH serves in a similar capacity. For purposes of this definition of Affiliate, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the legal entity in question through the ownership of voting securities or by contract or otherwise. The Company and SAHAC shall be excluded from the meaning of Affiliate for all purposes of this Agreement.

         1.03 Intentionally omitted.

         1.04 Conveyancing and Assumption Instruments. In connection with the transfers of Contributed Assets and the assumptions of Assumed Liabilities contemplated by this Agreement, the parties hereto agree that (a) the transfers of assets, rights and properties contemplated hereby shall be effected by delivery by the appropriate parties of (i) with respect to those which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank, (ii) with respect to any real property interest and any improvements thereon, a quitclaim deed or the equivalent thereof in accordance with local practice, and (iii) with respect to all other rights, assets and properties, such good and sufficient instruments of contribution, transfer and delivery, in form and substance reasonably satisfactory to the parties as shall be necessary to vest in the Company or SAHAC, as the case may be, all of the right, title and interest in and to the Contributed Assets, and
(b) the assumption of the Assumed Liabilities contemplated hereby shall be effected by delivery of the appropriate parties of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the parties, as shall be necessary for the assumption by SAHAC or the Company of the Assumed Liabilities. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) the instruments of transfer or assumption referred to in this Section 1.04 shall not include any representations and warranties, and (y) in the event and to the extent that there is any conflict between the provisions of this Agreement and the provisions of any of the instruments of transfer or assumption referred to in this Section 1.04, the provisions of this Agreement shall prevail and govern.

         1.05 Indemnities. SATH shall indemnify SAHAC and the Company and hold them harmless from any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys fees) ("Losses") arising out of or in connection with the Retained Liabilities. The Company shall indemnify SATH and SAHAC and hold each of them harmless from all Losses arising out of or in connection with the Assumed Liabilities.

         Further Assurances. Each of the parties promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby, including all assignments, assumption agreements, bills of sale, consents, and other documents as shall be reasonably necessary to evidence the assignments, transfers, conveyances, and assumptions hereunder.

         1.07 Employees. Nothing in this Agreement, expressed or implied, shall confer upon any current employee or former employee of SATH or the Company or any of their Affiliates any rights or remedies of any nature or kind whatsoever (including, without limitation, any right to employment, resumed employment or continued employment for any specified period), under or by reason of this Agreement, and no such current or former employee will be deemed to be a third-party beneficiary of any provision of this Agreement.


                                  Miscellaneous

         Parties Bound. This Agreement shall be binding upon the parties and their successors and assigns.


         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall constitute but one and the same agreement.

         Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         Applicable Law. The laws of the State of Tennessee shall govern this Agreement, excluding any conflict of laws rules.

         Exhibits and Schedules. All Exhibits and Schedules referred to herein and attached hereto are incorporated by this reference thereto.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.




                           SHOP AT HOME, INC.


                           By:
                           -----------------------------------------------------
                           Name:
                           Title:


                           SAH ACQUISITION CORPORATION


                           By:
                           -----------------------------------------------------
                           Name:
                           Title:


                           PARTNERS-SATH, L.L.C.


                           By:
                           -----------------------------------------------------
                           Name:
                           Title:

                                                                Schedule 1.01(b)



                               CONTRIBUTED ASSETS

         The following sets forth general descriptions of certain assets, rights and properties included in the Contributed Assets:

                  all programs, programming, performances, productions, content and related materials of any nature whatsoever, and all elements thereof, whether intended for television broadcast or other exhibition over any other medium (including, but not limited to, the Internet) as a live performance, a pre-recorded performance or otherwise, whether completed or in process or production, in whatever form or media the same may be recorded, including, but not limited to, documents, drawings, films, tapes, compact discs, and any other digital or digitized formats (collectively, the "Programming Materials"), all related common law and statutory Network Intangible Rights (as defined in paragraph (c) hereof) in the Programming Materials and all rights, releases, clearances, and licenses granted by third parties (including, but not limited to persons appearing in, or performing services in connection with the exhibition and syndication of, any of the Programming Materials) with respect to such third parties' literary, artistic, trademark, copyright, music performance, master use, synchronization and other similar intellectual property rights and their publicity, privacy and publishing rights (collectively, the "Third-Party Intangible Rights") in the Programming Materials;

                  all sales support, advertising, marketing and promotional materials of any nature whatsoever, including, but not limited to, interstitial promotional materials, and all elements thereof (including, but not limited to, all advertiser files, information, lists and rate cards, all catalogs, data, drawings, designs, files, price lists and subscriber information, files and lists, and all other records and other documents related thereto), whether intended for television broadcast or other exhibition over or in any other medium (including, but not limited to, the Internet and any print media) as a live performance, a pre-recorded performance or otherwise, whether completed or in process or production, in whatever form or media the same may be recorded, including, but not limited to, documents, drawings, films, tapes, compact discs, and any other digital or digitized formats (collectively, the "Promotional Materials"), all related common law and statutory Network Intangible Rights in the Promotional Materials and all rights, releases, clearances, and licenses granted by third parties (including, but not limited to, persons appearing in, or performing services in connection with the exhibition and syndication of, any of the Promotional Materials) with respect to such third parties' Third-Party Intangible Rights in the Promotional Materials;

                  all domestic or foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, copyrights, trademark and service mark applications, registered trademarks, registered service marks, unregistered trademarks and service marks in which SATH or its Affiliates possess common law rights, uniform resource locators, domain names, franchises, trade names, jingles, slogans, logotypes, copyrights and other intangible rights owned, leased or licensed (collectively, the "Network Intangible Rights");

                  all goodwill associated with the Network Business as a going concern and with the Network Intangible Rights;

                  all files, records, books of account, computer programs, tapes, electronic data processing software, data and other records to the extent exclusively relating to the conduct and operation of the Network Business, in whatever form or format they are maintained, kept or stored, including, without limitation, books of account and accounting information, purchasing and production information, income, sales, use and all other tax information, subscriber data, subscriber and other third party credit information, pricing information, advertiser information, cost and expense information, market research, surveys and reports, equipment service, maintenance and warranty records, sales, advertising, marketing and promotional materials, and industry information;

                  all Contracts entered into in connection with the conduct and operation of the Network Business (such as, without limitation, contracts with suppliers, service vendors, providers of insurance or services in connection with employee benefit and welfare plans, advertisers, consultants and designers) and all rights under such Contracts, whether such rights are express or implied, matured or unmatured, known or unknown, absolute or contingent;

                  all stationery, forms, labels, and similar supplies bearing, exhibiting or otherwise embodying any of the Network Intangible Rights;

                  all prepaid expenses, deposits and other current assets of a similar nature related to Contracts or otherwise, including cash, cash equivalents, notes receivable, accounts receivable and prepaid taxes, and all negotiable instruments and chattel paper, including credit card receivables and accrued interest charges on customer accounts;

                  all rights to all post office boxes, telephone numbers and facsimile numbers;

                  all orders, arrangements, understandings and Contracts for the sale of advertising time on broadcasts or on Internet web sites;

                  all goods, assets, rights and services due under trade contracts with third parties, and all inventory and work in process;

                  all permits, licenses, consents, approvals or other authorizations from or of any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority, agency or body relating to or necessary for the conduct and operation of the Network Business;

                   all rights, claims, credits, causes of action and rights of set-off against third parties relating to the Network Business or Contributed Assets; and

                  all real property, furniture, fixtures, equipment, vehicles, tools, computer and hardware, whether owned, leased licensed or otherwise, and all appurtenances thereto.











                                                                Schedule 1.01(b)



                                 RETAINED ASSETS



         The following sets forth the Retained Assets:

                  (a) all assets, rights and properties directly used or directly held for use in the operation of the five (5) UHF television station properties owned and operated by SATH and its Affiliates in San Francisco, California, Boston, Massachusetts, Cleveland, Ohio, Raleigh, North Carolina and Bridgeport, Connecticut, including but not limited to, the FCC licenses for such stations, equipment at such stations, employment agreements of the personnel working at such stations and the leases and other Contracts which relate exclusively to such stations, but excluding all rights in Programming Materials, Third-Party Intangible Rights, Promotional Rights, and Network Intangible Rights.

                  (b) AT&T/TCI full-time carriage agreement dated 4/24/96.

                  (c) Employment related contracts with Bennett S, Smith, George
S. Ditomassi, Frank A. Woods, Arthur D. Tek, George J. Phillips, Robert B. Wales, Ronald T. Cook, Thomas N. Merrihew and Howard W. Lambert.

                  (d) Promissory Notes from J.D. Clinton and Charles W. Bone.

                  (e) Equity Edge Software concerning SATH's stock option program.

                  (f) The membership interest in the Company and the shares of capital stock in SAH Holdings, Inc. and SAHAC owned and held by SATH.

                  (g) Paymaxx Agreement.

                  (h) All rights, claims, credits, causes of action and rights of set-off against third parties relating to the Retained Liabilities.

                                Schedule 1.02(b)



                               ASSUMED LIABILITIES



                  (a) The current liabilities of the Network Business as of the date hereof reflected or reserved against on the face of the Pro Forma Statement of Assets and Liabilities attached to and made part hereof (as approved in writing by Scripps Networks, Inc.). SATH hereby represents and warrants to the Company that such Pro Forma Statement of Assets and Liabilities has been prepared in all material respects consistently with the Pro Forma Statement of Assets and Liabilities of the Network Business as of June 30, 2002 delivered by SATH to Scripps Networks, Inc. in connection with the Share Purchase Agreement dated August __, 2002 between SATH and Scripps Networks, Inc. SATH further represents and warrants to the Company that such Pro Forma Statement of Assets and Liabilities does not contain any current liabilities not incurred in the Ordinary Course of Business (as such term is defined in the Share Purchase Agreement referred to herein).



                  (b) If any claim is made after the date hereof by a third party alleging infringement of such third party's intellectual property rights arising from the use of the name "Shop at Home" in the operation of the Network Business by either or both SATH or the Company, as between SATH and the Company, SATH shall be responsible for all Liabilities which arose therefrom that relate to any period prior to the date hereof and the Company shall be responsible for all Liabilities which arose therefrom on and after the date hereof and, if the Company elects to defend such claim, the Company shall at its cost and expense provide a defense for both the Company and SATH; provided that SATH shall cooperate with the Company at SATH's cost and expense as may be reasonably required.

                                                                  EXHIBIT 8.4(c)

Capitalized terms used herein will have the meanings set forth in the Share Purchase Agreement between Shop At Home, Inc. and Scripps Networks, Inc. (the "Purchase Agreement").

1. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee. The Holding Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. The Operating Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee.

2. Each of Seller, the Holding Company and the Operating Company has the necessary power and authority to conduct its business as currently conducted and to own, lease and use its assets in the manner in which its assets are currently owned, leased and used. Each of Seller, the Holding Company and the Operating Company is qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or ownership of its assets requires such qualification (except to the extent that failure to be so qualified would not have a material adverse effect on the business of Seller, the Holding Company or the Operating Company, as the case may be), and is in good standing in each such jurisdiction.

3. The Holding Company has 1,500 authorized shares, without par value, of which 1,000 are outstanding and are held beneficially and of record by Seller. All of the Holding Company's outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

4. The Operating Company is owned beneficially and of record 1% by SAH Acquisition Corporation, 87.5% by the Holding Company and 11.5% by Seller.

5. No preemptive rights, rights of first refusal or similar rights to purchase securities of the Operating Company or the Holding Company exist and no such rights will arise or become exercisable by virtue of or in connection with the transactions contemplated by the Agreement. There are no outstanding or authorized options, warrants, convertible securities, subscription rights, conversion rights, exchange rights relating to the issuance or sale of any securities of the Holding Company or the Operating Company. There are no stock appreciation, phantom stock, profit participation or other similar rights granted by the Holding Company or the Operating Company.

6. To our knowledge, there is no pending Proceeding and no Person has threatened to commence any Proceeding materially affecting or that could materially affect the Holding Company or the Operating Company, or their properties or assets or the Network or that questions the validity or enforceability of the Transaction Documents or the Contemplated Transactions.

7. Each of Seller, the Holding Company and the Operating Company has the requisite power and authority to enter into and to perform its obligations pursuant to the Transaction Documents to which it is a party. The execution, delivery and performance by each of Seller, the Holding Company and the Operating Company of the Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate and shareholder action on the part of Seller, the Holding Company and the Operating Company. The Transaction Documents to which each of Seller, the Holding Company and the Operating Company is a party constitute the legal, valid and binding obligation of Seller, the Holding Company or the Operating Company, as the case may be, enforceable against such entity in accordance with their respective terms.

8. The execution and delivery by each of Seller, the Holding Company and the Operating Company of the Transaction Documents to which it is a party and the consummation by such entity of the Contemplated Transactions will not (a) violate such entity's Organizational Documents; (b) violate any Legal Requirement applicable to the Contemplated Transactions; or (c) cause a default by such entity under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate obligations under, any Contract to which such entity is a party or by which it or any of its assets or properties are bound.

9. Except for the third party consents or notices set forth on Schedule 3.2 to the Purchase Agreement, none of Seller, the Holding Company or the Operating Company is required to make any filing with or give any notice to or obtain any consent from any Person in connection with the execution and delivery of the Transaction Documents or consummation of the Contemplated Transactions.

                                                                  EXHIBIT 8.4(d)


















                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                            SHOP AT HOME NETWORK, LLC
                                        i
                                TABLE OF CONTENTS
                                                                        Page

ARTICLE 1 Definitions.........................................................1


ARTICLE 2 The Company.........................................................1

         2.1................................................Formation.        1

         2.2......................................Operating Agreement.        1

         2.3.....................................................Name.        1

         2.4..................................................Purpose.        2

         2.5....Authority of Scripps Holding and Scripps Governors
                        with Respect to the Network.                          2

         2.6...........................Names and Addresses of Members.        2

         2.7.......................................Period of Duration.        2

         2.8...............................Statutory Agent and Office.        2

         2.9...............................Principal Executive Office.        2
ARTICLE 3 Accounting and General Tax Matters..................................2

         3.1.......................................Accounting Methods.        2

         3.2..................................................Records.        2
         3.3..............................................Fiscal Year.        2

         3.4................................Taxation as a Partnership.        3

         3.5............................................Tax Elections.        3

         3.6......................................Tax Matters Partner.        3

         3.7..........................................Tax Information.        3

ARTICLE 4 Management..........................................................3

         4.1.....................Management by the Board of Governors.        3

         4.2.......................................Board of Governors.        5

                  4.2.1....................................Composition........5

                  4.2.2......................................Authority........5

                  4.2.3.........................................Voting........6

                  4.2.4.......................................Meetings........6

                  4.2.5.....................................Committees........6

                  4.2.6...................................Compensation........6

                  4.2.7.....................Governors' Time and Effort........6

         4.3...................................Officers and Employees.        6

         4.4.....................Arrangements with Scripps Affiliates.        7

         4.5.........................Compensation of Scripps Holdings.        7

         4.6...............................................Discretion.        7

ARTICLE 5 General Rights and Obligations of Members...........................7
         5.1..................................Limitation of Liability.        7

         5.2......................Standards for Access to Information.        8

         5.3.....................Limited Voting and Management Rights.        8
         5.4...........................Representations and Warranties.        8

         5.5................................No Withdrawal of a Member.        9

         5.6........................................Title to Property.        9

         5.7.....................................Financial Statements.        9

         5.8................................Confidentiality Covenants.        9

         5.9......................Outside Businesses or Opportunities.        10

         5.10.........................Noncompetition Covenant of SATH.        10

         5.11................................Re-formation in Delaware.        11

ARTICLE 6 EXCULPATORY PROVISIONS; Indemnification.............................11

         6.1...................................Exculpatory Provisions.        11

                  6.1.1.................General Limitation of Liability.......11

                  6.1.2............................Limitation of Duties.......11

                  6.1.3........................No Consequential Damages.......11

         6.2..Indemnification of Governors and Other Indemnified Persons.     11

                  6.2.1..............General Obligations of the Company.......12

                  6.2.2...............................Disabling Conduct.......12

                  6.2.3........................................Advances.......12

                  6.2.4.................................Non-Exclusivity.......12

                  6.2.5.......................................Insurance.......12

                  6.2.6................No Personal Liability of Members.......13

                  6.2.7...........................Conflicts of Interest.......13

                  6.2.8...................................Beneficiaries.......13
ARTICLE 7 Contributions and Loans.............................................13

         7.1...........................Members' Capital Contributions.        13
         7.2................................Additional Equity Funding.        13
         7.3..............................................No Interest.        14

         7.4..............................................Credit Line.        14

         7.5.......................................Loans From Members.        14

ARTICLE 8 Capital Accounts....................................................14
                  8.1........................Creation and Maintenance.        14

                  8.1.1.................................Interpretations.......14

                  8.1.2....................................Computations.......15

                  8.1.3..Book Value and Revaluations of Company Property......15
                  8.1.4.Effective Terminations under Code Section 708(b)(1)(B)15

         8.2...Transfer of Capital Account; No Code Section 743 Adjustment.   16

         8.3........................No Deficit Restoration Obligation.        16

ARTICLE 9 Allocations.........................................................16

         9.1...............Allocation of Operating Profits and Losses.        16

                  9.1.1.........................................Profits.......16

                  9.1.2..........................................Losses.......16

                  9.1.3.............Limitations and Special Allocations.......16

         9.2......................................Special Allocations.        17

                  9.2.1..........................Nonrecourse Deductions.......17

                  9.2.2...................Member Nonrecourse Deductions.......17

                  9.2.3............................Company Minimum Gain.......17
                  9.2.4.............................Member Minimum Gain.......17
                  9.2.5.........................Qualified Income Offset.......17
                  9.2.6.........................Gross Income Allocation.......18
                  9.2.7....................Code Section 754 Adjustments.......18

         9.3...................................Corrective Allocations.        18

         9.4.......................Application of Code Section 704(c).        18

         9.5..........Distributions of Nonrecourse Liability Proceeds.        18

         9.6.......................................Allocation of Debt.        19

         9.7..............................Other Allocation Provisions.        19

                  9.7.1.......................................Elections.......19

                  9.7.2.................................Fees to Members.......19

ARTICLE 10 Distributions......................................................19

         10.1...........................................Distributions.        19

                  10.1.1...............Definition of Distributable Cash.......19

                  10.1.2..............................Tax Distributions.......19

                  10.1.3............Distributions of Distributable Cash.......20
                  10.1.4.....Distributions of Proceeds from Interim
                                 Capital Transactions.........................20
                 10.1.5.....Distributions of Proceeds from Liquidating
                                 Capital Transactions.........................20

         10.2....................General Limitations on Distributions.        20

ARTICLE 11 Dispositions of Membership Interests...............................20

         11.1....................................General Restrictions.        20
         11.2.......................................Void Dispositions.        22

         11.3................Scripps Holding's Right of First Refusal.        22

                  11.3.1.................Notice of Intended Disposition.......22

                  11.3.2..............................Exercise of Right.......22

                  11.3.3..........................Non-Exercise of Right.......22
                  11.3.4......................................SATH Debt.......22
         11.4.................................Transfers to Affiliates.        23

11.5Scripps Holding's Right to Sell; SATH's and Sub's
                  Tag Along Right; Scripps Holding's Drag Along Right.        23
11.6.....................................Put and Call Rights.                 24

                  11.6.1.....................SATH's and Sub's Put Right.......24
                  11.6.2.....................SATH's Put Right Upon
                          Scripps's Disposition of Scripps Holding Shares.....24
                  11.6.3.............Scripps's Call Right.....................24
                  11.6.4..............Scripps Holding Call Right Upon
                          SATH's Disposition of Scripps Holding  Shares.......25
                  11.6.5......Scripps Call Right Upon Change in Control
                                        of SATH...............................25
                  11.6.6......Scripps Call Right Upon Default.................25
                  11.6.7..........Limitation on Exercise Based on Exercise
                                of Put/Call Relating to Scripps Holding.......25
         11.7...................................Certain Buyout Events.        25

                  11.7.1............................Definition of Event.......25
                  11.7.2.................Purchase Option of the Company.......26

                  11.7.3..................Company's Right of Assignment.......26

                  11.7.4...................................Scripps Debt.......27

                  11.7.5.............Continuing Effect After Insolvency.......27

         11.8......................Determination of Fair Market Value.        27

         11.9..........................................Contract Terms.        27

                  11.9.1..................................Payment Terms.......28
                  11.9.2........................................Closing.......28
                  11.9.3......................................Documents.......28

ARTICLE 12 Assignees; Substitute Members......................................28
         12.1.........................Admission of Substitute Members.        28

         12.2.....................................Rights of Assignees.        28
ARTICLE 13 Dissolution and Winding Up.........................................29
         13.1.............................................Dissolution.        29

         13.2...................................Effect of Dissolution.        29

         13.3..............................................Winding Up.        29

         13.4.........................Fair Market Value Distributions.        29
         13.5.................................Proceeds of Liquidation.        30
                  13.5.1.......................................Expenses.......30

                  13.5.2..........................................Debts.......30
                  13.5.3.......................................Reserves.......30

                  13.5.4...............................Capital Accounts.......30

         13.6........................................Final Accounting.        30

ARTICLE 14 Amendment..........................................................30


ARTICLE 15 Miscellaneous Provisions...........................................30
         15.1........................................Entire Agreement.        30
         15.2...................Rights of Creditors and Third Parties.        30

         15.3.................................................Notices.        31

         15.4............................................Severability.        31
         15.5...........................................Parties Bound.        31

         15.6..........................................Applicable Law.        31

         15.7.....................................Strict Construction.        31

         15.8................................................Headings.        31

         15.9...................................Counterpart Execution.        31

         15.10...............................................Pronouns.        31

         15.11............................Effect of Waiver or Consent.        31

         15.12.....................................Further Assurances.        32

         15.13...................................Public Announcements.        32

         15.14...............................................Expenses.        32

SCHEDULE II...................................................................1


      AMENDED AND RESTATED OPERATING AGREEMENT OF SHOP AT HOME NETWORK, LLC

         THIS AMENDED AND RESTATED OPERATING AGREEMENT of Shop At Home Network, LLC, a Tennessee limited liability company fka Partners - SATH, L.L.C. (together with any successor thereto, the "Company"), dated as of , 2002, is made by and among Shop At Home, Inc., a Tennessee corporation ("SATH"), SAH Acquisition Corporation, a Tennessee corporation and wholly owned subsidiary of SATH ("Sub"), and The Scripps Shop At Home Holding Company, an Ohio corporation fka SAH Holdings, Inc. ("Scripps Holding").

         WHEREAS, SATH holds an eleven and one-half percent (11.5%) membership interest in the Company, Sub holds a one percent (1%) membership interest in the Company and Scripps Holding holds an eighty-seven and one-half percent (87.5%) membership interest in the Company; and

         WHEREAS, pursuant to the Share Purchase Agreement, dated August 14, 2002, between Scripps Networks, Inc., a Delaware corporation ("Scripps"), and SATH, SATH sold to Scripps eighty percent (80%) of the outstanding common shares of Scripps Holding and as a condition to such sale, SATH, Sub, and Scripps Holding are required to enter into this Amended and Restated Operating Agreement.


                                   Definitions

         Certain capitalized terms used in this Agreement are defined as set forth on Schedule I.


                                   The Company

         Formation. The Members hereby agree to associate themselves as Members of the Company under and pursuant to the provisions of the Act for the limited purposes and scope set forth in this Agreement. The Members expressly do not intend to form a partnership under the laws of the State of Tennessee or any other laws; provided, however, that to the extent permissible by law, the Members intend for the Company to be treated as a partnership for Federal, state, and local income tax purposes as more fully set forth in Section 3.4.

         Operating Agreement. In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to the terms and conditions of this Agreement (as it may from time to time be amended according to its terms), intending that this Agreement, including the Schedules and Exhibits incorporated herein, shall be the sole source of agreement among the Members as to the affairs of the Company and the conduct of its business.

         Name. The name of the Company is "Shop At Home Network, LLC" and all business of the Company shall be conducted under that name or such other assumed or fictitious name or names as may be approved by the Board of Governors. The Company shall execute and file, as appropriate, any assumed or fictitious name certificates and other similar documents and instruments as may be necessary or appropriate with respect to the conduct of the Company's business. The name of the Company may be changed if authorized by the Board of Governors and upon any such name change the Company shall promptly file such name change instruments as may be required by applicable law.

         Purpose. The purpose of the Company is to own and operate a home shopping cable television network and related interactive web-based service offered and distributed in North America (the "Shop At Home Network") and to take any action as the Board of Governors determines to be appropriate, convenient or incidental to such purpose.

Authority of Scripps Holding and Scripps Governors with Respect to the Network. Neither Scripps Holding nor the Scripps Governors will be obligated to continue the business operations of the Network, and, as the holder of more than fifty percent (50%) of the Membership Interests, Scripps Holding may cause the discontinuation of the business of the Network and the dissolution of the Company, if, in its sole discretion such business is no longer feasible or desirable or otherwise in the interests of Scripps Holding or Scripps.

         Names and Addresses of Members. The names and addresses of the Members are as reflected on Schedule II.


         Period of Duration. The period of duration of the Company shall commence on the Effective Date and shall continue in perpetuity unless the Company shall be dissolved and its affairs wound up in accordance with the Act or this Agreement.

         Statutory Agent and Office. The Company's statutory agent and office in Tennessee shall be CT Corporation System, 530 Gay Street, Knoxville, Tennessee 37902. At any time, the Board of Governors may designate another statutory agent or office.

Principal Executive Office. The principal executive office of the Company shall be at 5388 Hickory Hollow Parkway, Nashville, Tennessee, or such other location as may be approved by the Board of Governors.


                       Accounting and General Tax Matters

Accounting Methods. The Company shall prepare and maintain its books and records substantially in accordance with generally accepted accounting principles (subject, in the case of interim periods, to normal year-end audit adjustments). The Members' Capital Accounts shall be maintained and Profits and Losses shall be calculated as provided in this Agreement.

Records. The Company shall maintain and preserve, during the term of the Company, and for such time after dissolution as the Board of Governors determines, all accounts, books and other material Company documents and records, including the documents and records required to be maintained by the Act.

Fiscal Year. The fiscal year of the Company shall be its Taxable Year, which is intended to be the twelve (12) calendar month period ending on December 31 in each year, except that the first fiscal year of the Company shall be that period (even if less than twelve months) beginning on the Effective Date and ending on the next following December 31, and the final fiscal year of the Company shall be that period beginning on January 1 of such year and ending on the date of cancellation of the Articles of Organization.

Taxation as a Partnership. It is intended that the Company, as a domestic eligible entity under Treasury Regulations Section 301.7701-3, will be recognized and treated as a partnership for Federal, state and local tax purposes and, accordingly, it is agreed that for Federal income tax purposes, the Company shall keep its books and records and shall report in accordance with the provisions of Subchapter K of Chapter 1 of the Code and such other Code and Treasury Regulations provisions as may apply. The Members further agree that no Member shall cause the Company to elect to be classified other than as a partnership.

         Tax Elections. Except as otherwise provided in this Agreement (including but not limited to Section 9.4.7 and Section 9.6), the Board of Governors may make any and all tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         Tax Matters Partner. The Board of Governors shall designate one Member as the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The initial tax matters partner for the Company shall be Scripps Holding. Upon a Change of Control, a successor "tax matters partner" shall be designated by a Majority of Members entitled to vote after such Change of Control is consummated. Any Member designated as the tax matters partner shall take such action as may be necessary to cause each Member to become a notice partner within the meaning of Section 6223 of the Code. Any Member who is designated the tax matters partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board of Governors.

         Tax Information. The Company shall provide complete tax return information to the Members within one hundred twenty (120) days after the close of each Taxable Year.


                                   Management

         Management by the Board of Governors. Except to the extent that any provision of this Agreement or the Act (and in the case of the Act only those provisions which cannot be modified by this Agreement) requires any power, authority, or action to be exercised or taken, or first authorized or taken, or requires any decision to be made, by the Members, the Board of Governors shall have the complete and exclusive right and the fullest right, power and authority, and the Members hereby irrevocably grant to the Board of Governors the complete and exclusive right, power and authority to the fullest extent permitted by the Act, to manage, direct, and control the affairs and business of the Company and exercise the authority and powers of the Company. Without limiting the generality of the foregoing, and by way of example and not limitation, the Board of Governors will have the sole right, power and authority (except as otherwise noted) to cause the Company to take any of the following actions:

                  acquire, sell, lease, sublease, manage, finance and own assets, whether or not in the ordinary course of the Company's business;

                  repurchase Membership Interests or any other class or type of interest in the Company;

                  admit new members to the Company and reduce the Membership Interests of existing Members to reflect the value of new members' contributions to the Company in accordance with Section 7.2;

                  make distributions and retain significant balances of cash and cash equivalents not required for working capital;

                  subject to and in accordance with Section 4.4, enter into any transaction with any Member or an Affiliate thereof;

                  approve an annual budget and any significant deviations therefrom (including capital, operating, research and development budgets);

                  make capital expenditures;

                  establish reserves or write-offs;

                  pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

                  borrow money or obtain credit in such amounts, at such rates of interest and upon such other terms and conditions as it deems appropriate, including nonrecourse debts, from banks, other lending institutions or any other Person, including (subject to Section 7.5) the Members or any of their respective Affiliates, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose of the Company, and secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of or grant security interests in the whole or any part of any or all of the property and assets of the Company; provided, however, that no Member shall become personally liable, as a guarantor or otherwise, without such Member's written consent;

                  make, execute, assign, acknowledge and file any and all documents or instruments of any kind which it may deem necessary or appropriate in carrying out the purposes and business of the Company (and any Person dealing with the Board of Governors shall not be required to determine or inquire into its authority or power to bind the Company or to execute, acknowledge or deliver any and all documents in connection therewith);

                  assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Company, and secure any and all obligations, contracts or liabilities of the Company by mortgage, pledge or other encumbrance of all or any part of the property and assets of the Company;

                  invest funds of the Company;

                  employ and engage suitable agents, employees, advisors, consultants and counsel (including any custodian, investment advisor, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for any Member or any Affiliate thereof) to carry out any activities under this Agreement, including a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and recordkeeping or other duties, and to indemnify such Persons against liabilities incurred by them in acting in such capacity on behalf of the Company;

                  employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business;

                  qualify the Company to do business in any state, territory, dependency or foreign country;

                  form or cause to be formed, and own securities of, one or more corporations, and form or cause to be formed and participate and own interests in partnerships, joint ventures, limited liability companies, trusts and other entities;

                  adopt, fund and maintain employee benefit plans or participate in affiliated group plans;

                  select and engage independent accountants;

                  choose and change accounting and tax policies;

                  modify or terminate any of the agreements to which the Company is a party and enter into new agreements; and

                  take any other actions as the Board of Governors determines to be appropriate, convenient or incidental to the purposes of the Company.

         The expression of any right, power or authority of the Board of Governors in this Agreement shall not in any way limit or exclude any other right, power or authority which is not specifically or expressly set forth in this Agreement.

         Board of Governors.

                  Composition. So long as SATH and Sub collectively hold 12.5% of the Membership Interests of the Company, the Board of Governors shall consist of five (5) members, three (3) to be appointed by Scripps Holding (the "Scripps Governors") and two (2) to be appointed by SATH (the "SATH Governors"). Either Scripps Holding or SATH may remove one or more of its appointees on the Board of Governors and appoint substitutes therefor at any time and from time to time upon written notice to the Company and the other Members. Removals and appointments shall be mandatory at any time upon which the relative Percentage Interests of the Members shift pursuant to this Agreement, so that the relative voting power on the Board of Governors complies at all times with the intent of this Section 4.1.1. Sub shall not be entitled to a Governor. The Company shall also allow one representative designated by SATH to attend all meetings of the Board of Governors in a nonvoting capacity.

                  Authority. Except for any matter with respect to which approval of the Members is expressly required by this Agreement, any matter pertaining to the Company that the Board of Governors in its discretion submits to a vote of the Members, or any matter with respect to which approval of the Members is required by any provision of the Act which cannot be modified by this Agreement (collectively, the "Reserved Matters"), the Board of Governors shall have full and complete authority, power and discretion to manage and control the business, operations, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident thereto. Except for decisions in respect of the Reserved Matters, all decisions of the Board of Governors shall be presumed to be within its scope of authority, power and discretion and shall be binding on the Company and each Member. The Members hereby waive all rights to vote on matters relating to the management and control of the business, operations, affairs and properties of the Company, other than with respect to the Reserved Matters, and hereby irrevocably assign all such voting rights to the Board of Governors. No member of the Board of Governors in his or her capacity as such shall have the authority, power or discretion to take any action individually other than in the course of carrying out delegated authority, power or discretion under direction given by the Board of Governors or its delegee duly acting.

                  Voting. All approvals, authorizations, consents, decisions, votes and other actions of the Board of Governors under this Agreement ("Board Actions") shall be deemed duly given, made or taken if accomplished either by
(i) the affirmative vote of a majority of the Board of Governors at a duly constituted meeting at which a quorum is present, or (ii) the written action or consent of a majority of the Board of Governors.

                  Meetings. Meetings of the Board of Governors will be held quarterly at such time and place as are specified in a call for such meeting made by any two members of the Board of Governors by giving at least five (5) business days prior written notice to the other members of the Board of Governors of the time, place and purposes of such meeting. Meetings may be held by conference telephone if each person participating in the meeting can hear and be heard by the others. A designee of the Board of Governors shall keep minutes of each meeting and a record of all Board Actions and shall deliver such minutes and records to the members of the Board of Governors promptly after such meeting.

                  Committees. The Board of Governors may form such committees of its members with such delegated authority, power and discretion as the Board of Governors may determine from time to time are in the best interests of the Company and the Members. Each such committee shall include at least one SATH Governor.

                  Compensation. The Company shall not compensate any Governor for services he or she may render to or for the Company in his or her capacity as Governor; provided that the Company shall reimburse each Governor for his or her reasonable out-of-pocket expenses incurred in such capacity on behalf of the Company, subject to any limits imposed by the Board of Governors.

                  Governors' Time and Effort. Notwithstanding any other provision of this Agreement to the contrary, no Governor shall be required to devote his or her full time, effort, or attention to the operations, business and affairs of the Company, but shall devote such time, effort and attention as such Governor deems to be reasonably necessary to manage and direct the operations, business and affairs of the Company.

              Officers and Employees.

                  The day-to-day operational management of the Company shall be exercised by such officers as shall be appointed from time to time by the Board of Governors, which officers shall include a President who will be the Chief Manager of the Company and a Secretary and may include any number of Vice-Presidents as may be deemed necessary from time to time by the Board of Governors and a Treasurer, and may include any other officer as may be deemed necessary by the Board of Governors from time to time. Except for the positions of President and Secretary which shall not be held by the same Person, one Person may hold more than one position, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. The officers, subject to the direct control of the Board of Governors, shall do all things and take all actions necessary or appropriate to run the business of the Company. Any officer may be removed at any time, with or without cause by the Board of Governors.

                  The Company may employ such employees and agents as the Board of Governors deems necessary or appropriate to effectuate the purposes of the Company.

                  The officers and employees of the Company may be officers and employees of Scripps or its Affiliates, including Scripps Holding, and officers and employees of the Company may also be officers and employees of Scripps Holding. The Members hereby waive any conflict of interest that may arise in connection with the foregoing.

              Arrangements with Scripps Affiliates. The Company may enter into any agreement or contract with any Person who is an Affiliate of Scripps, without the prior approval of any Member; provided that any such agreement or contract shall contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into by the Company with a comparable, unaffiliated third party.

         Compensation of Scripps Holdings.

                  Scripps Holding and its personnel, and any Affiliates of it and their personnel utilized by the Company, may be compensated and reimbursed by the Company for their operating, administrative, management, employee and clerical services for and on behalf of the Company, including but not limited to, the following functions: (i) bookkeeping and accounting, (ii) data processing, (iii) accounts payable, (iv) purchasing, (v) regulatory reporting,
(vi) contract administration, (vii) legal, tax and auditing matters, (viii) marketing, (ix) advertising and affiliate sales, (x) programming, (xi) promotion and development, and (xii) human resources matters. Such compensation and reimbursement shall be on substantially the terms that would be available in connection with the provision of such services from comparable, unaffiliated third parties as the Board of Governors shall determine in its discretion.

                  The Company shall reimburse Scripps Holding for all compensation, benefits, costs, employment taxes, and expenses paid by Scripps Holding to any officer or other employee of Scripps Holding or any Affiliate of Scripps Holding assigned to or working for the Company.

         Discretion. Whenever in this Agreement the Board of Governors or a Member is permitted or required to make a decision in its "discretion" or under a grant of similar authority or latitude, each Governor or Member shall be entitled to exercise his or its sole and absolute discretion after considering only such interests and factors as he or it desires, including, exclusively its interests in the case of a Member, and the interests of the Member he represents on the Board of Governors in the case of a Governor; and shall have no duty or obligation to give preference to any interest of or factors affecting the other Members of its Governor(s).


                    General Rights and Obligations of Members

Limitation of Liability. Each Member's personal liability for the debts, liabilities and obligations of the Company shall be limited as set forth in the Act, including but not limited to Section 48-217-101 of the Act, and as set forth in Section 6.1.2.

         Standards for Access to Information. Any Member requesting access to the information described in Section 48-228-102 of the Act shall make such demand in writing, stating the purpose of the demand in reasonable detail, mailed or delivered to the Company at the Principal Office. The Company shall comply with such demand by providing the Member with the right to examine documents in person or by agent or attorney and to make copies of the documents personally examined, or providing the Member true and accurate copies of the documents responsive to the demand. The Company may not keep confidential from the Members any information concerning the business or affairs of the Company, including but not limited to, trade secrets, except information that the Company is required by order of a court of competent jurisdiction to keep confidential, and any confidential information disclosed to a Member shall be subject to the confidentiality and nondisclosure provisions of Section 5.8.

         Limited Voting and Management Rights. Members (but not Assignees who have not been admitted as Substitute Members pursuant to Article 12) shall be entitled to vote only on the Reserved Matters. Except to the extent otherwise expressly provided in this Agreement or in any provision of the Act which cannot be modified by this Agreement, all Reserved Matters shall require the affirmative consent or approval, either in writing or pursuant to a vote at a duly constituted meeting of the Members entitled to vote thereon, of Members having Percentage Interests in excess of 50% of the Percentage Interests of all Members (a "Majority of the Members"). The Members shall meet as often as shall be necessary to act on the Reserved Matters. Except as otherwise provided in this Agreement with respect to the Reserved Matters, no Member may in its capacity as a member participate in the management, control or direction of the Company's operations, business or affairs, transact any business for the Company, or have any right, power or authority to act for or on behalf of or to bind the Company, the same being vested solely and exclusively in the Board of Governors and its delegees. The Members acknowledge and agree that each Member, when exercising its right to vote on Reserved Matters, shall be entitled to exercise such right to vote considering exclusively its own interests and, without limiting the generality of the foregoing, such Member, in exercising its right to vote, shall have no duty or obligation to consider the interests of the Company or the interests of any other Member and may exercise its right to vote irrespective of the effect that the action proposed to be taken will have on the Company or on any other Member and that the foregoing provisions apply whether or not any single Member or group of Affiliated Members constitutes or controls a Majority of the Members.

         Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that: (a) it is duly organized, validly existing and in good standing under the laws of its state of organization; (b) it has all requisite power and authority to enter into this Agreement; (c) its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on its part; (d) this Agreement has been duly and validly executed and delivered by it and constitutes (assuming the due and valid execution and delivery of this Agreement by the other party) its legal, valid and binding obligation, enforceable against it in accordance with its terms; (e) there is no litigation pending or, to the best of its knowledge, threatened against it which has a reasonable likelihood of materially and adversely affecting the operations, properties or business of the Company or any of such party's obligations under this Agreement; (f) its execution, delivery and performance of this Agreement will not result in a breach of any of the terms, provisions or conditions of any agreement to which it is a party which has a reasonable likelihood of materially and adversely affecting the operations, properties or business of the Company or its obligations under this Agreement; (g) its execution and delivery of this Agreement does not require any filing by such party with, or approval or consent of, any governmental authority which has not already been made or obtained; and
(h) it acknowledges that its Membership Interest has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be resold or transferred by such party without appropriate registration or in accordance with an opinion of counsel in form and substance satisfactory to the Board of Governors that an exemption from such requirements is available.

No Withdrawal of a Member. Except as specifically provided in Article 11, and subject to the provisions for Disposition contained therein, no Member shall have the right to withdraw as a Member of the Company prior to the Liquidation and termination of the Company. No Member shall be considered to have ceased to be or to have withdrawn as a member of the Company for any reason listed in
Section 48-245-101(a)(5) of the Act, it being the express intent of the parties that this Agreement contain the complete understanding of the Members in respect thereof. In addition, no Member shall have the right to receive a return of or withdraw any portion of its Capital Contributions to, or to receive any Distributions or Liquidation Proceeds from, the Company, except as provided in
Article 10, Article 11 or Article 13, as the case may be.

Title to Property. All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in the Member's individual name or right. No Member, officer, or agent of the Company shall have the right or authority to pledge, lien, or mortgage any Company asset for his or its own personal benefit.

         Financial Statements. The Board of Governors shall deliver to all Members annual audited financial statements of the Company, commencing with the Fiscal Year ending December 31, 2002, within ninety (90) days after the close of each Fiscal Year and shall deliver to all Members monthly unaudited financial statements of the Company within thirty (30) days after the end of each fiscal month, or within such earlier timeframe as necessary to let the Members comply with their respective reporting obligations to the Securities and Exchange Commission.

Confidentiality Covenants. Each Member agrees that, except as required by law, legal process, government regulators, or as reasonably necessary for the proper performance of such Member's obligations or the enforcement of such Member's rights under this Agreement, such Member will treat and hold as confidential (and not disclose or provide access to any Person other than such Member's attorneys or accountants, without the prior written consent of the Company) and such Member will cause its Affiliates, officers, managers, governors, partners, employees and agents to treat and hold as confidential (and not divulge, provide access to any Person, or use to the detriment of the disclosing Member or the Company, without the prior written consent of the Board of Governors) all information relating to (i) the business of the Company and of Scripps Holding and (ii) any patents, inventions, designs, know-how, trade secrets or other intellectual property relating to the Company or to Scripps Holding in each case which is of a proprietary nature and the secrecy of which provides a material, competitive, or economic advantage to the Company or Scripps Holding, and in each case excluding (A) information in the public domain when received by such Member or thereafter in the public domain through sources other than such Member, (B) information lawfully received by such Member from a third party not subject to a confidentiality obligation and (C) information developed independently by such Member. The obligations of the Members hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, provided, however, that prior to disclosing such confidential information to any party other than a governmental agency exercising its ordinary regulatory oversight of a Member, a Member shall notify the Company thereof, which notice shall include the basis upon which such Member believes the information is required to be disclosed. This Section 5.8 shall survive for a period of five years with respect to any Member that for any reason ceases to be a Member of the Company and for a period of time agreed to by all of the Members in connection with any dissolution of the Company pursuant to Article 13. The provisions of this Section 5.8 shall be enforceable by any and all remedies available at law and in equity, including, but not limited to, damages and injunctive relief.

              Outside Businesses or Opportunities. Except as set forth in the letter agreement, dated as of the date hereof, between SATH and Scripps relating to SATH's right to participate in future acquisitions by Scripps of a home shopping network, Scripps or any Affiliate thereof may engage in or possess an interest in any business venture of any nature or description, including, without limitation, any business venture for the exploitation of home shopping programming, content, merchandising, licensing and products and services and all rights in connection therewith in all media and formats now or hereafter devised, including without limitation, magazines, radio programming, conventions and trade shows, independently or with others, which business venture may be the same as, similar to or dissimilar to the business of the Company or Scripps Holding, and may use the words "Shop At Home"; and neither the Company or Scripps Holding, nor any Member of the Company or any shareholder of Scripps Holding, shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit by Scripps or any such Affiliate of any such venture, even if competitive with the business of the Company or Scripps Holding, shall not be deemed wrongful or improper. Neither Scripps nor any Affiliate thereof shall be obligated to present any particular investment opportunity to the Company or Scripps Holding even if such opportunity is of a character which, if presented to the Company or Scripps Holding, could be taken by the Company or Scripps Holding or which, absent this provision, would have to be presented to the Company or Scripps Holding, and Scripps or any such Affiliate shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

         Noncompetition Covenant of SATH. Solely for purposes of this Section
5.10 and for no other purpose, the term "Affiliate" does not include any individual stockholder of SATH or any Person that is a director or officer of SATH. During the period in which SATH has any interest in the Company, and for a period of three years following the earlier of the termination of this Agreement or the termination of SATH's interest in the Company, neither SATH nor any of its Affiliates shall directly or indirectly acquire or possess any interest, or engage or participate, independently or with any other Person, as an owner, investor, shareholder, member, partner, joint venturer, lender, manager, governor, operator, distributor, consultant, contractor, director, officer, employee, agent or otherwise, in any business, enterprise, venture or other activity that consists of the development, ownership, distribution and commercial exploitation of a cable television network or interactive web-based service business the same or substantially the same in concept as the Shop At Home Network. The provisions of this Section 5.10 shall be enforceable by any and all remedies available at law and in equity, including, but not limited to, damages and injunctive relief. Notwithstanding the foregoing, SATH, or any Affiliate of SATH, may acquire and hold shares constituting not more than five percent (5%) of the equity in any company where the shareholding is for investment purposes only and does not confer any control over the business in question and neither SATH nor any such Affiliate is involved in the management of such company or provides services to such company.

         Re-formation in Delaware. SATH hereby consents to the re-formation of the Company as a Delaware limited liability company at Scripps Holdings' option, by virtue of a merger with and into a Delaware limited liability company containing substantially the same rights and obligations with respect to the Membership Interests as contained herein.



                     EXCULPATORY PROVISIONS; Indemnification

         Exculpatory Provisions.

                  General Limitation of Liability. Notwithstanding any other provision of this Agreement, whether express or implied, or any obligation or duty at law or in equity (including fiduciary duties), none of the Members, any Governor, or any of their respective Affiliates, or any of their respective officers, directors, stockholders, partners, employees, representatives or agents, and none of the officers, employees, representatives or agents of the Company or its Affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any Member for any act or omission of such Covered Person in reliance on the provisions of this Agreement, provided that such act or omission does not constitute fraud, willful misconduct or bad faith ("Disabling Conduct"). For the avoidance of doubt, the Members acknowledge and agree that under no circumstances will the exercise by a Member of its voting rights, or the direction of a member over its representative(s) on the Board of Governors, under any section of this Agreement and the consideration in connection therewith by such Member of exclusively its own interests irrespective of any interests of the Company or any other Member, constitute Disabling Conduct. A Covered Person may rely and shall incur no liability in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by such Covered Person to be genuine, and a Covered Person may rely on a certificate signed by an officer or other agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters, unless in any such case such Covered Person commits Disabling Conduct.

                  Limitation of Duties. The provisions of this Agreement, including, without limitation, this Section 6.1 and Section 5.3, to the extent that they alter, define, limit, modify or restrict the duties (including fiduciary duties) and liabilities of any Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties (including fiduciary duties) and liabilities of such Covered Person.

                  No Consequential Damages. Notwithstanding any other provision of this Agreement, no Covered Person shall be liable to any other Member, any Governor or other Person claiming by or through any Member, Governor or Affiliate thereof for any lost profits or any special, incidental, consequential, or punitive losses or damages arising out of this Agreement or any breach thereof or any actions or omissions in connection therewith or as the result of any investment in the Company by any Member or Governor or any rights as a Member or Governor.

         Indemnification of Governors and Other Indemnified Persons.

                  General Obligations of the Company. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses (including all fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative in nature, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of being a Member or by reason of management of the affairs of the Company, or status as a Governor, or an Affiliate thereof, or partner, director, officer, member, manager, governor, stockholder, employee, representative or agent thereof or of the Company or a Person serving at the request of the Company, any Governor or any Affiliate thereof with another Person in a similar capacity, which relates to or arises out of the property, business or affairs of the Company, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof. The negative disposition of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner contrary to the standard set forth in
Section 6.2.2. Any indemnification pursuant to this Section 6.2 shall be made only out of the assets of the Company.

                  Disabling Conduct. A Covered Person shall not be entitled to indemnification under Section 6.2.1 with respect to any claim, issue or matter in which it has been finally determined by the non-appealable judgment of a court of competent jurisdiction that it has engaged in Disabling Conduct; provided that a court of competent jurisdiction may determine upon application that, despite such Disabling Conduct, in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

                  Advances. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the covered Person to repay such amount if it shall be determined that the covered Person is not entitled to be indemnified as authorized in this
Section 6.2.

                  Non-Exclusivity. The indemnification provided by this Section
6.2 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, by law or vote of the Members or otherwise, both as to action in the Covered Person's capacity as a Governor, an Affiliate thereof or a partner, director, officer, stockholder, member, manager, governor, representative, employee or agent thereof, or an officer, employee, representative or agent of the Company or an Affiliate thereof and, as to action in any other capacity, shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of a Covered Person.

                  Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board of Governors shall, in its discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board of Governors shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Board of Governors may cause the Company to enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 6.2 and containing such other procedures regarding indemnification as are appropriate.

                  No Personal Liability of Members. In no event may any Covered Person subject the Members to personal liability by reason of any indemnification of a Covered Person under this Agreement or otherwise. Any indemnification by the Company as authorized by this Section 6.2 shall in no event cause the Members to incur any personal liability beyond their liability stated under this Agreement, nor shall it result in any liability of the Members to any third party.

                  Conflicts of Interest. A Covered Person shall not be denied indemnification in whole or in part under this Section 6.2 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this Agreement.

                  Beneficiaries. The provisions of this Section 6.2 are for the benefit of the Covered Persons and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to be for the benefit of any other Persons. The provisions of this Section 6.2 shall not be amended in any way that would adversely affect the Covered Person without the consent of the Covered Person.


                             Contributions and Loans

Members' Capital Contributions. As of the Effective Date, each Member has made the Capital Contribution to the Company that is set forth opposite such Member's name on Schedule II. No Member shall be required to make any additional Capital Contributions.

              Additional Equity Funding. If a Majority of the Members determine, in such Majority's discretion, that the Company requires funding in addition to that available under the EWS Credit Facility, the Scripps Governors shall have the sole discretion to determine whether such funding will be in the form of a loan to the Company by Scripps or an Affiliate thereof, the Members (pursuant to Section 7.5) or a third party, or whether such funding will be in the form of Additional Capital Contributions from the Members or Scripps or an Affiliate of Scripps or a third party, any such contribution to be based upon the Fair Market Value of the Company at the time such contribution is proposed to be made, as determined in accordance with Section 11.8. If Capital Contributions are to be made in accordance with the foregoing by Scripps or Scripps Holding or any of their Affiliates, SATH shall be entitled to make an Additional Capital Contribution on a pro rata basis and will be granted a period of six (6) months, measured from receipt of written notice evidencing the aforesaid commitment of Scripps, Scripps Holding or such Affiliate, to determine whether or not to make such Additional Capital Contribution and to make such Additional Capital Contribution in accordance herewith. During such six (6) month period, Scripps, Scripps Holding or such Affiliate of Scripps may make its contemplated Additional Capital Contribution and may loan to the Company funds equal to the portion of the Additional Capital Contribution to be made by SATH, with such loan bearing interest at 6% per annum and with such interest being borne by SATH and payable at the time of its Additional Capital Contribution. Such loan shall be repaid in full, with such interest, when SATH makes its Additional Capital Contribution as contemplated. If a third party makes an additional capital contribution or if Scripps, Scripps Holding or an Affiliate of Scripps makes Additional Capital Contributions to the Company, but SATH and/or Sub do not (or both Scripps and Sub and/or SATH make Additional Capital Contributions, but not in the ratio of their then-current respective Percentage Interests), then the Percentage Interests of the Members will be recomputed, based on the ratio of the fair market values of the Members' respective Capital Accounts as of the end of the six-month period referred to above and taking into account the Additional Capital Contributions of the Members. Notwithstanding and without limiting the foregoing, SATH will not have any preemptive right to purchase any securities issued to any third party other than Scripps, Scripps Holding or an Affiliate of Scripps.

              No Interest. No interest shall accrue on any Capital Contribution.

         Credit Line. The E.W. Scripps Company ("EWS") and the Company have entered into a credit facility, dated ________, 2002, pursuant to which EWS may loan up to $35,000,000 in aggregate principal amount to the Company as EWS determines in its sole discretion is necessary for the working capital needs of the Company (the "EWS Credit Facility"). Other than Tax Distributions, the Company shall not make any distributions to the Members until all principal and interest outstanding under the EWS Credit Facility is paid in full. The Members each have received and reviewed copies of all documents evidencing the EWS Credit Facility.

Loans From Members. In the event that the Board of Governors determines in its reasonable business judgment that it is in the best interest of the Company to borrow funds from the Members for use in the operation of the business of the Company, the Company shall give written notice of such determination to the Members including a requested loan amount. The Members shall have a period of twenty (20) days from the date of such notice in which to give the Company written notice that they wish to loan funds to the Company in an amount equal to the amount of the requested loan, multiplied by their respective Percentage Interests. In that case, the Company shall execute a promissory note in form and content reasonably acceptable to all Members making a loan and such Members shall each loan their share of the requested funds in cash to the Company within five (5) days after the Member's written election to participate in such loan is delivered to the Company. If all Members do not elect to participate in the making of any such loan within the aforementioned twenty (20) day period, the Company may borrow the remaining amount from the Members who have elected to participate in such loan request, in such manner as the Board of Governors deems reasonably appropriate. All loans made pursuant to this Section 7.5 shall be payable upon demand or upon such other commercially reasonable terms as the Board of Governors shall determine. Unless otherwise agreed by the Board of Governors, interest shall accrue and may be payable monthly on the unpaid principal balance of any such loan at a fluctuating interest rate not to exceed two percentage points (2%) in excess of the announced prime rate of The Fifth Third Bank of Cincinnati, Ohio or its successors, and any change in the interest rate due to a change in such announced prime rate shall be effective immediately upon and after each such announced change in the prime rate. Any payments made by the Company on such loans shall be made to the Members in proportion to the outstanding balance of the loans owed to each of them. In making any such loan, Members shall be treated as general creditors of the Company and not as Members.


                                Capital Accounts

         Creation and Maintenance.

                  Interpretations. The Company shall maintain for each Member a separate Capital Account in accordance with Treasury Regulations Section 1.704-1(b), this Section 8.1 and all other provisions of this Agreement relating to the maintenance of Capital Accounts. All such provisions of this Agreement are intended to be interpreted and applied in a manner consistent therewith.

                  Computations. The Capital Account of each Member shall, except as otherwise expressly stated herein, initially consist of the amount of its Capital Account immediately after the date of this Agreement. The Member's Capital Account shall be increased by (a) the amount of cash or the Agreed Value of Contributed Property it contributes to the Company, net of liabilities assumed by the Company or to which the Contributed Property is subject and (b) its allocable share of Profits and items thereof allocated pursuant to the provisions of this Agreement. Its Capital Account shall be decreased by (i) the amount of any cash distributed to it, (ii) the fair market value of any Company Property distributed to it (net of the amount of any Company liability assumed by such Member or which is secured by any Company Property distributed to such Member), (iii) its allocable share of Losses and items thereof allocated pursuant to the provisions of this Agreement, (iv) its share of any expenditures described in Code Section 705(a)(2)(B), and (v) such other items as are required by the Treasury Regulations.

                  Book Value and Revaluations of Company Property.

                            "Book Value" means, with respect to any asset of the
Company, such asset's adjusted basis for federal income tax purposes, except as follows:

                                    The initial Book Value of any Contributed
Property shall be the gross fair market value of such asset.

                                    The Book Value of all Company assets shall
be adjusted to equal their respective gross fair market values, as determined by the Board of Governors in accordance with Code Section 7701(g), as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a retiring or continuing Member as consideration for a Membership Interest in the Company of more than a de minimis amount of money or other Company Property; and
(c) the Liquidation of the Company.

     If the Book Value of an asset has been determined or adjusted pursuant to clause (i) or (ii) of this Section 8.1.3, such Book Value shall thereafter be adjusted for the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     The decision of whether to revalue the Company Property and the Members' Capital Accounts, and the amount of any such adjustments shall be determined by the Board of Governors using such reasonable methods of valuation as it may adopt.

                  Effective Terminations under Code Section 708(b)(1)(B). A Transferee of a Member's Membership Interest will succeed to the Capital Account (or portion thereof) relating to the Disposed interest; provided, however, that if the Disposition causes a termination of the Company under Code Section 708(b)(1)(B), the Company Properties shall be deemed to have been contributed to a new limited liability company in exchange for all of the interests in such new limited liability company, which interests will then be deemed to be distributed in Liquidation of the Company to the Members (including the transferee of an interest). The Capital Accounts of such new limited liability company shall be maintained in accordance with the principles set forth herein, this Agreement will apply to such new limited liability company and all references herein to the Company will become references to the new limited liability company.

         Transfer of Capital Account; No Code Section 743 Adjustment. In the event of a Disposition of some or all of a Member's Membership Interest as permitted by this Agreement, the Capital Account of the Disposing Member shall become the Capital Account of the Transferee to the extent it relates to the portion of the Membership Interest subject to the Disposition. The Capital Account to which a Transferee succeeds pursuant to a Disposition shall not be adjusted to reflect any basis adjustment under Code Section 743.

         No Deficit Restoration Obligation. Notwithstanding anything in this Agreement to the contrary, no Member shall have an obligation to make any contributions of capital to the Company at any time, including but not limited to an obligation to restore a deficit Capital Account or otherwise.


                                   Allocations

         Allocation of Operating Profits and Losses. After accounting for the special allocations contemplated by Section 9.4, and subject to the provisions of Section 9.2 and Section 9.3, Operating Profits and Losses shall be allocated among the Members as follows:

                  Profits. Operating Profits shall be allocated in the following order and priority:

(a) First, to the extent that Losses have been allocated pursuant to Section 9.1.2(b), Profits shall be allocated among the Members to offset the Losses allocated pursuant to Section 9.1.2(b) until the cumulative Profits allocated pursuant to this Section 9.1.1(a) equal cumulative Losses allocated pursuant to
Section 9.1.2(b) for all periods (and allocated among the Members pro rata in proportion to their shares of Losses being offset).

(b) Second, the balance, if any, shall be allocated to the Members pro rata in proportion to their respective Percentage Interests.

                  Losses. Operating Losses shall be allocated in the following order and priority:

                            First, to the extent Profits have been allocated
pursuant to Section 9.1.1(b) for any prior Taxable Year, Losses shall be allocated first to offset any Profits allocated pursuant to
Section 9.1.1(b) (pro rata among the Members in proportion to their shares of Profits being offset). To the extent that any allocations of Profits are offset pursuant to this Section 9.1.2(a), such allocations shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 9.1.2(a).

                           Second, to the Members pro rata in proportion to
their respective Percentage Interests.

                  Limitations and Special Allocations. Notwithstanding the provisions of Section 9.1.2, no Losses will be allocated to a Member to the extent it would result in or cause a further increase in a deficit balance in its Adjusted Capital Account as of the end of the Taxable Year. In such event, such Losses will be allocated among the Members pro rata in proportion to their Adjusted Capital Account balances. Furthermore, if any Losses are allocated among the Members pursuant to this Section 9.1.3(a), then notwithstanding the provisions of Section 9.1.1, Operating Profits occurring after the Taxable Year of such Losses will first be allocated to those Members to offset the Losses so allocated pursuant to the second sentence of this Section 9.1.3(a).

         Special Allocations. Notwithstanding anything to contrary contained in
Section 9.1, the following special allocations contemplated by this Section 9.2 shall in all events apply in determining the allocation of Profits and Losses among the Members and shall be made prior to the allocations required under
Section 9.1.

                  Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in proportion to their Percentage Interests.

                  Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Taxable Year shall be allocated to the Member(s) bearing the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2 (i)(1).

                  Company Minimum Gain. Notwithstanding any other provisions of this Agreement, in the event there is a net decrease in Company Minimum Gain during a Taxable Year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, this Section 9.2.3 is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

                  Member Minimum Gain. Notwithstanding any provision of the Agreement to the contrary (except Section 9.2.3 and subject to the exceptions set forth in Treasury Regulations Section 1.704-2(i)(4)), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Taxable Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(3), shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 9.2.4 is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith. Solely for purposes of this Section 9.2.4, each Member's Adjusted Capital Account balance shall be determined prior to any other allocations pursuant to this Article 9 with respect to such Taxable Year, other than allocations pursuant to Section 9.2.3.

                  Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Code Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit balance in its Capital Account (in excess of any amounts which such Member is obligated to restore to the Company, if any, or any deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5)), shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 9.2.5 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

                  Gross Income Allocation. If any Member has a deficit Capital Account at the end of any Company Taxable Year which is in excess of the sum of
(i) the amount (if any) such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 9.2.6 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 9 have been made as if this Section 9.2.6 and
Section 9.2.5 were not in this Agreement.

                  Code Section 754 Adjustments. To the extent an adjustment to the adjusted basis of any Company Property or Contributed Property pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to the Treasury Regulations to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Treasury Regulations.

         Corrective Allocations. The allocations set forth in Section 9.2 (the "Regulatory Allocations") are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article 9 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account as provided for in the following two sentences. Income, gain, loss and deduction shall be reallocated to the extent that such reallocation causes the net aggregate amount of allocations of income, gain, deduction and loss to each Member to be equal to or more closely approximate the net aggregate amount of such items that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 9.3 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible, permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 9.3.

         Application of Code Section 704(c). Notwithstanding any other provision of this Agreement, to the extent required by law, taxable income, gain, loss, deduction, and items thereof attributable to Contributed Property and to Company Property that has been revalued pursuant to Section 8.1.3 shall be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution or revaluation in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations thereunder. Further, if Code Section 704(c) applies to any such property, all required reallocations shall be made using the method(s) prescribed by the Board of Governors.

         Distributions of Nonrecourse Liability Proceeds. If, during a Taxable Year, the Company makes a distribution to any Member that is allocable to the proceeds of any Nonrecourse Liability of the Company that is allocable to an increase in Company Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the Company shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Company Minimum Gain.

         Allocation of Debt. For purposes of allocating excess Nonrecourse Liabilities among the Members pursuant to Treasury Regulations Section 1.752-3(a)(3), the Members' interests in Profits shall be allocated among the Members in the proportion to their respective Percentage Interests.

         Other Allocation Provisions.

                  Elections. Except as otherwise provided in this Agreement (including but not limited to Sections 9.2.7 and 9.4) herein, any elections or other decisions relating to the allocations of Company items of income, gain, loss, deduction or credit shall be made by the Board of Governors in any manner that reasonably reflects the purpose and intention of this Agreement.

                  Fees to Members. Notwithstanding any provision of the Agreement to the contrary, to the extent any payments in the nature of fees paid to a Member are finally determined by the Internal Revenue Service to be distributions to a Member for federal income tax purposes, such Member shall be allocated gross income in the amount of such distribution.


                                  Distributions

         Distributions.

                  Definition of Distributable Cash. For purposes of this Agreement, the term "Distributable Cash" means, as of the close of each quarter of the Fiscal Year, the aggregate amount of cash on hand or in bank, money market, marketable securities or similar accounts of the Company derived from any source and which the Board of Governors determines, in its discretion, is available for distribution to the Members, after taking into account amounts necessary to pay or fund (i) operating expenses, including but not limited to management expenses, (ii) capital expenditures in excess of those paid with Capital Contributions and borrowed funds, (iii) legal, accounting, management, consulting and advisory fees, (iv) principal and interest payments on borrowed money (including any money borrowed from a Member or an Affiliate of a Member), and (v) any reserves established by the Board of Governors in its discretion for the current Fiscal Year for working capital or other purposes incident to the operation of the Company or contingent liabilities or to maintain or supplement existing reserves established by the Board of Governors in its discretion.

                  Tax Distributions.Within thirty (30) days, or as soon thereafter as possible, after the end of each fiscal quarter of the Company, the Company shall calculate and distribute to each Member such Member's Mandatory Tax Distribution Amount (as defined herein). The "Mandatory Tax Distribution Amount" for each Member in each fiscal quarter of each Fiscal Year means an amount equal to the excess of (i) the product of (A) the Company's taxable income allocated to (or reasonably estimated to be allocable to) that Member from the beginning of the Fiscal Year through the end of such fiscal quarter attributable to the items allocated to that Member pursuant to this Agreement and (B) the maximum federal corporate income tax rate and the maximum combined state and local corporate income tax rate to which any Member is subject (less the effect of the deduction of state and local income taxes on the federal return, assuming no limitation of that deduction under Code Section 68), over
(ii) the aggregate Mandatory Tax Distribution Amounts distributed to that Member for all prior fiscal quarters in such Fiscal Year. Solely for purposes of this
Section 10.1.2, if a Member is allocated a loss for federal income tax purposes under Article 9 for any Fiscal Year or period of the Company beginning after the date of this Agreement, such net loss shall be offset against, and shall reduce the income allocated (or reasonably estimated to be allocable) to, such Member under this Section 10.1.2 in subsequent fiscal quarters of the Company (until such loss is exhausted) for purposes of calculating the Mandatory Tax Distribution Amount for such Member for such subsequent fiscal quarters within the same calendar year. The Mandatory Tax Distribution Amount shall be paid by check delivered by Express Mail, or by wire transfer, (i) at least ten (10) days in advance of each date on which quarterly payments of estimated federal income taxes are due and (ii) on April 10th of the following tax year for any reconciliation amounts. Payments of Mandatory Tax Distribution Amounts shall be made before any other distributions of Distributable Cash.

                  Distributions of Distributable Cash. To the extent that the Company has any Distributable Cash after the payment of Tax Distributions under
Section 10.1.2, the Board of Governors, in its sole discretion, may distribute all or a portion of the balance of the Distributable Cash to the Members in proportion to their Membership Interests in the Company; provided, however, that the parties agree, in accordance with Section 7.4, that it is not the intention of the Members that the Board of Governors distribute any Distributable Cash to the members until after payment of the EWS Credit Facility.

                  Distributions of Proceeds from Interim Capital Transactions. If the Company engages in an Interim Capital Transaction, the net proceeds received by the Company from such Interim Capital Transaction may, in the discretion of the Board of Governors, be first distributed to Scripps under the EWS Credit Facility, then to Scripps Holding and any other Member to repay its loans (plus interest), and then to the Members pro rata in proportion to their Percentage Interests.

                  Distributions of Proceeds from Liquidating Capital Transactions. The proceeds of a Capital Transaction (other than from an Interim Capital Transaction) shall be distributed among the Members in accordance with
Section 13.5.4.

         General Limitations on Distributions. No Distributions shall be required or permitted, except as provided in this Article 10, in Article 11 with respect to involuntary withdrawals pursuant to which the Company has exercised its Event Option, and in Article 13 with respect to Liquidation of the Company.


                      Dispositions of Membership Interests

         General Restrictions. Except as specifically provided in this Agreement, no Member, Assignee or other Transferee may directly or indirectly Dispose of all or any part of its Membership Interest or other equity interests in the Company, whether now owned or hereafter acquired, without first complying with the terms and conditions of this Article 11. Notwithstanding the foregoing, in no event will SATH be permitted to pledge, hypothecate or encumber its Membership Interest without the written consent of Scripps Holdings to be provided in Scripps Holdings' sole discretion; provided, however that nothing in this Article 11 will prohibit the pledge by SATH of its Membership Interest to Scripps or an Affiliate of Scripps as security for any indebtedness for borrowed money. Without limiting the generality of the foregoing, no Disposition shall be permitted, even if permitted by any other provision of this Article 11, unless each of the following conditions are satisfied in the judgment of, or waived in writing by, the Board of Governors in its discretion:

                  The Member, Assignee or other Transferee engaging or attempting to engage in such Disposition (the "Assigning Member") complies with all applicable provisions of this Article 11;

                  The Person engaging or attempting to engage in such Disposition as the Transferee agrees in writing to assume all of the obligations of the Assigning Member with respect to such Membership Interest (including the obligations imposed under this Agreement, including this Article 11) as a condition to any Disposition and becomes a party to this Agreement;

                  The Assigning Member and the Transferee each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Disposition and such other instruments as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Board of Governors (including the written instruments described in Section 12.2, if applicable);

                  Either (i) the Disposed interests will be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or
(ii) the Company shall have received, at the expense of the parties to the Disposition, an opinion of counsel for the Company (or counsel acceptable to counsel of the Company) to the effect that such Disposition is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided that, in the event that the Board of Governors waives such opinion requirements, such waiver will not constitute a waiver of any subsequent Disposition of such interest or the Disposition of any other interest;

                  The Disposition does not cause any Nonrecourse Debt that is not already Member Nonrecourse Debt to become Member Nonrecourse Debt;

                  The Disposition does not result in or create a "prohibited transaction" as defined in Code Section 4975(c), or result or cause the Company or any Member, or any Affiliate of a Member, to be liable for any excise tax under Chapter 42 of the Code, or result in or cause any interest in the Company or the Company's assets to become an asset of an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 or any successor law, and rules and regulations issued pursuant to thereto);

                  The Disposition does not cause any violation of or an event of default under, or result in acceleration of any indebtedness under, any note, mortgage, loan, or similar instrument or document to which the Company is a party;

                  The Disposition does not cause a material adverse tax consequence to the Company or any of the Members including but not limited to any material adverse tax consequence resulting, directly or indirectly, from the termination of the Company under Code Section 708;

                  The Disposition does not cause the Company to be classified as an entity other than a partnership for purposes of the Code;

                   The Assigning Member and Transferee furnish the Company with the Transferee's taxpayer identification number, sufficient information to determine the Transferee's initial tax basis in the interest Disposed, and any other information necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns; provided that, without limiting the generality of the foregoing, the Company will not be required to make any distribution otherwise provided for in this Agreement with respect to any Disposed interests until it has received such information; and

                   All costs of the Disposition incurred by the Company are reimbursed by the Assigning Member or the Transferee to the Company.

         Void Dispositions. Any attempted Disposition of a Membership Interest, or any part thereof, not in compliance with this Article 11 shall be null and void ab initio as against the Company and all other Persons, the Company's rights under Section 11.7 shall apply, and the Assigning Member(s) shall be liable to the Company and the other Members for all damages, costs and expenses the other Members may sustain or incur as a result of such attempted Disposition.

         Scripps Holding's Right of First Refusal.

                  Notice of Intended Disposition. If SATH and Sub desire to accept a bona fide non-Affiliated third party offer for the Disposition of all (but not less than all) of their collective Membership Interests, whether in the public or private markets (including an initial public offering), SATH and Sub shall promptly deliver to Scripps Holding a written offer (the "Offer") to sell such Membership Interests to Scripps Holding on terms and conditions not less favorable to Scripps Holding than those under which they propose to Dispose of such Membership Interests to such third party. The Offer shall disclose the identity of the third party offeror, the agreed terms of the proposed Disposition (including a date certain on which the Disposition will be abandoned and terminated if not then consummated), and any other material facts relating to the proposed Disposition. SATH and Sub shall also provide satisfactory proof that the Disposition of the Membership Interests to such third party offeror would not be in contravention of the provisions set forth in Section 11.1.

                  Exercise of Right. Within 30 days after receipt of the Offer, Scripps Holding may give written notice to SATH and Sub of its intent to purchase all of SATH's and Sub's Membership Interests on substantially the same terms and conditions as set forth in the Offer. Scripps Holding will have the right to transfer its right to purchase the Membership Interests to any of its Affiliates.

                  Non-Exercise of Right. If Scripps Holding does not exercise its rights under this Section 11.3, SATH and Sub may thereafter Dispose of all (but not less than all) of their collective Membership Interests to the third party offeror identified in the Offer upon the terms and conditions specified in the Offer; provided that any such Disposition must not be effected in contravention of the provisions of Section 11.1 and the terms of Article 11 must be recognized, including but not limited to Scripps Holding's rights under
Section 11.5, and such Disposition must be consummated or abandoned and terminated by a date certain set forth in the Offer but in any event not later than 90 days after the Offer has been declined by Scripps Holding or the time for exercise has lapsed. If SATH and Sub do not effect such Disposition of such Membership Interests within the specified period, this Section 11.3 will continue to be applicable to any subsequent attempted Disposition of SATH's and Sub's Membership Interests.

                  SATH Debt. In the event of a sale of SATH's and Sub's Membership Interests under this Section 11.3 (whether or not Scripps Holding is the purchaser) SATH shall use the proceeds of such sale (less expenses related thereto but including the proceeds to Sub) to first, redeem any Series D Senior Redeemable Preferred Stock (the "Series D Preferred Shares") held by EWS or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and second, pay to EWS or its Affiliates principal and interest owed by SATH to EWS or its Affiliates under any indebtedness for borrowed money. If Scripps Holding is the purchaser hereunder, Scripps Holding will have the right to offset, on a dollar for dollar basis, from the purchase price payable to SATH hereunder an amount equal to such outstanding indebtedness, redemption price and dividends.

         Transfers to Affiliates. Subject only to compliance with Sections 11.1, a Member or permitted Transferee that is an Entity (each, an "Entity Member") may Dispose of all or any portion of such Entity Member's interests in the Company to any member of an affiliated group of corporations within the meaning of Code Section 1504 that includes such Entity Member. Upon consummation of any Disposition covered by this Section 11.4 in compliance herewith, such Transferee shall become a Substitute Member upon execution of a counterpart of this Agreement.

         Scripps Holding's Right to Sell; SATH's and Sub's Tag Along Right; Scripps Holding's Drag Along Right. Subject only to compliance with Section 11.1 and this Section 11.5, Scripps Holdings and its successors and assigns may Dispose of any or all of their Membership Interests to any Person (a "Purchaser") without notice to any other Member and without any further restriction. As a condition to the effectiveness of any such Disposition, if Scripps Holding intends to Dispose of its Membership Interest and such Disposition would result in a Change of Control of the Company, SATH and Sub will have the collective right to require, as a condition to such Disposition, that the Purchaser purchase from SATH and Sub all of SATH's and Sub's Membership Interests. Such right of SATH and Sub must be exercised concurrently and neither may exercise such right without the participation of the other. Scripps Holding shall promptly deliver to SATH and Sub written notice of the proposed Disposition (the "Sale Notice"), including the terms and conditions of the Purchaser's offer, including the price to be paid to Scripps Holding, and the closing and termination dates, the identity of the Purchaser and any other material facts or terms and conditions. SATH and Sub shall notify Scripps Holding of their intention to participate in such sale as soon as practicable but not later than 30 days after receipt of the Sale Notice, which notice of intention to participate together with the Sale Notice, will be deemed to constitute a valid, legally binding and enforceable agreement for the Disposition of all of SATH's and Sub's Membership Interests. Scripps Holding, SATH and Sub shall sell to the Purchaser all of the Membership Interests in the Company proposed to be Disposed by them at not less than the price originally offered by the Purchaser, and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered. Scripps Holding shall use its reasonable best efforts to obtain the agreement of the Purchaser to the participation of SATH and Sub in the contemplated Disposition, and shall not Dispose of any Membership Interest to such Purchaser if such Disposition would result in a Change of Control of the Company and such Purchaser declines to purchase all of SATH's and Sub's Membership Interests pursuant to the terms of this Section. If (a) SATH and Sub elect not to, or otherwise fail to notify Scripps Holding of their decision to or not to, participate in the sale under the Sale Notice and (b) the sale under the Notice of Sale would result in a Change of Control of the Company, Scripps Holding will have the right, but not the obligation, to require SATH and Sub to sell all of their Membership Interests pursuant to the Sale Notice and the foregoing provisions of this Section by written notice of such requirement given within 45 days after its delivery of the Sale Notice to SATH and Sub. In the event of a sale of SATH's and Sub's Membership Interests under this Section 11.5, SATH shall use the proceeds of such sale (less expenses related thereto but including the proceeds to Sub) to first, redeem any Series D Preferred Shares held by EWS or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and second, pay to EWS or its Affiliates principal and interest owed by SATH to EWS or its Affiliates under any indebtedness for borrowed money. If Scripps Holding is the purchaser hereunder, Scripps Holding will have the right to offset, on a dollar for dollar basis, from the purchase price payable to SATH hereunder an amount equal to such outstanding indebtedness, redemption price and dividends.

         Put and Call Rights.

                  SATH's and Sub's Put Right. At any time after the second anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date, SATH and Sub will have the right (the "Put Right") to require the Company to purchase all but not less than all of the Membership Interests of SATH and Sub on the Contract Terms at a price equal to the Fair Market Value thereof (as determined under Section 11.8). The Put Right must be exercised by SATH and Sub concurrently and neither may exercise such right without the participation of the other. The Fair Market Value will be determined as of the date on which SATH and Sub give written notice to the Company and Scripps Holding of its intent to exercise such right. The closing of a Disposition shall take place not later than 30 days after the Fair Market Value is finally determined. Notwithstanding any permitted Disposition of SATH's and Sub's interests in the Company, the Put Right may not be Disposed to any Person other than a Transferee pursuant to Section 11.4. Notwithstanding the foregoing provisions of this Section 11.6.1, the Put Right may not be exercised if a Sale Notice has been given pursuant to Section 11.5 and has not been rescinded or otherwise terminated. As a condition to the closing of the transactions contemplated by exercise of the Put Right, SATH shall use the proceeds of such sale (less expenses related thereto but including the proceeds to Sub) to redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and the put price will be reduced, on a dollar for dollar basis, first, by such redemption price, including accrued and unpaid dividends thereon, and second, by the amount of principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money.

                  SATH's Put Right Upon Scripps's Disposition of Scripps Holding Shares. If Scripps Disposes of or attempts to Dispose of such shares in Scripps Holding that such Disposition (or series of related or unrelated Dispositions) of the shares in Scripps Holding such that, upon consummation thereof, Scripps and/or its Affiliates (taken as a group) would no longer possess, directly or indirectly, the power to direct or cause the direction of management or policies of Scripps Holding through the ownership of shares, then SATH and Sub may exercise their Put Right in Section 11.6.1 notwithstanding any limitations with respect to timing set forth in the first clause of such Section.

                  Scripps's Call Right. Except to the extent such right may be exercised earlier pursuant to Section 11.6.4, 11.6.5 or 11.6.6, at any time upon and after the fifth anniversary of the Effective Date, Scripps Holding will have the right (the "Call Right") to require SATH and Sub to sell all and not less than all of their Membership Interests to Scripps Holding (or its assignees) on the Contract Terms at a price equal to the Fair Market Value thereof. The Fair Market Value will be determined as of the date on which Scripps Holding gives written notice to SATH and Sub of its intent to exercise such right. The closing of such Disposition will take place not later than 30 days after the Fair Market Value is so determined. Notwithstanding the foregoing provisions of this Section 11.6.3, the Call Right may not be exercised if a Sale Notice has been given pursuant to Section 11.5 and has not been rescinded or otherwise terminated. As a condition to the closing of the transactions contemplated by exercise of the Call Right, SATH shall use the proceeds of such sale (less expenses related thereto but including the proceeds to Sub) to redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and the call price will be reduced, on a dollar for dollar basis, first, by such redemption price, including accrued and unpaid dividends thereon, and second, by the amount of principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money.

                  Scripps Holding Call Right Upon SATH's Disposition of Scripps Holding Shares. If SATH Disposes of or attempts to Dispose of its shares in Scripps Holding under any circumstances, then Scripps Holding may exercise its Call Right in Section 11.6.3 notwithstanding any limitations with respect to timing set forth in the first clause of such Section.

                  Scripps Call Right Upon Change in Control of SATH. If (A) the board of directors or shareholders of SATH approve a merger or consolidation that results in the shareholders of SATH immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the merger or consolidation, (B) the board of directors or shareholders of SATH approve the sale of substantially all of the assets of SATH or the liquidation or dissolution of SATH, (C) any person or other entity (other than SATH) purchases any shares (or securities convertible into shares) pursuant to a tender or exchange offer without the prior consent of the board of directors or becomes the beneficial owner of securities of SATH representing 25% or more of the voting power of SATH's outstanding securities, (D) during any two-year period, individuals who at the beginning of such period constitute the entire board of directors of SATH cease to constitute a majority of the board of directors of SATH, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period or (E) any third party acquires the power to direct or cause the direction of management or policies of SATH through the ownership of securities, by contract or otherwise, then Scripps Holding may exercise its Call Right in Section 11.6.3 notwithstanding any limitations with respect to timing set forth in the first clause of such Section.

                  Scripps Call Right Upon Default. If SATH is in default under this Agreement or any other agreement between it and Scripps or an Affiliate of Scripps (including without limitation the Amendment to SATH's Charter relating to the Series D Preferred Shares), then Scripps Holding may exercise its Call Right in Section 11.6.3 notwithstanding any limitations with respect to timing set forth in the first clause of such Section.

                  Limitation on Exercise Based on Exercise of Put/Call Relating to Scripps Holding. Notwithstanding anything to the contrary in the foregoing
Section 11.6, neither the Put Right nor the Call Right may be exercised unless the Put Right or the Call Right, respectively, set forth in Section 3(f) of the Shareholder Agreement among Scripps Holding, SATH and Scripps relating to the ownership by Scripps and SATH of shares of Scripps Holding is exercised by SATH or Scripps, respectively.

         Certain Buyout Events.

                  Definition of Event. For purposes of this Section 11.7, the term "Event" means the occurrence of any of the following events or circumstances with respect to any Member or Assignee or other Transferee during any period of ownership of any Membership Interest by such Member or Assignee or other Transferee or with respect to any Membership Interest subject to this
Agreement:

                               such Member, Assignee or Transferee becomes or is
determined to be bankrupt or insolvent;

                               such Member, Assignee or Transferee institutes or
has instituted against it any proceedings of any kind under any provision of any applicable bankruptcy or insolvency law seeking any readjustment, arrangement, composition, postponement or reduction of debts, liabilities or obligations (in the case of any involuntary proceeding, which is not removed or dismissed within ninety (90) days);

                               such Member, Assignee or Transferee makes an
assignment for the benefit of its creditors;

                               such Member, Assignee or Transferee is required
or deemed to have Disposed of any interest in any of its Membership Interest by operation of law (other than a Disposition to the Company);

                               any Membership Interest of such Member, Assignee
or Transferee is attached by, levied upon by, or becomes subject to judicial or other legal process and such proceeding is not removed, discharged, dismissed or bonded within ninety (90) days;

                               the death or Permanent Disability of any Member,
Assignee or Transferee who is a natural Person; or

                               any Membership Interest of such Member, Assignee
or Transferee is the subject of a Disposition or an attempted Disposition in any way (including a sale ordered by a court or a Disposition required or deemed to have occurred by operation of law, other than a Disposition to the Company) in breach of this Agreement.

                  Purchase Option of the Company. Upon the occurrence of an Event, the Member, Assignee or Transferee subject to such Event or its legal representative, if applicable (the "Offering Member"), shall notify the Company and all Members of the Event within five (5) days of its occurrence (the "Event Notice") and, thereupon, the Company shall have the right, but not the obligation, to purchase all, but not less than all, of the Membership Interest owned or held beneficially by the Offering Member at the time of such Event at the price equal to its Fair Market Value as of the date that is the calendar month-end immediately preceding such Event and on and in accordance with the Contract Terms (the "Event Option"). Within five (5) days after the determination of the Fair Market Value in accordance with Section 11.8, the Company shall notify the Offering Member and the other Members of whether it intends to exercise the Event Option and upon any such exercise, the closing thereof shall be made on and in accordance with the Contract Terms. Failure of a party to give or receive an Event Notice shall not prejudice the rights of the other parties under this Section 11.7.

                  Company's Right of Assignment. At the option of Scripps Holding, the Company's Event Option may be assigned to and assumed by Scripps Holding or an Affiliate of Scripps Holding (if it is not the Offering Member) or, if Scripps Holding does not wish to have the Company's Event Option assigned to it or an Affiliate of it, by any other Member or Members (or their designees) other than the Offering Member, in any case at the option of the Board of Governors in its discretion without any approval by the Members. If any Members other than the Offering Member are purchasers and such other Members are unable to agree upon the amount of the Membership Interest to be acquired by each of them, each purchasing Member shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bears to the total Percentage Interests of all such Members.

                  Scripps Debt. In the event of a sale of SATH's or Sub's Membership Interests under this Section 11.7 (whether or not Scripps Holding is the purchaser) SATH or Sub, as the case may be, shall use the proceeds of such sale (less expenses related thereto) to first, redeem any Series D Preferred Shares held by EWS or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and second, pay to EWS or its Affiliates principal and interest owed by SATH to EWS or its Affiliates under any indebtedness for borrowed money. If Scripps Holding is the purchaser hereunder, Scripps Holding will have the right to offset, on a dollar for dollar basis, from the purchase price payable to SATH hereunder an amount equal to such outstanding indebtedness, redemption price or dividends.

                    Continuing Effect After Insolvency. The failure of the Company or the other Members, as the case may be, to exercise the Event Option, or to consummate the Event Option if exercised, shall not affect their respective rights to purchase the same Membership Interest under and in accordance with any other applicable provisions of this Agreement in the event of a proposed Disposition thereof to any receiver, petitioner, assignee, transferee or other Person attempting to obtain an interest in such Membership Interest by a proposed Disposition or by operation of law. In addition, with respect to any Membership Interest subject to an Event Option which is not purchased by the Company or by any other Members, in the absence of any order to the contrary with respect to such Membership Interest by any court or agency having jurisdiction under federal or state law with respect to the Event, and to the extent not in violation of applicable law, such Membership Interest shall be and remain subject to the provisions and restrictions contained in this Agreement regardless of the identity of the transferee and such transferee shall be deemed to be bound by the terms and provisions of this Agreement as an Assignee.

         Determination of Fair Market Value. If the purchase price for any transaction involving any Membership Interest purchased and sold on and in accordance with the Contract Terms or otherwise is to be the Fair Market Value thereof, or if Additional Capital Contributions are proposed to be made under
Section 7.2, the determination of such Fair Market Value as at the applicable valuation date shall be made as set forth in this Section 11.8. Within ten (10) days after it is determined that the Fair Market Value process must be initiated, each of Scripps Holding and SATH will choose a nationally recognized reputable investment bank (which investment bank must commit to deliver its determination within 60 days) to determine the Fair Market Value and the Fair Market Value will be the average of the two determinations so made. Notwithstanding anything to the contrary in the foregoing, however, if the two determinations differ by more than ten percent (10%), then the aforesaid investment banks shall select a third nationally recognized reputable investment bank (which investment bank must commit to deliver its determination within 60 days) to determine the Fair Market Value; and upon receipt of the third determination, the Fair Market Value will be the average of the two determinations closest in amount to each other. Scripps Holding, on the one hand, and SATH and Sub, on the other hand, will share equally in the cost of the investment banks. The Board of Governors and the purchaser(s) and seller(s) in the transaction shall cooperate with the investment banks and provide them (on a confidential basis) with all information regarding the Company and their respective Membership Interests (directly or indirectly owned) as reasonably requested by them. The Fair Market Value shall be determined without regard to any minority interest, lack of marketability or other discounts for any Membership Interest and without regard to any premiums for control.

                  Contract Terms. For purposes of this Agreement, the "Contract Terms" are as follows:

                  Payment Terms. The purchase price to be paid in any transaction subject to the Contract Terms shall be due and payable in cash in full at the closing of the transaction held in accordance with Section 11.9.2, except that the purchase price of any such Membership Interest shall be reduced, at the election of the Company where the Company is the purchaser, by an amount equal to the unpaid balance and any accrued but unpaid interest owed to the Company by the holder of such Membership Interest, and such indebtedness (to the extent of the reduction in purchase price) shall be deemed paid to the Company.

Closing. Any Disposition of a Membership Interest made pursuant to the Contract Terms shall be closed as specified in the applicable Section of this Agreement or, if not so specified, within sixty (60) days after the date on which the parties involved become unconditionally bound under this Agreement to effect such Disposition or at such other time as such parties may otherwise agree.

Documents. Upon the delivery at the closing by the transferee of the purchase price, in cash, to be delivered in payment for such Membership Interest Disposed of pursuant to the Contract Terms, the Disposing Member shall execute and deliver to the transferee all such assignments and other instruments which may reasonably be required to evidence and cause such Disposition to be a valid, binding and legally enforceable Disposition of such Membership Interest to the transferee. The transferor shall also execute and deliver to the transferee a certificate, dated the closing date of such Disposition, containing a representation and warranty that on such date the transferor is the holder of record and sole beneficial owner of the entire Membership Interest so Disposed of, has the full and unrestricted right to sell, assign, transfer and deliver such Membership Interest to such transferee, that the Disposition of such Membership Interest to the transferee will not conflict with or constitute a breach of the Company's Articles of Organization, or this Agreement, and that the transferor is transferring to such transferee good and marketable title to the Membership Interest so transferred, free from all liens, security interests, pledges, encumbrances, equities, charges, claims, voting trusts or restrictions whatsoever, other than those restrictions contained in or arising under this Agreement or, if applicable, the Articles of Organization (and any restrictions arising by reason of federal or state securities laws).


                          Assignees; Substitute Members

         Admission of Substitute Members. Except as provided in Section 11.4, a Transferee of a Membership Interest shall be admitted as a Substitute Member and entitled to all the rights of the Member who initially assigned the Membership Interest only with the approval of the Board of Governors in its discretion and upon its delivery to the Company of such instruments, duly executed, as may be reasonably required by the Board of Governors to confirm such Transferee's agreement to be bound by the terms of this Agreement and to assume all obligations of the Assigning Member under this Agreement. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership Interest. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to the Company that may have existed prior to such admission.

         Rights of Assignees. If the Board of Governors does not consent to the substitution of a permitted Transferee as a Substitute Member in respect of a Disposed Membership Interest, the permitted Transferee shall be an Assignee and will not, with respect to such Disposed Membership Interest, have any rights or privileges under this Agreement, except (i) the rights of a holder of a Membership Interest to receive distributions, return of Capital Contributions and related tax allocations and (ii) such privileges and rights which a non-substituted permitted Transferee is entitled to under the Act that cannot be eliminated or modified by this Agreement. Accordingly, an Assignee shall not have any rights to (a) participate or become a participant in the management of the business and affairs of the Company, (b) require an accounting of the Company's transactions, (c) inspect the Company's books and records, (d) require any information from the Company, or (e) exercise any privilege or right of a member of a Tennessee limited liability company which is not specifically and irrevocably reserved to a non-substituted permitted Transferee under the Act.


                           Dissolution and Winding Up

         Dissolution. The Company shall be dissolved and shall commence the winding up of its affairs and liquidation of its assets, upon the first to occur of the following events:

                   the consent of a Majority of Members to dissolve the Company;

                   the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                   the entry of a decree of judicial dissolution under the Act.

         For purposes of this Agreement, no other event shall be deemed an event triggering dissolution, including, but not limited to, the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member, or any event specified under the Act as affecting the dissolution of a limited liability company formed under the Act.

         Effect of Dissolution. Upon dissolution, the Company shall cease carrying on (as distinguished from the winding up of its affairs and liquidating of its assets) the Company business, but the Company is not terminated and continues until winding up and liquidation are completed and a certificate of dissolution has been filed with the Secretary of State of the State of Tennessee.

         Winding Up. Upon the occurrence of the event triggering Dissolution, the Company will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. After such event, neither the Board of Governors nor any Member shall take any action that is inconsistent with, or not necessary or appropriate for, the winding up of the Company's business and affairs. The Company's assets will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in accordance with Section 13.5 of this Agreement. The process of winding up and liquidating the assets of the Company is referred to in this Agreement as "Liquidation".

         Fair Market Value Distributions. If upon Liquidation of the Company any assets are to be distributed in kind to the Members, the value of such assets shall be adjusted pursuant to the Treasury Regulations promulgated under Code
Section 704(b) and such assets shall be distributed at their respective fair market values. Furthermore, each Member's Capital Account shall be adjusted to reflect what its Capital Account would be if the Company were to sell all of such assets at their respective fair market values and allocated the Profits or Losses among the Members in accordance with the provisions of Article 9.

         Proceeds of Liquidation. The proceeds of the Liquidation of the Company shall be applied and distributed in the following order of priority, to the extent permitted by the Act:

                  Expenses. To the payment of the costs and expenses of the Liquidation of the Company;

                  Debts. To the payment of the debts and liabilities of the Company (including any and all fees and loans payable to one or more Members) in the order of priority as provided by law;

                  Reserves. To establish reserves which the Board of Governors (or the agent or trustee appointed for Liquidation) may deem reasonably necessary for any reasonably foreseeable contingent liabilities or obligations of the Company; and

                  Capital Accounts. The remaining balance, if any, shall then be distributed to the Members in an amount equal to and in satisfaction of the positive balance of each Member's Capital Account on the date of the Company's termination, after giving effect to all adjustments to all Members' Capital Account balances for all periods as prescribed by this Agreement.

         Final Accounting. Each Member shall be furnished with a statement reviewed by the Company's accountants, which shall set forth the Profits and/or Losses generated upon the sale or exchange of the Company's properties in Liquidation; the allocation of such Profits and Losses among the Members; the Company's proceeds received from the sale or exchange of its properties in Liquidation; any revaluations of Company Property; the assets and liabilities of the Company; and the amount distributed or distributable to each Member as of the date of termination of the Company. Upon compliance with the foregoing distribution plan, the Members shall cease to be such, and the Board of Governors (or the agent or trustee appointed for Liquidation), shall execute and cause to be filed with the Secretary of State of the State of Tennessee a certificate of cancellation of the Company and any and all other documents necessary with respect to the termination and cancellation of the Company.


                                    Amendment

         No provision of this Agreement may be amended or modified at any time except by a written instrument adopted by the Board of Governors and approved by all of the Members.



                            Miscellaneous Provisions

         Entire Agreement. This Agreement, including the Schedules referred to herein and attached hereto, represents the entire agreement among all the Members and between the Members and the Company. All Schedules referred to herein and attached hereto are incorporated by this reference thereto.

         Rights of Creditors and Third Parties. This Agreement is expressly not intended for the benefit of any creditor of the Company or for any Person other than the Company, the Members and any Assignees. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member or Assignee with respect to any Capital Contribution or otherwise.

         Notices. All notices and demands required or permitted under this Agreement shall be in writing, and delivered as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given three (3) days after the date of its mailing; or (iii) by any overnight carrier, in which case the notice shall be deemed to be given as of the next business day after it is sent. All notices which concern this Agreement shall be addressed as follows:

         If to the Company or the Board of Governors: to the Principal Office of the Company.

         If to the Members: to the address as shown from time to time on the records of the Company. Any Member may specify a different address, which change shall become effective upon receipt of such notice by the Company.

         Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, or prohibited or ineffective under the Act or other applicable law, such provision shall be considered amended to the least degree possible in order to make it effective under the Act or such other law and, in the event the Act or other applicable law is subsequently amended or interpreted in such a way to make valid or no longer prohibited or ineffective any provision of this Agreement that was formerly invalid, prohibited or ineffective, such provision shall be considered to be valid and effective from the effective date of such amendment or interpretation. The remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, prohibited or ineffective shall not be affected.

         Parties Bound. This Agreement shall be binding upon the Members and their respective successors, permitted assigns, heirs, devisees, legal representatives, executors and administrators.

         Applicable Law. The laws of the State of Tennessee shall govern this Agreement, excluding any conflict of laws rules. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Act to the extent of any inconsistency or contradiction between them.

         Strict Construction. It is the intent of the Members that this Agreement shall be deemed to have been prepared by all of the parties to the end that no Member shall be entitled to the benefit of any favorable interpretation or construction of any term or provision hereof under any rule or law.

         Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision.

         Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall constitute but one and the same agreement.

         Pronouns. All pronouns shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

         Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person. Failure on the part of a Person to complain of any act or to declare any Person in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default.

         Further Assurances. Each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

         Public Announcements. Except as otherwise required by law, for so long as this Agreement is in effect, no Member shall issue or cause the publication of any press release or other public announcement with respect to the formation, business plans, markets, products, management, or business of the Company without the consent of the Board of Governors.

         Expenses. Each Initial Member shall bear its own costs for all matters involved in the negotiation, execution, and performance of this Agreement, and related transactions unless otherwise specified herein.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   SHOP AT HOME, INC.


                                            By:
                                               ---------------------------------
                                            Its:
                                                 -------------------------------


                                   THE SCRIPPS SHOP AT HOME HOLDING COMPANY, LLC


                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------

                                   SAH ACQUISITION CORPORATION

                                            By:
                                                --------------------------------
                                            Its:
                                                 -------------------------------


Acknowledged and agreed to:

SHOP AT HOME NETWORK, LLC
By:
   -------------------------------------------------
Its:
   -------------------------------------------------

                                                                     SCHEDULE I
                                   DEFINITIONS
1. Act.  The Tennessee Limited Liability Company Act, Title 48,
Chapters 201-248 of the Tennessee Code Annotated, and any successor statute, as amended from time to time.

2. Additional Member.  A Member other than an Initial Member or a
Substitute Member who has acquired a Membership Interest from the Company and who agrees to be bound by the terms and conditions of this Agreement.

3. Adjusted Capital Account. A Member's Capital Account balance, increased by such Member's obligation to restore a deficit balance in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
(5), or (6).
4. Affiliate. When used with reference to a specified Person, any other Person
(i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (ii) that is a general partner, director, manager, governor, trustee or principal officer of, or a limited partner owning more than ten percent (10%) of, or that serves in a similar capacity with respect to, the specified Person, or (iii) of which the specified Person is a general partner, director, manager, governor, trustee or principal officer or a limited partner owning more than ten percent (10%) of, or with respect to which the specified Person serves in a similar capacity. For purposes of this definition of Affiliate, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the Person in question through the ownership of voting securities or by contract or otherwise.

5. Agreed Value. The fair market value of Contributed Property as agreed to by the contributing Member, the other Members and the Board of Governors, using such reasonable method of valuation as they may adopt.

6. Agreement. This Limited Liability Company Agreement of Shop At Home Network, LLC, including all amendments.

7. Articles of Organization. The Articles of Organization of the Company as properly adopted and as amended from time to time and filed with the Secretary of State of the State of Tennessee.

8. Assignee. A transferee of a Membership Interest who has not been admitted as a Substitute Member.

9. Assigning Member.  As defined in Section 11.1.1.

10.Board Actions.  As defined in Section 4.2.3.

11.Board of Governors.  As described in Section 4.2.1.

12.Book Value.  As defined in Section 8.1.3.

13.Capital Account. As defined in Section 8.1.

14.Capital Contribution. The gross amount of investment by a Member or all Members, as the case may be, which may consist of cash, Property, promissory note(s) or any binding obligation(s) to contribute cash or Property.

15.Capital Transaction. Any of the following: (i) a sale, exchange, transfer, assignment, or other disposition of all or a portion of any Company Property (but not including occasional sales in the ordinary course of business of inventory, operating equipment or furniture, fixtures and equipment); (ii) any financing or refinancing of, or with respect to, any Company Property; (iii) any condemnation proceeds or deeding in lieu of condemnation of all or a portion of any Company Property; (iv) a collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award except to the extent proceeds are used to repair or replace the assets so damaged or destroyed; or (v) any other transactions which under generally accepted accounting principles, would be capital in nature, and specifically including, but not limited to, the distribution to the Members of Capital Contributions or proceeds of any loans.

16. Change of Control. Any Disposition or series of related or unrelated Dispositions of the Membership Interest of Scripps Holding or its Affiliates which, upon consummation thereof, would result in Scripps Holding and/or its Affiliates (taken as a group) no longer possessing, directly or indirectly, the power to direct or cause the direction of management or policies of the Company through the ownership of Membership Interests.

17.Code. The Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

18.Company.  As defined in the preamble.

19. Company Minimum Gain. Such terms have the meaning given to the term "partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d), and any Member's share of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1).

20. Company Property. All Property acquired by the Company and any improvements thereto, but excluding Contributed Property.

21. Contract Terms.  As defined in Section 11.9.

22. Contributed Property. Property or other consideration (excluding services and cash) contributed to the capital of the Company by the Members.

23. Covered Person or Covered Persons.  As defined in Section 6.1.1.

24. Depreciation. For each Taxable Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction, as computed for federal income tax purposes, allowable with respect to an asset of the Company for such Taxable Year or other period. Notwithstanding the foregoing, if the Book Value of a Company asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year or other period, Depreciation shall be an amount which bears the same ratio at such beginning Book Value as the Depreciation deduction for such Taxable Year or other period bears to such beginning adjusted tax basis.

25. Disabling Conduct.  As defined in Section 6.1.1.

26. Discretion. Whenever in this Agreement a Member or the Board of Governors is permitted or required to make a decision in its "discretion" or under a grant of similar authority or latitude, the Member or the Member's representative(s) on the Board of Governors shall be entitled to exercise sole and absolute discretion after considering only such interests and factors as it or he desires, including its or his Member's own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Member.

27. Distributable Cash.  As defined in Section 10.1.1.

28. Distribution. A transfer of Property to a Member on account of a Membership Interest as described in Article 10.

29. Disposition (Dispose). Any direct or indirect sale, assignment, transfer, exchange, mortgage, pledge, grant, endorsement, delivery, conveyance, hypothecation, or other transfer, whether absolute, contingent or conditional, or as security or an encumbrance, whether voluntary or involuntary, whether with or without consideration, and whether by operation of law, such as dispositions in a merger or consolidation, pursuant to intestacy, descendance, distribution by succession, bankruptcy, insolvency, receivership, levy, execution or other seizure and sale by legal process.

30. EWS Credit Facility. As defined in Section 7.4.

31. Effective Date. The date of this Agreement set forth in the preamble.

32. Entity. A Person other than a natural individual. Entity includes without limitation corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, trusts and unincorporated associations and organizations of any kind, but the term does not include joint tenancies and tenancies by the entirety.

33. Entity Member.  As defined in Section 11.4.

34. Event.  As defined in Section 11.7.1.

35. Event Notice.  As defined in Section 11.7.2.

36. Event Option.  As defined in Section 11.7.2.

37. Fair Market Value.  As determined pursuant to Section 11.8.

38. Fiscal Year.  The fiscal year of the Company described in Section 3.3.

39. Governor.  A member of the Board of Governors.

40. Initial Members. Those persons identified on Schedule II who have executed this Agreement as of the Effective Date.

41. Interim Capital Transaction.  A Capital Transaction that does not lead to or
is not made in connection with the   Liquidation of the Company.

42. Liquidation.  As described in Section 13.3.

43. Liquidation Proceeds. The proceeds and assets available for distribution to creditors and Members upon or pursuant to the termination and Liquidation of the Company, including the proceeds available from the sale of all or substantially all of the Company's assets.

44. Losses.  As described in the definition of Profits and Losses.

45. Majority of the Members.  As defined in Section 5.3.

46. Member Minimum Gain. A Member's share of minimum gain attributable to a Member Nonrecourse Debt within the meaning of Treasury Regulations Section 1.704-2(i)(4) and (5).

47. Member Nonrecourse Debt. Such term has the meaning given to the term "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

48. Member Nonrecourse Debt Minimum Gain. The amount, with respect to each Member Nonrecourse Debt, determined in the same manner as "partner nonrecourse debt minimum gain" would be determined in accordance with Treasury Regulations
Section 1.704-2(i).

49. Member Nonrecourse Deductions. Such term has the meaning given to the term "partner nonrecourse deductions" as set forth in Treasury Regulations Section 1.704-2(i)(2). For any Taxable Year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt shall equal the net increase during the Taxable Year, if any, in the amount of Member Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Member Nonrecourse Debt Minimum Gain.

50. Members.  The Initial Members, Substitute Members and Additional Members.

51. Membership Interest. A Member's share or interest in the Profits and Losses of the Company and such Member's rights to Distributions and Liquidation Proceeds, in each case as provided by this Agreement. A Membership Interest does not include a Member's rights (if any) to participate in Company management pursuant to this Agreement.

52. Nonrecourse Debt. Such term has the meaning given the term "nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(3).

53. Nonrecourse Deductions. Such term has the meaning given the term "nonrecourse deductions" as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Taxable Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Taxable Year over the aggregate amount of any distributions during that Taxable Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

54. Nonrecourse Liability. Such term has the meaning given the term "nonrecourse liability" as set forth in Treasury Regulations Section 1.704-2(b)(3).

55. Offer.  As defined in Section 11.3.1.

56. Offering Member.  As defined in Section 11.7.2.

57. Operating Profits and Losses. The Company's Profits and Losses other than Profits and Losses from a Capital Transaction.

58. Original Issue Price. means the Original Issue Price as defined in the Articles of Amendment to SATH's Charter relating to the Series D Preferred Shares

59. Percentage Interest. An expression of a Member's Membership Interest as a percentage. The Percentage Interests of the Members are set forth on
Schedule II.

60. Person. A natural individual, an estate or any Entity permitted to be a member of a limited liability company under the laws of the State of Tennessee.

61. Principal Office.  The principal office of the Company as described in
Section 2.9.

62. Profits and Losses. For each Taxable Year or other period an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

                  (ii) any expenditures of the Company not deductible in computing its taxable income and not properly chargeable to capital account (as described in and within the meaning of Code Section 705(a)(2)(B)) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;

                  (iii) if Company property is reflected on the Company's books at other than its adjusted tax basis, then in lieu of depreciation, amortization and other cost recovery deductions taken into account for federal income tax purposes, there shall be taken into account Depreciation for such year or other period, computed in accordance with the Treasury Regulations promulgated pursuant to Code Section 704(b);

                  (iv) any items that are specially allocated to a Member pursuant to Section 9.4 shall not be taken into account in determining Profits and Losses; and

                  (v) for purposes of determining Profit or Loss upon the sale or other disposition of any Company asset, then in accordance with the Treasury Regulations promulgated under Code Section 704(b), the value of an asset properly reflected on the Company's books at the time of sale or other disposition shall be substituted for the asset's adjusted tax basis if at the time of sale or disposition there is a variance in such value and adjusted tax basis.

Except as may be otherwise provided in this Agreement, all items that are components of Profits and Losses shall be divided among the Members in the same ratio as they share Profits and Losses.

63. Property. Any property, real or personal, tangible or intangible, including cash and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

64. Purchaser.  As defined in Section 11.5.

65. Regulatory Allocations.  As defined in Section 9.5.

66. Reserved Matters.  As defined in Section 4.2.2.

67. Sale Notice.  As defined in Section 11.5.

68. SATH.  As defined in the preamble.

69. SATH Governors.  As defined in Section 4.2.1.

70. Scripps. As defined in the preamble.

71. Scripps Holding.  As defined in the preamble.

72. Scripps Governors.  As defined in Section 4.2.1.

73. Series D Preferred Shares.  As defined in Section 11.3.4.

74. Shop At Home Network.  As defined in Section 2.4.

75. Sub.  As defined in the preamble.

76. Substitute Member. Any Person not a Member of the Company (prior to the transfer of a Membership Interest to such Person) to whom a Membership Interest in the Company has been transferred and who has been admitted to the Company as a Member pursuant to and in accordance with the provisions of Section 12.1.

77. Tax Distributions.  The distributions required by Section 10.1.2.

78. Taxable Year.  The taxable year of the Company as determined pursuant to
Section 706 of the Code.

79. Transferee. A purchaser, transferee, assignee (other than collateral assignees), or any other Person who takes, in accordance with the terms of this Agreement, a Membership Interest in the Company, and who thereby becomes bound by the terms and conditions of this Agreement, regardless of whether such Person becomes a Substitute Member.

80. Treasury Regulations. Except where the context indicates otherwise, the permanent, temporary, proposed or proposed and temporary regulations of the Department of the Treasury promulgated under the Code as such regulations may be lawfully changed from time to time.

81. Unreturned Capital Contribution. The excess, if any, of a Member's aggregate Capital Contributions made after the date of this Agreement, over the aggregate cash distributed to the Member after the date of this Agreement, except for Tax Distributions under Section 10.1.2.

                                                                     SCHEDULE II


                            SHOP AT HOME NETWORK, LLC

                        Members, Percentage Interests and
                  Capital Contributions (As of _________, 2002)


                                             Percentage               Capital
Name and Address                              Interest              Contribution

Shop At Home, Inc.                               11.5%                  $_______






The Scripps Shop At Home Holding Company         87.5%                  $_______






SAH Acquisition Corporation                         1%                 $________

                                                                  EXHIBIT 8.4(e)


                             SHAREHOLDERS AGREEMENT

     THIS AGREEMENT, dated as of ___________, 2002 (the "Effective Date"), is among The Scripps Shop At Home Holding Company fka SAH Holdings, Inc., an Ohio corporation (the "Company"), Shop At Home, Inc., a Tennessee corporation ("SATH"), and Scripps Networks, Inc., a Delaware corporation ("Scripps").

                                R E C I T A L S :

                  A. Pursuant to a Share Purchase Agreement (the "Purchase Agreement") dated as of August 14, 2002 between Scripps and SATH, Scripps has agreed to purchase from SATH, and SATH has agreed to sell to Scripps, 800 common shares, without par value, of the Company ("Shares").

                  B. Upon consummation of the transactions contemplated by the Purchase Agreement, SATH will be the record and beneficial owner of 200 Shares and Scripps will be the record and beneficial owner of 800 Shares.

                  C. It is a condition to the obligations of Scripps and SATH under the Purchase Agreement that the parties execute this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1.       Definitions.

                  "Affiliate" means, with respect to any Person, any other Person (i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, (ii) that is a general partner, director, manager, trustee or principal officer of, or a limited partner owning more than 10% of , or that serves in a similar capacity with respect to, such Person, or (iii) of which such Person is a general partner, director, manager, trustee or principal officer or a limited partner owning more than 10% of, or with respect to which such Person serves in a similar capacity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the Person in question through the ownership of voting securities or by contract or otherwise.

                  "Board" means the board of directors of the Company.

                  "Change of Control" means any Disposition or series of related or unrelated Dispositions of the Shares of Scripps or its Affiliates which, upon consummation thereof, would result in Scripps or its Affiliates (taken as a group) no longer possessing, directly or indirectly, the power to direct or cause the direction of management or policies of the Company through the ownership of Shares.

                  "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

                  "Dispose" and "Disposition" mean any direct or indirect sale, assignment, transfer, exchange, mortgage, pledge, grant, endorsement, delivery, conveyance, hypothecation, or other transfer, whether absolute, contingent or conditional, or as security or an encumbrance, whether voluntary or involuntary, whether with or without consideration, and whether by operation of law, such as dispositions in a merger or consolidation, pursuant to intestacy, descendance, distribution by succession, bankruptcy, insolvency, receivership, levy, execution or other seizure or sale by legal process.

                  "LLC" means Shop At Home Network, LLC, a Tennessee limited liability company, of which SATH owns 11.5%, SAH Acquisition Corporation, a Tennessee corporation and wholly owned subsidiary of SATH, owns 1% and the Company owns 87.5% of the outstanding membership interests.

                  "Original Issue Price" means the Original Issue Price as defined in the Articles of Amendment to SATH's Charter relating to the Series D Preferred Shares.

                  "Person" means any natural person, partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

                  "Purchase Agreement" is defined in the Recitals to this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Series D Preferred Shares" means any shares of SATH's Series D Senior Redeemable Preferred Stock held by Scripps or an Affiliate of Scripps.

                  "Shareholders" means Scripps and SATH and their permitted assignees and transferees.

                  2. Board of Directors. So long as SATH holds at least 15% of the outstanding shares of the Company, each Shareholder shall vote the Shares over which such Shareholder has voting control, and shall take all other necessary or desirable actions within such Shareholder's control (whether in his or its capacity as a Shareholder, director, member of a Board committee or officer of the Company or otherwise), and the Company shall take all necessary and desirable actions within its control, in order to cause the Board to be comprised of five members, four to be appointed by Scripps and one to be appointed by SATH. Either Scripps or SATH may remove one or more of its appointees upon written notice to the Company and the other. Removals and new appointments will be mandatory at any time upon which the relative pro rata proportions of Share ownership of the Shareholders shift pursuant to this Agreement, so that the relative voting power on the Board complies at all times with the intent of this Section. The Company shall also allow two representative designated by SATH to attend all meetings of the Board in a nonvoting capacity.

                  In making determinations with respect to the LLC (whether on behalf of Scripps Holding as a Member or otherwise), neither Scripps nor the directors of the Company appointed by Scripps will in any way be obligated to cause the continuation of the business of the Network (as defined in the LLC's Amended and Restated Operating Agreement) and Scripps may cause the discontinuation of the business of the Network and the dissolution of the LLC, if, in its sole discretion, such business is no longer feasible or desirable or otherwise in the interests of Scripps.

                 3. Restrictions on Transfer of Shares.

                  (a) Transfer of Shares. Except as specifically provided in this Agreement, no Shareholder may directly or indirectly Dispose of all or any portion of the Shares or other equity interests in the Company, whether now owned or hereafter acquired, without first complying with the terms and conditions of this Section 3. Notwithstanding the foregoing, in no event will SATH be permitted to pledge, hypothecate or encumber its Shares without the written consent of Scripps to be provided in Scripps's sole discretion; provided, however that nothing in this Section 3 will prohibit the pledge of Shares by SATH to Scripps or an Affiliate of Scripps as security for any indebtedness for borrowed money. Without limiting the generality of the foregoing, no Disposition will be permitted, even if permitted by any other provision of this Section 3, unless each of the following conditions are satisfied in the judgment of, or waived in writing by, the Board in its discretion:

(i) The Shareholder engaging or attempting to engage in such Disposition (the "Assigning Shareholder") complies with all of the applicable provisions of this Section 3;

(ii) The Person engaging or attempting to engage in such Disposition as the assignee, purchaser or other transferee of Shares (the "Transferee") agrees in writing to assume all of the obligations of the Assigning Shareholder with respect to such Shares (including the obligations imposed under this Agreement and specifically this Section 3) as a condition to any Disposition and becomes a party to this Agreement;

(iii) The Assigning Shareholder and the Transferee each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Disposition and such other instruments as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Board.

(iv) Either (A) the Disposed interests will be registered under the Securities Act and any applicable state securities laws, or (B) the Company shall have received, at the expense of the parties to the Disposition, an opinion of counsel for the Company (or counsel acceptable to counsel of the Company) to the effect that such Disposition is exempt from registration under the Securities Act and is in compliance with all applicable federal and state securities laws and regulations; provided that, if the Board waives such opinion requirements, such waiver will not constitute a waiver of any subsequent Disposition of such interest or the Disposition of any other interest;

(v) The Disposition does not cause any violation of or an event of default under, or result in acceleration of any indebtedness under, any note, mortgage, loan, or similar instrument or document to which the Company is a party;

(vi) The Assigning Shareholder and Transferee furnish the Company with the Transferee's taxpayer identification number, sufficient information to determine the Transferee's initial tax basis in the interest Disposed, and any other information necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns; and

(vii) All costs of the Disposition incurred by the Company are reimbursed by the Assigning Member or the Transferee to the Company.

c.02 (b) Void Dispositions. Any attempted Disposition of Shares, or any part thereof, not in compliance with this Section 3 will be null and void ab initio as against the Company and all other Persons, the Company's rights under Section 3(g) will apply, and the Assigning Member(s) will be liable to the Company and the other Members for all damages, costs and expenses the other Members may sustain or incur as a result of such attempted Disposition.

c.03          (c) Scripps's Right of First Refusal.

(i) Notice of Intended Disposition. If SATH desires to accept a bona fide non-Affiliated third party offer for the Disposition of all (but not less than all) of its Shares, whether in the public or private markets (including an initial public offering), SATH shall promptly deliver to Scripps a written offer (the "Offer") to sell such Shares to Scripps on terms and conditions not less favorable to Scripps than those under which it proposes to Dispose of such Shares to such third party. The Offer shall disclose the identity of the third party offeror, the agreed terms of the proposed Disposition (including a date certain on which the Disposition will be abandoned and terminated if not then consummated), and any other material facts relating to the proposed Disposition. SATH shall also provide satisfactory proof that the Disposition of the Shares to such third party offeror would not be in contravention of the provisions set forth in Section 3(a).
(ii) Exercise of Right. Within 30 days after receipt of the Offer, Scripps may give written notice to SATH of its intent to purchase all of SATH's Shares on substantially the same terms and conditions as set forth in the Offer. Scripps will have the right to transfer its right to purchase the Shares to any of its Affiliates.
(iii) Non-Exercise of Right. If Scripps does not exercise its rights under this Section3(c),SATH may thereafter Dispose of all (but not less than all) of its Shares to the third party offeror identified in the Offer upon the terms and conditions specified in the Offer; provided that any such Disposition must not be effected in contravention of the provisions of
                           Section 3(a) and the terms of Section 3 must be recognized, including but not limited to Scripps's
                           rights under Section 3(e),     and such  Disposition
                           must be consummated or abandoned    and terminated by
                           a date certain set forth in the Offer but in any event not later than 90 days after the Offer has been
                           declined by Scripps or the time for  exercise   has
                           lapsed. If SATH does not effect such Disposition of such Shares within the specified period, this Section 3 will continue to be applicable to any
                           subsequent   attempted Disposition of SATH's Shares.
(iv) SATH Debt. In the event of a sale of SATH's Shares under this Section 3(c) (whether or not Scripps is the purchaser), SATH shall use the proceeds of such
                           sale (less expenses related   thereto)  to  first,
                           redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue
                           Price  thereof,  plus  accrued and   unpaid dividends
                           thereon, and second, pay to Scripps or its
                           Affiliates principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money.If Scripps is the purchaser hereunder, Scripps will have the right to offset, on a dollar for dollar basis, from the purchase price payable
                           to SATH hereunder   an   amount   equal  to  such
                           outstanding indebtedness, redemption price and dividends.

c.04 (d)  Transfers to  Affiliates. Subject  only to  compliance   with Section
3(a), a Shareholder that is an entity may Dispose of all or any portion of its Shares to any member of an affiliated group of corporations within the meaning of Code Section 1504 that includes such Shareholder.

c.05 (e) Scripps's Right to Sell; SATH's Tag Along Right; Scripps's Drag Along Right. Subject only to compliance with Section 3(a) and this Section 3(e), Scripps and its successors and assigns may Dispose of any or all of their Shares to any Person (a "Purchaser") without notice to any other Shareholder and without any further restriction. As a condition to the effectiveness of any such Disposition, if Scripps intends to Dispose of Shares and such Disposition would result in a Change of Control of the Company, SATH will have the right to require, as a condition to such Disposition, that the Purchaser purchase from SATH all of SATH's Shares. Scripps shall promptly deliver to SATH written notice of the proposed Disposition (the "Sale Notice"), including the terms and conditions of the Purchaser's offer, including the price to be paid to Scripps, and the closing and termination dates, the identity of the Purchaser and any other material facts or terms and conditions. SATH shall notify Scripps of its intention to participate in such sale as soon as practicable but not later than 30 days after receipt of the Sale Notice, which notice of intention to participate together with the Sale Notice, will be deemed to constitute a valid, legally binding and enforceable agreement for the Disposition of all of SATH's Shares. Scripps and SATH shall sell to the Purchaser all of the Shares in the Company proposed to be Disposed by them at not less than the price originally offered by the Purchaser, and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered. Scripps shall use its reasonable best efforts to obtain the agreement of the Purchaser to the participation of SATH in the contemplated Disposition, and shall not Dispose of any Shares to such Purchaser if such Disposition would result in a Change of Control of the Company and such Purchaser declines to purchase all of SATH's Shares pursuant to the terms of this Section. If (i) SATH elects not to, or otherwise fails to notify Scripps of its decision to or not to, participate in the sale under the Sale Notice and (ii) the sale under the Notice of Sale would result in a Change of Control of the Company, Scripps will have the right, but not the obligation, to require SATH to sell all of its Shares pursuant to the Sale Notice and the foregoing provisions of this Section by written notice of such requirement given within 45 days after its delivery of the Sale Notice to SATH. In the event of a sale of SATH's Shares under this Section 3(e), SATH shall use the proceeds of such sale (less expenses related thereto) to first, redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and second, pay to Scripps or its Affiliates principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money. If Scripps is the purchaser hereunder, Scripps will have the right to offset, on a dollar for dollar basis, from the purchase price payable to SATH hereunder an amount equal to such outstanding indebtedness, redemption price and dividends.

c.06 (f) Put and Call Rights.

(i) SATH's Put Right. At any time after the second anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date, SATH will have the right (the "Put Right") to require Scripps to purchase all but not less than all of the Shares of SATH on the Contract Terms (as defined in Section 3(i)) at a price equal to the Fair Market Value thereof (as determined under Section 3(h)). The Fair Market Value will be determined as of the date on which SATH gives written notice to Scripps of its intent to exercise such right. The closing of a Disposition shall take place not later than 30 days after the Fair Market Value is finally determined. Notwithstanding any permitted Disposition of SATH's interest in the Company, the Put Right may not be Disposed to any Person other than a Transferee pursuant to Section 3(d). Notwithstanding the foregoing provisions of this Section 3(f)(i), the Put Right may not be exercised if a Sale Notice has been given pursuant to Section 3(e) and has not been rescinded or otherwise terminated. As a condition to the closing of the transactions contemplated by exercise of the Put Right, SATH shall use the proceeds of such sale to redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and the put price will be reduced, on a dollar for dollar basis, first, by such redemption price, including accrued and unpaid dividends thereon, and second, by the amount of principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money. (ii) SATH's Put Right Upon Scripps Holdings' Disposition of LLC Membership Interests. If Scripps Holding Disposes of or attempts to Dispose of any membership interests in the LLC such that such Disposition constitutes a Change in Control (as defined in the LLC's Operating Agreement), then SATH may exercise its Put Right in
               Section 3(f)(i) notwithstanding any limitations with respect to timing set forth in the first clause of such Section.
(iii) Scripps's Call Right. Except to the extent such right may be exercised earlier pursuant to Section 3(f)(iv), 3(f)(v) or
               3(f)(vi),  at any time  upon and  after the
               fifth anniversary of the Effective Date, Scripps will have the right (the "Call Right") to require SATH to sell all and not less
               than  all  of  SATH's  Shares  to  Scripps  (or   its
               assignees) on the Contract Terms at a price equal to the Fair Market Value thereof. The Fair Market Value will be determined as of the date on which Scripps gives written notice to SATH of its intent to exercise such right. The closing of such Disposition will take place not later than 30 days after the Fair Market Value is so determined. Notwithstanding the foregoing provisions of this Section 3(f)(iii), the Call Right may not be exercised if a Sale Notice has been given pursuant to Section 3(e) and has not been rescinded or otherwise terminated. As a condition to the closing of the transactions contemplated by exercise of the Call Right, SATH shall use the proceeds of such sale to redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and the call price will be reduced, on a dollar for dollar basis, first, by such redemption price, including accrued and unpaid dividends thereon, and second, by the amount of principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money.
(iv) Scripps Call Right Upon SATH's Disposition of LLC Membership Interests. If SATH or SAH Acquisition Corporation Disposes of or attempts to Dispose of its membership interest in the LLC, or any portion thereof, under any circumstances, then Scripps may exercise its Call Right in Section 3(f)(iii) notwithstanding any limitations with respect to timing set forth in the first clause of such Section.
(v)            Scripps Call Right Upon Change in Control of
               SATH.  If (A) the  board of  directors  or  shareholders  of SATH
               approve               a                         merger        or
               consolidation that results in the shareholders of SATH immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the merger or consolidation, (B) the board of directors or shareholders of SATH approve the sale of substantially all of the assets of SATH or the liquidation or dissolution of SATH, (C) any person or other entity (other than SATH) purchases any shares (or securities convertible into shares) pursuant to a tender or exchange  offer  without  the  prior  consent  of  the  board  of directors or becomes the beneficial owner of securities of SATH representing 25% or more of the voting power of SATH's outstanding securities, (D) during any two-year period, individuals who at the beginning of such period constitute the entire board of directors of SATH cease to constitute a majority of the board of directors of SATH, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period or (E) any third party acquires the power to direct or cause the direction of management or policies of SATH through the ownership of securities, by contract or otherwise, then Scripps may exercise its Call Right in Section 3(f)(iii) notwithstanding any limitations with respect to timing set forth in the first clause of such Section.
(vi) Scripps Call Right Upon Default. If SATH is in default under this Agreement or any other agreement between it and Scripps or an Affiliate of Scripps (including without limitation the Amendment to SATH's Charter relating to the Series D Preferred Shares), then Scripps may exercise its Call Right in Section 3(f)(iii) notwithstanding any limitations with respect to timing set forth in the first clause of such Section. (vii) Limitation on Exercise Based on Exercise of Put/Call Relating to Shop At Home Network. Notwithstanding anything to the contrary in the foregoing Section 3(f), neither the Put Right nor the Call Right may be exercised unless the Put Right or the Call Right, respectively, set forth in Section 11.6 of the LLC's Operating Agreement is exercised by SATH or the Company, respectively.

(g)                       Certain Buyout Events.

(i) Definition of Event. For purposes of this Section 3(g), the term "Event" means the occurrence of any of the following events or circumstances with respect to any Shareholder during any period of ownership of any Shares by such Shareholder or with respect to any Shares subject to this Agreement:

(A) such Shareholder becomes or is determined to be bankrupt or insolvent;

(B) such Shareholder institutes or has instituted against it any proceedings of any kind under any provision of any applicable bankruptcy or insolvency law seeking any readjustment, arrangement, composition, postponement or reduction of debts, liabilities or obligations (in the case of any involuntary proceeding, which is not removed or dismissed within 90 days);

(C) such Shareholder makes an assignment for the benefit of its creditors;

(D) such Shareholder is required or deemed to have Disposed of any interest in any of its Shares by operation of law (other than a Disposition to the Company);

(E) any Shares of such Shareholder are attached by, levied upon by, or becomes subject to judicial or other legal process and such proceeding is not removed, discharged, dismissed or bonded within 90 days; or

(F) any Shares of such Shareholder are the subject of a Disposition or an attempted Disposition in any way (including a sale ordered by a court or a Disposition required or deemed to have occurred by operation of law, other than a Disposition to the Company) in breach of this Agreement.

                    (ii) Purchase Option of the Company.  Upon the occurrence of an Event, the Shareholder subject to such Event or its legal representative, if applicable (the "Offering Shareholder"), shall notify the Company and all Shareholders of the Event within five days of its occurrence (the "Event Notice") and, thereupon, the Company will have the right, but not the obligation, to purchase all, but not less than all, of the Shares owned or held beneficially by the Offering Shareholder at the time of such Event at the price equal to its Fair Market Value as of the date that is the calendar month-end immediately preceding such Event and on and in accordance with the Contract Terms (the "Event Option"). Within five days after the determination of the Fair Market Value in accordance with Section 3(h), the Company shall notify the Offering Shareholder and the other Shareholders whether it intends to exercise the Event Option and upon any such exercise, the closing thereof will be made on and in accordance with the Contract Terms. Failure of a party to give or receive an Event Notice will not prejudice the rights of the other parties under this Section 3(g).

                    (iii)Right  of   Assignment.   At  Scripps's   option,   the
                         Company's Event Option may be assigned to and assumed by Scripps or an Affiliate of Scripps (if it is not the Offering Shareholder) or, if Scripps does not wish to have the Company's Event Option assigned to it or an Affiliate of Scripps, by any other Shareholder or Shareholders (or their designees) other than the Offering Shareholder, in any case at the option of the Board in its discretion without any approval by the Shareholders. If any Shareholders other than the Offering Shareholder are purchasers and such other Shareholders are unable to agree upon the number of Shares to be acquired by each of them, each purchasing Shareholder will be entitled to purchase a portion of such Shares in the same proportion that the number of Shares held by such Shareholder bears to the total outstanding Shares held by all such Shareholders.

                    (viii) Scripps Debt. In the event of a sale of SATH's Shares under this Section 3(g) (whether or not Scripps is the purchaser), SATH shall use the proceeds of such sale (less expenses related thereto) to first, redeem any Series D Preferred Shares held by Scripps or its Affiliates at the Original Issue Price thereof, plus accrued and unpaid dividends thereon, and second, pay to Scripps or its Affiliates principal and interest owed by SATH to Scripps or its Affiliates under any indebtedness for borrowed money. If Scripps is the purchaser hereunder, Scripps will have the right to offset, on a dollar for dollar basis, from the purchase price payable to SATH hereunder an amount equal to such outstanding indebtedness, redemption price and dividends.

                    (ix) Continuing Effect After Insolvency.  The failure of the
                         Company or the other Shareholders, as the case may be, to exercise the Event Option, or to consummate the Event Option if exercised, will not affect their respective rights to purchase the same Shares under and in accordance with any other applicable provisions of this Agreement in the event of a proposed Disposition thereof to any receiver, petitioner, assignee, transferee or other Person attempting to obtain an interest in such Shares by a proposed Disposition or by operation of law. In addition, with respect to any Shares subject to an Event Option which are not purchased by the Company or by any other Shareholder, in the absence of any order to the contrary with respect to such Shares by any court or agency having jurisdiction under federal or state law with respect to the Event, and to the extent not in violation of applicable law, such Shares will be and remain subject to the provisions and restrictions contained in this Agreement regardless of the identity of the transferee and such transferee will be deemed to be bound by the terms and provisions of this Agreement as an Assignee.

         (h) Determination of Fair Market Value. If the purchase price for any transaction involving any Shares purchased and sold on and in accordance with the Contract Terms or otherwise is to be the Fair Market Value thereof, the determination of such Fair Market Value as at the applicable valuation date will be made as set forth in this Section 3(h). Within 10 days after it is determined that the Fair Market Value process must be initiated, each of Scripps and SATH shall choose a nationally recognized reputable investment bank (which investment bank must commit to deliver its determination within 60 days) to determine the Fair Market Value and the Fair Market Value will be the average of the two determinations so made. Notwithstanding anything to the contrary in the foregoing, however, if the two determinations differ by more than 10%, then the aforesaid investment banks shall select a third nationally recognized reputable investment bank (which investment bank must commit to deliver its determination within 60 days) to determine the Fair Market Value; and upon receipt of the third determination, the Fair Market Value will be the average of the two determinations closest in amount to each other. Scripps and SATH will share equally in the cost of the investment banks. The Board and the purchaser(s) and seller(s) in the transaction shall cooperate with the investment banks and provide them (on a confidential basis) with all information regarding the Company and their respective Shares (directly or indirectly owned) as they reasonably request. The Fair Market Value will be determined without regard to any minority interest, lack of marketability or other discounts for any Shares and without regard to any premiums for control and will be determined without regard for any increase in membership interest by the Company in the LLC due to a concurrent exercise of any rights and remedies contained in the LLC's Operating Agreement.

         (i) Contract Terms. For purposes of this Agreement, the "Contract Terms" are as follows:


(i) Payment Terms. The purchase price to be paid in any transaction subject to the Contract Terms will be due and payable in cash in full at the closing of the transaction held in accordance with Section 3(i)(ii), except that the purchase price of any such Shares will be reduced, at the Company's election where the Company is the purchaser, by an amount equal to the unpaid balance and any accrued but unpaid interest owed to the Company by the holder of such Shares, and such indebtedness (to the extent of the reduction in purchase price) will be deemed paid to the Company.
(ii) Closing. Any Disposition of Shares made pursuant to the Contract Terms must be closed as specified in the applicable Section of this Agreement or, if not so specified, within 60 days after the date on which the parties involved become unconditionally bound under this Agreement to effect such Disposition or at such other time as such parties may otherwise agree.
(iii) Documents. Upon the delivery at the closing by the Transferee of the purchase price, in cash, to be delivered in payment for such Shares Disposed of pursuant to the Contract Terms, the Assigning Shareholder shall execute and deliver to the Transferee certificates representing the Shares Disposed of and all such assignments and other instruments which may reasonably be required to evidence and cause such Disposition to be a valid, binding and legally enforceable Disposition of such Shares to the Transferee. The Assigning Shareholder shall also execute and deliver to the Transferee a certificate, dated the closing date of such Disposition, containing a representation and warranty that on such date the Assigning Shareholder is the holder of record and sole beneficial owner of the Shares so Disposed of, has the full and unrestricted right to sell, assign, transfer and deliver such Shares to such Transferee, that the Disposition of such Shares to the Transferee will not conflict with or constitute a breach of the Company's Articles of Incorporation, Code of Regulations, or this Agreement, and that the Assigning Shareholder is transferring to such Transferee good and marketable title to the Shares so transferred, free from all liens, security interests, pledges, encumbrances, equities, charges, claims, voting trusts or restrictions whatsoever, other than those restrictions contained in or arising under this Agreement or, if applicable, the Articles of Incorporation (and any restrictions arising by reason of federal or state securities laws).

                  4. Affiliate Transactions. SATH acknowledges that the Company may enter into any agreement with any Person that is an Affiliate of Scripps, without the prior approval of the Shareholders provided that any such agreement contains substantially such terms and conditions as would be contained in a similar agreement entered into by the Company with a comparable, unaffiliated third party.

                  5. Outside Businesses or Opportunities. Except as set forth in the letter agreement dated as of the date hereof between SATH and Scripps relating to SATH's right to participate in future acquisitions by Scripps of a home shopping network, Scripps or any Affiliate thereof may engage in or possess an interest in any business venture of any nature or description, including, without limitation, any business venture for the exploitation of home shopping programming, content, merchandising, licensing and products and services and all rights in connection therewith in all media and formats now or hereafter devised, including without limitation, magazines, radio programming, conventions and trade shows, independently or with others, which business venture may be the same as, similar to or dissimilar to the business of the Company or the LLC, and may use the words "Shop At Home"; and neither the Company or the LLC, nor any Shareholder of the Company or any member of the LLC, will have any rights by virtue of this Agreement or otherwise in and to such independent ventures or the income or profits derived therefrom, and the pursuit by Scripps or any such Affiliate of any such venture, even if competitive with the business of the Company or the LLC, will not be deemed wrongful or improper. Neither Scripps nor any Affiliate thereof will be obligated to present any particular investment opportunity to the Company or the LLC even if such opportunity is of a character which, if presented to the Company or the LLC, could be taken by the Company or the LLC or which, absent this provision, would have to be presented to the Company or the LLC, and Scripps or any such Affiliate will have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                  6. SATH Participation in Additional Equity Issuances. If the Company issues any additional equity securities to Scripps or an Affiliate of Scripps, then SATH will have the right, for a period of six months from Scripps's (or such Affiliate's) election to fund any equity purchase, to purchase up to a number of such securities equal to (a) the number of such securities issued to Scripps or such Affiliate, multiplied by (b) a fraction, the numerator of which is the number of equity securities held by SATH on a fully diluted basis immediately prior to the issuance to Scripps or such Affiliate and the denominator of which is the number of equity securities held by Scripps and its Affiliates on a fully diluted basis immediately prior to the issuance to Scripps or such Affiliate. Notwithstanding and without limiting the foregoing, SATH will not have any preemptive right to purchase any securities issued to any third party other than Scripps or an Affiliate of Scripps.

                  7. Legend. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF ___________, 2002, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE COMPANY'S SHAREHOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF WITHIN FIVE DAYS OF WRITTEN REQUEST."

                  8. Miscellaneous.

                  (a) Amendment and Waiver. Except as otherwise provided in this Agreement, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company and the Shareholders. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
                  (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

                  (c) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter of this Agreement in any way.

                  (d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and the Stockholders and their respective representatives, successors and assigns, so long as they hold Shares.

                  (e) Counterparts. This Agreement may be executed in separate counterparts, each of which, when executed, will be an original and all of which taken together will constitute one and the same agreement.

                  (f) Remedies. Each Shareholder acknowledges and agrees that, if that Shareholder fails to perform that Shareholder's obligations under this Agreement, the remedy at law available to any party aggrieved by such failure would be inadequate and that, in addition to any other rights or remedies such aggrieved party may have at law or in equity, the aggrieved party will be entitled to specific performance of the provisions of this Agreement or an injunction against any breach of this Agreement, without the necessity of proof of actual damage. Accordingly, with respect to any action or proceeding brought by such aggrieved party to enforce the provisions of this Agreement against such Shareholder, each such Shareholder hereby waives the claim or defense that such aggrieved party now has or hereafter has an adequate remedy at law and such Shareholder hereby agrees not to assert such claim or defense in any such action or proceeding. This provision will not be construed as precluding such aggrieved party from exercising any other rights, privileges or remedies to which such party may be entitled, all of which rights, remedies and privileges will be deemed cumulative and none of which will be deemed exclusive. Except as otherwise expressly provided in this Agreement or otherwise agreed to in writing executed by such aggrieved party, no course of dealing on the part of, nor any omission or delay by, such aggrieved party will operate as a waiver of any such right, remedy or privilege, nor will any single or partial exercise or waiver of any such right, privilege or remedy preclude any other or further exercise thereof or of any other right, privilege or remedy available to such aggrieved party.

                  (g) Indemnification. Each Shareholder shall defend, indemnify and hold harmless all other Shareholders from and against any and all liabilities, obligations, claims, costs, damages and expenses, including without limitation reasonable attorneys' fees and additional tax liabilities and interest and penalties, incurred by the other Shareholders as a result of the failure of performance of, or the breach by, the indemnifying Shareholder of any of that Shareholder's obligations contained in this Agreement.

                  (h) Power of Attorney. Each Shareholder hereby irrevocably appoints the Company as that Shareholder's attorney-in-fact for the purpose of executing an addendum Agreement on behalf of the Shareholders, from time to time, for the purpose of binding any Tranferees to the conditions and obligations of this Agreement.

                  (i) Notices. Any notice provided for in this Agreement must be in writing and either personally delivered or mailed first-class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the records of the Company and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

                  (j) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

                  (k) Conflict. If, and to the extent, any terms or provisions of the Company's Articles of Incorporation or Code of Regulations are contrary to the terms of this Agreement, the terms of this Agreement will control.

                            [Signature pages follow.]

                           IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the date first above written.

                                        THE SCRIPPS SHOP AT HOME HOLDING COMPANY
                                            By:

                                                 Name:
                                                 Title:


                                            SCRIPPS NETWORKS, INC.


                                            By:
                                                 Name:
                                                 Title:


                                            SHOP AT HOME, INC.


                                            By:
                                                 Name:
                                                 Title:
The E.W. Scripps Company hereby guarantees the obligations of Scripps under the foregoing Shareholder Agreement.


                                                 THE E.W. SCRIPPS COMPANY
                                                 By____________________________
                                                 Title_________________________

                                                                 EXHIBIT 8.4(f)
                            Shop At Home Network, LLC
                           5388 Hickory Hollow Parkway
                           Nashville, Tennessee 37013


______________, 2002


Shop at Home, Inc.
5388 Hickory Hollow Parkway
Nashville, Tennessee  37013

Ladies and Gentlemen:

         The following shall comprise the agreement (the "Agreement") among ____________ (formerly known as Shop at Home, Inc.) and its subsidiaries listed on Exhibit A, attached hereto and made part hereof (collectively, "SATH"), and Shop At Home Network, LLC (the "Company") for the affiliation of SATH's television broadcasting stations set forth on Exhibit A (each respective station and the holder of the FCC license therefor being referred to herein as a "Station" and collectively as, the "Stations"), with the Company's Shop at Home Network (the "Network") and shall supersede and replace all prior agreements between SATH and the Company or its predecessor with respect to the Network, which agreements are hereby terminated and of no further force or effect.

1.       Term and Termination.
         --------------------

(a) This Agreement shall become effective at ____ a.m., central time on ____________, 2002 (the "Effective Date") and, unless sooner terminated as provided herein, shall remain in effect until _____ a.m., central time on _____________, 2005 (the "Term").

(b) This Agreement may be terminated by SATH with respect to any Station, provided that such termination shall not be effective (i) prior to the day following the last day of the fifteenth (15th) month following the Effective Date; (ii) unless SATH provides the Company written notice of such termination no later than six (6) months prior to the date of such termination; and (iii) so long as SATH does not enter into any other affiliation or limited marketing agreement with any television home shopping network.

(c) Provided SATH is not in breach of its obligations under this Agreement, SATH may terminate this Agreement with respect to any Station upon written notice to the Company if the Company breaches any of its obligations under this Agreement with respect to such Station and the Company fails within thirty (30) days after its receipt of notice of such breach from SATH to cure such breach.

(d) The Company may terminate this Agreement as to all Stations without liability upon six (6) months prior written notice if the Company shall by action of its members elect to cease the business of the Network.

2.       Programming.


                  (a) The Company commits to supply to SATH network programming for free over-the-air television broadcasting by each Station twenty-four (24) hours a day, seven (7) days a week for the term of this Agreement (the "Programming Period"). SATH agrees that, subject only to Section 3 below, each Station shall clear and broadcast all programming supplied to Station hereunder for broadcast during the Programming Period.

                  (b) All programming furnished to SATH for the Stations pursuant to this Agreement shall be referred to herein as "Network Programming," and any one program of Network Programming shall be referred to as a "Network Program." The selection, scheduling, substitution and withdrawal of any Network Program or other portion of Network Programming shall at all times remain within the sole discretion and control of the Company.

                  (c) SATH shall be solely responsible for all costs and expenses incurred by SATH or any Station hereunder in connection with SATH's ownership, operation, maintenance and facility upgrades of each Station, including, without limitation, timely compliance with the FCC's requirements for transition to digital television broadcasting. Notwithstanding the foregoing, any costs and expenses incurred by SATH or any Station in connection with the expansion of any Station facilities beyond the FCC's requirements or any other non-essential capital improvement, in either case expressly requested by the Company, shall be paid by the Company.

                  (d) Notwithstanding anything to the contrary in this Agreement, the Company shall not have any obligation to supply Network Programming to any Station if the Company reasonably believes that such Station's airing of Network Programming could result in the violation by the Company or any parent, subsidiary or affiliated company of the Company of any policy, rule or regulation of the FCC, including but not limited to, Section 73.3555(b) of the FCC's rules (the local television multiple ownership rule).

3.       FCC Mandated Programming Requirements.

                  (a) SATH shall be responsible for all material broadcast over its facilities and reserves the right to substitute programming other than Network Programming as necessary in its good faith discretion to comply with its licensee obligations under the FCC's rules and policies. During the past year, Stations each have devoted less than 3.5 hours per week (the "Programming Allowance") to programming other than Network Programming. SATH does not presently foresee that any Station's licensee obligations will require that it present a greater amount of programming other than Network Programming during the Programming Period or significantly alter the time periods during which such programming other than Network Programming is presented.

                  (b) SATH shall immediately notify the Company in the event that any Station broadcasts more than 3.5 hours of programming other than Network Programming in any calendar week and shall provide the Company with a complete schedule of that week's programming other than Network Programming within one week. SATH agrees that the next Network Payment for a month that includes the last day of a calendar week in which any Station aired more than
3.5 hours of programming other than Network Programming shall be reduced by an amount equal to $.0001461 for every hour of programming other than Network Programming broadcast in excess of the Programming Allowance multiplied by the number of Network Households reached by the Station. Further, should any Station broadcast more than 3.5 hours per calendar week of programming other than Network Programming during any four calendar weeks per calendar year, the Company, in addition to any other remedies it may have under this Agreement or otherwise, may immediately terminate the Agreement with respect to that Station. The remedies set forth in this Section 3 shall not apply if (i) SATH's failure to broadcast Network Programming on any Station is a direct result of an event of force majeure as provided in Section 6 of this Agreement; or (ii) SATH reasonably believes that such Network Programming is unsatisfactory, unsuitable, or contrary to the public interest as described below.

                  (c) While a Station may decline to air Network Programming that it reasonably deems to be unsatisfactory, unsuitable, or contrary to the public interest, SATH shall not fail to broadcast any Network Programming as a result of commercial motivation; that is, programming shall not be deemed to be unsatisfactory, unsuitable or contrary to the public interest based on performance, ratings, or the availability of alternative programming which SATH believes to be more profitable or more attractive.

4. Payments. In consideration of SATH entering into this Agreement and the Stations' performance of their obligations hereunder, the Company shall pay SATH an amount calculated by dividing the product of $1.25 and the average number of Network Households (as hereinafter defined) by twelve (the "Network Payment"). For purposes of this Section 4, "Network Households" shall mean the number of cable households reached by the Network calculated by averaging the total number of cable households reached by the Network on the first and last day of each month during the Term. The Network Payment shall be due and payable to SATH in arrears on a monthly basis on the fifteenth (15th) day of each month during the Term. If any Network Payment is not made within ten (10) days after the due date thereof, then such Network Payment will bear a penalty equal to 1% of the amount of such Network Payment per month. The number of Network Households shall be computed by SATH according to its normal historical practices based on available information which it believes to be reliable and according to the agreed upon procedures set forth on Exhibit B. Each Network Payment shall be accompanied by a certification of SATH's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer that such amount has been determined in compliance with this Section 4. The Company shall have the right, exercisable no more often than once per year, to conduct an audit of SATH's calculations of the number of Network Households. If, as a result of the audit, the Company concludes that SATH's calculations are overstated by a factor of more than 5% for any Station, the resulting overpayments made during the period of the audit shall be immediately paid to the Company by SATH. Notwithstanding this payment obligation, SATH may object to the audit determination made by the Company, and in that event the parties will mutually agree upon an independent third party to conduct an audit of such calculations, and the results of such audit shall be binding for the period covered by the audit. If, as a result of the audit by the third party, it is determined that SATH overstated the number of Network Households during the audit period by more than 5% for any Station, the cost of the audit shall be paid by SATH. Otherwise, the cost of the audit shall be paid by the Company.

5. Conditions of Station's Broadcast. As a condition to SATH's broadcast of Network Programming on any Station, SATH shall not make any deletions from, or additions or modifications to, any Network Program or any commercial, Network identification, program promotional or production credit announcements or other interstitial material contained therein, nor broadcast any commercial or other announcements (except emergency bulletins) during any such program, without the Company's prior written authorization. SATH shall broadcast each Network Program on the Stations from the commencement of network origination until the commencement of the next program.

6. Force Majeure. Neither SATH nor the Company shall incur any liability to the other party hereunder because of the Company's failure to deliver, or the failure of a Station to broadcast, any or all Network Programs due to failure of facilities, labor disputes, government regulations, including, but not limited to, applicable FCC regulations, or causes beyond the reasonable control of the party so failing to deliver or to broadcast. Without limiting the generality of the foregoing, the Company's failure to deliver a program due to cancellation of that program for any reason shall be deemed to be for causes beyond the Company's reasonable control.

7. Indemnification.


(a) The Company shall indemnify, defend and hold each Station (individually, an "Indemnified Station"), its parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless from and against all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of the use by the Indemnified Station, in accordance with this Agreement, of any Network Program or other material as furnished by the Company hereunder, provided that the Indemnified Station promptly notifies the Company of any claim or litigation to which this indemnity shall apply, and that the Indemnified Station cooperates fully with the Company in the defense or settlement of such claim or litigation.

(b) SATH shall indemnify, defend and hold the Company, its parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless with respect to (i) material added to or deleted from any program by any Station; and (ii) any programming or other material broadcast by any Station and not provided by the Company hereunder, provided that the Company promptly notifies SATH of any claim or litigation to which this indemnity shall apply, and that the Company cooperates fully with SATH in the defense or settlement of such claim or litigation.

(c) These indemnities shall not apply to litigation expenses, including attorneys' fees, which the indemnified party elects to incur on its own behalf, provided that the indemnifying party has assumed responsibility for the defense or settlement of the claim.

8. Change in Operations. SATH represents and warrants that it holds a valid license granted by the FCC to operate each Station as a television broadcast station. Such representation and warranty shall constitute a continuing representation and warranty by SATH. In the event that at any time a Station's transmitter location, power, frequency or operations and such change results in a loss of 10% or more of the cable TV households which receive the Station, then the Company may terminate this Agreement with respect to such Station or Stations upon thirty (30) days' prior written notice to SATH.

9. Unauthorized Copying and Transmission; Retransmission Consent.

(a) SATH shall not authorize, cause, or permit, without the Company's consent, any Network Program or other material furnished to SATH hereunder to be recorded, duplicated, rebroadcast or otherwise transmitted or used for any purpose other than broadcasting by SATH on each Station as provided herein. Notwithstanding the foregoing, SATH shall not be restricted in the exercise of its signal carriage rights pursuant to any applicable rule or regulation of the FCC with respect to retransmission of its broadcast signal by any cable system or multichannel video program distributor ("MVPD"), as defined in Section 76.64(d) of the FCC's rules, which (i) is located within the DMA in which each Station is located; or (ii) was actually carrying Station's signal as of April 1, 1993; or (iii) with respect to cable systems, serving an area in which Station is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that any such exercise pursuant to the FCC's rules with respect to Network Programs shall not be deemed to constitute a license by the Company.

(b) SATH shall not consent to the retransmission of its broadcast signal by any cable television system, or, except as provided in Section (c) below, to any other MVPD whose carriage of broadcast signals requires retransmission consent, if such cable system or MVPD is located outside the DMA to which any Station is assigned, unless such Station's signal was actually carried by such cable system or MVPD as of April 1, 1993, or, with respect to such cable system, is "significantly viewed" (as determined by the FCC) as of April 1, 1993.

(c) SATH shall not consent to the retransmission of its broadcast signal by any MVPD that provides such signal to any home satellite dish user, unless such user is located within any Station's own DMA.

(d) If SATH violates any of the provisions set forth in this Section 9, the Company may, in addition to any other of its rights or remedies at law or in equity under this Agreement or any amendment thereto, terminate this Agreement with respect to the violating Station by written notice to SATH given at least ninety (90) days prior to the effective date of such termination.

10. DTV Conversion. SATH acknowledges that, upon commencement of operation of each Station's digital television signal ("DTV channel"), SATH will cause each Station, to the same extent as this Agreement provides for carriage of Network Programming on its analog channel, carry on such DTV channel the digital feed, when available, of such Network Programming as and in the technical format provided by the Company consistent with the ATSC standards and all program related material.

11. Assignment.


                  (a) This Agreement may not be assigned or transferred (including pursuant to any change in the control of SATH or any Station), except a "short form" assignment or transfer of control made pursuant to Section 73.3540(f) of the FCC's rules, directly or indirectly, whether by operation of law or otherwise, without the prior written consent of the Company, which consent shall not be unreasonably withheld, and, except as permitted by Section 11(b), no permitted assignment or transfer shall relieve SATH of its obligations hereunder. Any purported assignment or transfer by SATH or any Station without the Company's consent as required hereby shall be null and void and not enforceable against the Company.

                  (b) In the event of a transfer of control or assignment of any Station's license, except a "short form" assignment or transfer of control made pursuant to Section 73.3540(f) of the FCC's rules (each, a "Change in Control Transaction"), SATH shall cause the license assignee or transferee (a "Station Transferee") to assume SATH's obligations hereunder with respect to such Station, provided that such Station Transferee may terminate this Agreement with respect to such Station but such termination shall not be effective (i) prior to the day following the last day of the fifteenth (15th) month following the Effective Date; and (ii) unless such Station Transferee provides the Company written notice of such termination no later than six (6) months prior to the date of such termination.

12. Notices. Notices hereunder shall be in writing and shall be given by personal delivery or overnight courier service: (a) to SATH at the address set forth on the first page of this Agreement; and (b) to the Company at the address set forth on the first page of this Agreement, or at such address or addresses as may be specified in writing by the party to whom the notice is given. Notices shall be deemed given when personally delivered and on the next business day following dispatch by overnight courier service.

13. Availability of Equitable Remedies. In the event of a material breach of this Agreement, the party not at fault, if any, shall retain and have the right to pursue all rights and remedies available at law or in equity against the defaulting party. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. No bond or other security shall be required in connection with any such action, and the parties consent to the issuance of such an injunction and to the ordering of specific performance.

14. Entire Agreement/Amendments. The foregoing constitutes the entire Agreement among the parties with respect to the affiliation of the Stations with the Network. This Agreement may not be changed, amended, modified, renewed, extended or discharged, except as specifically provided herein or by an agreement in writing signed by the parties hereto.

15. Confidentiality. The parties agree to use their best efforts to preserve the confidentiality of this Agreement and the terms and conditions set forth herein, and the exhibits annexed hereto, to the fullest extent permissible by law.

16. Applicable Law. The obligations of SATH and the Company under this Agreement are subject to all applicable federal, state, and local laws, rules and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC, and this Agreement and all matters or issues collateral thereto shall be governed by the law of the State of Ohio, without regard to applicable conflict of laws provisions.

17. Severability. If any provision of this Agreement or the application of such provision to any circumstance is held invalid, the remainder of this Agreement, or the application of such provision to circumstances other than those as to which it is held invalid, will not be affected thereby.

18. Waiver. A waiver by SATH or the Company of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or any other provision hereof.

19. Counterparts. This Agreement may be signed in any number of counterparts, ach of which shall be deemed an original, but all of which shall constitute one and the same instrument.

20. Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered a part of, or affect the construction or interpretation of any provision of, this Agreement.

21. Liability of SATH and Stations. Notwithstanding any provision herein, SATH and each of its subsidiaries shall be jointly and severally liable for all agreements, covenants, representations, warranties and indemnities of SATH hereunder.

         If the foregoing is in accordance with your understanding, please indicate your acceptance on the copy of this Agreement enclosed for that purpose and return that copy to us.

                                                     Very truly yours,

                            SHOP AT HOME NETWORK, LLC

                                          By:__________________________________
                                          Name:________________________________
                                        Title:_________________________________

AGREED:

SHOP AT HOME, INC.

By:__________________________________
Name:________________________________
Title:_________________________________

SAH LICENSE, INC.

By:__________________________________
Name:________________________________
Title:_________________________________

SAH ACQUISITION CORPORATION II

By:__________________________________
Name:________________________________
Title:_________________________________

                                    EXHIBIT A

1.       SAH License, Inc.
         3993 Howard Hughes Parkway, Suite 100
         Las Vegas, NV 89109

         Licensee of Television Stations: WSAH, Bridgeport, CT; WMFP,
         Lawrence, MA

2.       SAH Acquisition Corporation II
         P.O. Box 305249
         Nashville, TN 37230

         Licensee of Television Stations: KCNS, San Francisco, CA; WRAY-TV, Wilson, NC; WOAC, Canton, OH

                                                               EXHIBIT 8.4(g)
                            THE E.W. SCRIPPS COMPANY
                                312 Walnut Street
                             Cincinnati, Ohio 45202




                               _____________, 2002




Shop At Home, Inc.
5388 Hickory Hollow Parkway
Nashville, Tennessee  37013

Dear Sirs:
c.07 As a condition to the indirect purchase by The E.W. Scripps Company ("EWScripps"), through a subsidiary, of shares in SAH Holdings, Inc. ("Holdings"), an Ohio corporation and a wholly owned subsidiary of Shop At Home, Inc. ("SATH"), EW Scripps hereby agrees that it will not directly or indirectly through a subsidiary acquire substantially all of the equity interests in or assets related to any home shopping cable television network offered and distributed in the United States unless it provides SATH with the opportunity to participate in such acquisition, on the same terms and conditions as EW Scripps, pro rata with EW Scripps to the extent of SATH's direct or indirect membership interest in the Shop At Home Network, LLC, a Tennessee limited liability company owned by SATH, Holdings and SAH Acquisition Corporation, a wholly owned subsidiary of SATH (the "LLC"). If EW Scripps so chooses, in its sole discretion, EW Scripps can require that such participation take the form of direct participation in the purchase from the seller of such business, purchase of the business through an entity jointly owned (directly or indirectly) by EW Scripps, SATH and third parties, or a sale by EW Scripps or issuance by the entity holding such business to SATH of equity as soon as practicable after consummation of the acquisition. EW Scripps shall promptly deliver to SATH written notice of the proposed acquisition (the "Acquisition Notice"), including information regarding the business to be acquired, the terms and conditions of the acquisition, and the closing and termination dates, and any other material facts or terms and conditions. SATH shall notify Scripps of its intention to participate in such acquisition as soon as practicable but not later than 30 days after receipt of the Acquisition Notice.


         In no event will EW Scripps be required to use the LLC to effect any acquisition of a home shopping cable television network or be required to offer any opportunity to effect any such acquisition to the LLC, and, by their countersignatures on this letter, SATH, SAH Acquisition Corporation and the LLC hereby acknowledge and agree to same and waive any statutory or common law duties with respect to the foregoing.

                                  Respectfully,

                                       THE E.W. SCRIPPS COMPANY
                                        By


Acknowledged and agreed to:

SHOP AT HOME, INC.

By
  ------------------------------------------

SHOP AT HOME NETWORK, LLC

By
  ------------------------------------------


SAH HOLDINGS, INC.

By
  ------------------------------------------
SAH ACQUISITION CORPORATION

By
 ------------------------------------------

                                 EXHIBIT 8.4(h)
                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of __________, 2002, among (formerly known as SHOP AT HOME, INC.), a Tennessee corporation ("SATH"), KCNS, INC., a Tennessee corporation ("KCNS"), WMFP, INC., a Tennessee corporation ("WMFP"), WOAC, INC., a Tennessee corporation ("WOAC"), and SAH LICENSE, INC., a Nevada corporation ("SAH License"), as the borrowers (each of the foregoing individually, a "Borrower" and, collectively, the "Borrowers"), and THE E.W. SCRIPPS COMPANY, an Ohio corporation, as the lender (the "Lender"). Capitalized and certain other terms are defined in Section 8 of this Agreement.

                                    AGREEMENT


In consideration of the mutual agreements contained in this Agreement, the parties hereby agree as follows:

SECTION 1
                      LOAN, PREPAYMENT AND USE OF PROCEEDS

1.1 Loan. Subject to the terms and conditions of this Agreement, the Borrowers agree to borrow from the Lender, and the Lender agrees to loan to the Borrowers, the principal sum of $47,500,000.00 (the "Loan"). The obligation to repay the Loan pursuant to this Agreement will be evidenced by a promissory note (the "Note") of the Borrowers in the principal amount of $47,500,000.00 in the form attached hereto as Exhibit A and made a part hereof, and on the terms set forth therein.

1.2 Prepayment. The Loan may be prepaid prior to maturity at any time or from time to time, in whole or in part, without penalty or premium. If the Borrowers make any prepayment of the Loan, such prepayment will be applied first to payment of accrued but unpaid interest on the principal balance of the Loan through the date of prepayment and then to payment of principal. After any partial prepayment, regular payments will continue to be due and payable in the same amounts and at the same times as required by the Note prior to prepayment until the Loan is paid in full.

The parties acknowledge that the Loan is secured by the Collateral. Without limiting any other provision of this Agreement, if any Borrower sells, transfers or otherwise disposes of, whether by sale of assets or Stock, merger, consolidation, reorganization, by contract or otherwise (each a "Transfer"), any interest in any Collateral, then the Borrowers shall pay to the Lender the entire amount of the Net Proceeds received by any Borrower from such Transfer as a prepayment of the Loan under this Section and such amount will be applied in accordance herewith. Without the Lender's express written consent, no Borrower may use any proceeds of a Transfer of Collateral to pay any taxes, assessments, liens or other obligations other than those contemplated by the definition of Net Proceeds.

The parties acknowledge that SATH and Scripps Networks, Inc., a subsidiary of the Lender ("Scripps Networks"), are parties to a Shareholders Agreement dated of even date herewith, in respect of their interests in The Scripps Shop At Home Holding Company, an Ohio corporation ("Holdings"), and that Holdings, SATH and SAH Acquisition Corporation, a wholly owned subsidiary of SATH, are parties to an Amended and Restated Operating Agreement dated of even date herewith, in respect of their interests in Shop At Home Network, LLC, a Tennessee limited liability company ("Network Operating Company") (the Shareholders Agreement and the Amended and Restated Operating Agreement will be referred to as the "Network Partnership Agreements"). The Lender hereby agrees that upon the occurrence of any event that under the Network Partnership Agreements results in any provision thereof requiring or permitting Scripps Networks or Holdings to offset all or any portion of the Loan against SATH's right to receive payments from Scripps Networks or Holdings, or requiring SATH to make a prepayment of the Loan, the Lender shall accept such offsets with Scripps Networks and Holdings as valid prepayments hereunder and the amount of such offsets as determined under the Network Partnership Agreements will constitute satisfaction of the Loan to the extent of such amount.

1.3 Use of Proceeds. The Borrowers shall use the Loan proceeds solely to fund a portion of the payments necessary for the Borrowers to extinguish all of their Indebtedness existing on the date hereof under SATH's $75,000,000 Senior Secured Notes due April 2005 and the Loan and Security Agreement dated August 1, 2001 between SATH, as Borrower, and Foothill Capital Corporation, as Lender, and all encumbrances in respect thereof.

SECTION 2
                          CREATION OF SECURITY INTEREST

2.1 Grant of Security Interest. The Borrowers hereby grant to the Lender a continuing valid first lien and security interest (individually, the "Security Interest" and collectively, the "Security Interests") in all of their respective right, title and interest in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Borrower of its respective covenants and duties under the Loan Documents. The Security Interest shall attach to all of the Collateral without any further action on the part of the Lender or the Borrowers. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, no Borrower has any authority, whether express or implied, to Transfer or to create any Encumbrance on any of the Collateral.

2.2 Evidence of Security Interest. The Security Interest shall be evidenced and enhanced by this Agreement, the Financing Statements, the Pledge Agreements and the Collateral Assignments of Leases. The Borrowers shall take all steps required by any of the foregoing documents to perfect or enhance the Security Interest, including without limitation by delivering such certificates and stock powers as may be necessary to perfect the Security Interest in the Pledged Stock and to the extent not delivered as of the Closing Date by using commercially reasonable best efforts to obtain the delivery of landlord lien waivers and estoppels as to any leased real property.

2.3 Broadcast Licenses as Collateral. Notwithstanding anything in the definition of "Collateral" to the contrary, to the extent that this Agreement or any other Loan Document purports to require any Borrower to grant a security interest to the Lender in any Broadcast License now owned or hereafter acquired, the Lender will have only a lien and security interest in such Broadcast License at such time and to the extent that a lien and security interest in such Broadcast License is permitted under applicable Legal Requirements. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Lender shall not take any action pursuant to this Agreement or any other Loan Document that would constitute or result in any assignment or deemed assignment of any Broadcast License without obtaining the prior approval of the FCC or any other necessary Governmental Body if, under the applicable Legal Requirements then in effect, such assignment would require such approval. Prior to the Lender's exercise of any power, right, privilege or remedy pursuant to this Agreement that requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Body, the Borrowers shall execute and deliver, or shall cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Lender determines may be required to obtain such consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, upon the Lender's request, the Borrowers shall use their good faith efforts to assist the Lender in obtaining any of the foregoing consents, approvals or authorizations.

2.4      Financing Statements; Additional Actions.

a. The Borrowers authorize the Lender to file any financing statements required hereunder and any continuation statements or authorizations with respect thereto (collectively, the "Financing Statements") in any appropriate filing office without the signature of any Borrower where permitted by applicable law.

b. If any of the Collateral, including without limitation any proceeds of any Collateral, is evidenced by or consists of letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents or chattel paper (including without limitation electronic chattel paper), or any supporting obligations in respect thereof, and the Security Interest depends upon or is enhanced by possession of any such Collateral, immediately upon the Lender's request, the Borrowers shall endorse and deliver to the Lender physical possession thereof.

c. If any Borrower acquires any commercial tort claims relating to any Stations after the date hereof, such Borrower shall immediately deliver a written description of such claim to the Lender, together with a written agreement in form and substance satisfactory to the Lender in its reasonable discretion pursuant to which such Borrower shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to the Lender as security for the Obligations.

d. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any agent or processor, the Borrowers shall notify such Person of the Security Interest in such Collateral and shall obtain from such Person an acknowledgment that such Person is holding the Collateral for the Lender's benefit.

e. At any time upon Lender's request, the Borrowers shall execute and deliver to the Lender any and all Financing Statements, mortgages, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title and all other documents, each in form and substance satisfactory to the Lender in its reasonable discretion, to create and perfect and continue perfected or better perfect the Security Interest (whether arising now or hereafter) in the Collateral. To the maximum extent permitted by applicable law, each Borrower hereby (i) authorizes the Lender to execute and file any such documents in any appropriate filing office and (ii) agrees, upon the Lender's request, (A) to cause all patents, copyrights and trademarks acquired or generated by the Borrower and relating to the Stations that are not already the subject of a registration with the appropriate filing office to be registered with such filing office in a manner sufficient to impart constructive notice of the Borrower's ownership thereof and (B) to cause to be prepared, executed and delivered to the Lender supplemental schedules to the applicable Loan Documents to identify any of the foregoing as being subject to the Security Interest created under this Agreement.

2.5 Power of Attorney. The Borrowers hereby irrevocably make, constitute and appoint the Lender and any officers, employees or agents designated by the Lender as the Borrowers' true and lawful attorney, with power (a) to sign the name of any Borrower on any of the documents described in this Section 2, (b) at any time that an Event of Default has occurred and is continuing, to sign the name of any Borrower on any document relating to the Collateral, (c) to send requests for verification of accounts, (d) to endorse the name of any Borrower on any checks, instruments or items of payment that may come into the Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, to make, settle and adjust any claims under a policy of insurance of any Borrower and (f) at any time that an Event of Default has occurred and is continuing, to settle and adjust disputes and claims respecting the accounts, chattel paper or general intangibles directly with the account debtors for amounts and upon terms that the Lender determines in its sole discretion. The Lender's appointment as the Borrowers' attorney, and each and every one of the Lender's rights and powers, being coupled with an interest, are irrevocable until the Obligations have been fully repaid and performed.

2.6 Right to Inspect. The Lender and its officers, employees or agents will have the right, at any time upon reasonable advance notice and from time to time but not more often than quarterly, to inspect the books and records of the Borrowers and to assess, check, test and appraise the Collateral, in either case to verify the financial condition of any Borrower or the amount, quality, value or condition of the Collateral.

SECTION 3
                 CONDITIONS PRECEDENT TO THE LENDER'S OBLIGATION

The obligation of the Lender to enter into this Agreement and make the Loan to the Borrowers is conditioned upon the Borrowers' satisfaction of the following conditions precedent:

3.1 Delivery of Documents. The Borrowers shall have delivered to the Lender each of the following documents, each in form and substance satisfactory to the Lender in its sole discretion:



a. Properly executed Note;

b. Properly executed Financing Statements, Pledge Agreements and Collateral Assignments of Leases, and other documentation contemplated thereby or hereby;

c. The Organizational Documents of each Borrower pursuant to the Pledge Agreements, in each case certified by the Secretary or Assistant Secretary of such Borrower as true and complete on and as of the date of such certificate, and a certificate of good standing for each of the Borrowers issued by the secretary of state of its jurisdiction of organization and all other jurisdictions in which it is qualified, in each case as of a date immediately prior to the date hereof;

d. Certified copy of the resolutions of the board of directors of each Borrower authorizing the Loan and such Borrower's execution and delivery of the Loan Documents, its grant of the Security Interest, and its assumption of the Obligations;

e. Incumbency certificate for each Borrower, signed by the Secretary or Assistant Secretary of such Borrower, for each person executing any of the Loan Documents on behalf of such Borrower;

f. Opinion of counsel for each Borrower in form and substance satisfactory to the Lender confirming the following:

(i) The Borrower is a corporation duly organized, existing and in good standing under the laws of its jurisdiction of organization. The Borrower has the corporate power to own its properties and to carry on its business as now being conducted. The Borrower is where necessary duly qualified as a foreign corporation to do business and is in good standing in the jurisdiction or jurisdictions in which the nature of the business conducted makes such qualification necessary.

(ii) Except as otherwise disclosed in writing, there is no action or proceeding pending or threatened against or affecting the Borrower in any court or before any Governmental Body, arbitration board or tribunal, which individually or in the aggregate could have a Material Adverse Effect.

(iii) The execution of the Loan Documents executed by the Borrower, the Loan and the Security Interests have been fully authorized by the Borrower pursuant to its Organizational Documents or otherwise; and the officers executing the Loan Documents have been duly authorized to do so.

(iv) The Loan Documents executed by the Borrower constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

(v) The Security Interests constitute valid liens upon the Collateral and are properly perfected. The filings made in connection with the Liens have been made in all of the necessary public offices and are all of the filings which may be of material advantage in preserving, protecting and perfecting the Security Interests.

(vi) The execution of the Loan Documents by the Borrower and its performance of the Obligations will not be in conflict with the terms and provisions of any contract or agreement to which the Borrower is a party or by which it is bound and will not result in a breach of the terms, conditions and provisions of or constitute a default under the Borrower's Organizational Documents.

(vii) The execution and performance of the Loan Documents by the Borrower do not violate any law, statute or ordinance, nor do they violate any rule or regulation promulgated pursuant to any law, statute or ordinance which materially and adversely affects the Borrower.

(viii) Such qualifications, assumptions and other matters incident to the Loan as reasonably may be requested by the Borrower's counsel.

g. Such other usual and customary documents as the Lender or its counsel may reasonably request.

3.2 Share Purchase Agreement. All of the terms and conditions provided under the Share Purchase Agreement dated as of August ___, 2002 between Scripps Networks and SATH (the "Share Purchase Agreement") which are required to have been performed for the consummation of the closing thereunder shall have been fully satisfied and the closing thereunder shall occur simultaneously with the closing hereunder.

SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         Note: No Schedules need to be produced until the Closing Date, so all internal restructuring will have occurred already.

         The Borrowers, jointly and severally, represent and warrant to the Lender, as of the date hereof (except for such representations and warranties that refer specifically to another date and, in such case, as of the date so referred to), as follows:

4.1 Organization and Good Standing. Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its Obligations. Each Borrower is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Each Borrower has delivered to the Lender copies of its Organizational Documents, as currently in effect.

4.2 Authority; No Conflict.

a. This Agreement constitutes the legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms. Upon the execution and delivery by each Borrower of each of the Loan Documents to which it is a party, such Loan Documents will constitute the legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms. Each Borrower has the absolute and unrestricted right, power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.

b. Neither the execution and delivery of this Agreement nor the consummation or performance of the terms and conditions of the Loan Documents, after giving effect to the closing of the transactions contemplated under the Share Purchase Agreement and the Network Partnership Agreements (collectively, the "Network Transactions"), by a Borrower will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Borrower, or any resolution adopted by the board of directors or stockholders of such Borrower;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge the Loan, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which such Borrower, or any of the assets owned or used by such Borrower, may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by such Borrower or that otherwise relates to the business of, or any of the assets owned or used by, such Borrower;

(iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which such Borrower is bound; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by such Borrower, other than the Security Interest.

Except as set forth in Schedule 4.2, no Borrower will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Loan Documents, the consummation of the Loan or the performance of the Obligations.
4.3 Capitalization. After giving effect to the Network Transactions, SATH is the record and beneficial owner and holder of all of the Pledged Stock of KCNS, WMFP, WOAC, Holdings and Network Operating Company and WMFP is the record and beneficial owner of all of the Pledged Stock of SAH License. The Pledged Stock of SAH Acquisition, WMFP and SAH License constitutes all of the outstanding Stock of such entities. All of the Pledged Stock is owned free and clear of all Encumbrances except for the Security Interest. The authorized capital Stock of each such Subsidiary Borrower is set forth in Schedule 4.3, and all of such Stock is duly authorized, validly issued, fully paid and nonassessable, and was issued in conformity with all applicable state and federal securities laws. No Subsidiary Borrower has any other Stock of any class issued, reserved for issuance, or outstanding. There are no outstanding options, offers, warrants, conversion rights, agreements, or other rights to subscribe for Stock of or to purchase Stock from any Subsidiary Borrower. No Stock of any Subsidiary Borrower carries, and no stockholder of any Subsidiary Borrower has been granted, any preemptive rights. No Subsidiary Borrower is obligated under any agreement, arrangement or understanding to redeem or otherwise purchase any of its Stock. There are no Contracts relating to the issuance, sale or Transfer of any equity or other Stock of any Subsidiary Borrower. No Borrower owns, or has a Contract to acquire, any Stock of any Person, including without limitation any direct or indirect equity or ownership interest in any other business.

4.4 Financial Statements.


a. SATH has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the SEC Documents is set forth on Schedule
4.4. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, SATH's financial statements included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of SATH and its subsidiaries on a consolidated basis as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of any Borrower to the Lender that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

b. The Borrowers have delivered or caused to be delivered to the Lender pro forma combined statements of operations and balance sheets of the Borrowers for the twelve months ended June 30, 2002 and for the quarter ended September 30, 2002, after giving effect to the Network Transactions and the Loan as if such transactions had occurred as of July 1, 2002 (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements were prepared on behalf of the Borrowers in good faith after taking into account the existing and historical levels of business activity of the Borrowers, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of Borrowers to be reasonable at the time, after giving effect to the Network Transactions and the Loan, and on a basis consistent with the financial statements referred to in Sections 4.4(a) and (c), other than as expressly set forth in the Pro Forma Financial Statements. There are no statements or conclusions in any of the Pro Forma Financial Statements that are based upon or include information known to any Borrower to be misleading in any material respect or that fail to take into account material information regarding the matters set forth therein. No facts are known to the Borrowers which, if reflected in the Pro Forma Financial Statements, could be expected to materially affect the reliability, performance, accuracy and completeness of the Pro Forma Financial Statements or the assets, liabilities, results of operations or cash flows reflected therein.

c. The Borrowers have delivered to the Lender complete and correct copies of pro forma financial projections prepared by Borrowers' management for the fiscal years ending June 30, 2003 and June 30, 2004, after giving effect to the Network Transactions and the Loan (the "Financial Projections"). The Financial Projections were prepared on behalf of the Borrowers in good faith after taking into account the existing and historical levels of business activity of the Borrowers, known trends, including general economic trends, and all other information, assumptions and estimates considered by Borrowers' management to be reasonable at the time, after giving effect to the Network Transactions and the Loan and on a basis consistent with the financial statements referred to in Sections 4.4(a) and (b), other than as expressly set forth in the Financial Projections. There are no statements or conclusions in the Financial Projections that are based upon or include information known to any Borrower to be misleading in any material respect or that fail to take into account material information regarding the matters set forth therein. No facts are known to the Borrowers which, if reflected in the Financial Projections, could be expected to materially affect the reliability, performance, accuracy and completeness of the Financial Projections or the assets, liabilities, results of operations or cash flows reflected therein. On the date hereof, the Borrowers believe that the Financial Projections are reasonable and attainable but the parties acknowledge that future changes in facts and circumstances may render such Financial Projections unattainable. This Section 4.4(c) is not intended, nor will it be considered, to be a guaranty of future performance.

d. Except as fully reflected in the financial statements and notes related thereto described in Section 4.4(a), there were as of the date hereof (after giving effect to the Network Transactions), no liabilities or obligations with respect to any Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, have had or could reasonably be expected to result in a material adverse effect on the business, prospects, properties, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower. As of the date hereof, the Borrowers know of no basis for the assertion against any Borrower of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Sections 4.4(a) and (b) which, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect. As of the date hereof (after giving effect to the Network Transactions), no Borrower has any outstanding Indebtedness other than the Loan and the Permitted Indebtedness.

4.5 Books and Records. The books of account, minute books, stock record books, and other records of the Borrowers, all of which have been made available to the Lender, are complete and correct and have been maintained in accordance with sound business practices. Each Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of each Borrower contain accurate and complete records of all meetings held of, and action taken by, the stockholders or members and the boards of directors, the managers, and the committees thereof, and no meeting of any stockholders, members, board of directors, managers, or committee of any Borrower has been held for which minutes have not been prepared and are not contained in such minute books.

4.6 Title to Properties; Encumbrances; Leases. Schedule 4.6 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned or used by each Borrower. The Borrowers have made available to the Lender all policies of title insurance, surveys, deeds and other documents vesting title in or containing restrictions on the ownership or use of any real property owned or used by any Borrower. Each Borrower owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or reflected as owned in its books and records. Except as set forth on Schedule 4.6, all properties and assets of the Borrowers are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, liens for current taxes not yet due and with respect to real property, (a) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Borrower, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Each Borrower enjoys peaceful and undisturbed possession under any leases to which it is a party. All of such leases are valid and subsisting, and no default by any Borrower exists under any such leases. The property leased or owned by the Borrowers is all of the property necessary for the operation of the Stations as they are currently being operated.

4.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Borrowers are structurally sound, in good operating condition and repair, and adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of each Borrower are sufficient for the continued conduct of such Borrower's business (after giving effect to the Network Transactions) after the date hereof in substantially the same manner as conducted prior to the date hereof (excluding the business transferred in the Network Transactions) and constitute all of the assets necessary for such Borrower to conduct its business.

4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8, no Borrower has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against on the face of the Pro Forma Financial Statements and current liabilities incurred in the Ordinary Course of Business since June 30, 2002.

4.9 Taxes.

a. Each Borrower has timely filed or caused to be timely filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of entities, pursuant to applicable Legal Requirements, and all Taxes owed by each Borrower have been timely paid. All such Tax Returns are true, correct and complete. Each Borrower has made available to the Lender copies of all such Tax Returns filed since June 30, 1993. Schedule 4.9 contains a complete and accurate list of, all such income Tax Returns filed since June 30, 1993. Each Borrower has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to all Tax Returns or otherwise, or pursuant to any assessment received by such Borrower, except such Taxes, if any, as are listed in Schedule 4.9 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the applicable accounting records.

b. The federal and state income Tax Returns of each Borrower have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through June 30, 1998. Schedule 4.9 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 4.9, are being contested in good faith by appropriate proceedings. Schedule 4.9 describes all adjustments to the United States federal and state income Tax Returns filed by Borrower or any group of corporations including each of the Borrowers for all taxable years since June 30, 1993 and the resulting deficiencies proposed by the IRS or state authorities. Except as described in Schedule 4.9, no Borrower has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of such Borrower for which such Borrower may be liable.

c. The charges, accruals and reserves with respect to Taxes on the books of each Borrower are adequate (determined in accordance with GAAP) and are at least equal to such Borrower's liability for Taxes. There exists no proposed Tax assessment against any Borrower except as disclosed in Schedule 4.9. All Taxes that each Borrower is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

4.10 Employee Benefits. No member of the ERISA Group has ever had any liability, nor has it ever made a contribution, to any Plan subject to the minimum funding standards of IRC ss.412, or to any Multiemployer Plan. Each Plan sponsored by, or contributed to, any member of the ERISA Group which is intended to be qualified under IRC ss.401(a) is so qualified. Each Plan and Benefit Arrangement has been operated and administered, in all material respects, in compliance with all applicable Legal Requirements. The Borrowers have made all contributions and payments to all Plans and Benefit Arrangements which were due and payable through the date hereof.

4.11 Compliance; Governmental Authorizations.


a. Except for liabilities expressly assumed by Holdings or the Network Operating Company in connection with the Network Transactions and except as set forth in Schedule 4.11:

(i) each Borrower is, and at all times has been, in full compliance with each Legal Requirement and each Governmental Authorization that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Borrower of, or a failure on the part of any Borrower to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Borrower to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) no Borrower has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement or Governmental Authorization, or (B) any actual, alleged, possible, or potential obligation on the part of any Borrower to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

b. Schedule 4.11 contains a complete and accurate list of each Governmental Authorization held by each Borrower or that otherwise relates to the business of any Borrower as such business shall exist immediately after giving effect to the Network Transactions. Each Governmental Authorization listed or required to be listed in Schedule 4.11 is valid and in full force and effect. Except as set forth in Schedule 4.11:

(i) each Borrower is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 4.11;

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time, or both) (A) constitute or result directly or indirectly in a violation of, or a failure to comply with, any term or requirement of any Governmental Authorization listed or required to be listed in
Schedule 4.11, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 4.11;

(iii) no Borrower has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 4.11 or the transfer of the Governmental Authorizations listed or required to be listed in Schedule 4.11 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 4.11 collectively constitute all of the Governmental Authorizations necessary to permit each Borrower to lawfully conduct and operate its business in the manner in which such business is currently conducted and operated and to permit each Borrower to own and use its assets in the manner in which it currently owns and uses such assets in each case after giving effect to the Network Transactions.

4.12 Legal Proceedings; Orders.

a. Except as set forth in Schedule 4.12, there is no pending Proceeding (i) that has been commenced by or against any Borrower or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Borrower; or (ii) that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Borrowers' Knowledge, no such Proceeding has been Threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Borrowers have delivered to the Lender copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 4.12. The Proceedings listed in Schedule 4.12 will not have a Material Adverse Effect.

b. Except as set forth in Schedule 4.12, (i) there is no Order to which any Borrower, or any of the assets owned or used by any Borrower, is subject; and
(ii) no Borrower is subject to any Order that relates to the business of, or any of the assets owned or used by, any of the Borrower.

c. Except as set forth in Schedule 4.12:

(i) each Borrower is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any of the Borrower, or any of the assets owned or used by any of the Borrower, is subject; and

(iii) no Borrower has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Borrower, or any of the assets owned or used by any Borrower, is or has been subject.

4.13 Absence of Certain Changes and Events. Except for the Network Transactions and except as set forth on Schedule 4.13, since June 30, 2001, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Borrower, and no event has occurred or circumstance exists that may result in a Material Adverse Effect. No Borrower has taken, and none of them currently expects to take, any steps to seek protection pursuant to any bankruptcy law, nor does any Borrower have any Knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact that would reasonably lead a creditor to do so.

4.14 Contracts; No Defaults.

a. Schedule 4.14(a) contains a complete and accurate list, and the Borrowers have delivered to the Lender true and complete copies, of (in each case after giving effect to the Network Transactions):

(i) each Contract relating to the business of each Borrower that involves performance of services or delivery of goods or materials by such Borrower of an amount or value in excess of $50,000;

(ii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract relating to the business of any Borrower affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

(iii) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities of any Borrower or, with respect to any Borrower's business, with any other Person;

(iv) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by any Borrower or with respect to the any Borrower's business other than in the Ordinary Course of Business;

(v)  each other Contract material to the business of any Borrower; and

(vi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

b. Except as set forth in Schedule 4.14(b), each Contract listed or required to be listed in Schedule 4.14(a) is in full force and effect and is valid and enforceable in accordance with its terms.



c. Except as set forth in Schedule 4.14(c):


(i) each Borrower is and has been in full compliance with all applicable terms and requirements of each Contract listed or required to be listed in
Schedule 4.14(a);

(ii) each other party to each Contract listed or required to be listed in
Schedule 4.14(a) is, to the Borrowers' Knowledge, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may contravene, conflict with, or result in a violation or breach of, or give any Borrower the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract listed or required to be listed in
Schedule 4.14(a); and

(iv) no Borrower has given to or received from any other Person, at any time since June 30, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract listed or required to be listed in Schedule 4.14(a).

d. To the knowledge of the Borrowers, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Borrower or with respect to a Borrower's business under any Contracts listed or required to be listed on Schedule 4.14(a) with any Person, and no such Person has made written demand for such renegotiation.

4.15 Insurance.

a. The Borrowers have made available to the Lender true and complete copies of all policies of insurance to which any Borrower is a party or under which any Borrower, or any director or officer of any Borrower, is or has been covered at any time within the five years preceding the date of this Agreement; copies of all pending applications for policies of insurance; and any statement by the auditor of any Borrower's financial statements with regard to the adequacy of such Borrower's coverage or of the reserves for claims.

b. Schedule 4.15(b) sets forth, by year, for the current policy year and each of the five preceding policy years, a summary of the loss experience under each of the foregoing policies and a statement describing each claim under any insurance policy for an amount in excess of $10,000.

c. Except as set forth on Schedule 4.15(c):

(i) all policies to which any Borrower is a party or that provide coverage to any Borrower, or any director or officer of any Borrower (A) are valid, outstanding and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for Borrowers' assets and the operations; (D) are sufficient for compliance with all Legal Requirements and Contracts to which any Borrower is a party or by which any of them is bound; (E) will continue in full force and effect following the consummation of the Loan; and (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Borrower;

(ii) no Borrower has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force and effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

(iii) each Borrower has paid all premiums due, and has otherwise performed all of its obligations under, each policy to which it is a party or that provides coverage to such Borrower or any of its directors or officers; and

(iv) each Borrower has given notice to each insurer of all material claims that may be insured thereby.

4.16  Environmental Matters.  Except as set forth in Schedule 4.16:

a. Each Borrower is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Borrower has or has any basis to expect, nor has any Borrower or any other Person for whose conduct a Borrower is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any real property in which Borrower has or previously had an interest, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the improvements on any such property or any other assets (whether real, personal, or mixed) in which any Borrower has or had an interest, or with respect to any property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Borrower, or any other Person for whose conduct a Borrower is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

b. There are no Hazardous Materials present on or in the Environment at any real property in which a Borrower now has or had immediately prior to giving effect to the Network Transactions an interest directly or indirectly through a Subsidiary. No Borrower, or any other Person for whose conduct a Borrower is or may be held responsible has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any such property or any other assets (whether real, personal, or mixed) in which any Borrower has or had an interest except in full compliance with all applicable Environmental Laws.

c. There has been no Release or, to Borrowers' Knowledge, threat of Release, of any Hazardous Materials at or from any property in which any Borrower has or had an interest or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed.

d. The Borrowers have delivered to the Lender accurate and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Borrower pertaining to Hazardous Materials or Hazardous Activities in, on, or under any property in which any Borrower has or had an interest, or concerning compliance by any Borrower, or any other Person for whose conduct a Borrower is or may be held responsible, with Environmental Laws.

4.17 Labor Relations; Compliance. Since June 30, 1997, no Borrower has been or is a party to any collective bargaining or other labor Contract. Since June 30, 1997, there has not been, there is not presently pending or existing, and to the Borrowers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process affecting any Borrower,
(b) any Proceeding against or affecting any Borrower relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, or any organizational activity, or any labor or employment dispute against or affecting any Borrower or any Borrower's business, or (c) any application for certification of a collective bargaining agent affecting any Borrower. To the Borrowers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute by employees of any Borrower. There is no lockout of any employees by any Borrower, and no such action is contemplated by any Borrower. Each Borrower has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings. No Borrower is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

4.18 Intellectual Property. The Borrowers own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their respective businesses as currently conducted after giving effect to the Network Transactions. Schedule 4.18 is a true, correct and complete listing of all material patents, patent applications, registered trademarks, trademark applications and copyright registrations as to which any Borrower is the owner or exclusive licensee.

4.19 Certain Payments. Since June 30, 1997, no Borrower and no director, officer, agent, or employee of any Borrower, or to the Borrowers' Knowledge, any other Person associated with or acting for or on behalf of any Borrower, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Borrower, (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Borrowers.

4.20 Broadcast Licenses; Operations of Stations. The Borrowers have operated the Stations in material compliance with the terms of the applicable Broadcast License and of the Communications Act. Each Borrower has timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Stations and has timely paid all FCC regulatory fees with respect thereto. Each Borrower has and is the authorized legal holder of, all Broadcast Licenses necessary or useful in the operation of the business of each Borrower as presently operated. All of the Broadcast Licenses are validly held and are in full force and effect, unimpaired by any act or omission of any Borrower or, to the Borrowers' Knowledge, their respective predecessors, or their respective directors, officers, employees or agents. Except as set forth in Schedule 4.20, no application or Proceeding is pending for the renewal of any Broadcast License and, to the Borrowers' Knowledge, there is no Proceeding before the FCC, no notice of violation or no Order of forfeiture relating to any Station, and no Borrower has Knowledge of any basis that could reasonably be expected to cause the FCC not to renew any Broadcast License (other than Proceedings to amend FCC rules or the Communications Act of general applicability to the television broadcast industry). There is not pending and, to the Borrowers' Knowledge, there is not Threatened, any action by or before the FCC to revoke, suspend, cancel, rescind, fail to renew, or modify in any material respect any Broadcast License (other than Proceedings to amend FCC rules or the Communications Act of general applicability to the television broadcast industry).

4.21 Relationships with Affiliates. Except as set forth on Schedule 4.21, neither a Borrower nor any Affiliate of a Borrower has, or since June 30, 1999 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Borrowers. Neither a Borrower nor any Affiliate of a Borrower is, or since June 30, 1999 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with a Borrower other than business dealings or transactions conducted in the Ordinary Course of Business with a Borrower at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with a Borrower with respect to the business of the Borrowers. Except as set forth in
Schedule 4.21, no Borrower is a party to any Contract with, or has any claim or right against any other Borrower and no Affiliate of a Borrower is a party to any Contract with, or has any claim or right against, a Borrower.

4.22 State of Incorporation; Location of Chief Executive Office; FEIN; Organizational I.D. The state of incorporation, chief executive office and FEIN and organizational identification numbers of each of the Borrowers is as set forth in Schedule 4.22.

4.23 Brokerage Fees. The Borrowers have not utilized the services of any broker or finder in connection with this Agreement, and no brokerage commission or finder's fee is payable by the Borrowers in connection with this Agreement.

4.24 Disclosure. No representation or warranty of any Borrower in this Agreement (including the Schedules) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to any Borrower that has specific application to such Borrower (other than general economic or industry conditions) and that materially adversely affects or, as far as any Borrower can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of any Borrower that has not been set forth in this Agreement or the Schedules.

SECTION 5
                              AFFIRMATIVE COVENANTS

So long as this Agreement is in effect or the Loan or any other Obligation of the Borrowers to the Lender is outstanding, the Borrowers shall, jointly and severally:

5.1      Promptly pay when due the principal and interest on the Note;

5.2      Furnish or cause to be furnished to the Lender, with respect to each
Borrower:

a. not later than 30 days following the end of each fiscal quarter, in form and substance satisfactory to the Lender:

(i) an unaudited income statement for the period and fiscal year to date and copies of statements for the same periods of the previous year;

(ii) an unaudited balance sheet as of the end of such period and copies of statements for the same period of the previous year;

(iii) a certificate from the chief financial officer stating that the above financial statements are complete and correct and fairly represent the financial position of such Borrower as of their respective dates and the results of the respective Borrower's operations for the periods then ended;

(iv) a certificate from the Chief Financial Officer certifying that there exists no condition, event or act which with notice of lapse of time could constitute an Event of Default, or any condition, event or act which could materially and adversely affect the financial condition or operations of such Borrower, or, if any such condition, event or act exists, specifying the nature and status thereof (A) that such Borrower has complied with and is then in compliance with all terms and covenants of this Agreement, and (B) that there exists no Event of Default as defined in this Agreement and no event which, with the giving of notice or the lapse of time would constitute such an Event of Default; and

b. not later than 90 days following the end of each fiscal year of each Borrowers, in form and substance satisfactory to the Lender:

(i) complete audited financial statements for such Borrower for such fiscal year, certified by Deloitte & Touche or another comparable independent certified public accounting firm reasonably acceptable to the Lender, with an opinion not significantly qualified in the Lender's opinion; and

(ii)a certificate from the Chief Financial Officer certifying that there exists no condition, event or act which with notice of lapse of time could constitute an Event of Default, or any condition, event or act which could materially and adversely affect the financial condition or operations of such Borrower, or, if any such condition, event or act exists, specifying the nature and status thereof (A) that such Borrower has complied with and is then in compliance with all terms and covenants of this Agreement, and (B) that there exists no Event of Default as defined in this Agreement and no event which, with the giving of notice or the lapse of time would constitute such an Event of Default

5.3 At all times maintain all of the Borrowers' properties, real and personal, tangible and intangible, in good order and working condition and from time to time make necessary repairs, renewals and replacements thereto in order that such properties shall be preserved and maintained fully and efficiently and, in addition, maintain and protect any permit, patent, trademark, trade name or other rights that any Borrower may possess or under which any Borrower may operate and that are material to any Borrower's business;

5.4 Keep all insurable property, real and personal, of the Borrowers insured with responsible insurance companies against loss or damage by fire, tornado or windstorm and against such other hazards or liabilities as are commonly insured against by companies operating the same or comparable businesses, with each policy naming the Lender as an additional insured. Such insurance shall be kept in reasonable amounts based on past practices as the Lender may require and in any event in an amount equal to at least 100% of the replacement value of such property. Copies of all such policies shall be delivered to the Lender and shall not be subject to cancellation or modification without at least 30 days' prior written notice to the Lender. In addition thereto, the Borrowers shall carry liability insurance on account of injury to persons or property and in respect of use and occupancy, including business interruption, in such reasonable amounts as the Lender may require. Such insurance may be carried under blanket policies applicable to more than one entity;

5.5 Take all action necessary to preserve the corporate existence, foreign qualification where necessary and applicable, and the right to continue business of the Borrowers, and operate within the limitations set forth under each Borrower's Organizational Documents, and under the applicable Legal Requirements;

5.6 Pay and discharge all Taxes imposed upon any of them or upon any of their income or profits, or upon any property belonging to any of them, prior to the date on which penalties attach thereto, provided that the Borrowers will not be required to pay such tax, assessments, charges or levies, the payment of which is being contested in good faith and by proper proceedings;

5.7 Promptly give notice (together with copies of any order or notice received by any Borrower) to the Lender of:

a. the imminent threat or commencement of Proceedings against any Borrower wherein the amount claimed or the amount of all claims in the aggregate exceeds $100,000 unless such claim or claims are insured under policies conforming to the requirements of Section 5.4 or are funded by reserves established in accordance with GAAP;

b. any notification from the Internal Revenue Service or U.S. Department of Labor of any material noncompliance by a Borrower or any member of the ERISA Group with applicable Legal Requirements regarding any of Plans or Benefit Arrangements;

c. with respect to any Borrower, any condition, event or act which constitutes an Event of Default, or which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, by delivering to the Lender the certificate of the chief financial officer of such Borrower specifying such condition, event or act, the period of existence thereof, and what action such Borrower proposes to take with respect thereto;

d. any change of name, address, identity or corporate structure of any Borrower;

e. with respect to any Borrower, any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of $100,000 in the aggregate during any fiscal year of such Borrower;

f. any other event or fact that may materially and adversely affect the financial or operating condition of any Borrower or any Collateral; or

g. as soon as practicable after the receipt thereof, and in any event within ten business days after the issuance thereof:

(i) any order or notice of the FCC, a court of competent jurisdiction, or any other Governmental Body which designates any Broadcast License of any Borrower or any application therefor for a hearing, or which refuses renewal or extension of any such Broadcast License, or revokes or suspends the authority of any Borrower to operate a Station;

(ii) a copy of any competing application filed against any Broadcast License of any Borrower or any application therefor;

(iii) copies of any citation, notice of violation or order to show cause from the FCC, or any material complaint filed by or with the FCC, in each case, in connection with any Borrower; and

(iv) a copy of any notice or application by any Borrower requesting authority to cease broadcasting on any Station for any period in excess of 48 hours.

5.8 Pay when due all rent and other amounts payable under any leases to which any Borrower is a party or by which any Borrower or its properties or assets are bound;

5.9 Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations and permits required by applicable Environmental Laws; and

5.10 Provide the Lender promptly upon their becoming available, and in any event within five days after the receipt of the filing thereof by a Borrower, with copies of (i) any periodic or special reports filed by any Borrower with any Governmental Body, if such reports indicate any event or occurrence that could have a Material Adverse Effect or if copies are requested by the Lender and (ii) any material notices and other material communications from any Governmental Body which relate specifically to a Borrower or any Broadcast License.

SECTION 6
                               NEGATIVE COVENANTS

So long as this Agreement remains in effect or any Borrower has any Obligations to the Lender, no Borrower shall without the prior written consent of the
Lender:

6.1 Grant any security interest in, or permit the imposition of any Encumbrance upon, any of its properties or assets used or useful in the conduct or operation of the Stations or the Pledged Stock, including without limitation the Collateral, except for those in existence as of the date hereof which are set forth on Schedule 6.1;

6.2 Purchase, redeem or exchange for cash any of its outstanding Stock or declare or pay, during any fiscal year, any dividend in cash, stock or other property except that any Subsidiary Borrower may pay a dividend to another Borrower and, so long as no Event of Default has occurred, SATH may make dividends to its shareholders as required by the terms of any of its issued and outstanding stock and otherwise at its election consistent with its historical practices;

6.3 Lease, license, or Transfer any of its properties or assets used or useful in the conduct or operations of the Stations, including, without limitation, the Collateral, other than (i) in the Ordinary Course of Business; (ii) as permitted by and subject to the prepayment repayments of Section 1.2; or (iii) in connection with a Transfer from any Borrower of the interest in the Borrower's Broadcast License to any other Person who will own and control the Broadcast License of that Borrower, provided that such Person will execute and deliver any and all documentation and instruments (including, without limitation, this Agreement or an amendment hereto) to evidence that such Person will serve as a Borrower with respect to the Loan and the Obligations.

6.4 Consolidate with or merge with or into any other Person or reorganize, or, solely with respect to the Subsidiary Borrowers, issue any additional shares of common or preferred stock, acquire all or substantially all of the assets of any other Person, or acquire the Stock of or an ownership interest in any other Person;

6.5 Solely with respect to the Subsidiary Borrowers, assume, guarantee, or become contingently liable upon any obligation or Indebtedness of SATH, any Affiliate or any other Person;

6.6 Solely with respect to the Subsidiary Borrowers, create any Indebtedness to SATH, any Affiliate any other Person, except for short-term trade accounts payable and endorsements of checks, drafts, and other negotiable instruments incurred in the Ordinary Course of Business;

6.7 Solely with respect to the Subsidiary Borrowers, make any loan or loans, advance or advances, or investment or investments to, in or with SATH, any Affiliate or any other Person;

6.8 Prepay, or cause to be prepaid, or become obligated to prepay any Indebtedness other than in accordance with its stated maturity, except Indebtedness incurred pursuant to this Agreement;

6.9 Change the nature of, suspend or cease all of any portion of the business of any Subsidiary Borrower currently being conducted, or suspend or cease a material portion of the business or SATH as currently being conducted after giving effect to the Network Transactions, or change its name, FEIN, organizational identification number, date of incorporation, or corporate structure or identity, or add any new fictitious name;

6.10 Take any action that permits, or after notice or lapse of time or both would permit, revocation or termination of any Broadcast License;

6.11 Modify or change its method of accounting (other than as may be required to conform to GAAP);

6.12 Enter into or permit to exist, directly or indirectly, any transaction with any Affiliate of such Borrower except for transactions in the Ordinary Course of Business, upon fair and reasonable terms that are disclosed to the Lender and that are no less favorable to the Borrower than would be obtained in an arm's length transaction with a non-Affiliate; or

6.13 Use the Loan proceeds for any purpose other than the purpose specified in
Section 1.3.

SECTION 7
                         DEFAULT - RIGHTS OF THE LENDER

7.1 Events of Default. Any one or more of the following events will constitute an event of default (each, an "Event of Default") under this Agreement:

a. Default in any payment required to be made under the Note, or in any other Obligation within five (5) days after the same shall become due;
b. Default in any payment of principal or of interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto (except for amounts less than $100,000 that are disputed by the Borrowers in good faith) or in the performance of any other agreement, term or condition contained in any agreement including without limitation, financing leases under which any such obligation is created, if the effect of such default is to cause such obligation to become due or to entitle the holder to declare such obligation due prior to its date of maturity or, in the case of financing leases, to enable the lessor to exercise remedies arising only upon the occurrence of default;

c. Any representation or warranty made by any Borrower herein or in any writing subsequently furnished in connection with or pursuant to this Agreement is false in any material respect on the date as of which executed or delivered to the Lender;

d. Default in the performance or observance of any other covenant, term or condition or agreement contained herein or any of the other Loan Documents, if such default shall not have been remedied within 30 days after determination of the existence thereof by a Borrower or within 30 days after written notice thereof is delivered to a Borrower by the Lender, whichever is earlier, except defaults as to payments as set forth in Sections 7.1(a) and (b), or by misrepresentation or warranty breach as set forth in Section 7.1(c), as to which no notice need be given;

e. Any Borrower or Affiliate of a Borrower breaches or is in default under any provision, term or condition provided under any agreements between the Lender or any Affiliate of the Lender, on the one hand, and a Borrower or an Affiliate of a Borrower, on the other hand;

f. Any Broadcast License necessary for the operation of the Stations is terminated, forfeited or revoked or fails to be renewed for any reason whatsoever, or, for any other reason, any Borrower at any time fails to be a licensee under any of the Broadcast Licenses or otherwise fails to have all required authorizations, licenses and permits to construct, own, operate or promote any Station pursuant to any Broadcast License;

g. Any Borrower loses, fails to keep in force, suffers the termination or revocation or non-renewal of, or terminates, forfeits or suffers a material adverse amendment to any Broadcast License used by it in connection with any Station, or any Proceeding is commenced against a Borrower that is reasonably likely to result in such loss, termination or non-renewal, provided that an Event of Default will not be deemed to exist if a Broadcast License is not renewed but is replaced prior to its expiration by another Broadcast License authorizing substantially the same operations as the non-renewed Broadcast License;

h. (i) The directors or shareholders of any Borrower approve a merger or consolidation that results in the shareholders of such Borrower immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the merger or consolidation; (ii) the directors or shareholders of any Borrower approve the sale of substantially all of the assets of such Borrower or the liquidation or dissolution of such Borrower; (iii) any person or entity (other than another Borrower) purchases any shares (or securities convertible into shares) of a Borrower pursuant to a tender or exchange offer without the prior consent of such Borrower's board of directors or becomes the beneficial owner of securities of such Borrower representing 25% or more of the voting power of the Borrower's outstanding securities; (iv) during any two-year period, individuals who at the beginning of such period constitute the entire board of directors of any Borrower cease to constitute a majority of the board of directors of such Borrower, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period; or (v) any third party acquires the power to direct or cause the direction of management or policies of any Borrower through the ownership of securities, contract or otherwise;

i. Any Borrower makes an assignment for the benefit of creditors; or any Borrower applies to any tribunal for the appointment of a trustee or receiver for such Borrower or of any substantial part of such Borrower's assets; or any Borrower commences any Proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed or any such proceedings are commenced and such Borrower by any act indicates its approval thereof, consent thereto, or acquiescence therein; or an order is entered appointing any trustee or receiver, or adjudicating any such Borrower bankrupt or insolvent, or approving the petition in any such proceeding;

j. Any Order entered in any Proceeding against any Borrower decrees the dissolution or split-up of such Borrower;

k. Any Borrower is enjoined, restrained or in any way prevented by Order from continuing to conduct all or any material part of its business;

l. This Agreement or any other Loan Document that purports to create the Security Interest, for any reason, fails or ceases to create a valid and perfected first priority Security Interest on any of the Collateral; or

m. A notice of Encumbrance is filed of record with respect to any Borrower's assets by any Governmental Authority, or if any Taxes owing to any Governmental Authority become an Encumbrance upon any assets of a Borrower.

7.2 Lender's Rights and Remedies. Upon the occurrence of an Event of Default, the Lender, at its option, may (a) declare the Obligations immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by the Borrowers) and exercise all of its rights and remedies against the Borrowers and any Collateral provided herein, in any other Loan Document, or in any other agreement between any Borrower and the Lender, at law or in equity, and (b) exercise all rights granted to a secured party under the UCC or otherwise. Upon the occurrence of an Event of Default, the Lender may take possession of the Collateral, or any part thereof, and the Borrowers hereby grant the Lender authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises together with the Borrowers' materials, supplies, books and records, to maintain possession and/or the condition of the Collateral and to prepare the Collateral. The Borrowers shall, upon the Lender's demand, assemble the Collateral and make it available at a place designated by the Lender which is reasonably convenient to the Lender. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrowers reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice will be met if such notice is mailed, postage prepaid, to Borrowers at least ten days prior to the time of such sale or disposition. If the Lender sells any of the Collateral upon credit, the Borrowers will be credited only with payments actually made by the purchaser, received by the Lender and applied to the Obligations. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and the Borrowers will be credited with the proceeds therefrom. Notwithstanding the foregoing, upon the filing by or against any Borrower of any petition under any provision of the United States Bankruptcy Code (and in the case of an involuntary action, which remains unvacated for 45 days), the Lender may take the actions described above in clauses (a) and (b).

SECTION 8
                                   DEFINITIONS

As used herein, the following terms shall have the meanings herein specified:

8.1 "1934 Act" means the Securities Act of 1934, as amended, or any successor law, and rules and regulations issued pursuant thereto.

8.2 "Affiliate" means, with respect to any Person, any other Person (i) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, (ii) that is a general partner, director, manager, trustee or principal officer of, or a limited partner owning more than 10% of, or that serves in a similar capacity with respect to, such Person, or (iii) of which such Person is a general partner, director, manager, trustee or principal officer or a limited partner owning more than 10% of, or with respect to which such Person serves in a similar capacity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of the Person in question through the ownership of voting securities or by contract or otherwise. Solely for purposes of this Agreement, Holdings and Network Operating Company will be deemed to be Affiliates of the Lender but not Affiliates of any Borrower.

8.3 "Agreement" is defined in the introductory paragraph.

8.4 "Benefit Arrangement" means an employee benefit plan within the meaning of ERISA ss.3(3) that is not a Plan or Multiemployer Plan.

8.5 "Borrower" is defined in the introductory paragraph.

8.6 "Broadcast License" means any license, permit, authorization or certificate now or hereafter held by any Borrower (including without limitation the Broadcast Licenses listed on Schedule 8.6) to construct, own, operate or program any Station that is or has been granted by the FCC or any other Governmental Body, and all extensions, additions and renewals thereto or thereof.

8.7 "Collateral" means all of the Borrowers' respective right title and interest, whether now owned or hereafter acquired, in and to each of the following to the extent it relates to the Stations: accounts; chattel paper; inventory; equipment; instruments; investment property; documents; letter of credit rights; general intangibles (including without limitation payment intangibles); commercial tort claims identified in Schedule 8.7; supporting obligations; real property; rights under any leases for real property; all of the Borrowers' respective rights under all present and future Governmental Authorizations heretofore or hereafter granted to any Borrower for the ownership or operation of the Stations, including the Broadcast Licenses; and to the extent not listed above as original collateral (and without regard to Section 2.5), all proceeds and products of the any of the foregoing. "Collateral" also includes all of the Pledged Stock.

8.8 "Collateral Assignments of Leases" means the agreements, whether collateral assignments or leasehold mortgages or deeds of trust, whereby the Borrowers assign to the Lender all of their respective interests in leases used or useful in the operation of the Stations.

8.9 "Communications Act" means the Federal Communications Act of 1934, as amended and the rules and regulations promulgated thereunder.

8.10"Consent"  means  any  approval,   consent,   ratification,   waiver,  or
other  authorization  (including  any  Governmental Authorization).

8.11 "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied).

8.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any successor statute.


8.13 "ERISA Group" means the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer with the Borrowers under IRC ss.414.

8.14 "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

8.15 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

8.16 "Environmental, Health, and Safety Liabilities" means any cost, damages, liability or other obligation arising under Environmental Law or Occupational Safety and Health Law and consisting of or relating to (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., as amended.

8.17 "Environmental Law" means any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

8.18 "Event of Default" is defined in Section 7.1.

8.19 "FCC" means the Federal Communications Commission.

8.20 "Financial Projections" is defined in Section 4.4(c).

8.21 "Financing Statements" is defined in Section 2.4(a).

8.22 "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

8.23 "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

8.24 "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

8.25 "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any real property in which any Borrower has or had an interest into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off any real property in which any Borrower has or had an interest, or that may affect the value of any real property in which any Borrower has or had an interest or the Borrowers.

8.26 "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof.

8.27 "Holdings" is defined in Section 1.2.

8.28 "Indebtedness" means (i) all indebtedness for borrowed money, including without limitation the Loan; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all other obligations upon which interest or finance charges are customarily paid; (iv) all obligations arising under conditional sale or other title retention agreements (including any lease capitalized in accordance with generally accepted accounting principles) with respect to property acquired; (v) all indebtedness and obligations of the foregoing types which are secured by property of a person (whether or not such indebtedness shall have been assumed by such person); and
(vi) all indebtedness and obligations of the foregoing types which are guaranteed by such person.

8.29 "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the Internal Revenue Service pursuant thereto.

8.30 "KCNS" is defined in the introductory paragraph.

8.31 An individual will be deemed to have "Knowledge" of a particular fact or matter if he or she is actually aware of such fact or matter or if a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a director, executive officer, member, governor, manager (with respect to a partnership or limited liability company, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or matter in accordance with the preceding sentence.

8.32 "Legal Requirement" means any order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body.

8.33 "Lender" is defined in the introductory paragraph.

8.34 "Loan" is defined in Section 1.1.

8.35 "Loan Documents" means this Agreement, the Note and any other document executed by any party in connection with this Agreement, as each may be amended, supplemented or modified from time to time.

8.36 "Material Adverse Effect" means (a) a material adverse effect on the business, properties, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower, (b) a material impairment of any Borrower's ability to perform its Obligations or of the Lender's ability to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of the Security Interest with respect to the Collateral as a result of an action or a failure to act on the part of any Borrower.

8.37 "Multiemployer Plan" means an employee pension benefit plan within the meaning of ERISAss.4001(a)(3).

8.38 "Net Proceeds" means the aggregate proceeds paid in cash or other readily available funds received by any or all of the Borrowers in exchange for the Transfer of a Station, net of (a) reasonable costs and expenses relating to the Transfer of the Station and actually incurred (including, without limitation, reasonable legal and accounting fees, and customary agent, broker or finder commissions), and (b) all Taxes paid or payable as a result of the Transfer of the Station, including but not limited to any transfer or conveyance taxes actually incurred by the Borrowers solely to the extent that they arise from the Transfer of the Station and in any event after giving effect of any applicable net operating loss carry forward with respect to such Tax liability.

8.39 "Network Operating Company" is defined in Section 1.2.

8.40 "Network Partnership Agreements" is defined in Section 1.2.

8.41 "Network Transactions" is defined in Section 4.2(b).

8.42 "Note" is defined in Section 1.1.

8.43 "Obligations" means the Borrowers' obligation to repay the Loan together with all other obligations of the Borrowers to the Lender under this Agreement, the other Loan Documents or any other agreements among the Parties.

8.44 "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

8.45 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

8.46 "Ordinary Course of Business" means an action taken by a Person only if:
(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of such Person's normal day-to-day operations; (b) such action is not required to be authorized by such Person's board of directors (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by such Person's parent company (if any) or other equity holders; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

8.47 "Organizational Documents" means (a) the charter or articles or certificate of incorporation and bylaws or code of regulations of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; and (c) any amendment to any of the foregoing.

8.48 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

8.49 "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) which is covered by the Title IV of ERISA or subject to the minimum funding standards under IRC ss.412.

8.50 "Pledge Agreements" means stock pledge agreements in form and substance satisfactory to the Lender executed and delivered by SATH to the Lender with respect to the pledge by SATH of all Stock (including, in the case of the Network Operating Company, the membership interests) of WOAC, WMFP, KCNS, Holdings, the Network Operating Company, and any other Person owning and/or controlling the Broadcast Licenses for WOAC, WMFP, and KCNS held by SATH and executed an delivered by WOAC, WMFP and KCNS to the Lender with respect to the pledge by WOAC, WMFP and KCNS of all Stock of SAH License or any other Person owning and/or controlling the Broadcast Licenses for WOAC, WMFP and KCNS.

8.51 "Pledged Stock" means the Stock subject to the Pledge Agreements.

8.52 "Pro Forma Financial Statements" is defined in Section 4.4(b).

8.53 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

8.54 "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

8.55 "SAH License" is defined in the introductory paragraph.

8.56 "SATH" is defined in the introductory paragraph.

8.57 "Scripps Network" is defined in Section 1.2.

8.58 "SEC" means the U.S. Securities and Exchange Commission or any successor agency.

8.59 "SEC Documents" is defined in Section 4.4.

8.60 "Security Interest" is defined in Section 2.1.

8.61 "Share Purchase Agreement" is defined in Section 3.3.

8.62 "Stations" means WOAC (TV) in Canton, Ohio; KCNS (TV) in San Francisco, California; and WMFP (TV) in Lawrence, Massachusetts.

8.63 "Stock" means all shares, options, warrants, interests, partnerships or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including without limitation common stock, preferred stock, partnership interest, limited liability company membership interest or any other "equity securities" (as defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the 1934 Act).

8.64 "Subsidiary Borrowers" means KCNS, WMFP, and SAH License.

8.65 "Tax" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, withholding on amounts paid to or by any of the Borrowers, payroll, employment, excise, severance, stamp occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body responsible for the imposition of any such tax (domestic or foreign), (b) any liability of any Borrower for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period prior to the Closing, and
(c) any liability of any Borrower for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify any other Person.

8.66 "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

8.67 A claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

8.68 "Transfer" is defined in Section 1.2.

8.69 "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Ohio; provided, however, that if by reason of mandatory provisions of law, any of the attachment, perfection or priority of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

8.70 "WOAC" is defined in the introductory paragraph.

8.71 "WMFP" is defined in the introductory paragraph.

8.72 All accounting and financial terms used in this Section and throughout this Agreement and not otherwise defined shall be determined in accordance with generally accepted accounting principles consistently applied.

8.73 Subject to the express definitions set forth in this Agreement, all terms used in this Agreement are defined in the UCC have the meanings ascribed to them in the UCC.

SECTION 9
                   ADDITIONAL REPRESENTATIONS AND WARRANTIES,
                              WAIVERS AND CONSENTS.

Each Borrower acknowledges, covenants and agrees as follows:

9.1 Each Borrower will be jointly and severally liable for satisfaction of the Obligations, including without limitation the repayment of all of the Indebtedness.

9.2 The Lender will not have any responsibility to inquire into the apportionment, allocation or disposition of the proceeds of the Loan as among the Borrowers.

9.3 Each Subsidiary Borrower hereby irrevocably appoints SATH as its agent and attorney-in-fact for all purposes of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for and conversions or continuations of the Loan, the execution and delivery of certificates, and the receipt and allocation of disbursements of the Loan proceeds from the Lender and all matters under Section
9.6. Any statement, representation, response or instruction provided by SATH will be deemed to be approved and consented to by each Borrower, and the Lender may unconditionally rely on any such statement, representation, response or instruction.

9.4 The making of the Loan on a joint borrowing basis is solely an accommodation to the Borrowers and is done at Borrowers' request. The request for joint handling of the Loan was made because all of the Borrowers are engaged in owning and operating the Stations and each Borrower expects to derive benefit, directly or indirectly, from the Loan because the successful operation of the Stations is dependent on the continued successful performance of all of the Borrowers. Each Borrower agrees that the Lender will not incur any liability to any Borrower as a result thereof. To induce the Lender to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against the Lender by any Borrower or by any other Person arising from or incurred by reason of the structuring of the Loan as provided in this Agreement, reliance by the Lender on any requests or instructions from any Borrower, or any other action taken by the Lender under this Agreement. This Section will survive repayment of the Loan.

9.5 Each Borrower has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Borrower and is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower. The Lender will have no duty, and each Borrower hereby waives any duty of the Lender, to disclose to any Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by the Lender.

9.6 The obligations and liabilities of each Borrower under this Agreement or any other Loan Document may derive from value provided directly to another Borrower and, in full recognition of that fact, each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice to, demand on, or the agreement of, such Borrower, and without affecting the enforceability or security of the Loan Documents:

a. with the agreement of such Borrower, supplement, modify, amend, extend, renew, accelerate or change the terms of the Indebtedness, or otherwise change the time for payment of the Indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon;

b. with the agreement of such Borrower, supplement, modify, amend or waive, or enter into any agreement, approval or consent with respect to, the Indebtedness or any part thereof or any of the Loan Documents or any collateral or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

c. with the agreement of such Borrower, accept new or additional instruments, documents or agreements in exchange for, or relative to, any of the Loan Documents or the Indebtedness or any part thereof;

d. accept partial payments on the Indebtedness;

e. with the agreement of such Borrower, receive and hold additional security or guaranties for the Indebtedness or any part thereof;

f. release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any collateral or guaranties, and apply any security and direct the order or manner of sale thereof as the Lender in its sole and absolute discretion may determine;

g. release any party or any guarantor from any personal liability with respect to the Indebtedness or any part thereof;

h. settle, release on terms satisfactory to the Lender, or by operation of applicable laws or otherwise liquidate or enforce any of the Indebtedness and any security or guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; and/or

i. consent to the merger, change or any other restructuring or termination of the corporate or limited liability company existence of any other Borrower or any other person or entity, and correspondingly restructure the Loan, continuing existence of any lien under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or part of the Indebtedness.

9.7 Lender will not be required to, and each Borrower expressly waives any right to require the Lender to, marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any other person or entity or any Collateral provided by any other Borrower or any other Person, and the Lender will have the right to proceed against any Borrower and/or any of the Collateral in such order as the Lender determines in its sole and absolute discretion. The Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any other security or against any other person, or whether any other person is joined in any such action or actions. The Lender will have the right to deal with any Borrower in connection with the Indebtedness or otherwise, or alter any contracts or agreements now or hereafter existing between the Lender and any Borrower, in any manner whatsoever, all without in any way altering or affecting the obligations of any other Borrower under the Loan Documents.

9.8 Each Borrower authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Aggregate Indebtedness or the validity or enforceability of any liens of Lender on any collateral, to foreclose any or all of the deeds of trust of mortgages securing the obligations by judicial or nonjudicial sale. Each by real property. This means, among other things:

(i) The Lender may collect from any Borrower without first foreclosing on any real or personal property collateral pledged by the debtor;

(ii) If the Lender forecloses on any real property collateral pledged by the debtor;

A. The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

B. The Lender may collect from any Borrower even if the Lender, by foreclosing on the real property collateral, has destroyed any right one Borrower may have to collect from another Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Borrower may have because the obligations are secured by real property. These rights and defenses include but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Borrower waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Borrower's rights of subrogation and reimbursement against the other Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

9.9 Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or any other Person with respect to any Indebtedness, (ii) the unenforceability or invalidity as to any other Borrower or any other Person of the Indebtedness, (iii) the unenforceability or invalidity of any security or guaranty for the Indebtedness or the lack of perfection or continuing perfection or failure of priority of any security for the Indebtedness, (iv) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Indebtedness),
(v) to the extent permitted by law, any failure of the Lender to give notice of sale or other disposition of Collateral to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (vi) to the extent permitted by law, any failure of the Lender to comply with applicable Legal Requirements in connection with the sale or other disposition of any Collateral or other security for any Indebtedness, including without limitation any failure of the Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any obligation, (vii) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Indebtedness or any other security or guaranty therefor by operation of law or otherwise, (viii) any Legal Requirement that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (ix) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Borrower, (x) the election by the Lender, in any bankruptcy proceeding of any other Borrower, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Borrower, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (xiii) any agreement or stipulation with any other Borrower with respect to the provision of adequate protection in any bankruptcy proceeding of any person or entity. 9.10 Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby waives with respect to each other Borrower and their respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against each other Borrower or any other party in connection with or as a result of the execution, delivery and/or performance of this Agreement, the Note or any other Loan Document to which any Borrower is a party. Each Borrower agrees that it will not have and shall not assert any such rights against any other Borrower or the successors and assigns of any other Borrower or any other party (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by another Borrower (as Borrower or in any other capacity) or any other party. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Lender and will not limit or otherwise affect the liability of the Borrower hereunder or under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

SECTION 10
                            MISCELLANEOUS PROVISIONS

10.1 Amendment; Modification and Waiver. No amendment, modification or alteration of the terms hereof will be binding unless it is in writing and duly executed by the parties. Failure of the Lender to exercise its rights hereunder on any one occasion will not be construed as a waiver of any requirement of this Agreement or a waiver of the Lender's right to take advantage of any subsequent or continued breach by any of the Borrowers of any covenant contained herein. All remedies herein provided will be in addition to and not in substitution for any remedies otherwise available to the Lender.

10.2 Other Reports to the Lender by the Borrowers and Inspections of Books, Records, Etc. In addition to the reports required to be furnished to the Lender under Section 5, each Borrower shall furnish to the Lender such other information and reports as may be necessary in the Lender's opinion to inform the Lender of each Borrower's financial status and condition and shall permit any person designated by the Lender to visit and inspect any of the properties, corporate books and financial records of any Borrower and to discuss its affairs, finances and accounts with its officers and employees at such reasonable times and as often as may be requested by the Lender.

10.3 Lender's Expenses. If an Event of Default occurs, the Borrowers shall pay the Lender's reasonable expenses of collection, including without limitation reasonable attorneys' fees and expenses for counsel retained by the Lender.

10.4 Notices. All notices and communications to the Lender provided for herein shall be hand delivered, sent by registered or certified mail, return receipt requested, or by recognized national courier service, or sent by facsimile (with receipt confirmed electronically), and shall be effective upon receipt or delivery, or refusal to accept delivery as evidenced by the return receipt, addressed to:

              The E.W. Scripps Company
              312 Walnut Street, 28th Floor
              Cincinnati, Ohio 45202
              Attention:  Timothy Peterman, Vice President Corporate Development
              Facsimile:  (513) 977-3024

                  with a copy to:


William Appleton, Esq.
                  Baker & Hostetler LLP
                  312 Walnut Street
Suite 2650
                  Cincinnati,  Ohio 45202-4074
                  Facsimile No.:  (513) 929-0303

All communications to the Borrowers hereunder shall be hand delivered, sent by registered or certified mail, return receipt requested, or by recognized national courier service, or sent by facsimile (with receipt confirmed electronically), and shall be effective upon receipt or delivery, or refusal to accept delivery as evidenced by the return receipt, addressed to:

                  Shop At Home, Inc.
                  5388 Hickory Hollow Parkway
                  Nashville, Tennessee 37013
                  Attn:
                         -------------------------------------
                  Facsimile:  _____________________

                  with a copy to:
                  --------------

                  Charles W. Bone, Esq.
                  Bone McAllester Norton, P.L.L.C.
                  Suntrust Center
                  424 Church Street, Suite 900
                  Nashville, Tennessee 37203
                  Facsimile:  (613) 238-6301

10.5 Lender's Duties Upon Payment in Full by the Borrowers. Upon payment in full of all Obligations, the Lender shall (a) reassign or redeliver, as appropriate, to the Borrowers all Collateral (except to the extent such Collateral secures other indebtedness to the Lender); (b) at the Borrowers' expense, cause to be released or cancelled of record all financing statements or other documents previously filed and recorded in public offices by or on behalf of the Lender evidencing the Obligations and the security therefor; and (c) deliver to the Borrowers the Note marked "Paid in Full."

10.6 Governing Law; Interpretation. This Agreement is being delivered and is intended to be performed in the State of Ohio and will be construed and enforced in accordance with the laws of such state, without regard to conflicts of laws principles, except to the extent that, by reason of any mandatory provision of law, the attachment, perfection or priority of the Security Interest is governed by the Uniform Commercial Code as in effect in any jurisdiction other than Ohio. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

10.8 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or Obligations hereunder may be assigned by the Borrowers (whether by operation of law or otherwise) without the prior written consent of the Lender. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.9 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

10.10 Consent to Jurisdiction; Venue. Each of the parties irrevocably submits to the exclusive jurisdiction of the state courts of Ohio and the United States District Court for the Southern District of Ohio for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the parties irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Ohio state court sitting in Hamilton County, Ohio or the United States District Court for the Southern District of Ohio. Each of the parties agrees that a final judgment in any Proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.11 Further Assurances. The Borrowers shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

10.12 Severability. If any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable, such provision will be deemed to be severed from this Agreement, but every other provision of this Agreement will remain in full force and effect.

10.13 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, or representations, by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

  LENDER:                                         BORROWERS:
  -------                                         ----------

THE E. W. SCRIPPS COMPANY                   SHOP AT HOME, INC.

By                                            By
WOAC, INC.

By
----------------------------------------------------------
------------------------- -----------------------

WMFP, INC.

By
----------------------------------------------------------
-------------------------- -----------------------

KCNS, INC.
By
----------------------------------------------------------
                          ,
-------------------------- -----------------------



SAH LICENSE, INC.
By
----------------------------------------------------------
                          ,
-------------------------- -----------------------

APPENDIX B

                                FAIRNESS OPINION

                                 August 14, 2002
Board of Directors
Shop At Home, Inc.
5388 Hickory Hollow Parkway
Antioch, Tennessee  37013

Dear Sirs:

     We understand that Shop At Home, Inc. ("Shop At Home") and its affiliates have executed, or will at closing execute, a series of agreements pursuant to which Shop At Home's home shopping network business will be contributed to and operated by Shop At Home Network, LLC (the "Operating Company"). Pursuant to the agreements, the Operating Company will be 12.5% owned by Shop At Home and a wholly-owned subsidiary of Shop At Home and 87.5% owned by SAH Holdings, Inc. ("Holding Company") and the Holding Company will in turn be 20% owned by Shop At Home and 80% owned by Scripps Networks, Inc. ("Scripps Network"). The agreements relating to the Operating Company include:

     1. Contribution and Assumption Agreements ("Contribution Agreements") pursuant to which the home shopping network business will be contributed to the Operating Company and the Operating Company will become 87.5% owned by the Holding Company, which Contribution Agreements are to be executed in the form attached to the Share Purchase Agreement as Exhibits 1.1A and 1.1B thereto;

     2. Share Purchase Agreement dated as of August 14, 2002 ("Share Purchase Agreement"), pursuant to which Scripps Network has agreed to pay $49,500,000 to Shop At Home in order to acquire an 80% ownership interest in the Holding Company;

     3. Shareholders Agreement ("Shareholders Agreement") among the Holding Company and its shareholders, which Shareholders Agreement is to be executed in the form attached to the Share Purchase Agreement as Exhibit 8.4(e) thereto;

     4. Amended and Restated Operating Agreement ("Operating Agreement") of the Operating Company, which Operating Agreement is to be executed in the form attached to the Share Purchase Agreement as Exhibit 8.4(d) thereto;

     5. Affiliation Agreement ("Affiliation Agreement") pursuant to which the home shopping programming of the Operating Company will be broadcast on Shop At Home's television stations, which Affiliation Agreement is to be executed in the form attached to the Share Purchase Agreement as Exhibit 8.4(f) thereto; and

     In connection with the transactions involving the Operating Company, certain assets and liabilities of Shop At Home that do not constitute part of the home shopping network business are not being contributed to the Operating Company, including, without limitation, cash in the amount of $3,000,000, the television broadcast stations owned by Shop At Home and related assets and liabilities (including the wireless spectrum rights associated with the Cleveland and Boston stations and a 50% interest in the wireless spectrum rights associated with the Houston station), and indebtedness for borrowed money owing by Shop At Home.

     As provided in Section 7.4 of the Operating Agreement, The E.W. Scripps Company ("EWSC") may loan the Operating Company up to $35,000,000 as EWSC in its sole discretion determines is necessary for the working capital needs of the Company.

     We also understand that, in connection with the transactions involving the Operating Company, EWSC has agreed to purchase preferred stock of Shop At Home and to make a loan to Shop At Home. The agreements between EWSC and Shop At Home include:

     1. Preferred Share Purchase Agreement dated as of August 14, 2002 ("Preferred Share Purchase Agreement"), pursuant to which EWSC has agreed to acquire $3,000,000 of Series D Preferred Stock of Shop At Home; and

     2. Loan Agreement ("Loan Agreement") pursuant to which EWSC has agreed to make a secured loan to Shop At Home in the amount of $47,500,000, which Loan Agreement is to be executed in the form attached to the Share Purchase Agreement as Exhibit 8.4(h) thereto.

     We understand that Shop At Home will repay in full its 11% Senior Secured Notes dated March 23, 1998 and its indebtedness under a Loan and Security Agreement dated as of August 1, 2001 between Shop At Home and Foothill Capital Corporation from the proceeds of the $49,500,000 share purchase and the $47,500,000 loan described above.

     The transactions contemplated by the above described agreements are collectively referred to as the "Transaction."

     We understand that Shop At Home will recognize taxable gain in connection with the closing of the Transaction; senior management of Shop At Home has informed us that Shop At Home's available net operating loss carry-forwards substantially exceed the taxable gain to be realized by Shop At Home from the Transaction and that no federal income tax will be payable as a result of the Transaction.

     You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to Shop At Home.

     In the course of performing our reviews and analyses for rendering this opinion, we have:

1. Reviewed the Contribution Agreements, the Share Purchase Agreement, the Shareholders Agreement, the Operating Agreement, the Affiliation Agreement, the Preferred Share Purchase Agreement and the Loan Agreement;

2. Reviewed the following filings of Shop At Home filed with the Securities and Exchange Commission: Form 10-K/A for the year ended June 30, 2001; Forms 10-Q for the periods ended September 30, 2001 and March 31, 2002; Form 10-Q/A for the period ended December 31, 2001; and Forms 8-K dated July 3, 2001, October 25, 2001, February 14, 2002, and April, 22, 2002;

3. Reviewed a draft (delivered to us electronically by Shop At Home on August 9,
2002) of Shop At Home's Form 10-K for June 30, 2002;

4. Reviewed certain operating and financial information, including projections of financial results of Shop At Home on a stand-alone basis (the "Shop At Home Stand Alone Projections") as well as on a pro-forma basis (the "Shop At Home Pro Forma Projections") to give effect to the Transaction, prepared and reviewed for us by the senior management of Shop At Home as to Shop At Home's business and future prospects;

5. Reviewed certain operating and financial information, including projections of financial results of the Operating Company (the "Operating Company Projections"), prepared by the senior management of Shop At Home in consultation with Scripps Network and reviewed for us by the senior management of Shop At Home, as to the Operating Company's business and future prospects;

6. Discussed with certain members of Shop At Home and Scripps Network senior management, these operations, historical financial statements and future prospects, as well as their views of the business, operational, strategic and financial benefits and other implications of the Transaction;

7. Reviewed the historical stock prices, trading volumes and valuation parameters of the Shop At Home's common stock;

8. Reviewed certain publicly available financial data, stock market performance data and valuation parameters of companies that we deemed generally comparable to Shop At Home and the Operating Company or otherwise relevant to our inquiry; and

9. Considered such other information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including the Shop At Home Stand Alone Projections, the Shop At Home Pro Forma Projections and the Operating Company Projections, provided to us by Shop At Home or otherwise publicly available. With respect to the Shop At Home Projections, the Shop At Home Pro Forma Projections and the Operating Company Projections, including any projected or anticipated benefits, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Shop At Home as to the expected future performance of Shop At Home and the senior management of Shop At Home and Scripps Network as to the expected future performance of Operating Company. We have not assumed any responsibility for the independent verification of any such information or projections provided to us and we have relied further upon the assurances of the senior management of Shop At Home with respect to the Shop At Home Stand Alone Projections and Shop At Home Pro Forma Projections and the senior management of Shop At Home and Scripps Network regarding Operating Company Projections that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading in any material respect.

         In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Shop at Home.

         We have further assumed that the Transaction will be consummated in accordance with the terms of the transaction documents furnished to us including that, in all respects material to our analysis, the representations and warranties made by the parties thereto are true and accurate in all material respects. We have further assumed that the operational and performance targets set forth in the Shop At Home Pro Forma Projections and the Operating Company Projections will be met within the time frames estimated thereby.

     Our opinion is necessarily based on the economic, market and other conditions, and the information made available to us, as of the date hereof. We do not express any opinion as to the price or range of prices at which shares of Shop At Home's common stock may trade prior to or subsequent to the consummation of the Transaction. This opinion does not address Shop At Home's underlying decision to enter into the Transaction, and is not a recommendation to Shop At Home's directors or shareholders as to whether to approve or vote for the Transaction or any component thereof, and by rendering this opinion we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.

     We have acted as financial advisor to Shop At Home in connection with the Transaction and will receive a fee for such advisory services, including the rendering of this opinion, payment of a significant portion of which is contingent on the consummation of the Transaction. We are currently rendering other investment banking services to Shop At Home for which we may receive a customary fee. We have previously rendered certain investment banking and financial advisory services to Shop At Home, for which we received customary compensation. In the ordinary course of business, Friedman, Billings, Ramsey Group, Inc. may actively trade the securities of Shop At Home or EWSC for its own account and for the accounts of customers and accordingly, may, at any time, hold a long or short position in such securities.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of Shop At Home in its evaluation of the Transaction and is not to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed by Shop At Home to its stockholders in connection with the Transaction.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to Shop at Home.


                                         Very truly yours,

                                         Friedman, Billings, Ramsey Group, Inc.

                                         By:


                                         __/s/ Joseph R. Nardini_______
                                         Joseph R. Nardini
                                         Managing Director

                               SHOP AT HOME, INC.

         Proxy Solicited by the Board of Directors of Shop At Home, Inc. for the Special Meeting of Shareholders to be held on October 16, 2002.

         The undersigned hereby appoints A. E. Jolley and Joseph I. Overholt, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Special Meeting of Shareholders of Shop At Home, Inc. to be held at the offices of Shop At Home, Inc., located at 5388 Hickory Hollow Parkway, Antioch, Tennessee, 37013, on October 16, 2002, at 10:00 a.m., Central Standard Time, and any adjournments thereof.

         (1) To approval of the sale to a subsidiary of The E.W. Scripps Company of a 70% interest in the operating assets and liabilities and business operation of the Company's television and Internet home shopping network;

            [  ]FOR         [  ] AGAINST       [  ] WITHHOLD AUTHORITY (ABSTAIN)


         (2) To approve an amendment to the charter of the Company changing the name of the Company to "Premier Media, Inc."

           [  ]FOR         [  ] AGAINST       [  ] WITHHOLD AUTHORITY (ABSTAIN)


         (3) In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment thereof.

          [  ]FOR         [  ] AGAINST       [  ] WITHHOLD AUTHORITY (ABSTAIN)

             (Please date and sign this proxy on the reverse side.)

         Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the sale of a 70% interest in the Network, and FOR the change in name of the corporation.


  Date                             , 2002.   LEASE SIGN HERE AND RETURN PROMPTLY
       ----------------------------

     Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.


   IF you have changed your address, please PRINT your new address on this line.